        As Filed With the Securities and Exchange Commission on July __, 1996;
                                                    Registration No. 333-4304

- -------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-4
                                 REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                NEWNAN HOLDINGS, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

             GEORGIA                    6025                  58-2232785
          ---------------         -----------------        ------------------
          (State or Other         (Primary Standard        (I.R.S. Employer
          jurisdiction of         Industrial Classi-       Identification No.)
           incorporation)         fication Code No.)

                                  19 JEFFERSON STREET
                                  Newnan, Georgia 30263
             -------------------------------------------------------------
             (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                    BETH LANIER, ESQ. OR WALTER G. MOELING, IV, ESQ.
                           Powell, Goldstein, Frazer & Murphy
                                      Sixteenth Floor
                               191 Peachtree Street, N.E.
                                Atlanta, Georgia  30303
                                    (404) 572-6600
                 -------------------------------------------------
                 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

- -------------------------------------------------------------------------------

                          CALCULATION OF REGISTRATION FEE

                                             Proposed           Proposed
Title of Each Class                           Maximum            Maximum          Amount of
 of Securities            Amount to be     Offering Price       Aggregate       Registration
to be Registered           Registered        Per Unit        Offering Price         Fee
- --------------------      ------------     ---------------   --------------     -------------
Common Stock,
$1 par value           1,604,407 shares       $   *               $   *            $7,685


- -------------------------------------------------------------------------------

*In accordance with rule 457(f)(2), the registration fee is based upon the book value at March 31, 1996 of the 1,458,307 shares of common stock of Newnan Savings Bank ($20,270,467) to be received by Registrant in connection with the Reorganization and the 145,000 ($2,015,500) additional shares to be issued by the Registrant in connection with the Acquisition.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index appears at page ______.   Page 1 of _________ pages.

                             NEWNAN HOLDINGS, INC.
                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K



 Item
 Number                Caption in Form S-4                                Caption in Prospectus
 ------                -------------------                                ---------------------
   1      Forepart of Registration Statement and Outside        Facing Page of Registration Statement; Cross
          Front Cover Page of Prospectus                        Reference Sheet; Joint Proxy Statement/
                                                                Prospectus Cover Page; Introduction

   2      Inside Front and Outside Back Cover Pages of          Table of Contents
          Prospectus

   3      Risk Factors, Ratio of Earnings to Fixed              Joint Proxy Statement/Prospectus Cover Page;
          Charges and Other Information                         Summary

   4      Terms of the Transaction                              The Reorganization; The Acquisition;
                                                                Comparative Rights of Shareholders; Tax
                                                                Consequences

   5      Pro Forma Financial Information                       Financial Information -- Pro Forma Financial
                                                                Information

   6      Material Contacts with the Company Being              The Reorganization -- Reasons for the
          Acquired                                              Reorganization/Board Recommendation; The
                                                                Acquisition -- Newnan Savings' Reasons for the
                                                                Acquisition; The Acquisition -- Southside's
                                                                Reasons for the Acquisition/Board
                                                                Recommendation

   7      Additional Information Required for Reoffering        Not Applicable
          by Persons and Parties Deemed to be
          Underwriters

   8      Interests of Names Experts and Counsel                Not Applicable

   9      Disclosure of Commission Position on                  Comparative Rights of Shareholders --
          Indemnification for Securities Act Liabilities        Indemnification

  10      Information with Respect to S-3 Registrants           Not Applicable

  11      Incorporation of Certain Information by               Not Applicable
          Reference

  12      Information with Respect to S-2 or S-3 Registrants    Not Applicable

  13      Incorporation of Certain Information by Reference     Not Applicable



 Item
 Number                Caption in Form S-4                                Caption in Prospectus
 ------                -------------------                                ---------------------
   14     Information with Respect to Registrants Other         The Reorganization; The Acquisition; Financial
          than S-2 or S-3 Registrants                           Information; Summary -- Market for Capital
                                                                Stock; Business of the Holding Company;
                                                                Ownership of Stock -- Holding Company

   15     Information with respect to S-3 Companies             Not Applicable

   16     Information with respect to S-2 or S-3                Not Applicable
          Companies

   17     Information with Respect to Companies Other           NEWNAN SAVINGS:  Business -- Newnan Savings;
          than S-2 or S-3 Companies                             Supervision and Regulation; Summary --
                                                                Market for Capital Stock; Ownership of Stock;
                                                                Comparative Rights of Shareholders --
                                                                Common stock -- Dividends; Financial
                                                                Information -- Financial Statements -- Newnan
                                                                Savings

                                                                SOUTHSIDE:  Business -- Southside; Supervision
                                                                and Regulation; Summary -- Market for Capital
                                                                Stock; Comparative Rights of Shareholders --
                                                                Common Stock -- Dividends; Financial
                                                                Information -- Financial Statements --
                                                                Southside

   18     Information if Proxies, Consents or                   Summary -- Joint Proxy Statement/Prospectus;
          Authorizations are to be Solicited                    Cover Page of Joint Proxy Statement/
                                                                Prospectus; Summary -- Special Meeting of
                                                                Newnan Shareholders; Special Meeting of
                                                                Southside Shareholders; Statutory and Regulatory
                                                                Provisions for Dissenting Shareholders;
                                                                Interest of Management in the Transactions;
                                                                Summary -- Record Date and Voting Rights;
                                                                Ownership of Stock; Summary -- Summary of
                                                                Newnan Savings Reorganization -- Regulatory and
                                                                Shareholder Approvals; Summary -- Summary of the
                                                                Acquisition of Southside by the Holding Company;
                                                                Regulatory and Shareholder Approvals; Executive
                                                                Compensation; Certain Other Transactions

   19     Information if Proxies, Consents or                   Not Applicable
          Authorizations are Not to be Solicited
          in an Exchange Offer

                             JOINT PROXY STATEMENT
                     FOR SPECIAL MEETINGS OF SHAREHOLDERS

                     Both To Be Held On [__________], 1996

       NEWNAN SAVINGS BANK, FSB           SOUTHSIDE FINANCIAL GROUP, INC.
         19 Jefferson Street                675 North Jeff Davis Drive
        Newnan, Georgia 30263               Fayetteville, Georgia 30214


                                   PROSPECTUS
                                       OF
                              NEWNAN HOLDINGS, INC.
                               19 Jefferson Street
                              Newnan, Georgia 30263
                                 (770) 253-5017
                                      for
                       1,604,407 SHARES OF COMMON STOCK


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THESE SECURITIES ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                   ----------------------------------------

      No person is authorized to give any information nor to make any representations other than the information and representations contained in this Joint Proxy Statement/Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the Common Stock made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of either Newnan Holdings, Inc., Newnan Savings Bank, FSB, or Southside Financial Group, Inc. since the date as of which information is furnished herein.

      Newnan Holdings, Inc. has undertaken to update this Joint Proxy Statement/Prospectus to reflect any facts or events arising after the date hereof, which individually or in the aggregate represent a fundamental change in the information set forth herein, and to include any material information with respect to the plan of distribution not previously disclosed in this Joint Proxy Statement/Prospectus or any material changes to such information.

      A Special Meeting of Shareholders will be held by Newnan Savings Bank, FSB for the purpose of considering and voting upon a plan of reorganization providing for the reorganization of Newnan Savings Bank, FSB into a holding company structure. Each shareholder of Newnan Savings Bank, FSB will receive one share of stock in Newnan Holdings, Inc. for each share of stock in Newnan Savings Bank, FSB which he or she currently holds.



      A Special Meeting of Shareholders will be held by Southside Financial Group, Inc. to consider and vote upon the acquisition of Southside Financial Group, Inc. by Newnan Holdings, Inc. The shareholders of Southside Financial Group, Inc. will receive merger consideration in the amount of $41.00 per share of stock, less a pro rata portion of a special reserve established with respect to certain loans on the books of Citizens Bank & Trust of Fayette County. Any shareholder of Southside Financial Group, Inc. who owns or controls 5,000 or more shares may, at his or her election, receive 50% of his or her merger consideration in the form of stock in Newnan Holdings, Inc., provided that the number of shares of stock in Newnan Holdings, Inc. exchanged accordingly will not exceed 145,000 shares. Each share of stock in Southside Financial Group, Inc. will be converted into the number of shares of stock in Newnan Holdings, Inc. equal to $41.00 per share (less a pro rata portion of a special reserve described above), divided by the average market value of Newnan Holdings, Inc. as calculated for each of the 20 trading days ending on the fifth day immediately preceding consummation of the proposed transaction, but in no event will the market value be less than $15.50 per share or greater than $20.00 per share. As of May 31, 1996, the market value of Newnan Savings Bank, FSB stock was $18.50 per share.


      SHAREHOLDERS OF NEWNAN SAVINGS BANK, FSB WILL VOTE ONLY ON THE REORGANIZATION, AND SHAREHOLDERS OF SOUTHSIDE FINANCIAL GROUP, INC. WILL VOTE ONLY ON THE ACQUISITION.


      The date of this Joint Proxy Statement/Prospectus is July 12, 1996, and it was first mailed to the shareholders of Newnan Savings Bank, FSB and Southside Financial Group, Inc. on or about [___________], 1996.

                             JOINT PROXY STATEMENT
                     FOR SPECIAL MEETINGS OF SHAREHOLDERS
                                      of
                           NEWNAN SAVINGS BANK, FSB
                                      and
                       SOUTHSIDE FINANCIAL GROUP, INC.

                                   PROSPECTUS
                                      of
                             NEWNAN HOLDINGS, INC.


                               TABLE OF CONTENTS
                               -----------------

                                                                       PAGE NO.
                                                                       --------
SUMMARY....................................................................  1
      Joint Proxy Statement/Prospectus.....................................  1
      Businesses...........................................................  2
      Special Meeting of Newnan Savings Shareholders.......................  2
      Special Meeting of Southside Shareholders............................  3
      Record Date and Voting Rights........................................  3
      Summary of the Newnan Savings Reorganization.........................  4
            Terms..........................................................  4
            Management.....................................................  4
            Reasons for the Newnan Savings Reorganization;
             Board Recommendation..........................................  4
            Regulatory and Shareholder Approvals...........................  5
            Dissenters' Provisions.........................................  5
            Dividends......................................................  5
      Summary of the Southside Acquisition by the Holding Company..........  5
            Terms..........................................................  5
            Management.....................................................  6
            Reasons for the Southside Acquisition; Board Recommendation....  6
            Regulatory and Shareholder Approvals...........................  7
            Dissenters' Provisions.........................................  7
            Dividends......................................................  7
      Tax Consequences.....................................................  7
            Reorganization.................................................  7
            Acquisition....................................................  8
      Regulatory Approvals.................................................  8
      Interests of Management in the Transactions..........................  8
      Comparative Rights of Shareholders...................................  9
            Preemptive Rights..............................................  9
            Company Preferred Stock........................................  9
            Antitakeover Provisions........................................  9

      Market for Capital Stock............................................. 10
            Newnan Savings................................................. 10
            Southside...................................................... 11
            Comparative Information........................................ 11


THE NEWNAN SAVINGS REORGANIZATION.......................................... 13
      Parties to the Newnan Savings Reorganization......................... 13
      Terms of the Newnan Savings Reorganization........................... 14
            Effective Date................................................. 14
            Consideration to Shareholders.................................. 14
            Effect of the Newnan Savings Reorganization.................... 14
      Reasons for the Newnan Savings Reorganization; Board Recommendation.. 14
      Surrender of Stock Certificates...................................... 15
      Regulatory Approvals and Conditions; Amendment and Termination....... 16
      Accounting Treatment................................................. 16
      Tax Consequences..................................................... 17


THE SOUTHSIDE ACQUISITION.................................................. 18
      Parties to the Southside Acquisition................................. 18
      Terms of the Southside Acquisition................................... 19
            General........................................................ 19
            Effective Date................................................. 19
            Consideration to Southside Shareholders........................ 19
      Background of the Southside Acquisition.............................. 21
      Reasons for the Southside Acquisition................................ 20
            Newnan Savings and the Holding Company......................... 20
            Southside...................................................... 20
      Surrender of Stock Certificates...................................... 22
      Representations and Warranties....................................... 22
      Covenants............................................................ 23
            General........................................................ 23
      Conditions........................................................... 23
      Termination, Amendment and Waiver.................................... 24
      Accounting Treatment................................................. 24
      Tax Consequences..................................................... 25


COMPARATIVE RIGHTS OF SHAREHOLDERS......................................... 27
      Common Stock......................................................... 27
            Authorization and Issuance of Shares........................... 27
            Dividends...................................................... 28
            Voting Rights.................................................. 28
            Preemptive Rights.............................................. 28
            Liquidation Rights............................................. 29
            Other.......................................................... 29
      Preferred Stock...................................................... 29

      Antitakeover Provisions.............................................. 29
            Classification of the Board of Directors....................... 29
            Change in Number of Directors.................................. 30
            Removal of Directors........................................... 30
            Advantages and Disadvantages of Articles 7, 8 and 9............ 30
            Supermajority Voting on Certain Transactions................... 31
            Evaluation of Acquisition Proposal............................. 32
            Amendment of Antitakeover Provisions........................... 33
      Limitation of Liability.............................................. 33
      Indemnification...................................................... 34


STATUTORY AND REGULATORY PROVISIONS FOR DISSENTING SHAREHOLDERS............ 35
      Newnan Savings Reorganization........................................ 35
      Southside Acquisition................................................ 36


MANAGEMENT................................................................. 38
      Directors............................................................ 38
      Officers............................................................. 39


EXECUTIVE COMPENSATION..................................................... 39
      Summary of Cash and Certain Other Compensation....................... 39
      Stock Options........................................................ 40


CERTAIN OTHER TRANSACTIONS................................................. 40


INTERESTS OF MANAGEMENT IN THE TRANSACTIONS................................ 41


OWNERSHIP OF STOCK......................................................... 42
      Principal Holders of Newnan Savings Stock............................ 42
      Newnan Savings Stock Owned by Management............................. 43
      Principal Holders of Southside Stock................................. 44
      Southside Stock Owned by Management.................................. 45


BUSINESS................................................................... 47
      Company.............................................................. 47
      Newnan Savings....................................................... 47
            General........................................................ 47
            Properties..................................................... 48
            Lending Activities............................................. 48
            Investment Activities.......................................... 51
            Savings Activities and Other Sources of Funds.................. 51
            Asset/Liability Management..................................... 51
            Subsidiaries................................................... 51
            Recent Developments............................................ 51
            Competition.................................................... 52
            Legal Proceedings.............................................. 52

      Southside............................................................ 52
            General........................................................ 52
            Properties..................................................... 53
            Lending Activities............................................. 53
            Investment Activities.......................................... 54
            Asset/Liability Management..................................... 54
            Competition.................................................... 54
            Legal Proceedings.............................................. 54


SUPERVISION AND REGULATION................................................. 55
      Savings and Loan Holding Company Regulation.......................... 55
      Bank Holding Company Regulation...................................... 56
      Regulation........................................................... 58
      Regulation for State Banks........................................... 58
      Capital Requirements................................................. 59
            Capital Requirements for Federal Savings Banks and Their Holding
                  Companies................................................ 59
            Capital Requirements for Banks................................. 59
            Prompt Corrective Action....................................... 60
      FDIC Insurance Assessments........................................... 61
      CRA.................................................................. 63
      Fair Lending......................................................... 63
      Future Requirements.................................................. 64
      Monetary Policy...................................................... 64
      Other Regulations Applicable for Federal Savings Banks............... 64
            Qualified Thrift Lender Test................................... 64
            Equity Investments............................................. 65
            Interest Rate Risk............................................. 65
            Capital Treatment of Intangible Assets......................... 65
            Acquisition of Control......................................... 66
            Mergers and Charter Conversions................................ 66


MISCELLANEOUS.............................................................. 66
      Available Information................................................ 66
      Legal Matters........................................................ 67
      Experts.............................................................. 67
      Other Matters........................................................ 67
      Expenses............................................................. 67

                                   SUMMARY

      The following is a summary of certain important aspects of Newnan Savings Bank, FSB's reorganization into a holding company structure, the acquisition by the new holding company, Newnan Holdings, Inc., of Southside Financial Group, Inc. and related information. The summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus, including the financial information and the appendices. Shareholders are urged to review the entire Joint Proxy Statement/Prospectus carefully.

                      JOINT PROXY STATEMENT/PROSPECTUS

      This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the separate Boards of Directors of Newnan Savings Bank, FSB ("Newnan Savings") and Southside Financial Group, Inc. ("Southside") for use at the Special Meetings of Newnan Savings and Southside, both to be held on August ___, 1996, at the times and places set forth below and in the accompanying Notices of Special Meeting, and at any adjournments thereof.

      The purpose of Newnan Savings' Special Meeting is to consider and vote upon a Plan of Reorganization (the "Plan of Reorganization") providing for the reorganization (the "Newnan Savings Reorganization") of Newnan Savings into a holding company structure by merging Interim Newnan Savings FSB ("Interim"), a wholly-owned subsidiary of the new holding company, Newnan Holdings, Inc. (the "Holding Company") into Newnan Savings (both Interim and the Holding Company have been organized at the direction of Newnan Savings).

      The purpose of Southside's Special Meeting is to consider and vote upon an Agreement and Plan of Merger (the "Acquisition Agreement") providing for the acquisition (the "Southside Acquisition") by the Holding Company of Southside by merging Interim Citizens Corporation ("Acquisition Corp."), a wholly-owned subsidiary of the Holding Company, into Southside (Acquisition Corp. has been organized at the direction of the Holding Company). Southside's banking subsidiary, Citizens Bank and Trust of Fayette County ("Citizens Bank") will continue in existence as a subsidiary of the Holding Company. The Holding Company will change its corporate title to "Southside Financial Group, Inc." after the Acquisition.


      This document also serves as a Prospectus of the Holding Company relating to 1,459,407 shares of the Holding Company's common stock (the "Holding Company Stock"), $1.00 par value, to be issued by the Holding Company in connection with the Newnan Savings Reorganization and a maximum of 145,000 shares of the Holding Company Stock to be issued to shareholders of Southside in connection with the Southside Acquisition.


      Pursuant to the Rules and Regulations of the Office of Thrift Supervision (the "OTS") and to Georgia law, Newnan Savings shareholders will vote only on the Newnan Savings Reorganization and Southside shareholders will vote only upon the Southside Acquisition. Nevertheless, since consummation of the Newnan Savings Reorganization is conditioned upon the Southside Acquisition by the Holding Company of Southside, and since the Southside Acquisition by the Holding Company of Southside is conditioned upon the consummation of the Newnan Savings Reorganization, subject in both cases to receipt of required approvals and satisfaction of conditions specified in the Plan of Newnan Savings Reorganization and the Acquisition Agreement, Newnan Savings and Southside are providing information concerning the Newnan Savings Reorganization and the Southside Acquisition by the Holding Company of Southside in this Joint Proxy Statement/Prospectus so that shareholders of both entities will have a full description of each of the proposed transactions.

                                  BUSINESSES

      Newnan Savings is a federal savings bank chartered under the laws of the United States of America. Newnan Savings operates a full-service banking business in Coweta, Fayette and Troup Counties, and Citizens Bank operates a full-service commercial banking business in Fayette County. Citizens Bank is a commercial bank chartered under the laws of the State of Georgia. The Holding Company has been organized at the direction of Newnan Savings for the purpose of acquiring all of the outstanding common stock of Newnan Savings in the Newnan Savings Reorganization and, simultaneously, for the purpose of acquiring all of the outstanding common stock of Southside in the Southside Acquisition.


               SPECIAL MEETING OF NEWNAN SAVINGS SHAREHOLDERS

      The Special Meeting of Shareholders of Newnan Savings will be held at _______ __.m. on August __, 1996 at Newnan Savings' main office located at 19 Jefferson Street, Newnan, Georgia 30263 for the purpose of considering and voting on approval of the Plan of Reorganization and transacting such other business as may properly come before the meeting. The Newnan Savings Reorganization must be approved by the affirmative vote of the holders of one-half of the outstanding shares of Newnan Savings Stock. Abstentions and broker non-votes will not be counted for or against any matter properly brought before the special meeting.


      The accompanying form of proxy is for use at Newnan Savings' special meeting and any adjournment thereof. A shareholder may use this proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if the shareholder does attend the meeting. Shareholders who sign proxies have the right to revoke them at any time before they are voted either by written notice of revocation which is received at Newnan Savings main office before the meeting or by the Corporate Secretary at the meeting or by attending the meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted as directed, and where no direction is given, the shares represented by such proxies will be voted FOR the Newnan Savings Reorganization. Newnan Savings' Board of Directors is aware of no other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgment.


      Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of Newnan Savings who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. Newnan Savings will bear the cost associated with solicitation of proxies and other expenses associated with its meeting.

                  SPECIAL MEETING OF SOUTHSIDE SHAREHOLDERS

      The Special Meeting of Shareholders of Southside will be held at _______ __.m. on August __, 1996 at Southside's main office located at 675 North Jeff Davis Drive, Fayetteville, Georgia 30214 for the purpose of considering and voting on approval of the Southside Acquisition and transacting such other business as may properly come before the meeting. The Southside Acquisition must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Southside Stock.


      The accompanying form of proxy is for use at Southside's special meeting and any adjournment thereof. A shareholder may use this proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if the shareholder does attend the meeting. Shareholders who sign proxies have the right to revoke them at any time before they are voted either by written notice of revocation which is received at Southside's main office before the meeting or by the Corporate Secretary at the meeting or by attending the meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted as directed, and where no direction is given, the shares represented by such proxies will be voted FOR the Southside Acquisition. Southside's Board of Directors is aware of no other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgment.


      Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of Southside who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. Southside will bear the cost associated with solicitation of proxies and other expenses associated with the meeting.



                        RECORD DATE AND VOTING RIGHTS

      The shareholders of record of Newnan Savings and Southside at the close of business on July 12, 1996 (the "Record Date") are entitled to notice of and to vote at the meetings or any adjournments thereof. As of the close of business on the Record Date, (a) Newnan Savings had 8,000,000 shares of common stock ("Newnan Savings Stock"), $1.00 par value, authorized, of which 1,459,407 shares were issued and outstanding and held of record by 600 shareholders, and (b) Southside had 5,000,000 shares of common stock ("Southside Stock"), $10.00 par value, authorized, of which 382,232 shares were issued and outstanding and held of record by 683 shareholders. Each issued and outstanding share of Newnan Savings Stock and Southside Stock is entitled to one vote on the matters to be presented at the meetings.

                 SUMMARY OF THE NEWNAN SAVINGS REORGANIZATION

      Consummation of the Newnan Savings Reorganization is conditioned upon consummation of the Southside Acquisition and consummation of the Southside Acquisition is conditioned upon consummation of the Newnan Savings Reorganization. The parties to the Plan of Reorganization may waive the condition that the Southside Acquisition be consummated. However, the parties to the Acquisition Agreement may not waive the condition that the Newnan Savings Reorganization be consummated. The following is a summary of certain important aspects of the Newnan Savings Reorganization.


TERMS

      The terms of the Newnan Savings Reorganization provide that each outstanding share of Newnan Savings Stock will be converted into the right to receive one share of Holding Company Stock. This one-for-one exchange ratio was determined to ensure that, after the Newnan Savings Reorganization, every Newnan Savings shareholder would have an equivalent ownership position in the Holding Company. See "The Newnan Savings Reorganization."


MANAGEMENT

      The existing directors of the Holding Company are three of the Newnan Savings directors (J. Littleton Glover, Jr., Tom Moat and Ellis A. Mansour) who also serve as the executive officers of the Holding Company, and no changes will be effected in the directorate and executive officers of Newnan Savings solely as a result of the Newnan Savings Reorganization. Mr. Moat will serve both as a director and as chief executive officer of both the Holding Company and Newnan Savings. See "Management."


REASONS FOR THE NEWNAN SAVINGS REORGANIZATION; BOARD RECOMMENDATION

      The Board of Directors of Newnan Savings believes that the Newnan Savings Reorganization is in the best interests of Newnan Savings because a holding company is a more modern corporate structure for a financial institution. A holding company will have greater corporate flexibility, such as the right to issue stock, borrow money, and redeem stock under certain circumstances, than Newnan Savings has at the present time. In addition, a holding company subject to required approvals can acquire interests and operate banks throughout Georgia and elsewhere in the Southeast if deemed appropriate. A holding company may also, subject to existing laws, engage in activities closely related to banking and form non-bank subsidiaries (subject to Federal Reserve approval, since the holding company will also be a bank holding company after the Southside Acquisition). Management believes that these powers will better enable Newnan Savings and the Holding Company to compete with other financial institutions and will place the Holding Company in a better position for future growth. The Board of Directors of Newnan Savings has unanimously approved the Newnan Savings Reorganization and unanimously recommends that Newnan Savings shareholders vote FOR the Newnan Savings Reorganization.

REGULATORY AND SHAREHOLDER APPROVALS

      Consummation of the Newnan Savings Reorganization is subject to approval by the Office of Thrift Supervision (the "OTS") and the Georgia Department of Banking and Finance. As of the date hereof, applications for such approvals have been filed and are pending. Newnan Savings and the Holding Company do not anticipate any difficulty in securing the necessary regulatory approvals. The Newnan Savings Reorganization must also be approved by the affirmative vote of the holders of one-half of the outstanding shares of Newnan Savings Stock. The directors and executive officers of Newnan Savings beneficially own 30.57% of the outstanding Newnan Savings Stock, and they intend to vote FOR the Newnan Savings Reorganization.


DISSENTERS' PROVISIONS

      A shareholder of Newnan Savings who opposes the Newnan Savings Reorganization may exercise certain rights under 12 C.F.R. Section 552.14 if he or she files a written objection to the Newnan Savings Reorganization with Newnan Savings either before Newnan Savings' Special Meeting, or at the meeting but before the vote on the Newnan Savings Reorganization is taken. Failure to comply with this and all of the other statutory requirements (the "Dissenters' Provisions") will constitute a waiver of the right to dissent. See "Statutory and Regulatory Provisions For Dissenting Shareholders" and "Appendix C," which contains the text of 12 C.F.R. Section 552.14.


DIVIDENDS

      Newnan Savings paid a cash dividend of $0.34 per share in fiscal 1996 and $0.23 per share in fiscal 1995 to its shareholders; Newnan Savings paid no dividend for the fiscal years 1994, 1993 or 1992. Upon consummation of the Newnan Savings Reorganization, the future dividend policies of the Holding Company will depend upon its earnings, financial condition, applicable legal restrictions and other factors relevant at the time the Board of Directors considers dividends. The Holding Company presently contemplates payment of quarterly dividends at a rate comparable to that paid in fiscal year 1996. See "Comparative Rights of Shareholders - Common Stock - Dividends."


         SUMMARY OF THE SOUTHSIDE ACQUISITION BY THE HOLDING COMPANY

      Consummation of the Newnan Savings Reorganization is conditioned upon consummation of the Southside Acquisition by the Holding Company, and consummation of the Southside Acquisition is conditioned upon consummation of the Newnan Savings Reorganization. The parties to the Plan of Reorganization may waive the condition that the Southside Acquisition be consummated. However, the parties to the Acquisition Agreement may not waive the condition that the Newnan Savings Reorganization be consummated. The following is a summary of certain important aspects of the Southside Acquisition.

TERMS

      The Holding Company will acquire 100% of the Southside Stock. The purchase price will be $41.00 per share, less a pro rata portion of a special reserve (the "Special Reserve") established with respect to certain loans on the books of Citizens Bank (the "Net Cash Price"). The Acquisition

Agreement also provides that any shareholder who owns or controls 5,000 or more shares of Southside Stock may, at his or her election, receive 50% of his or her merger consideration in the form of Holding Company Stock, provided that the number of shares of Holding Company Stock exchanged accordingly will not exceed 145,000 shares. Each share of Southside Stock exchanged in accordance herewith will be converted into the number of shares of Holding Company Stock equal to the Net Cash Price divided by the market value of Holding Company Stock (the market value is defined in the Acquisition Agreement as the per share value of Newnan Savings Stock as determined by calculating the average of the closing prices or the average of the closing bid and ask prices if there are no trades as reported in the Nasdaq NMS on each of the 20 trading days ending on the fifth day immediately preceding consummation of the transaction, but in no event will the market value be less than $15.50 per share or greater than $20.00 per share). The parties to the Acquisition Agreement have not received and do not plan to receive an opinion on the fairness of the consideration by a financial advisor.


      The parties to the Acquisition Agreement have agreed that the Special Reserve be established with respect to certain loans to two borrowers of Citizens Bank (the two borrowers in question are not affiliates of Citizens Bank and Southside). While Citizens Bank and Southside believe that the existing reserves are adequate, in order to resolve any concerns in this regard, the parties have agreed that at the closing date, a portion of the cash purchase price payable to Southside shareholders shall be set aside in the Special Reserve. The Special Reserve shall be in a maximum amount equal to $558,000, less any specific reserves with respect to the loans in question and the amount by which the general loan loss reserve at Citizens Bank exceeds that amount which would be deemed "adequate" pursuant to Citizens Bank's existing valuation methodology for determining the adequacy of the loan loss reserves. Based on the maximum amount of the Special Reserve, shareholders would receive merger consideration of $39.54 per share.
However, the amount of the Special Reserve at June 30, 1996 was $162,000 or $0.42 per share, and, therefore, as of June 30, 1996, Southside shareholders would receive merger consideration of $40.58 per share. The payment of the funds in the Special Reserve to Southside shareholders depends upon repayment of the loans and these funds may be distributed to the Southside shareholders only after repayment and collection on the loans equal their net book value.


MANAGEMENT

      Upon consummation of the Southside Acquisition, the existing directors and executive officers of Citizens Bank will be the same as those of Citizens Bank currently, except for the addition of Tom Moat to the board of directors. No other changes will be effected solely as a result of the Southside Acquisition. Southside will be dissolved and Citizens Bank will be a wholly-owned subsidiary of the Holding Company.


REASONS FOR THE SOUTHSIDE ACQUISITION; BOARD RECOMMENDATION

      The Boards of Directors of Newnan Savings and Southside believe that the ownership of the two banks under the Holding Company as a result of the Southside Acquisition should reduce duplicative overhead, increase profitability, strengthen management and enhance the competitive position of the Holding Company, Newnan Savings and Citizens Bank. The Holding Company can offer Citizens Bank financial strength and, while maintaining its local ties, enhance its ability to compete on an equal footing with the larger financial institutions in and near its market area.

      The Board of Directors of Southside has unanimously approved the Southside Acquisition and unanimously recommends that Southside shareholders vote FOR the Southside Acquisition.

REGULATORY AND SHAREHOLDER APPROVALS

      Consummation of the Southside Acquisition is subject to approval by the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance. As of the date hereof, applications for such approvals have been filed and are pending. The parties do not anticipate any difficulty in securing the necessary regulatory approvals. The Southside Acquisition must also be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Southside Stock. The directors and executive officers of Southside and their affiliates own 41.77% of the outstanding Southside Stock, and they intend to vote FOR the Southside Acquisition.

DISSENTERS' PROVISIONS

      A shareholder of Southside who opposes the Southside Acquisition may exercise certain statutory rights under the Dissenters' Provisions of the Georgia Code if he or she files a written objection to the Southside Acquisition with Southside before Southside's Meeting, or at the meeting, but before the vote on the Southside Acquisition is taken. Failure to comply with this and all of the other statutory requirements of the Dissenters' Provisions will constitute a waiver of the right to dissent. See "Statutory and Regulatory Provisions for Dissenting Shareholders" and "Appendix D."


DIVIDENDS

      In 1995, Southside paid a cash dividend of $.31 per share to its shareholders. Upon consummation of the Southside Acquisition, the future dividend policies of the Holding Company will depend upon its earnings, financial condition, applicable legal restrictions and other factors relevant at the time the Board of Directors considers dividends. The Holding Company contemplates payment of quarterly dividends at a rate comparable to that paid in 1996 by Newnan Savings Bank. See "Comparative Rights of Shareholders - Common Stock - Dividends."


                              TAX CONSEQUENCES

REORGANIZATION

      As special counsel to the Holding Company, Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, has delivered a written opinion to the respective boards of directors of the Holding Company and Newnan Savings which states that the Newnan Savings Reorganization will be treated either as a tax-free reorganization under Sections 368(a)(1)(a) and 368(a)(2)(e) of the Internal Revenue Code of 1986 (the "Code"), or as a tax-free exchange under Section 351 of the Code. In form, the merger of Interim with and into Newnan Savings is structured to qualify as a reorganization within the meaning of Sections 368(a)(1)(a) and 368(a)(2)(e) of the Code. However, because Interim was formed solely for the purpose of participating in the Newnan Savings Reorganization, will engage in no other business activities, and will go out of existence on the effective date of the Newnan Savings Reorganization, special counsel believes that Interim's transitory existence may be disregarded for tax purposes, and the transaction may be treated in substance as an exchange by shareholders of their Newnan Savings Stock for Holding Company Stock. Moreover, if the Southside Acquisition and the Newnan Savings Reorganization are viewed as part of a single transaction, Interim's transitory existence, most likely, will be disregarded and the transaction will be treated as an exchange by shareholders of their Newnan Savings Stock for Holding Company Stock. See "Reorganization - Tax Consequences."


ACQUISITION

      As special counsel to the Holding Company, Powell, Goldstein, Frazer & Murphy , Atlanta, Georgia, has delivered a written opinion to the respective boards of directors of the Holding Company and Southside which states that if the Newnan Savings Reorganization and the Southside Acquisition are treated as part of a single transaction, Acquisition Corp.'s transitory existence, most likely, will be disregarded and the transaction will be treated as an exchange by Southside shareholders of their Southside Stock for Holding Company Stock and cash pursuant to Section 351 of the Code. If the Newnan Savings Reorganization and the Southside Acquisition are not treated as part of a single transaction, the Southside Acquisition will not qualify as a reorganization pursuant to Section 368(a) of the Code or an exchange pursuant to Section 351 of the Code. See "Acquisition - Tax Consequences."


                            REGULATORY APPROVALS

      Consummation of the Newnan Savings Reorganization and consummation of the Southside Acquisition are subject to various conditions, including approvals by federal and state bank regulatory authorities. Appropriate filings have been made with the various bank regulatory authorities for all required approvals and are pending. Consummation of the Newnan Savings Reorganization is conditioned upon consummation of the Southside Acquisition. Consummation of the Southside Acquisition is conditioned upon consummation of the Newnan Savings Reorganization. See "The Newnan Savings Reorganization - Regulatory Approvals and Conditions; Amendment and Termination" and "The Southside Acquisition-Conditions."

                 INTERESTS OF MANAGEMENT IN THE TRANSACTIONS

      No director or officer of Newnan Savings or Southside nor any of their associates has any direct or indirect material interest in the Newnan Savings Reorganization or the Southside Acquisition other than an interest resulting solely from ownership of Newnan Savings Stock or Southside Stock or from his or her proposed position as a director or executive officer of the Holding Company, Newnan Savings or Citizens Bank. See "Interests of Management in the Transactions."



      Southside directors and officers will receive the same amount of merger consideration as any other Southside shareholder. See "Terms of the Southside Acquisition -- Consideration to Southside Shareholders." As of June 30, 1996, Southside directors and executive officers would have received merger consideration in the aggregate amount of $6,651,265.


                     COMPARATIVE RIGHTS OF SHAREHOLDERS

      Both the Holding Company and Southside are incorporated under the laws of the State of Georgia and are subject to the Georgia Business Corporation Code. Newnan Savings is chartered under the laws of the United States of America and is subject to federal statutes and the Rules and Regulations of the OTS. Upon consummation of the Newnan Savings Reorganization, the shareholders of Newnan Savings will become shareholders of the Holding Company and their rights will be governed by the Articles of Incorporation and Bylaws of the Holding Company. Upon consummation of the Southside Acquisition, those Southside shareholders who receive a portion of their merger consideration in Holding Company Stock will also have their rights governed by the Articles of Incorporation and Bylaws of the Holding Company, which are substantially the same as Southside's. The material differences among the Federal Stock Charter, Articles of Incorporation and Bylaws of Newnan Savings, Southside and the Holding Company are summarized below:

PREEMPTIVE RIGHTS

      Shareholders of Newnan Savings and Southside do not have preemptive rights and shareholders of the Holding Company will not have preemptive rights. This means that upon a proposed sale of additional shares, shareholders do not have the right to acquire such shares in proportion to their present holdings of stock. This will permit the Board of Directors of the Holding Company to utilize the authorized and unissued shares of Holding Company Stock as it determines to be in the best interests of the Holding Company and its shareholders. Apart from the transactions discussed in this Joint Proxy Statement/Prospectus, management of the Holding Company does not have any plans to issue additional shares of Holding Company Stock at the present time.

COMPANY PREFERRED STOCK

      The Articles of Incorporation of the Holding Company authorize the issuance of up to 8,000,000 shares of preferred stock upon such terms and conditions as the Board of Directors of the Holding Company may determine from time to time, as well as up to 8,000,000 shares of common stock. Since the Board could issue shares of preferred stock to raise additional capital or for other proper corporate purposes, this difference could result in dilution of a shareholder's percentage interest in the Holding Company. Similarly, the Federal Stock Charter of Newnan Savings also provides for the issuance of up to 8,000,000 shares of preferred stock. The Articles of Incorporation of Southside do not provide for the issuance of preferred stock.

ANTITAKEOVER PROVISIONS

      Certain provisions of the Articles of Incorporation of the Holding Company, variations of which have been adopted by many other companies, are designed to make the Holding Company a less attractive target for acquisition of control by an outsider who does not have the support of the Holding Company's Board of Directors.

      Over the years, there have been takeovers of publicly-owned banks and other corporations effected by a swift purchase of control through a tender offer, commonly followed by a merger or other transformation of the acquired company by the purchasers, who are not then dealing at arms' length because of their control. While such a takeover may have benefits to shareholders of the acquired company, both to those who tender and to those who do not, it may also be detrimental to them because the suddenness and relatively short duration of the offer may leave insufficient time for them to evaluate the merits of the offer in comparison with other possible alternatives, and because the terms of an ensuing merger or other transformation offered by those newly in control may be less favorable to the remaining shareholders than is warranted.

      None of the provisions of the Holding Company's Articles of Incorporation will prevent the tender for or other acquisition of all or part of the stock of the Holding Company. Rather, the objective is to discourage any attempt to gain control of the Holding Company in a transaction which is not supported by its Board of Directors by deterring or delaying such an attempt. This will give the Holding Company a better opportunity to analyze any prospective offers and to make a careful recommendation to shareholders. The Holding Company believes this is desirable, although it recognizes that such provisions could have the effect of making more difficult the acquisition of control, the accomplishment of a business combination or a change of management, even if such actions are considered to be in their best interests by the holders of a majority of the outstanding shares.

      While the decision to include antitakeover provisions in the Holding Company's Articles of Incorporation was influenced by concerns of a hostile tender offer, the Holding Company has no knowledge of any hostile efforts, pending or proposed, by any outside person or group to obtain control of Newnan Savings, Southside or the Holding Company. The directors of the Holding Company and Newnan Savings have unanimously approved the Holding Company's Articles of Incorporation.

      The antitakeover provisions of the Holding Company's Articles of Incorporation consist of Articles 7, 8, 9, 13 and 14 which are described under the heading "Comparative Rights of Shareholders - Antitakeover Provisions." The Articles of Incorporation and Bylaws of the Holding Company do not contain other provisions which the Holding Company considers as having an effect of deterring takeovers, and the Holding Company does not have plans to propose further provisions to shareholders concerning deterrence of takeovers. The Federal Stock Charter of Newnan Savings also contains antitakeover provisions. The Articles of Incorporation of Southside do not contain any such provisions.


                          MARKET FOR CAPITAL STOCK
NEWNAN SAVINGS

      Newnan Savings Stock is traded over-the-counter on the Nasdaq National Market System under the symbol "NFSL." As of May 31, 1996, there were 600 holders of record of such shares. As of May 31, 1996, Newnan Savings Stock was trading at $18.50. Immediately prior to the public announcement of the Southside Acquisition on November 3, 1995, Newnan Savings Stock was trading at $15.25. Newnan Savings Stock has traded since January 1994 at prices ranging from a high of $18.50 to a low of $7.50, as shown below:


                                            Newnan Savings Stock
                                               Price Per Share
                                            --------------------
                  For the Quarter Ending        High      Low
                  ----------------------        ----      ---
                  March 31, 1994               $9.50    $7.50

                  June 30, 1994                10.50     8.50

                  September 30, 1994           12.00     9.00

                  December 31, 1994            12.00    10.00

                  March 31, 1995               14.25    10.00

                  June 30, 1995                14.25    12.00

                                            Newnan Savings Stock
                                               Price Per Share
                                            --------------------
                  For the Quarter Ending        High     Low
                  ------------------            ----     ---
                  September 30, 1995           15.50    13.00

                  December 31, 1995            17.25    15.25

                  March 31, 1996               18.00    16.00


      Newnan Savings paid quarterly dividends of $0.05 per share during the quarter ending June 30, 1994, $0.05 per share during the quarter ending September 30, 1994, $0.06 during the quarter ending December 31, 1994, $0.07 during the quarter ending March 31, 1995, $0.07 per share during the quarter ending June 30, 1995, $0.08 during the quarter ending September 30, 1995, $0.09 per share during the quarter ending December 31, 1995, and $0.10 per share during the quarter ending March 31, 1996.


SOUTHSIDE

      Southside Stock is not traded on an established public trading market. However, Southside is aware of several private trades of its stock. As of June 30, 1996, there were 683 holders of record of such shares. There have been no trades of Southside Stock during the first two quarters of 1996. Immediately prior to the public announcement of the Southside Acquisition on November 3, 1995, Southside Stock was trading at $25.00. Since January 1994, based on information regarding private trades of which Southside is aware, Southside Stock has traded at prices ranging from a high of $28.00 to a low of $21.00, as shown below:


                                              Southside Stock
                                               Price Per Share
                                            --------------------
                  For the Quarter Ending        High     Low
                  ------------------            ----     ---
                  March 31, 1994              $22.60   $21.67

                  June 30, 1994                24.00    21.67

                  September 30, 1994              --       --

                  December 31, 1994            25.00    25.00

                  March 31, 1995               25.00    21.00

                  June 30, 1995                   --       --

                  September 30, 1995           28.00    25.00

                  December 31, 1995            25.00    25.00

                  March 31, 1996                  --       --


      Southside declared a 5% stock dividend in 1994. Southside paid no cash dividends in 1994. Southside declared an annual cash dividend of $0.31 per share during 1995.

COMPARATIVE INFORMATION

      The following table sets forth certain comparative per share data relating to income, cash dividends and book value on (a) a historical basis per share for Newnan Savings and Southside; (b) a pro forma combined basis per share of Newnan Savings Stock, giving effect to the proposed acquisition; and (c) an equivalent pro forma basis per share of Southside Stock, giving effect to the proposed acquisition. The Newnan Savings pro forma combined information and the Southside pro forma equivalent information give effect to the proposed acquisition using the purchase method of accounting. In accordance with the Acquisition Agreement, Southside shareholders will receive $41.00 per share of common stock held, reduced by a pro rata portion of a special reserve to be established as a holdback against potential losses (over a defined amount) that could occur relating to certain loans to two borrowers of Citizens Bank. Certain stockholders, as defined in the agreement, may elect to receive shares of Holding Company Stock up to an aggregate of 145,000 shares, in exchange for Southside shares. The exchange ratio is based on the market value, as defined in the Acquisition Agreement, of a share of Holding Company Stock provided that for purposes of determining the exchange ratio, the market value shall not be less than $15.50 per share nor greater than $20.00 per share. For purposes of this comparative per share data, it has been assumed that the full 145,000 shares will be issued to Southside shareholders in the acquisition and the remainder of the purchase price will be in cash. In addition, the market value of Holding Company Stock is assumed to be $18.50 per share, the market value on May 31, 1996, resulting in an exchange ratio of approximately 2.2162.

      The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the proposed acquisition been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

      The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Newnan Savings and Southside, including the notes thereto, appearing elsewhere herein.

                                 Newnan Savings        Southside
                                 --------------        ----------
                                  Year ended           Year ended
                                    3/31/96             12/31/95
                                 --------------        ----------
Net income per common share

  Historical                          2.71                3.29
  Pro forma combined                  2.78                N/A
  Pro forma equivalent                N/A                 6.16(1)

Dividends per common share
  Historical                          0.34                0.31
  Pro forma equivalent                N/A                 0.75(2)

                                Newnan Savings         Southside
                                -----------------------------------
                                    3/31/96             3/31/96
                                -----------------------------------
Book Value per common share
  Historical                         13.90               26.20
  Pro forma combined                 14.32               N/A
  Pro forma equivalent               N/A                 31.74(1)

- ----------------

(1) Determined by multiplying the pro forma combined amount by the assumed exchange ratio of 2.2162.

(2) Determined by multiplying the historical amount by the assumed exchange ratio of 2.2162.


                      THE NEWNAN SAVINGS REORGANIZATION

      Consummation of the Newnan Savings Reorganization is conditioned upon consummation of the Southside Acquisition. Consummation of the Southside Acquisition is conditioned upon consummation of the Newnan Savings Reorganization. Reference is made to the copy of the Plan of Reorganization set forth in full as Appendix A to this Joint Proxy Statement/Prospectus for a complete statement of the terms of the Newnan Savings Reorganization. The statements contained herein with respect to the Plan of Reorganization are qualified in their entirety by the foregoing reference.

                PARTIES TO THE NEWNAN SAVINGS REORGANIZATION

      The parties to the Newnan Savings Reorganization are Newnan Savings, the Holding Company and Interim. Newnan Savings is a federal savings bank organized and operating pursuant to the Home Owners Loan Act and the Rules and Regulations of the OTS. As of the close of business on the Record Date, Newnan Savings had 8,000,000 shares of common stock, $1.00 par value, authorized, of which 1,459,407 shares were issued and outstanding. The Holding Company is a Georgia corporation, and it was organized on October 26, 1995 at the direction of Newnan Savings. As of the close of business on the Record Date, the Holding Company had 8,000,000 shares of common stock, $1.00 par value, authorized, of which one share was issued and outstanding. Interim is an interim federal savings bank organized at the direction of Newnan Savings for the sole purpose of facilitating the Newnan Savings Reorganization. At the close of business on the Record Date, Interim had 8,000,000 shares of common stock ("Interim Stock"), $1.00 par value, authorized, of which one share was issued and outstanding and held of record by the Holding Company.

                 TERMS OF THE NEWNAN SAVINGS REORGANIZATION


      The reorganization of Newnan Savings into a holding company structure is proposed to be accomplished by merging Interim with and into Newnan Savings pursuant to the terms of the Plan of Newnan Savings Reorganization. Newnan Savings will be the survivor of the merger with Interim (the "Surviving Bank") and will be a wholly-owned subsidiary of the Holding Company. Interim will cease to exist.

EFFECTIVE DATE

      If the shareholders of Newnan Savings approve the Plan of Reorganization by the necessary vote, the merger of Interim with Newnan Savings will be effective and the Newnan Savings Reorganization will be consummated as of the date specified in the Articles of Combination which will be approved by the OTS in accordance with the provisions of 12 C.F.R. Section 552.13.


CONSIDERATION TO SHAREHOLDERS

      Each share of Newnan Savings Stock shall, by virtue of the Newnan Savings Reorganization and without any action on the part of such shareholder, be converted into the right to receive one share of Holding Company Stock. The parties to the Newnan Savings Reorganization determined the exchange ratio in order to ensure that each shareholder of Newnan Savings would have an equivalent ownership position in the Holding Company. Newnan Savings has not requested an opinion on the fairness of the exchange ratio by a financial advisor.

EFFECT OF THE NEWNAN SAVINGS REORGANIZATION

      The Plan of Reorganization provides that Newnan Savings shall be the Surviving Bank. Neither the Federal Stock Charter nor the Bylaws of Newnan Savings nor Newnan Savings' officers and directors will be changed as a result of the Newnan Savings Reorganization.

       REASONS FOR THE NEWNAN SAVINGS REORGANIZATION; BOARD RECOMMENDATION

      The Board of Directors of Newnan Savings believes that the Newnan Savings Reorganization is in the best interests of Newnan Savings because a holding company is a more modern corporate structure for a financial institution and can acquire interests in and operate banks located throughout Georgia and, if deemed appropriate, elsewhere in the Southeast.

      A holding company will also have greater corporate flexibility, such as the right to issue stock, borrow money and redeem stock under certain circumstances, than Newnan Savings has at the present time. A holding company may also, subject to the limitations of the Savings and Loan Holding Company Act (which allows unrestricted activities only for unitary savings and loan holding companies) and the Bank Holding Company Act (which limits activities for bank holding companies to those deemed to be closely related to banking), engage in certain nonbanking activities and form non-bank subsidiaries. Since many of Newnan Savings' competitors are already members of a holding company system, Newnan Savings believes that the corporate flexibility afforded by a holding company structure will better enable the Holding Company to compete with other financial institutions and will place the Holding Company in a better position for future growth.

      Apart from the proposed Southside Acquisition, Newnan Savings and the Holding Company do not have any understandings or commitments to make acquisitions, to issue additional shares of Holding Company Stock or to engage in new activities. Management of the Holding Company believes, however, that if the Newnan Savings Reorganization is consummated, there may be opportunities for additional acquisitions and new activities for the Holding Company which the Board of Directors might consider to be beneficial to the Holding Company and its shareholders.

      Although cognizant of the aforementioned advantages to forming a holding company, because Newnan Savings' decision to do so was based upon the Southside Acquisition, the Board of Directors of Newnan Savings decided to condition the Newnan Savings Reorganization on the simultaneous consummation of the Southside Acquisition.


                       SURRENDER OF STOCK CERTIFICATES

      As soon as practicable after the effective date of the Newnan Savings Reorganization, a Letter of Transmittal furnishing instructions for surrendering Newnan Savings Stock certificates (and for replacing any lost, stolen or destroyed stock certificates) will be mailed to each shareholder of record as of the close of business on the date prior to the effective date of the Newnan Savings Reorganization. Each Newnan Savings shareholder will be urged to return this Letter of Transmittal, as soon as possible, together with his or her Newnan Savings Stock certificates to American Stock Transfer & Trust Company, New York, New York, acting as exchange agent (the "Exchange Agent") for the Holding Company. As soon as practicable after receipt by the Exchange Agent of a shareholder's Newnan Savings Stock certificate or certificates, such shareholder will be mailed the consideration to which he or she is entitled pursuant to the Plan of Reorganization.

      As of the effective date of the Newnan Savings Reorganization, each certificate which prior to that time represented one or more outstanding shares of Newnan Savings Stock will be deemed for all corporate purposes only to evidence the right to receive Holding Company Stock or cash in accordance with the Plan of Reorganization. Until any such Newnan Savings Stock certificate is surrendered (or suitable arrangements are made for any lost, stolen or destroyed certificate according to Newnan Savings' usual procedures), the holder of the Newnan Savings Stock certificate (a) will not be issued a certificate representing the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; (b) will not be paid the cash which such stock certificate may entitle the shareholder to receive; (c) except to the extent granted by law, will not have any voting rights in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; and (d) will not be paid dividends or other distributions in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive. Any dividends or distributions or other cash payable to shareholders will be retained, without interest, for the shareholder's account until surrender of his or her stock certificate.

         REGULATORY APPROVALS AND CONDITIONS; AMENDMENT AND TERMINATION

      The Board of Directors of Newnan Savings has unanimously approved the terms of the Newnan Savings Reorganization and unanimously recommends that shareholders of Newnan Savings vote FOR the Newnan Savings Reorganization. The directors of the Holding Company and Interim have also unanimously approved the terms of the Newnan Savings Reorganization.

      Consummation of the Newnan Savings Reorganization is subject to various conditions set forth in the Plan of Reorganization including the following: (a) approval of the Plan of Reorganization by the holders of at least 50.1% of the outstanding shares of Newnan Savings Stock; (b) approval by the OTS and the Georgia Department of Banking and Finance; (c) compliance with applicable federal securities laws; and (d) receipt of a favorable legal opinion from special counsel to Newnan Savings and the Holding Company as to certain federal income tax matters. One further condition to the obligation of the Holding Company and Newnan Savings to consummate the Newnan Savings Reorganization is that the number of shares of Newnan Savings Stock dissenting to the Newnan Savings Reorganization shall not exceed 10% of the outstanding shares of Newnan Savings Stock (or 145,830). As of the date hereof, applications for approval have been filed with the OTS and the Georgia Department of Banking and Finance, and the tax opinion has been delivered. Newnan Savings and the Holding Company do not anticipate any difficulty in securing the necessary regulatory approvals or in satisfying the other conditions to consummation of the Newnan Savings Reorganization.

      The Plan of Reorganization may be amended at any time before the Newnan Savings Reorganization becomes effective pursuant to a written agreement among Newnan Savings, the Holding Company and Interim; provided, however, that no amendment reducing the consideration payable to shareholders of Newnan Savings will be valid without being approved by the shareholders of Newnan Savings.

      The Plan of Reorganization may be terminated by any of the parties to the Newnan Savings Reorganization if any lawsuit has been instituted or threatened relating to the Newnan Savings Reorganization which makes consummation of the Newnan Savings Reorganization inadvisable in the opinion of the Board of Directors of any of the parties to the Newnan Savings Reorganization or if any of the conditions to consummation of the Newnan Savings Reorganization have not been satisfied. Newnan Savings and the Holding Company do not anticipate any difficulty in satisfying the conditions to consummation of the Newnan Savings Reorganization.

                            ACCOUNTING TREATMENT

      The Newnan Savings Reorganization, if completed as proposed, will be treated in a manner similar to a "pooling of interests" for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Newnan Savings will be recorded in the financial statements of the Holding Company at historical cost.

                              TAX CONSEQUENCES

      THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE NEWNAN SAVINGS REORGANIZATION. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE NEWNAN SAVINGS REORGANIZATION, BUT DOES ADDRESS ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO THE NEWNAN SAVINGS SHAREHOLDERS WITHOUT TAKING INTO ACCOUNT THE FEDERAL INCOME TAX CONSEQUENCES OF THE NEWNAN SAVINGS REORGANIZATION TO SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, OR CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE NEWNAN SAVINGS REORGANIZATION UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO

THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE NEWNAN SAVINGS REORGANIZATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.


      As special counsel to the Holding Company, Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, has delivered a written opinion to the respective boards of directors of the Holding Company and Newnan Savings which states that the Newnan Savings Reorganization will be treated either as a tax-free reorganization under Sections 368(a)(1)(a) and 368(a)(2)(e) of the Internal Revenue Code of 1986 (the "Code"), or as a tax-free exchange under Section 351 of the Code. In form, the merger of Interim with and into Newnan Savings is structured to qualify as a reorganization within the meaning of Sections 368(a)(1)(a) and 368(a)(2)(e) of the Code. However, because Interim was formed solely for the purpose of participating in the Newnan Savings Reorganization, will engage in no other business activities, and will go out of existence on the effective date of the Newnan Savings Reorganization, special counsel believes that Interim's transitory existence may be disregarded for tax purposes, and the transaction may be treated in substance as an exchange by shareholders of their Newnan Savings Stock for Holding Company Stock. Moreover, if the Southside Acquisition and the Newnan Savings Reorganization are viewed as part of a single transaction, Interim's transitory existence, most likely, will be disregarded and the transaction will be treated as an exchange by shareholders of their Newnan Savings Stock for Holding Company Stock. Special counsel's opinion further states that, in either case of the Newnan Savings Reorganization being treated as a tax-free reorganization or a tax-free exchange, the federal income tax consequences will be as follows:


            (a) No gain or loss will be recognized for federal income tax purposes by Newnan Savings shareholders upon the exchange of their shares of Newnan Savings Stock for Holding Company Stock.

            (b) The aggregate basis of the shares of Holding Company Stock to be received by Newnan Savings shareholders will be the same as the aggregate basis of Newnan Savings Stock surrendered in exchange therefor.

            (c) The holding period of the Holding Company Stock to be received by each Newnan Savings shareholder will include the period during which the shares of Newnan Savings Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholder as a capital asset at the effective time of the Newnan Savings Reorganization.

            (d) Newnan Savings shareholders who exercise their statutory right to dissent and receive solely cash in exchange for their shares of Newnan Savings Stock will be treated as having received such payments as distributions in redemption, as provided in Section 302(a) of the Internal Revenue Code, of shares of Newnan Savings Stock. Each affected Newnan Savings shareholder will be required to consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend) in light of such shareholder's particular facts or circumstances.

            (e) No gain or loss will be recognized by the Holding Company or Interim as a consequence of the Newnan Savings Reorganization.

            (f) No gain or loss will be recognized by Newnan Savings as a consequence of the Newnan Savings Reorganization, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.

      THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE NEWNAN SAVINGS REORGANIZATION. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX CONSEQUENCES UNDER STATE OR LOCAL LAW.

                          THE SOUTHSIDE ACQUISITION

      Consummation of the Newnan Savings Reorganization is conditioned on consummation of the Southside Acquisition (although the parties to the Plan of Reorganization may waive this condition). Consummation of the Southside Acquisition is conditioned on consummation of the Newnan Savings Reorganization. Reference is made to the copies of the Acquisition Agreement set forth in full as Appendix B to this Joint Proxy Statement/Prospectus for a complete statement of the terms of the Southside Acquisition. The statements contained herein with respect to the Acquisition Agreement are qualified in their entirety by the foregoing reference.

                    PARTIES TO THE SOUTHSIDE ACQUISITION

      The parties to the Southside Acquisition are Newnan Savings, Southside, Citizens Bank, Southside Acquisition Corp. and the Holding Company. Southside is a Georgia corporation with 5,000,000 shares of common stock, $10.00 par value, authorized, of which 382,232 were issued and outstanding as of the Record
Date. Citizens Bank is a commercial bank organized and operating pursuant to the Georgia Financial Institutions Code. All of the issued and outstanding common stock of Citizens Bank is held by Southside. Southside Acquisition Corp. is a Georgia corporation, and it was organized on October 26, 1995 at the direction of the Holding Company for the sole purpose of facilitating the Southside Acquisition. As of the close of business on the Record Date, Southside Acquisition Corp. had 8,000,000 shares of common stock ("Southside Acquisition Corp. Stock"), $1.00 par value, authorized, of which one share was issued and outstanding and held of record by the Holding Company. Information concerning Newnan Savings and the Holding Company is set forth under the heading "The Newnan Savings Reorganization - Parties to the Newnan Savings Reorganization."

                     TERMS OF THE SOUTHSIDE ACQUISITION

GENERAL

      The acquisition by the Holding Company of Southside is proposed to be accomplished by merging Southside Acquisition Corp. with and into Southside pursuant to the terms of the Acquisition Agreement. Southside will be the survivor of the merger and will be a wholly-owned subsidiary of the Holding Company. Southside Acquisition Corp. will cease to exist. Southside will then be dissolved and the Holding Company will amend its Articles to change its corporate title to "Southside Financial Group, Inc." Citizens Bank, whose officers and directors will remain unchanged, will be a wholly-owned subsidiary of the Holding Company.

EFFECTIVE DATE

      If the shareholders of Southside approve the Acquisition Agreement by the necessary vote, and if the shareholders of Newnan Savings approve the Newnan Savings Reorganization by the necessary vote, and all other conditions to both transactions are satisfied, the Southside Acquisition will be effective as of the date specified in the certificate of merger which will be issued by the Georgia Secretary of State in accordance with the provisions of Section 7-1-535 of the Georgia Financial Institutions Code.

CONSIDERATION TO SOUTHSIDE SHAREHOLDERS

      The amount of the Merger Consideration was determined through arms-length negotiations between representatives of Newnan Savings and Southside. Southside has not received and does not plan to receive an opinion on the fairness of the consideration by a financial advisor. Each share of Southside Stock issued and outstanding on the effective date of the Southside Acquisition shall, by virtue of the Southside Acquisition and without any action on the part of such shareholder, be converted into the right to receive Merger Consideration which shall be cash in the amount of $41.00 per share of Southside Stock, less a pro rata portion of the Special Reserve. The parties to the Acquisition Agreement have agreed that the Special Reserve be established with respect to certain loans to two borrowers of Citizens Bank. While Citizens Bank and Southside believe that the existing reserves are adequate, in order to resolve any concerns in this regard, the parties have agreed that at the closing date, a portion of the cash purchase price payable to Southside shareholders shall be set aside in the Special Reserve. The Special Reserve shall be in a maximum amount equal to $558,000 ($1.46 per share), less any specific reserves with respect to the loans in question and the amount by which the general loan loss reserve at Citizens Bank exceeds that amount which would be deemed "adequate" pursuant to Citizens Bank's existing valuation methodology for determining the adequacy of the loan loss reserves. Based on the maximum amount of the Special Reserve, Southside shareholders would receive $39.54 per share. However, the amount of the Special Reserve at June 30, 1996 was $162,400, or $0.42 per share.
Therefore, as of June 30, 1996, Southside shareholders would receive merger consideration of $40.58 per share.


      The Acquisition Agreement provides for semi-annual review of any amounts in the Special Reserve by management of Newnan with B.D. Murphy, Buford Chandler and Gary McGaha (or their successors) to review the status of the loans and the status of the Special Reserve, and to calculate and authorize payments, if any, to Southside shareholders.


      Following the Closing Date, any payments received with respect to loans in question shall be applied first to the repayment of all direct, out-of-pocket collection costs and expenses payable to third parties with respect to the loans. The balance of any such payments, regardless of the source of such payments, shall be applied to repay the "Net Book Amount" of each loan in full, and thereafter shall be the face amount of such loan at the Closing Date, plus interest thereafter at the non-default rate stated in the respective loan documents, less the amount of any specific reserves allocated to the loan in question, the amount of the excess loan loss reserve allocated to the loan in question, and the amount of the Special Reserve allocated to each loan at the Closing Date.


      At June 30, 1998, the parties shall make a final settlement of the Special Reserve, based on the amount and condition of the loans in question and the amount of the Special Reserve at that time. The Special Reserve shall terminate if, prior to the Closing Date, it is reduced to zero as a result of the specific loan loss reserves allocated against the loans in question and any excess general loan loss reserves, and, following the Closing Date, the Special Reserve will terminate upon final payment to the Southside shareholders of any sums due thereunder.

      Any holder of Southside Stock who owns or controls 5,000 or more shares of Southside Stock may elect (not later than the adjournment of the shareholders' meeting at which the Southside Acquisition is approved by the shareholders) to receive up to but not more than fifty percent of his or her Merger Consideration in the form of shares of Holding Company Stock. However, the aggregate number of shares of Holding Company Stock issued in connection with the Southside Acquisition shall not exceed 145,000 shares. Each share of Southside Stock which is to be converted into Holding Company Stock shall be converted into the number of shares or such fractions of a share which shall be equal to the Net Cash Price divided by the market value of Newnan Savings Stock (the "Exchange Ratio"). The market value shall represent the per share market value of Newnan Savings Stock at the effective date and shall be determined by calculating the average of the closing prices (or if there are no reported trades, the average of the closing bid and asked prices) of Newnan Savings stock as reported on the Nasdaq NMS on each of the 20 trading days ending on the fifth trading day immediately preceding the effective date; provided, that for purposes of calculating the Exchange Ratio, the market value shall not be less than $15.50 per share nor greater than $20.00 per share. Each holder of shares of Southside Stock exchanged for Holding Company Stock who would otherwise have been entitled to receive a fraction of a share of Holding Company Stock shall receive in lieu thereof cash without interest in an amount equal to such fractional part of a share of Holding Company Stock multiplied by the Net Cash Price per share.

                   BACKGROUND OF THE SOUTHSIDE ACQUISITION

      During the second quarter of 1995, the Board of Directors of Southside began to seek expressions of interest from various financial institutions.
After discussions with five banks, Southside received four offers. On September 21, 1995, Newnan Savings presented Southside with its written proposal to acquire Southside. After follow-up discussions between J. Littleton Glover, Jr. and Tom Moat, Chairman of the Board and President, respectively, of Newnan Savings, and the Negotiating Committee of the Board of Directors of Southside, Newnan Savings amended its offer on October 10, 1995 to increase the price per share to be paid to the shareholders of Southside. The Board chose the offer presented by Newnan Savings because Newnan Savings offered shareholders the highest price per share.


      There is no, nor has there ever been any, affiliation between Newnan Savings and Southside. Mr. Glover and Mr. Moat were the primary negotiators on behalf of Newnan Savings (the Holding Company was not yet organized) and B.D. Murphy III, Chairman of the Board of Southside, and the Negotiating Committee of the Board of Directors of Southside took the primary role in negotiations on behalf of Southside.


                    REASONS FOR THE SOUTHSIDE ACQUISITION

NEWNAN SAVINGS AND THE HOLDING COMPANY


      The Boards of Directors of Newnan Savings and the Holding Company believe that the Southside Acquisition, with ultimately the Holding Company being both a savings and loan holding company and a bank holding company since Newnan Savings and Citizens Bank will be held separately, will enable the Holding Company and both financial institutions to benefit from a greater asset base, a broader range of financial products, a greater geographic base and increased managerial resources, while allowing both institutions to remain home town banks, therefore enabling both to be better poised to compete in the highly competitive metropolitan Atlanta market. Although the two banks will operate as separate entities, the common holding company should allow both to reduce certain duplicative overhead expenses and increase profitability. See also "Interests of Management in the Transactions."


SOUTHSIDE

      The Board of Directors of Southside believes the Southside Acquisition is in the best interest of Southside and its shareholders based on a number of factors, including the per share purchase price offered by the Holding Company, the absence of an established trading market for Southside Stock, and the expectation that the Southside Acquisition will result in a financial institution with stronger financial and managerial resources.

      All of the directors and executive officers of Southside, who beneficially own an aggregate of 41.77% of Southside Stock, have indicated that they intend to vote their shares of Southside Stock FOR the Southside Acquisition and unanimously recommend that all Southside shareholders vote FOR the Southside Acquisition. See also "Interests of Management in the Transactions."


                       SURRENDER OF STOCK CERTIFICATES

      As soon as practicable after the effective date of the Southside Acquisition, a Letter of Transmittal furnishing instructions for surrendering certificates representing Southside Stock (and for replacing any lost, stolen or destroyed certificates) will be mailed to each shareholder of record as of the close of business on the date prior to the effective date of the Southside Acquisition. Each shareholder will be urged to return this Letter of Transmittal, as soon as possible, together with his or her stock certificates to Newnan Savings, acting as exchange agent (the "Exchange Agent") for the Holding Company. As soon as practicable after receipt by the Exchange Agent of a shareholder's stock certificate or certificates, such shareholder will be mailed the consideration to which he or she is entitled pursuant to the Acquisition Agreement.

      As of the effective date of the Southside Acquisition, each certificate which prior to that time represented one or more outstanding shares of Southside Stock will be deemed for all corporate purposes only to evidence the right to receive the consideration which the holder of the certificate is entitled to receive pursuant to the Acquisition Agreement. Until any such stock certificate is surrendered (or suitable arrangements are made for any lost, stolen or destroyed certificate according to the usual procedures of Southside), the holder of the stock certificate (a) will not be paid the cash which such stock certificate may entitle the shareholder to receive; (b) will not be issued a certificate representing the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; (c) except to the extent required by law, will not have any voting rights in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; and (d) will not be paid dividends or other distributions in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive. Any dividends or distributions or other cash payable to shareholders will be retained, without interest, for the shareholder's account until surrender of his or her stock certificate.

                       REPRESENTATIONS AND WARRANTIES

      The Acquisition Agreement contains customary representations and warranties by the Holding Company, Newnan Savings, Southside, Citizens Bank and Southside Acquisition Corp. Such representations and warranties relate to, among other things, the corporate existence and capital structure of each party; the accuracy and completeness of each party's financial statements delivered pursuant to the Acquisition Agreement; the absence of certain changes and events in the affairs of each party since September 30, 1995; the adequacy of loan loss reserves maintained by each party; the absence of any delinquencies in the payment of taxes; the compliance by each party with applicable environmental and other governmental laws and regulations; the ownership by each party of valid title to properties and assets reflected in its financial statements and to properties and assets acquired after the date of its financial statements; the absence of any litigation or proceedings that are reasonably expected to have a material adverse effect on the financial condition or results of operations of each party; the authority of each party to enter into the Acquisition Agreement; and the accuracy and completeness of the representations, warranties and covenants made by each party in connection with the execution and delivery of the Acquisition Agreement.

                                  COVENANTS

GENERAL

      The Acquisition Agreement also contains customary covenants and agreements of the Holding Company, Newnan Savings and Southside with respect to the conduct of the business of each prior to the effective date of the Southside Acquisition or the termination of the Acquisition Agreement. Covenants given by Southside include the obligation to operate its business only in the ordinary and usual course; maintain satisfactory relationships with its customers and suppliers and keep available the services of its employees; not dispose of any property or incur any indebtedness except in the ordinary course of business; not make any capital expenditure in excess of $25,000 except in the ordinary course of business (except for the purchase of a future branch site in Fayette Pavilion); not increase salaries, directors' fees, bonuses or employee benefits except to the extent consistent with past practices; not make any commitments or enter into any contracts (other than those in the ordinary course and other than those for the acceptance of deposits and the making and selling of loans in the ordinary course); not to issue any shares of its capital stock or any rights or options with respect to its capital stock, except for the exercise of stock options outstanding as of the date of the Acquisition Agreement; not to declare, set aside or pay any dividends or make any other distributions with respect to its capital stock; not to redeem, purchase or otherwise acquire any of its capital stock; not to effect a stock split or reclassification of its stock; nor to amend its Articles of Incorporation or Bylaws. Newnan Savings and the Holding Company covenant to continue to conduct their businesses in a manner designed to enhance long-term value and business prospects and to use all reasonable efforts to preserve their core businesses and goodwill. Newnan Savings is further obligated to cause a meeting of its shareholders to be held for the purpose of considering the approval of the Newnan Savings Reorganization so that the Southside Acquisition can be consummated, and Southside is further obligated to cause a meeting of its shareholders to be held for the purpose of considering the approval of the Southside Acquisition. Southside is not permitted to make, solicit, initiate or encourage proposals or offers from any person who is not a party to the Acquisition Agreement, relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in Southside. Notwithstanding this provision, the directors of Southside are not obligated under the Acquisition Agreement to take (or not to take) any action that they are advised in writing by counsel that their fiduciary duties, as directors, under applicable law require them to take (or not to take).

      The Holding Company, Newnan Savings and Southside will each pay its own expenses incident to preparing for, entering into, and executing the Acquisition Agreement and consummating the Southside Acquisition.

                                 CONDITIONS

      The obligations of the parties to the Acquisition Agreement to effect the Southside Acquisition are subject to the fulfillment or waiver at or prior to the effective date of the Southside Acquisition of, among others, the following conditions: (a) the receipt of all approvals and authorizations of, and the making of all filings and registrations with, all federal and state authorities required for consummation of the Southside Acquisition; (b) the taking by the parties to the Acquisition Agreement of all corporate action necessary to effect the Southside Acquisition; (c) the approval by the Newnan Savings shareholders of the Newnan Savings Reorganization and the approval by the Southside shareholders of the Southside Acquisition; (d) the accuracy and completeness in all material respects of the representations and warranties of the parties to the Acquisition Agreement and the performance or compliance by each of them of all of its covenants and agreements under the Acquisition Agreement; (e) the absence of any action, suit, proceeding or claim with respect to the Southside Acquisition; (f) the receipt by the parties to the Acquisition Agreement of satisfactory opinions of counsel to the other parties with respect to legal matters involved in the Southside Acquisition; (g) the execution of covenants not to compete by the directors of Southside and Gary D. McGaha; (h) the exercise or termination of all Southside Stock Options; and (i) the aggregate number of shares of Southside Stock dissenting to the Southside Acquisition shall not exceed 10% of the outstanding shares, unless the Holding Company agrees to a larger number.


      The status of all conditions to the merger are as follows: (a) the Office of Thrift Supervision approved the Newnan Savings Reorganization on March 25, 1996, the Federal Reserve Bank of Atlanta approved the Southside Acquisition on May 23, 1996, and the Georgia Department of Banking and
Finance approved both transactions on May 31, 1996; (b) parties to the Acquisition Agreement have taken all corporate action necessary to effect the Southside Acquisition; (c) Newnan Savings shareholders will vote on the Newnan Savings Reorganization and Southside shareholders will vote on the Southside Acquisition at special meetings to be held on August __, 1996; and (d) the other conditions to the Southside Acquisition Agreement will be fulfilled prior to closing, but after the special meeting of Southside shareholders.


                      TERMINATION, AMENDMENT AND WAIVER

      The Acquisition Agreement may be terminated at any time prior to its effective date, whether before or after approval of the Southside Acquisition, by the Southside shareholders (a) by mutual consent of the parties to the Acquisition Agreement; (b) by any of the parties to the Acquisition Agreement if, without the fault of such terminating party, the effective date of the Southside Acquisition shall not have occurred on or before September 30, 1996 (unless the parties have agreed to extend to a later date); (c) by any of the parties to the Acquisition Agreement if any regulatory application is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or (d) by any party to the Acquisition Agreement if the other party to the agreement breaches its representations, warranties or covenants thereunder in any material respect and such breach remains uncured for a period of thirty (30) days after notice of such breach is given to the breaching party, or if the other party does not meet the closing conditions set forth in the Acquisition Agreement.

      At any time before or after approval of the Acquisition Agreement by the shareholders of Southside, the Acquisition Agreement may be amended by an agreement among the parties; after such approval, however, no amendment decreasing the consideration to be received by Southside shareholders may be made without the further approval by the shareholders of Southside.

                           ACCOUNTING TREATMENT

      The Southside Acquisition, if completed as proposed, will be treated as a "purchase" for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Southside will be recorded at their fair market values in the financial statements of the Holding Company. Costs of the acquisition in excess of the fair market value of net assets acquired will be recorded as goodwill in the financial statements of the Holding Company, and the goodwill and other purchase adjustments will be recorded on the books of Citizens Bank.

                              TAX CONSEQUENCES

      THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE SOUTHSIDE ACQUISITION. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE SOUTHSIDE ACQUISITION, BUT DOES ADDRESS ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO THE SOUTHSIDE SHAREHOLDERS WITHOUT TAKING INTO ACCOUNT THE FEDERAL INCOME TAX CONSEQUENCES OF THE SOUTHSIDE ACQUISITION TO SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, OR CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE SOUTHSIDE ACQUISITION UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. SHAREHOLDERS, THEREFORE, SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SOUTHSIDE ACQUISITION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.


      As special counsel to the Holding Company, Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, has delivered a written opinion to the respective boards of directors of the Holding Company and Southside that if the Newnan Savings Reorganization and the Southside Acquisition are treated as part of a single transaction, Acquisition Corp.'s transitory existence, most likely, will be disregarded and the transaction will be treated as an exchange by Southside shareholders of their Southside Stock for Holding Company Stock and cash pursuant to Section 351 of the Code. Special counsel's opinion further states that, in such event, the federal income tax consequences will be as follows:


            (a) No gain or loss will be recognized for federal income tax purposes by Southside shareholders upon the exchange of their shares of Southside Stock for Holding Company Stock.


            (b) The aggregate basis of the shares of Holding Company Stock to be received by Southside shareholders will be the same as the aggregate basis of Southside Stock surrendered in exchange therefor.


            (c) The holding period of the Holding Company Stock to be received by each Southside shareholder will include the period during which the shares of Southside Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholder as a capital asset at the effective time of the Southside Acquisition.


            (d) To the extent the Southside shareholders receive merger consideration in the form of cash from the Holding Company or receive cash from the Holding Company in lieu of fractional shares of Holding Company Stock, Southside shareholders will be treated as having received such payments as taxable distributions in redemption, as provided in Section 302(a) of the Code, of shares of Southside Stock. Each affected Southside shareholder will be required to consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment with basis recovery or dividend) in light of such shareholder's particular facts and circumstances.


            (e) Southside shareholders who exercise their statutory right to dissent and receive solely cash in exchange for their shares of Southside Stock will be treated as having received such payments as taxable distributions in redemption, as provided in Section 302(a) of the Code, of shares of Southside Stock. Each affected Southside shareholder will be required to consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment with basis recovery or dividend) in light of such shareholder's particular facts and circumstances.


            (f) To the extent the Southside shareholders receive merger consideration in the form of cash from the Holding Company or receive cash from the Holding Company in lieu of fractional shares of Holding Company Stock, gain will be recognized on the lesser of the amount of (1) such cash received or (2) the amount by which the fair market value of the merger consideration received in the exchange exceeds the shareholder's basis in Southside Stock. The character of such gain will be capital gain provided the Southside Stock constitutes a capital asset in the hands of the Southside shareholder. No loss may be recognized.


            (g) No gain or loss will be recognized by the Holding Company or Acquisition Corp. as a consequence of the Acquisition.


            (h) No gain or loss will be recognized by Southside as a consequence of the Acquisition, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.


      If the Newnan Savings Reorganization and the Southside Acquisition are not treated as part of a single transaction, the Southside Acquisition will not qualify as an exchange pursuant to Section 351 of the Code, but will be treated as a taxable transaction. Special counsel's opinion further states that, in such event, the federal income taxes will be as follows:


            (a) To the extent the Southside shareholders receive merger consideration from the Holding Company in the form of cash or Holding Company Stock, or cash from the Holding Company in lieu of fractional shares of Holding Company Stock, gain or loss will be recognized for federal income tax purposes by Southside shareholders equal to the difference between the basis in their Southside Stock and the fair market value of the merger consideration and other cash received in the exchange. The character of such gain or loss will be capital gain or loss provided the Southside Stock constitutes a capital asset in the hands of the Southside shareholder.


            (b) The aggregate basis of the shares of Holding Company Stock to be received by Southside shareholders will be equal to the fair market value of the Southside Stock exchanged for Holding Company Stock.

            (c) To the extent the Southside shareholders receive merger consideration in the form of cash from the Holding Company or cash from the Holding Company in lieu of fractional shares of Holding Company Stock, Southside shareholders will be treated as having received such payments as taxable distributions in redemption, as provided in Section 302(a) of the Code, of shares of Southside Stock. Each affected Southside shareholder will be required to consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment with basis recovery or dividend) in light of such shareholder's particular facts and circumstances.


            (d) Southside shareholders who exercise their statutory right to dissent and receive solely cash in exchange for their shares of Southside Stock will be treated as having received such payments as taxable distributions in redemption, as provided in Section 302(a) of the Code, of shares of Southside Stock. Each affected Southside shareholder will be required to consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment with basis recovery or dividend) in light of such shareholder's particular facts and circumstances.


            (e) No gain or loss will be recognized by the Holding Company or Acquisition Corp. as a consequence of the Acquisition.


            (f) No gain or loss will be recognized by Southside as a consequence of the Acquisition, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.


      While special counsel is of the opinion that there is substantial authority for the position that the Reorganization and the Acquisition will be viewed as a single transaction and, thus subject to Section 351, the matter is not free from doubt. Special counsel cannot opine that it is more likely than not that if the case were litigated, it would prevail in its position that this is a Section 351 transaction.


      THE TAX CONSEQUENCES TO THE SOUTHSIDE SHAREHOLDERS MAY VARY SUBSTANTIALLY DEPENDING ON WHETHER THE SOUTHSIDE ACQUISITION QUALIFIES FOR SECTION 351 TREATMENT. LEGAL COUNSEL'S OPINION DOES NOT STATE WHETHER THE SOUTHSIDE ACQUISITION QUALIFIES FOR SECTION 351 TREATMENT, AND DOES NOT ADDRESS ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE SOUTHSIDE ACQUISITION. SOUTHSIDE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE SOUTHSIDE ACQUISITION TO THEM INDIVIDUALLY.


                     COMPARATIVE RIGHTS OF SHAREHOLDERS

                                COMMON STOCK

AUTHORIZATION AND ISSUANCE OF SHARES

      The Holding Company is authorized by its Articles of Incorporation to issue a maximum of 8,000,000 shares of common stock, $1.00 par value, and 8,000,000 shares of preferred stock. As of the Record Date, there was one share of Holding Company Stock issued and outstanding. Upon issuance in the Newnan Savings Reorganization or in the Southside Acquisition, the then outstanding shares of Holding Company Stock will be fully paid and nonassessable.

      Newnan Savings is authorized by its Federal Stock Charter to issue a maximum of 8,000,000 shares of common stock, $1.00 par value ("Newnan Savings Stock"). As of the Record Date, there were 1,459,407 shares of Newnan Savings Stock issued and outstanding. The outstanding shares of Newnan Savings Stock are fully paid and nonassessable.

      Southside is authorized by its Articles of Incorporation to issue a maximum of 5,000,000 shares of common stock, $10.00 par value. As of the Record Date, there were 382,232 shares of Southside Stock issued and outstanding. The outstanding shares of Southside Stock are fully paid and nonassessable.

      The issuance of stock by the Holding Company generally will not be subject to regulatory or shareholder approval, and such stock may be issued for cash or other property.

DIVIDENDS

      The holders of shares of Holding Company Stock are entitled to dividends and other distributions as and when declared by the Board of Directors of the Holding Company out of assets legally available therefor. Dividends may be paid in cash, property or shares of Holding Company Stock, unless the Holding Company is insolvent or the dividend payment would render it insolvent. The same provisions regarding dividends apply to Southside Stock. The Holding Company cannot predict with any certainty to what extent dividends will be paid. The Holding Company's ability to pay dividends will depend upon the dividends that it receives from Newnan Savings and Citizens Bank, both of which are subject to the regulatory restrictions discussed below.

      As a federally chartered savings bank with capital in excess of the amount of its fully phased-in capital requirements, Newnan Savings is authorized, without the need for regulatory approval, to make capital distributions, including the payment of dividends, during a calendar year up to 100% of its net income to date during that calendar year, plus the amount that would reduce by one-half its surplus capital ratio at the beginning of that calendar year. Newnan Savings would, however, be required to notify OTS prior to making the capital distribution.


      Under Georgia law, a state-chartered bank must obtain regulatory approval before a cash dividend may be paid if (1) the total classified assets at the most recent examination of such bank exceeded 80% of the equity capital, (2) the aggregate dividends declared or anticipated to be declared in a calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year or (3) the ratio of equity capital to adjusted assets is less than 6%.

VOTING RIGHTS

      The holders of Holding Company Stock, Newnan Savings Stock and Southside Stock are entitled to one vote per share on all matters presented for action by shareholders, including elections of directors. For additional information concerning supermajority vote requirements, see "Comparative Rights of Shareholders - Antitakeover Provisions.

PREEMPTIVE RIGHTS

      Shareholders of Newnan Savings and Southside do not have preemptive rights and shareholders of the Holding Company will not have preemptive rights. This means that upon a proposed sale of additional shares, shareholders do not have the right to acquire such shares in proportion to their present holdings of stock. This will permit the Board of Directors of the Holding Company to utilize the authorized and unissued shares of Holding Company Stock as it determines to be in the best interests of the Holding Company and its shareholders. Apart from the transactions discussed in this Joint Proxy Statement/Prospectus, management of the Holding Company does not have any plans to issue additional shares of Holding Company Stock at the present time.

LIQUIDATION RIGHTS

      Upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Holding Company, Newnan Savings or Southside, after the payment in full of debts and other liabilities, the remaining assets, if any, are to be distributed ratably among the shareholders.

OTHER

      Neither Holding Company Stock, Newnan Savings Stock nor Southside Stock
(a) is subject to liability for further calls or to assessments by the Holding Company, Newnan Savings or Southside, as applicable, or (b) is subject to redemption, sinking fund or conversion provisions.

                               PREFERRED STOCK

      The Holding Company is authorized to issue 8,000,000 shares of preferred stock in series, and in connection with such issuance, the Board of Directors is authorized without further vote of shareholders to fix the rights and qualifications, limitations or restrictions of any series of the preferred stock, including the number of shares constituting any such series and the designation thereof, the voting rights, rights and terms of redemption, dividend rights, liquidation preferences, and the rights and terms of conversion into shares of any other class or series of the same or other class of stock of the Holding Company. Currently there are no shares of preferred stock outstanding, and the Holding Company has no current plans to issue any shares of preferred stock. Newnan Savings has a similar charter provision for issuance of preferred stock, but has no shares outstanding. Southside's Articles do not provide for the issuance of preferred stock.

                           ANTITAKEOVER PROVISIONS

      The following description of the antitakeover provisions included in the Holding Company's Articles of Incorporation is qualified in its entirety by reference to the Holding Company's Articles of Incorporation which are filed as an exhibit to the Registration Statement. The antitakeover provisions included in the Holding Company's Articles do not differ significantly from those currently available under the Federal Stock Charter of Newnan Savings, but do give the Board of Directors more specific guidance in the evaluation of an acquisition proposal.

CLASSIFICATION OF THE BOARD OF DIRECTORS

      Article 7 of the Holding Company's Articles of Incorporation divides the Board of Directors of the Holding Company into three classes, Class I, Class II and Class III, each of which is equal in number. The directors in each class will hold office for staggered terms of three years each, after initial terms of one year, two years and three years, respectively. Each director also serves until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible. Newnan Savings currently has the same provision for a staggered board. The directors of Southside, however, are elected annually by the shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

CHANGE IN NUMBER OF DIRECTORS

      Article 8 of the Articles of Incorporation of the Holding Company provides that any change in the number of directors of the Holding Company, as set forth in its Bylaws, would have to be made by the affirmative vote of two-thirds of the entire Board of Directors or by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Holding Company Stock.

      The applicable provisions of the Georgia Business Corporation Code provide that, in the absence of a provision such as Article 8, the number of directors may be increased or decreased from time to time as provided in the Bylaws unless the number of directors is otherwise fixed by the shareholders. Southside has no such provision in its Articles.

      The Federal Stock Charter of Newnan Savings currently provides that its Board of Directors shall consist of not less than seven nor greater than fifteen directors with the authorized number to be stated in the Bylaws. The Board of Directors may amend the Bylaws to increase or decrease this number.

REMOVAL OF DIRECTORS

      Article 9 of the Articles of Incorporation of the Holding Company provides that directors of the Holding Company may be removed during their terms for "cause" only by the affirmative vote of the holders of a majority of the outstanding shares of Holding Company Stock; or without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over the Holding Company, or determination by at least two-thirds of the incumbent directors of the Holding Company that the conduct of the director to be removed has been inimical to the best interests of the Holding Company.

      In the absence of a provision dealing with the removal of directors, such as Article 9, the Georgia Business Corporation Code provides that if the directors have staggered terms, then the shareholders may remove directors only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise. Southside has no such provision in its Articles.

      The Bylaws of Newnan Savings currently provide that the Board of Directors or any individual director may be removed from office with cause only by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors. There is no provision for removal of a director without cause.

ADVANTAGES AND DISADVANTAGES OF ARTICLES 7, 8 AND 9

      Articles 7, 8 and 9 of the Holding Company's Articles of Incorporation would make it more difficult for shareholders of the Holding Company, including those holding a majority of the outstanding shares of Holding Company Stock, to force an immediate change in the composition of a majority of the Board of Directors, even if the reason for the change were the performance of the present directors. Under Article 7, the terms of only one-third of the incumbent directors will expire each year, provided no new directorships are created and no directors resign or are removed from office. Under Article 8, it will be more difficult to create new directorships, and under Article 9, it will be more difficult to remove directors without cause. Accordingly, two annual shareholders' meetings will be required to change a majority of the directors of the Holding Company instead of one such meeting.


      Although there have been no difficulties in the past due to lack of continuity of management, the Board believes that Articles 7, 8 and 9 will help to assure continuity and stability in the leadership and policies of the Holding Company and its financial institution subsidiaries. Management also believes that such Articles will enable the Holding Company to protect the interests of its shareholders in the event that another party, through a takeover bid or otherwise, obtains a substantial number of shares of Holding Company Stock.

      It would be impossible, assuming that no new directorships were created, no directors resigned and no directors were removed from office, for shareholders to change a majority of the directors at any one annual meeting should they consider such a change desirable unless the shareholders controlled sufficient votes to amend Articles 7, 8 or 9 (two-thirds of the outstanding shares). Although Articles 7, 8 and 9 will make it more difficult to acquire operating control of the Holding Company in an unfriendly manner, directors who oppose or who are discouraged by new controlling shareholders might resign, thereby allowing directors elected by the new controlling shareholders to fill the vacancies created by such resignations.

SUPERMAJORITY VOTING ON CERTAIN TRANSACTIONS

      Article 13 of the Articles of Incorporation of the Holding Company provides, with certain exceptions, that any merger or consolidation involving the Holding Company or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Holding Company Stock. However, exceptions to this rule exist (a) where no party to the merger, consolidation, sale or other disposition of assets is the beneficial owner of 5% or more of the outstanding shares of Holding Company Stock (taking into account the application of certain aggregation and beneficial ownership provisions set forth in the Articles), or (b) where two-thirds of the Board has approved a memorandum of understanding with the other party to the transaction before such party became the beneficial owner of 5% or more of the outstanding shares of Holding Company Stock, or (c) where the Board of Directors of the Holding Company has approved the particular transaction by the affirmative vote of two-thirds of the entire Board. In cases where one of these exceptions applies, the applicable provisions of the Georgia Business Corporation Code govern, and shareholder approval of the transaction would require a favorable vote by a majority of all votes entitled to be cast.

      The primary purpose of this Article is to discourage any party from attempting to acquire control of the Holding Company through the acquisition of a substantial number of shares of Holding Company Stock followed by a forced merger or sale of assets without negotiation with management. Such a merger or sale might not be in the best interests of the Holding Company or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and the Holding Company and its other shareholders on the other.

      It should be recognized that the foregoing provision could enable the holders of a minority of the shares of Holding Company Stock to prevent a transaction favored by the holders of a majority of such shares. Also, in some circumstances, the Board of Directors could, by withholding its consent to such a transaction, cause a two-thirds vote to be required to approve the transaction, thereby enhancing the ability of management to retain control over the affairs of the Holding Company and its financial institution subsidiaries and their positions with the Holding Company and its bank subsidiary. However, of the three persons who will be directors of the Holding Company at the effective date of the Newnan Savings Reorganization and the Southside Acquisition, only one is affiliated with Newnan Savings in a full-time management position.

      Presently, the affirmative vote of two-thirds of the outstanding shares of Newnan Savings' and Southside's Stock is required by the regulations of the OTS and the Georgia Financial Institutions Code, respectively, to approve a merger or consolidation (except that in the case of Newnan Savings, the affirmative vote of only a majority of the shares is required if the merger involves an interim institution).

EVALUATION OF ACQUISITION PROPOSAL

      Article 14 of the Holding Company's Articles of Incorporation provides that the response of the Holding Company to any acquisition proposal made by another party will be based on the Board's evaluation of the best interests of the Holding Company and its shareholders. As used herein, the term "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of the Holding Company, (b) to merge or consolidate the Holding Company with another corporation or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by the Holding Company.

      Article 14 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of the Holding Company and its bank subsidiary; (b) the expected social and economic effects on the communities within which the Holding Company operates; and (c) the consideration being offered by the other corporation in relation (i) to the then current value of the Holding Company as determined by a freely negotiated transaction and (ii) to the Board of Directors' then estimate of the Holding Company's future value as an independent entity. The enumerated factors are not exclusive, and the Board may consider other relevant factors.

      This Article has been included in the Holding Company's Articles of Incorporation because banks are charged with providing support to and being involved with the communities they serve, and the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of Holding Company Stock. Neither the Georgia Business Corporation Code nor the regulations of the OTS specifically enumerates the factors the board of directors of a corporation or a bank, respectively, should consider in the event the corporation or the bank is presented with an acquisition proposal.

      While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the consideration being offered in relation to the then current value of the Holding Company determined in a freely negotiated transaction and in relation to the Board's then estimate of the future value of the Holding Company as an independent concern. The Board believes that frequently the consideration offered in a takeover bid, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of the Holding Company.

      One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the board of a target corporation prior to or after commencing a tender offer in an attempt to avoid a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror which might attempt to acquire the Holding Company through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging the Holding Company in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the Board's response to an acquisition proposal to institute litigation against the Holding Company and to allege that the Board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of Holding Company Stock.

      Article 14 would not make an acquisition proposal regarded by the Board as being in the best interests of the Holding Company more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in the best interests of the Holding Company (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board might have the effect of maintaining the positions of incumbent management.

AMENDMENT OF ANTITAKEOVER PROVISIONS

      Any amendment of Articles 7, 8, 9, 13 and 14 of the Holding Company's Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Holding Company Stock, unless two-thirds of the entire Board of Directors approves the amendment. If two-thirds of the Board approves the amendment, the applicable provisions of the Georgia Business Corporation Code would govern, and the amendment would be approved if the votes cast in favor of the amendment exceed the votes cast in opposition to the amendment where a quorum is present.

                           LIMITATION OF LIABILITY

      Article 11 of the Holding Company's Articles of Incorporation, subject to certain exceptions, adopts the Georgia statutory provisions eliminating the potential personal liability of a director for monetary damages to the Holding Company or its shareholders for certain breaches of a duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Holding Company; (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;
(c) a transaction from which the director derives an improper material tangible personal benefit; or (d) as to the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distribution of corporate assets to shareholders. Article 11 does not eliminate or limit the right of the Holding Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

      Section 14-2-202 of the Georgia Business Corporation Code provides that a corporation may limit the personal liability of its directors for monetary damages for the breach of duty of care or other duty as a director so long as there is no elimination of liability for appropriation of any business opportunity of the corporation, for acts or omissions involving intentional misconduct or knowing violation of the law, for unauthorized distributions of corporate assets to shareholders, or for any transaction from which the director derived an improper personal benefit. This provision was added to the Georgia Code to protect directors who have acted in good faith from frivolous and harassing claims.

      Article 11 has been recommended by the Board to encourage qualified individuals to serve and remain as directors of the Holding Company. The Holding Company has not experienced any problems in locating and retaining directors to date. It could experience difficulty in the future if the Holding Company's business activities increase and diversify. Article 11 was included also to enhance the Holding Company's ability to maintain liability insurance for its directors at a reasonable cost. The Board of Directors believes that
Article 11 will enable the Holding Company to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

      The Articles of Incorporation of Southside include a comparable provision limiting the liability of directors, but no comparable provision is included in the Federal Stock Charter or Bylaws of Newnan Savings.

                               INDEMNIFICATION

      The Bylaws of the Holding Company contain certain provisions which provide indemnification to directors and officers of the Holding Company that is broader than the protection expressly mandated in Section 14-2-850, ET SEQ. of the Georgia Business Corporation Code. These sections expressly allow the Holding Company to provide these broader indemnification rights to its directors and officers, subject to shareholder approval. The broader indemnification rights were adopted to encourage qualified individuals to serve and remain as directors and officers of the Holding Company. Indemnification available to institutions with federal charters is governed by 12 C.F.R. Section 545.121. A federally chartered institution may adopt a more specific indemnification bylaw if it does not conflict with this regulation. Indemnification available under Georgia law would, with only minor modifications to provide for OTS approval before certain indemnification payments are made, also be allowed to federally chartered institutions that adopted an appropriate indemnification bylaw.

      The indemnification provisions in the Holding Company's Bylaws require the Holding Company to indemnify under certain circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of the Holding Company. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorney's fees and court costs) and against any judgments, fines and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have the Holding Company advance any such expenses prior to the final disposition of the proceeding, upon an undertaking to repay the Holding Company if it is ultimately determined that they are not entitled to indemnification. In general, the Holding Company will indemnify a director, officer, employee or agent if the Board of Directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Holding Company and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

      No indemnification will be provided to any person for liability resulting from (a) any appropriation in violation of his or her duties of any business opportunity of the Holding Company, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distribution of corporate assets to shareholders, or (d) any transaction from which the director derived an improper material tangible personal benefit.

      The Holding Company, Newnan Savings and Southside are not aware of any pending or threatened action, suit or proceeding involving any of their directors, officers, employees or agents for which indemnification from the Holding Company, Newnan Savings or Southside may be sought.

      Insofar as indemnification for liabilities (primarily relating to public distribution of securities) arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of the Holding Company, or to an affiliate of the Holding Company pursuant to the Holding Company's Bylaws or otherwise, the Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. Accordingly, it is possible that the indemnification provisions of the Bylaws may not apply to liabilities arising under the 1933 Act unless the person to be indemnified is successful on the merits of the proceeding.

       STATUTORY AND REGULATORY PROVISIONS FOR DISSENTING SHAREHOLDERS

                        NEWNAN SAVINGS REORGANIZATION

      Pursuant to 12 C.F.R. Section 552.14, holders of Newnan Savings Stock have dissenters' rights with respect to the Newnan Savings Reorganization. Such rights entitle shareholders to receive the fair or appraised value of their shares of Newnan Savings Stock rather than having such shares converted into Holding Company Stock. Newnan Savings shareholders who exercise such rights must carefully follow the procedures described herein.

      In order to exercise dissenters' rights, a shareholder must deliver to Newnan Savings, prior to voting on the Newnan Savings Reorganization, a written demand that identifies the shareholder and requests appraisal of and payment for his or her shares. Such demand must be submitted in addition to and separate from any proxy or vote against the Newnan Savings Reorganization. Provided that such shareholder does not thereafter vote in favor of the Newnan Savings Reorganization, a shareholder who submits such a demand will be offered payment for his shares within ten days after the effective date of the Newnan Savings Reorganization. The price offered to such shareholder for the shares will be a price deemed by the Holding Company to be their fair value. Such shareholder may either accept the offered price or seek a determination of the fair value of the shares by the OTS.

      If, within 60 days after the effective date of the Newnan Savings Reorganization, the Holding Company and any holder of Newnan Savings Stock who has complied with the foregoing requirements do not agree as to the fair value, then such shareholder may file a petition with the OTS, 1700 G Street, N.W., Washington, D.C. 20552, Attn: Director, with a copy sent by registered or certified mail to the Holding Company, demanding a determination of the fair value of his or her stock. A shareholder who fails to file such petition within 60 days after the effective date of the Newnan Savings Reorganization will be deemed to have accepted Holding Company Stock in exchange for the shareholder's Newnan Savings Stock pursuant to the terms of the Plan of Reorganization. Within 60 days after the effective date of the Newnan Savings Reorganization, each shareholder demanding appraisal and payment must submit to the Holding Company his or her share certificate(s) for notation thereon that an appraisal and payment have been demanded with respect to such shares and that appraisal proceedings are pending. Any shareholder who fails to submit his or her share certificate(s) for such notation will no longer be entitled to appraisal rights and will be deemed to have accepted Holding Company Stock in exchange for the shareholder's Newnan Savings Stock pursuant to the terms of the Plan of Reorganization. At any time within 60 days after the effective date of the Newnan Savings Reorganization, any shareholder will have the right to withdraw his or her demand for appraisal and accept the fair value payment for his or her shares offered by the Holding Company.

      The Director of the OTS will, as he may elect, either appoint one or more independent persons or direct appropriate staff to appraise the shares to determine their fair market value, as of the effective date of the Newnan Savings Reorganization, exclusive of any element of value arising from the accomplishment or expectation of the Newnan Savings Reorganization. The Director after consideration of the appraisal report and the advice of appropriate staff will, if he concurs in the valuation of the shares, direct payment by the Holding Company of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. The cost of obtaining such a determination may be assessed by the OTS as it deems equitable. After the effective date of the Newnan Savings Reorganization, shareholders who exercise their dissenters' rights will no longer be entitled to vote or to receive dividends with respect to their shares.


      One of the conditions to the Plan of Reorganization is that the holders of no more than 145,941 shares of Newnan Savings Stock shall have filed notice of election to dissent. If this condition is not satisfied, the parties to the Plan of Reorganization will not be required to consummate the Newnan Savings Reorganization, in which event the dissenters' rights described in this section would also terminate.


      The foregoing does not purport to be a complete statement of the provisions of 12 C.F.R. Section 552.14, and it is qualified in its entirety by reference to said Section, which is reproduced in full as Appendix C to this Proxy Statement. However, the foregoing does describe all material provisions of the OTS regulations with which dissenting shareholders must comply in order to preserve their dissenters' rights.

                            SOUTHSIDE ACQUISITION

      Pursuant to Section 14-2-1301, ET SEQ. of the Georgia Business Corporation Code, any holder of record of Southside Stock who objects to the Southside Acquisition, and who fully complies with all of the provisions of
Section 14-2-1301, ET SEQ. (but not otherwise) shall be entitled to demand and receive payment for all (but not less than all) of his or her shares of Southside Stock if the proposed Southside Acquisition is consummated.

      A shareholder of Southside who objects to the Southside Acquisition and desires to receive payment of the "fair value" of his or her Stock:

      (a) Must file a written objection to the Southside Acquisition with Southside either prior to the meeting or at the meeting but before the vote is taken, and the written objection must contain a statement that the shareholder intends to demand payment for his or her shares if the Southside Acquisition is approved; AND

      (b) Must either abstain from voting or vote against approval of the Southside Acquisition; AND

      (c) Must demand payment and deposit his or her certificate(s) in accordance with the terms of the dissenters' notice sent to the dissenting shareholder following approval of the Southside Acquisition.

      A vote against the Southside Acquisition alone will not constitute the separate written notice and demand for payment referred to in (a) and (c) above; dissenting shareholders must separately comply with all three conditions. Any notice required to be given to Southside must be forwarded to Southside Financial Group, Inc., 675 North Jeff Davis Drive, Fayetteville, Georgia 30214,
Attention: Corporate Secretary.

      If the Southside Acquisition is approved, Southside will mail no later than 10 days after the approval by certified mail to each shareholder who has complied with conditions (a) and (b) above, written notice of such approval, addressed to the shareholder at such address as the shareholder has furnished Southside in writing, or, if none, at the shareholder's address as it appears on the records of Southside. Southside will set a date by which it must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is delivered.

The shareholder must make the written election to dissent and demand for payment described in condition (c) above by the payment demand date as set by Southside.

      If all conditions in (a), (b) and (c) above are satisfied in full, the Holding Company is required to make a written offer within ten days of receiving the payment demand, or within ten days after the consummation of the Southside Acquisition, whichever is later, to each dissenting shareholder to purchase all of such shareholder's shares of Southside Stock at a specific price. If the Holding Company and any dissenting shareholder are unable to agree on the fair value of the shares within sixty days, the Holding Company will commence a proceeding in the Superior Court of Fayette County to determine the rights of the dissenting shareholder and the fair value of his or her shares. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. If the Holding Company does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of either Southside or of the Holding Company, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

      The foregoing does not purport to be a complete statement of the provisions of Section 14-2-1301, ET SEQ. of the Georgia Business Corporation Code, and it is qualified in its entirety by reference to said sections, which are reproduced in full as Appendix D to this Joint Proxy Statement/Prospectus. However, the foregoing does describe all material provisions of Georgia law with which dissenting shareholders must comply in order to preserve their dissenters' rights.

                                 MANAGEMENT

                                  DIRECTORS

      The Board of Directors of the Holding Company will consist of three current Newnan Savings directors, J. Littleton Glover, Jr., Tom Moat and Ellis
A. Mansour.

      Pursuant to the Holding Company's Articles of Incorporation, its directors are divided into three classes, Class I, Class II and Class III. The initial term of the Class I directors expires in 1999, that of the Class II directors expires in 1998 and that of the Class III directors expires in 1997. At each annual meeting of shareholders, the directors elected to succeed those in the class whose terms then expire will be elected for three-year terms, so that the term of one class of directors will expire each year.

      The table below sets forth for each such person (a) the person's name and his Class designation, (b) his or her age at March 31, 1996, (c) the year he was first elected as a director of Newnan Savings, and (d) his position with Newnan Savings and his other business experience for the past five years.

                                     First
                                     Year
Name                           Age   Elected   Business Experience
- ----                           ---   -------   -------------------
J. Littleton Glover, Jr.(1)    53    1992      Chairman of the Board of the Holding
                                               Company and Newnan Savings; Attorney,
                                               Glover & Davis, P.A.

Tom Moat(2)                    48    1992      President and Chief Executive Officer
                                               of the Holding Company and Newnan
                                               Savings; previously Regional Manager,
                                               Federal Home Loan Mortgage Corporation


Ellis A. Mansour(3)            57    1979      President, Treasurer and majority
                                               stockholder of Brothers Limited
                                               (retail apparel store)

______________
(1) Class I director.

(2) Class II director.

(3) Class III director


                                    OFFICERS

      The officers of the Holding Company will be as follows:

               Name                           Title
               ----                           -----
               J. Littleton Glover, Jr.       Chairman

               Tom Moat                       President

               Ellis A. Mansour               Secretary, Treasurer


                            EXECUTIVE COMPENSATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table provides certain summary information concerning compensation paid or accrued by Newnan Savings to or on behalf of its Chief Executive Officer for the last three fiscal years ended March 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                 Annual Compensation
- ---------------------------------------------------------   ----------------------------------
                                                    Other        Long-term
    Name and                                        Annual      Compensation      All Other
Principal Position   Year    Salary     Bonus    Compensation     Awards(3)    Compensation(2)
- ------------------   ----   --------   -------   ------------   ------------   ---------------
Tom Moat             1996   $126,376   $25,101       (1)           15,000           $3,198

                     1995    110,346    10,262       (1)             --              4,051

                     1994    108,000     7,112       (1)           16,500            3,696

- ----------------
(1) Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) Represents premiums paid by Newnan Savings on a disability insurance policy and contributions made to 401(k) Plan.

(3) Mr. Moat was awarded an option to purchase the number of shares of Newnan Savings Stock set forth under this column for the applicable years.

                                STOCK OPTIONS

      The following table sets forth all option exercises for the fiscal year ended March 31, 1996:



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES
- ------------------------------------------------------------------------------
                                                             Value of
                                           Number of        Unexercised
               Shares                     Unexercised       In-the-Money
              Acquired                     Options at        Options at
                on            Value        FY-End (#)       FY-End ($)(1)
              Exercise      Realized      Exercisable/       Exercisable/
    Name        (#)            ($)        Unexercisable     Unexercisable
- ------------------------------------------------------------------------------
Tom Moat         --             --        39,000/9,000      $353,220/5,625
- ------------------------------------------------------------------------------

- -----------------
(1) Assuming market price per share of $17.00 at March 31, 1996.

      If the Newnan Savings Reorganization is consummated, all outstanding options to purchase shares of Newnan Savings Stock will become options to purchase shares of Holding Company Stock, without change to number of shares subject to the options or to the exercise prices of the options, and the plans pursuant to which such options were granted will become plans of the Holding Company.

                         CERTAIN OTHER TRANSACTIONS

      Newnan Savings' directors and executive officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with Newnan Savings and are expected to continue such relationships in the future. The same is true for Citizens Bank's directors and executive officers, their immediate family and certain companies and other entities associated with them. In the opinion of each bank's management, the extensions of credit made by the applicable bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

      J. Littleton Glover, Jr., Chairman of the Board and a director of Newnan Savings, is an attorney and President of the law firm of Glover & Davis, P.A., which firm serves as legal counsel for Newnan Savings and its subsidiaries. The firm furnishes title opinions on parcels of land and improvements thereon in Coweta County and adjacent counties which collateralize certain loans granted by Newnan Savings. Newnan Savings accepts title opinions on properties located in Coweta County from all local practicing attorneys provided they furnish evidence of a $1 million lawyers' title insurance errors and omissions policy or in lieu of such coverage, furnish Newnan Savings with a title policy with each title opinion.

      Title examination fees are paid by Newnan Savings from the loan proceeds of the borrowing member or paid directly by the borrower. The fee charged for this opinion is negotiable between the borrower and his attorney. The gross fees paid to Glover & Davis, P.A. for title opinions required for loan closings as described above during the fiscal year ended March 31, 1996 were $48,586.

      As counsel to Newnan Savings during the fiscal year ended March 31, 1996, Glover & Davis, P.A. received from Newnan Savings and its subsidiaries $44,874 in legal fees. Fees paid by Newnan Savings to Glover & Davis, P.A. for all services rendered by Glover & Davis, P.A. to Newnan Savings are comparable to those paid by Newnan Savings in similar transactions with nonaffiliates.

                 INTERESTS OF MANAGEMENT IN THE TRANSACTIONS

      No director or officer of Newnan Savings or Southside, nor any of their associates, has any direct or indirect material interest in the Newnan Savings Reorganization or the Southside Acquisition other than an interest resulting solely from ownership of Newnan Savings Stock or Southside Stock or from his or her proposed position as a director or executive officer of the Holding Company, Newnan Savings or Citizens Bank.

      Each director or officer of Newnan Savings will receive, as will all Newnan Savings shareholders, one share of Holding Company Stock for each share of Newnan Savings Stock that he or she currently owns. In addition, all outstanding options to purchase shares of Newnan Savings Stock will, without any changes in the terms of the options, become options to purchase shares of Holding Company Stock. Also see "Executive Compensation" and "Ownership of Stock -- Newnan Savings Stock Owned by Management."


      Three directors of Newnan Savings, J. Littleton Glover, Jr., Ellis A. Mansour, and Tom Moat, will serve as the directors and officers of the Holding Company. They will receive no additional compensation for their service as such.

      Each director or officer of Southside will receive, as will all Southside shareholders, merger consideration in the amount of $41.00 per share of Southside Stock, less a pro rata portion of the Special Reserve. Also, as will all Southside shareholders, each director or officer of Southside who owns or controls 5,000 or more shares may elect to receive 50% of his or her merger consideration in the form of Holding Company Stock, provided that the number of shares of Holding Company Stock exchanged accordingly will not exceed 145,000 shares. See "Terms of the Southside Acquisition - Consideration to Southside Shareholders." All the Southside directors and executive officers own or control more than 5,000 shares of Southside Stock. As of June 30, 1996, Southside directors and executive officers would receive merger consideration in the aggregate amount of $6,651,265.

                             OWNERSHIP OF STOCK

                  PRINCIPAL HOLDERS OF NEWNAN SAVINGS STOCK

      The following table sets forth the persons who beneficially owned, at June 30, 1996, more than 5% of the outstanding shares of Newnan Savings Stock to the best information and knowledge of Newnan Savings. If the Newnan Savings Reorganization is consummated, the persons named in the table will own the same number of shares of Holding Company Stock as they now own of Newnan Savings Stock. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.


  Name and Address                  Newnan Savings Stock     Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)       Outstanding
 -------------------               -----------------------   ------------------
J.Littleton Glover, Jr.                  120,722(2)               8.18%
10 Brown Street
Newnan, Georgia 30264

Ellis A. Mansour                         103,450(3)               6.97%
6 East Court Square
Newnan, Georgia 30263

Dennis H. McDowell                       134,695(4)               9.24%
P.O. Box 858
Carrollton, Georgia 30117

Rollins Financial Counseling, Inc.        82,301(5)                5.64%
1201 Peachtree Street, Suite 1500
Atlanta, Georgia 30361


- -------------
(1) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares officers and directors effectively exercise sole or shared voting and investment power, unless otherwise indicated.


(2) Consists of (a) 104,092 shares owned of record by Mr. Glover and (b) options to purchase 16,630 shares.

(3) Consists of (a) 78,180 shares owned of record by Mr. Mansour and (b) options to purchase 25,270 shares.

(4)  Based on records maintained by Newnan Savings and information from a
     Schedule 13D filed by Mr. McDowell on November 15, 1991. There have been no amended filings received by Newnan Savings. According to the Schedule 13D, Mr. McDowell exercises sole voting and investment authority over these shares.

(5)  Based on records maintained by Newnan Savings and information from a
     Schedule 13G filed by Rollins on March 24, 1996. There have been no amended filings received by Newnan Savings. According to the Schedule 13G, Rollins shares voting and investment authority over these shares.

                    NEWNAN SAVINGS STOCK OWNED BY MANAGEMENT

     The following table sets forth the number and percentage ownership of shares of Newnan Savings Stock beneficially owned by each director of Newnan Savings and by all directors and executive officers as a group, at June 30, 1996. If the Newnan Savings Reorganization is consummated, the persons named in the table will own the same number of shares of Holding Company Stock as they now own of Newnan Savings Stock. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.


  Name and Address                  Newnan Savings Stock     Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)      Outstanding
 -------------------               -----------------------   ------------------
Thomas W. Barron                          28,805(2)                1.94%
8 Featherston Drive
Newnan, Georgia

LouAnne A. Connell                        24,393(3)                1.65%
12 Atkinson Street
Newnan, Georgia

Clifford A. Cranford, Jr.                 13,400(4)                0.91%
139 Pickens Drive
Newnan, Georgia

J. Littleton Glover, Jr.                 120,722(5)                8.18%
10 Brown Street
Newnan, Georgia

Ellis A. Mansour                         103,450(6)                6.97%
6 East Court Square
Newnan, Georgia

Tom Moat                                  47,060(7)                3.14%
3 Brookwood Drive
Newnan, Georgia

H. Pickens Parks, Jr.                     28,045(8)                1.89%
255 Mary Freeman Road
Newnan, Georgia

  Name and Address                  Newnan Savings Stock     Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)      Outstanding
 -------------------               -----------------------   ------------------
Jack M. Reeves                            73,620(9)                4.97%
6 Briar Ridge Road
Newnan, Georgia

Holland M. Ware                           37,326(10)               2.52%
212 Maple Drive
Hogansville, Georgia

All Executive Officers                   520,209                  31.34%
and Directors as a
Group (13 persons)
- ------------------
(1) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares officers and directors effectively exercise sole or shared voting and investment power, unless otherwise indicated.

(2) Consists of (a) 5,060 shares owned of record by Mr. Barron and (b) presently exercisable options to purchase 23,745 shares.

(3) Consists of (a) 8,373 shares owned of record by Ms. Connell and (b) presently exercisable options to purchase 16,020 shares.

(4) Consists of (a) 200 shares owned of record by Mr. Cranford and (b) presently exercisable options to purchase 13,200 shares.

(5) Consists of (a) 104,092 shares owned of record by Mr. Glover and (b) presently exercisable options to purchase 16,630 shares.

(6) Consists of (a) 78,180 shares owned of record by Mr. Mansour and (b) presently exercisable options to purchase 25,270 shares.

(7) Consists of (a) 8,060 shares owned of record by Mr. Moat and (b) presently exercisable options to purchase 39,000 shares.

(8) Consists of (a) 6,435 shares owned of record by Mr. Parks and (b) presently exercisable options to purchase 21,610 shares.

(9) Consists of (a) 52,250 shares owned of record by Mr. Reeves and (b) presently exercisable options to purchase 21,370 shares.

(10) Consists of (a) 13,896 shares owned of record by Mr. Ware and (b) presently exercisable options to purchase 23,430 shares.

                      PRINCIPAL HOLDERS OF SOUTHSIDE STOCK

     The following table sets forth the persons who beneficially owned, at June 30, 1996, more than 5% of the outstanding shares of Southside Stock to the best information and knowledge of Southside. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.


  Name and Address                     Southside Stock       Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)      Outstanding
 -------------------               -----------------------   ------------------
M.D. Waldrop, Sr.                        24,750                    6.48%
185 Cedar Creek Court
Fayetteville, Georgia

- -------------------
(1) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares officers and directors effectively exercise sole or shared voting and investment power, unless otherwise indicated.

                       SOUTHSIDE STOCK OWNED BY MANAGEMENT

     The following table sets forth the number and percentage ownership of shares of Southside Stock beneficially owned by each director of Southside and by all directors and executive officers as a group, at June 30, 1996. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

  Name and Address                    Southside Stock        Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)       Outstanding
 -------------------               -----------------------   ------------------
Jack C. Bowdoin                           15,671                   4.10%
105 Runnymede Road
Griffin, Georgia 30223

Huie L. Bray                               5,290                   1.39%
136 New Hope Road
Fayetteville, Georgia

Thomas B. Chandler                        10,552                   2.76%
165 Dawn Drive
Fayetteville, Georgia

R.B. Dixon, Jr.                            6,974(2)                1.82%
140 Thornridge Trail
Fayetteville, Georgia

Samuel L. Jones                            7,874                   2.06%
1943 Highway 85 S.
Fayetteville, Georgia

  Name and Address                    Southside Stock        Percent of Shares
 of Beneficial Owner               Beneficial Ownership(1)       Outstanding
 -------------------               -----------------------   ------------------
Jackie L. Mask                            13,646                   3.57%
420 Rising Star Road
Brooks, Georgia

Gary D. McGaha                            10,550(3)                2.75%
187 Grooms Road
Fayetteville, Georgia

B.D. Murphy, III                           8,415                   2.20%
510 White Oak Drive
Newnan, Georgia

Herschel W. Pearce                        10,500                   2.75%
130 Forrest Hall Lane
Fayetteville, Georgia

Thomas D. Reese                            7,674                   2.01%
152 Hampton Road
Fayetteville, Georgia

Mike Reid                                 14,376                   3.76%
100 Donasha Todd Court
Fayetteville, Georgia

Dr. James C. Sams                          5,250                   1.37%
508 Antioch Road
Fayetteville, Georgia

Joseph M. Snowden                          7,894                   2.07%
227 County Line Road
Fayetteville, Georgia

M.D. Waldrop, Sr.                         24,750                   6.48%
185 Cedar Creek Court
Fayetteville, Georgia

Barnard W. Walker                         14,489(4)                3.79%
145 Mary Lynn Lane
Fayetteville, Georgia

All Directors and                        163,905                  41.77%
Executive Officers
as a Group
(15 persons)
- ------------------
(1) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares officers and directors effectively exercise sole or shared voting and investment power, unless otherwise indicated.

(2)  Includes 5,250 shares held by Bob Dixon Builders Profit-Sharing Plan.

(3) Consists of (a) 450 shares owned of record by Mr. McGaha and (b) options to purchase 10,100 shares.

(4)  Includes 2,625 shares held by Walker Concrete.

                                    BUSINESS

                                     COMPANY

     The Holding Company was incorporated as a Georgia corporation on October 26, 1995 for the initial purpose of acquiring all of the issued and outstanding shares of Newnan Savings Stock pursuant to the Newnan Savings Reorganization and acquiring all of the issued and outstanding shares of Southside pursuant to the Southside Acquisition. As a savings and loan holding company and a bank holding company, the Holding Company will have the power to acquire banks and savings institutions and other companies engaged in certain businesses deemed to be closely related to banking. The Holding Company's Board of Directors may consider additional acquisitions in the future. Any acquisitions of additional banks would be subject to prior regulatory approval.

     Management of the Holding Company is currently reviewing permissible nonbanking activities for the Holding Company, but has no specific plans with respect to such nonbanking activities. The Holding Company's future nonbanking activities may include financial and other activities permitted by law, and such activities could be conducted by subsidiary corporations that have not yet been organized. Commencement of nonbanking operations by subsidiaries, if they are organized, will be contingent upon approval by the Board of Directors of the Holding Company and by appropriate regulatory authorities.

     Except for three directors of Newnan Savings who presently serve as the directors and Chairman of the Board, President and Secretary/Treasurer of the Holding Company, the Holding Company does not have any employees.

     The Holding Company's main office is located at Newnan Savings' main office, 19 Jefferson Street, Newnan, Georgia 30263. At the present, time the Holding Company does not have any plans to establish additional offices.

                                 NEWNAN SAVINGS

GENERAL

     Newnan Savings was originally chartered by the State of Georgia in 1927 and converted to a federal mutual savings and loan association in 1955. Since that time, Newnan Savings has been a member of the Federal Home Loan Bank System and its savings deposits have been federally insured. In 1986, Newnan Savings converted from a federal mutual savings and loan association to a federal stock savings and loan association through the sale and issuance of capital stock. In 1988, Newnan Savings converted to a federal stock savings bank.

     Newnan Savings has as its primary business the solicitation of savings accounts from the general public and the origination of mortgage loans for the purpose of constructing, financing or refinancing one- to four- family dwellings and other improved residential properties. Newnan Savings' income is derived largely from interest and fees in connection with its lending activities. Its principal expenses are interest paid on savings deposits and operating expenses.


     As of June 30, 1996, Newnan Savings had 67 full-time and part-time employees. Newnan Savings is not a party to any collective bargaining agreement and, in the opinion of management, Newnan Savings enjoys excellent relations with its employees.


PROPERTIES

      Newnan Savings' executive offices are located at 19 Jefferson Street, Newnan, Coweta County, Georgia. Newnan Savings maintains its main office and three branch offices in Newnan, as well as branches in Peachtree City, Hogansville and LaGrange, Georgia. The addresses of the branch offices are as follows: 71 Bullsboro Drive, Newnan, Georgia; Highway 34 East (White Oak), Newnan, Georgia; 14 Hospital Road, Newnan, Georgia; 705 Highway 54 East, Peachtree City, Georgia; 310 Broad Street, LaGrange, Georgia; and 410 East Main Street, Hogansville, Georgia. Newnan Savings also has an operations center located at 10 Olive Street, Newnan, Georgia and a mortgage origination office located at 1874 Washington Street, Jefferson, Georgia. All of these properties are owned (with no liens) by Newnan Savings except for the following two offices which are leased: the branch located at Highway 34 East, Newnan, Georgia (lease expires August 1, 1999) and the mortgage origination office located at 1874 Washington Street, Jefferson, Georgia (lease expires April 30, 1997).


LENDING ACTIVITIES

     GENERAL. The principal lending activity of Newnan Savings is the origination of single-family conventional first mortgage loans (i.e., loans that are neither insured nor partially guaranteed by government agencies), mortgage loans insured or partially guaranteed by government agencies (i.e., FHA and VA loans), and construction loans. To a lesser extent, Newnan Savings also makes home equity lines of credit, second mortgage loans, commercial real estate loans and consumer loans.

     In an effort to make the yields on its loan portfolio and investments more interest rate sensitive, Newnan Savings has implemented a number of measures. Those measures include either (a) the origination of mortgage loans with adjustable interest rates, including adjustable mortgage loans on residential properties and construction loans to builders, (b) the adoption of a policy under which Newnan Savings generally originates long-term fixed rate mortgage loans written to specifications promulgated by the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"), and (c) maintenance of an investment portfolio of bonds and mortgage-backed securities having maturities and average lives of five years or less. Newnan Savings estimates that approximately 32% of its loans as of December 31, 1995 have fixed rates of interest and 68% have maturities or interest rates which adjusted in one year or less. The new lending and investment policies were adopted to shorten the term of Newnan Savings' assets and make them less susceptible to interest rate volatility.

     REAL ESTATE LOANS. The primary lending activity of Newnan Savings has been the granting of conventional loans to enable borrowers to purchase existing homes. At March 31, 1996, approximately 71% of Newnan Savings' total loan portfolio consisted of permanent mortgages secured by residential dwellings.

     Newnan Savings' lending policies generally limit the maximum loan-to-value ratio on residential mortgage loans to 95% of the lesser of the appraised value or purchase price, with the condition that private mortgage insurance be required on any home loans with loan-to-value ratios in excess of 80%. Non-owner occupied residential loans are made up to 80% of the lesser of the appraised value or purchase price. Multi-family residential and commercial real estate loans and unimproved real estate loans generally do not exceed 75% of value.

     The loan-to-value ratio, maturity and other provisions of the loans made by Newnan Savings have generally reflected the policy of making less than the maximum loan permissible under applicable regulations, in accordance with sound lending practices, market conditions, and underwriting standards established by Newnan Savings. Mortgage loans made by Newnan Savings are generally long-term loans, amortized on a monthly basis, with principal and interest due each month. The initial contractual loan payment period for residential loans typically ranges from 15 to 30 years. Newnan Savings' experience indicates that real estate loans remain outstanding for significantly shorter periods than their contractual terms. Borrowers may refinance or prepay loans at their option.

     Since 1982, Newnan Savings has offered renegotiable rate mortgages and mortgages with five year balloons. Since early 1985, Newnan Savings has also emphasized adjustable rate mortgages that have rate adjustments each year based upon one-year Treasury securities. The interest rates on these mortgages are adjustable once a year with limitations on upward adjustments of 2% per year and 5% to 6% over the life of the loan. In 1995, Newnan Savings offered loans which adjust a maximum 1% per year and 4% over the life of the loan with an option in which the borrower can convert to a 30-year fixed-rate loan at 5/8% above the market rate at the time of conversion.

     Commercial property loans, including loans secured by multi-family apartment projects with more than four units, constituted approximately $10,808,000 or approximately 8% of Newnan Savings' loan portfolio at March 31, 1996. These loans are typically secured by improved real estate located in Newnan Savings' primary lending area. Permanent commercial loans are made up to 75% of the appraised value of the property and generally have a 20-year amortization and five-year balloon payment or interest rates that adjust annually. Although commercial real estate loans typically have shorter terms to maturity and higher interest rates than residential mortgage loans, they also involve greater credit risks than certain residential mortgage loans. Commercial real estate and construction mortgage loans may involve large loan balances to single borrowers or to groups of related borrowers. In addition, payment experience on loans secured by income producing properties is typically dependent on the successful operation of the properties and thus may be subject to a greater extent to adverse conditions in the real estate market or in the economy generally. Although adjustable rate commercial real estate loans provide certain benefits to Newnan Savings' asset/liability management policy, they also pose potential credit risks. Specifically, as interest rates rise, the underlying payment by the borrower rises, increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates.

     CONSTRUCTION LOANS. Newnan Savings provides interim (construction) financing for single-family dwellings and nonresidential property. At March 31, 1996, Newnan Savings had $19,473,000 (net of undisbursed amounts totalling $16,179,000) or 15% of total loans outstanding in interim construction loans. Of this total, $17,533,000 (net of undisbursed amounts totalling $13,983,000) or 13% of total loans outstanding were for residential construction loans while $1,940,000 (net of undisbursed amounts totalling $2,196,000) or 2% of total loans were for nonresidential or development loans.

     Newnan Savings' general practice is to provide construction loan financing for a relatively small number of builder-developers. Newnan Savings' policy is to grant single-family construction loans up to 80% of the appraised value for an individual's personal residence and up to 75% for builders. Construction loans generally are made for a six-month to one-year term. This period may be extended, subject to negotiation and the payment of an extension fee. Interest rates are tied to a published prime rate.

     Construction financing is generally considered to involve a higher degree of credit risk than long-term financing of residential properties. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. If the estimate of construction cost and the salability of the property upon completion of the project proves to be inaccurate, the lender may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, the lender may be confronted, at or prior to the maturity of the loan, with a project with a value that is insufficient to assure full repayment. Newnan Savings addresses these risks by providing advances on construction loans only after the project has been inspected by a party independent of the lending function. These advances are computed as a percentage of the loan amount (rather than the builder's out-of-pocket costs) and are dependent on the completion of certain phases of construction.

     Newnan Savings' underwriting criteria are designed to evaluate and minimize the risks of each construction loan. Among other things, Newnan Savings considers evidence of the availability of permanent financing or a takeout commitment to the borrower, the reputation of the borrower and his or her financial condition, the amount of the borrower's equity in the project, an independent appraisal and review of cost estimates, pre-construction sale and leasing information, and cash flow projections of the borrower.

     CONSUMER AND OTHER LOANS. Federal regulations permit federally chartered thrift institutions to make secured and unsecured consumer loans up to 30% of the institution's assets. In addition, a federal thrift institution has lending authority above the 30% category for certain consumer loans, such as home equity loans, property improvement loans, mobile home loans, and homes secured by savings accounts. Newnan Savings began offering consumer loans in 1981. The consumer loans granted by Newnan Savings have included loans on automobiles and other consumer goods, as well as education loans and loans secured by savings accounts. Newnan Savings generally limits the loan-to-value ratios on its secured consumer loans to 80%. Newnan Savings also originates second mortgage loans for home improvement and other purposes. These loans generally have a 15-year amortization and are renegotiable in five years or have a seven-year term with a fixed rate of interest. Newnan Savings limits the loan-to-value ratios on its second mortgage loans to 80%. As of

March 31, 1996, second mortgage loans (which include home improvement loans) and other secured consumer loans amounted to approximately $3,141,000 or approximately 2% of Newnan Savings' total loan portfolio. Newnan Savings believes that the shorter term and the normally higher interest rates available on these types of loans have been helpful in maintaining profitable spread between Newnan Savings' average loan yield and its cost of funds.


INVESTMENT ACTIVITIES

     Interest income from cash deposits and investment securities generally provide the second largest source of income for Newnan Savings after interest payments on loans. At March 31, 1996, Newnan Savings' interest-bearing deposits and investment securities portfolio of $32,451,000 consisted primarily of Federal Home Loan Bank ("FHLB") overnight and fixed term deposits, U.S. government and agency obligations, and mortgage-backed securities.

     Newnan Savings is required under federal regulations to maintain a minimum amount of liquid assets which may be invested in specified short-term securities and is also permitted to make certain other investments. It has been Newnan Savings' policy in the past to maintain a liquidity portfolio well in excess of federal regulatory requirements.

SAVINGS ACTIVITIES AND OTHER SOURCES OF FUNDS

     Deposits are the major source of Newnan Savings' funds for lending and other investment purposes. In addition to deposits, Newnan Savings derives funds from loan principal repayments, interest payments, advances from the FHLB of Atlanta and repurchase agreements. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings, including repurchase agreements, may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

ASSET/LIABILITY MANAGEMENT

     It is the objective of Newnan Savings to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of Newnan Savings are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of deposits. In addition to deposits, Newnan Savings derives funds from loan principal repayments, interest payments, advances from FHLB of Atlanta, and repurchase agreements.

     Newnan Savings' asset/liability mix is monitored on a timely basis with a report reflecting the interest-sensitive assets and interest-sensitive liabilities being prepared and presented to Newnan Savings' Board of Directors on a monthly basis. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Newnan Savings' earnings.

SUBSIDIARIES

     Newnan Savings has a wholly-owned service corporation, Newnan Financial Services, Inc., which provides appraisal and inspection services both to its parent and third parties. Newnan Financial Services, Inc. owns Jefferson Ventures, Inc., which owns the White Oak residential development in Coweta County that was acquired in July, 1984. Originally, Jefferson Ventures, Inc. developed and sold this property. However, since 1991, Jefferson Ventures, Inc. has had a strategy of selling off the remaining land in an orderly manner and has ceased all development activities.


     Newnan Savings also has an operating subsidiary, Citizens Mortgage Group, Inc., which originates loans which would qualify for sale in the secondary market for both government and conventional programs.



RECENT DEVELOPMENTS

     On July 12, 1996, Jefferson Ventures, Inc. entered into an agreement with Peachtree City Holdings, Inc. to sell approximately 1,400 acres of the White Oaks residential development at a price of $10,000 per usable acre. Under the terms of the agreement, the purchaser has 120 days to cause appropriate surveys to be made delineating the usable acreage and to complete its due diligence. Subject to due diligence, the initial purchase of 400 acres under the contract is scheduled to occur by late December 1996. The purchaser will have eight years within which to purchase the balance of the property. However, the price of the property will escalate 1.75% per calendar quarter over that period. The purchase agreement futher provides that Jefferson Ventures, Inc. has the right to cause the purchaser to purchase the balance of the property on an accelerated basis, provided that the price will be discounted 16% during the first two years of the contract, 12% during years 3 through 5, and 6% after the fifth year of the contract.


COMPETITION

     Newnan Savings competes for both deposits and loan customers with other financial institutions with equal or greater resources than are available to Newnan Savings. Newnan Savings' market area is part of the Atlanta banking market. Currently there are approximately 81 different commercial banks and federal savings banks located in the Atlanta banking market, making the banking business in this market highly competitive.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which Newnan Savings is a party or of which any of its properties are subject; nor are there material proceedings known to Newnan Savings to be contemplated by any governmental authority; nor are there material proceedings known to Newnan Savings, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Newnan Savings, or any associate of any of the foregoing, is a party or has an interest adverse to Newnan Savings.

                                    SOUTHSIDE

GENERAL

     Southside was organized in 1993 for the purpose of acquiring all of the issued and outstanding common stock of Citizens Bank. Pursuant to a Plan of Reorganization effective August 31, 1994, Southside acquired all of the issued and outstanding shares of Citizens Bank. As a result of this transaction, the former shareholders of Citizens Bank became the shareholders of Southside and Citizens Bank became a wholly owned subsidiary of Southside. Citizens Bank was organized in 1989 and opened for business on August 6, 1990. Citizens Bank operates a full-service commercial banking business based in Fayette County, Georgia, providing such customary banking services as checking and savings accounts, various types of time deposits, money transfers, safe deposit facilities and individual retirement accounts. It also finances commercial transactions, makes secured and unsecured loans and provides other financial services to its customers.

     As of June 30, 1996, Southside had two full-time and part-time employees and Citizens Bank had 48 full-time and part-time employees. Neither Southside nor Citizens Bank is a party to any collective bargaining agreement and, in the opinion of management, both enjoy excellent relations with its employees.


PROPERTIES


     Southside's main office is located at 675 North Jeff Davis Drive, Fayetteville, Georgia, the main office of Citizens Bank. This is the only banking office of Citizens Bank. Citizens Bank owns this property and there are no liens on the property.

LENDING ACTIVITIES

     REAL ESTATE LOANS. Citizens Bank offers loans for the purpose of construction, acquisition and/or development of raw land or improved properties. These loans are typically less than one year in duration, carry an adjustable interest rate, and have a maximum loan-to-value ratio of 80%. Properties under this type of loan may be single family residential homes, commercial buildings and residential or commercial subdivisions.

     Citizens Bank also offers traditional first mortgage loans, almost all of which are sold to the secondary market. Any conventional mortgage retained by Citizens Bank requires a first lien position and either an adjustable rate or balloon payment. Risks involved with real estate lending include, but are not limited to, title defects, fraud, general real estate market deterioration, inaccurate appraisals, violation of banking and consumer protection laws, and interest rate fluctuations.

     CONSUMER LOANS. Citizens Bank's consumer loans consist primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Risks associated with these loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn and customer financial problems.

     COMMERCIAL LOANS. Commercial lending is directed principally toward businesses whose demand for funds falls within Citizens Bank's legal lending limits and who are located in the Fayette County market. This category of loans includes loans made to individual, partnership, or corporate borrowers, and obtained for a variety of business purposes. Risks associated with these loans can be significant. Risks include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or nonexisting collateral and changes in interest rates.

     Citizens Bank also makes commercial loans to small businesses with respect to which the SBA guarantees repayment of 65% to 85% of the loan amount, subject to other limitations. At its election, the Bank may sell the guaranteed portion of these loans to institutional investors in the secondary markets. On such loans, Citizens Bank retains the servicing rights and obligations on the guaranteed portions sold. Risks associated with these loans include, but are not limited to, credit risk, e.g., fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates, and operational risk, e.g., failure of Citizens Bank to adhere to SBA funding and servicing requirements in order to secure and maintain the SBA guarantees and servicing rights.

INVESTMENT ACTIVITIES

     After establishing necessary cash reserves and funding loans, Citizens Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. Citizens Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, in other taxable securities and in certain obligations of states and municipalities. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. Traditionally, losses associated with the investment portfolio have been minimal.

ASSET/LIABILITY MANAGEMENT

     It is the objective of Citizens Bank to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of Citizens Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of Citizens Bank seeks to invest the largest portion of its assets in consumer/installment, commercial and real estate-related loans.

     Citizens Bank's asset/liability mix is monitored on a timely basis with a report reflecting the interest-sensitive assets and interest-sensitive liabilities being prepared and presented to Citizens Bank's Board of Directors on a monthly basis. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Citizens Bank's earnings.

COMPETITION

     Citizens Bank competes for both deposits and loan customers with other financial institutions with equal or greater resources than are available to Citizens Bank. Citizens Bank's market area is part of the Atlanta banking market. Currently, there are approximately 81 different commercial banks located in the Atlanta banking market, making the banking business in this market highly competitive.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which Southside or Citizens Bank is a party or of which any of its properties are subject; nor are there material proceedings known to Southside or Citizens Bank to be contemplated by any governmental authority; nor are there material proceedings known to Southside or Citizens Bank, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Southside or Citizens Bank, or any associate of any of the foregoing, is a party or has an interest adverse to Southside or Citizens Bank.

                           SUPERVISION AND REGULATION

     Both bank holding companies and savings and loan holding companies, as well as their subsidiary banks and thrifts, are extensively regulated under both Federal and state law. The following is a brief summary of certain statutes and rules and regulations affecting the Holding Company, Newnan Savings, Southside and Citizens Bank. This summary is qualified in its entirety by reference to the particular statute and regulatory provision referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Holding Company, Newnan Savings, Southside and Citizens Bank. Supervision, regulation and examination of the Holding Company, Newnan Savings, Southside and Citizens Bank by the regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Holding Company.

                   SAVINGS AND LOAN HOLDING COMPANY REGULATION

     The Holding Company will be a registered holding company under the Savings and Loan Holding Company Act set forth in Section 10 of the Home Owners Loan Act (the "SLHCA") and the Georgia Bank Holding Company Act and is regulated under such acts by the OTS and by the Georgia Department of Banking and Finance (the "Georgia Department"), respectively. As a savings and loan holding company, the Holding Company will be required to file with the OTS an annual report and such additional information as the OTS may require pursuant to the SLHCA. The OTS may also conduct examinations of the Holding Company and each of its subsidiaries.

     Savings and loan holding companies and their subsidiaries are prohibited from engaging in any activity or rendering any services for or on behalf of their savings institution subsidiaries for the purpose or with the effect of evading any law or regulation applicable to the institution. This restriction is designed to prevent the use of holding company affiliates to evade requirements of the SLHCA that are designed to protect the holding company's savings institution subsidiaries. A unitary holding company, that is, a holding company that owns only one insured institution whose subsidiary institution satisfies the qualified thrift lender test, is not restricted to the statutorily prescribed list of permissible activities, and the SLHCA imposes no limits on direct or indirect non-savings institution subsidiary operations.

     The SLHCA makes it unlawful for any savings and loan holding company, directly or indirectly, or through one or more subsidiaries or one or more transactions, to acquire control of another savings association or another savings and loan holding company without prior approval from the OTS. An acquisition by merger, consolidation or purchase of assets of such an institution or holding company or of substantially all of the assets of such an institution or holding company is also prohibited without prior OTS approval. When considering an application for such an acquisition, the OTS takes into consideration the financial and managerial resources and future prospects of the prospective acquiring company and the institution involved. This includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of the acquiring company and savings institution. In addition, the OTS considers the effect of the acquisition on the institution, the insurance risk to the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF"), as the case may be, and the convenience and needs of the community to be served.

     The OTS may not approve an acquisition that would result in the formation of certain types of interstate holding company networks. The OTS is precluded from approving an acquisition that would result in the formation of a multiple holding company controlling institutions in more than one state unless the acquiring company or one of its savings institution subsidiaries is authorized to acquire control of an institution or to operate an office in the additional state pursuant to a supervisory acquisition authorized under Section 13(k) of the Federal Deposit Insurance Act or unless the statutes of the state in which the institution to be acquired is located permits such an acquisition.

     The Georgia legislature adopted the "Georgia Interstate Banking Act," effective July 1, 1995, which provides that (1) interstate acquisitions by institutions located in Georgia are permitted in states which also allow national interstate acquisitions, and (2) interstate acquisitions of institutions located in Georgia are permitted by institutions located in states which also allow national interstate acquisitions; provided, however, that if the board of directors of a Georgia savings and loan institution adopts a resolution to except such thrift or holding company from being acquired pursuant to the provisions of the Georgia Interstate Banking Act and properly files a certified copy of such resolution with the Georgia Department, such savings and loan institution or holding company may not be acquired by an institution located outside of the State of Georgia.

     Savings and loan holding companies are allowed to acquire or to retain as much as 5% of the voting shares of a savings institution or savings and loan holding company without regulatory approval.

     As of the date of this filing, the Holding Company believes it is in compliance with all statutes, regulations and rules promulgated or enforced by the OTS and the Georgia Department.

                         BANK HOLDING COMPANY REGULATION

     Southside is and, after the Southside Acquisition, the Holding Company will be a registered holding company under the Bank Holding Company Act of 1956, as amended (the "Federal Bank Holding Company Act"), and the Georgia Bank Holding Company Act (the "Georgia Bank Holding Company Act") and is regulated under such acts by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and by the Georgia Department of Banking and Finance (the "Georgia Department"), respectively.

     As a bank holding company, Southside is and the Holding Company will be required to file annual reports with the Federal Reserve and the Georgia Department and such additional information as the applicable regulator may require pursuant to the Federal and Georgia Bank Holding Company Acts. The Federal Reserve and the Georgia Department may also conduct examinations of a bank holding company to determine whether the institution is in compliance with both Bank Holding Company Acts and the regulations promulgated thereunder.

     The Federal Bank Holding Company Act also requires every bank holding company to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority owned or controlled by that bank holding company. Acquisitions of any additional banks would also require prior approval from the Georgia Department.

     On September 29, 1994, the President of the United States signed the "Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994" (the "Interstate Branching Act"). The Interstate Branching Act amends Federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, subject to certain deposit - percentage, aging requirements and other restrictions. In addition, the Interstate Branching Act provides that any interstate bank holding company is permitted to merge its various bank subsidiaries into a single bank with interstate branches effective June 1, 1997. By adopting legislation prior to that date, a state has the authority either to "opt in" and accelerate the date after which interstate branching is permissible or to "opt out" and prohibit interstate branching altogether. See "Savings and Loan Holding Company Regulation" above for a discussion of the Georgia Interstate Banking Act.

     In addition to the Georgia Interstate Banking Act, in February 1996, the Georgia legislature adopted the "Georgia Interstate Branching Act," which when signed by the Governor, will permit Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia the right to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branch banks on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo bank branches which may be established will no longer be limited.

     In addition to having the right to acquire ownership or control of other banks, a bank holding company is authorized to acquire ownership or control of nonbanking companies, provided the activities of such companies are so closely related to banking or managing or controlling banks that the Federal Reserve considers such activities to be proper to the operation and control of banks. Regulation Y, promulgated by the Federal Reserve, sets forth those activities which are regarded as closely related to banking or managing or controlling banks and, thus, are permissible activities for bank holding companies, subject to approval by the Federal Reserve in individual cases.

     Federal Reserve policy requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not be warranted. Under these provisions, a bank holding company may be required to loan money to its subsidiaries in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the holding company to such subsidiary banks are likely to be unsecured and subordinated to such bank's depositors and perhaps to its other creditors.

     The Holding Company will be and Southside is also subject to various federal securities laws, including the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"). The 1933 Act regulates the distribution or public offering of securities, while the 1934 Act regulates trading in securities that are already issued and outstanding. Both Acts provide civil and criminal penalties for misrepresentations and omissions in connection with the sale of securities, and the 1934 Act also prohibits market manipulation and insider trading. Pursuant to the 1934 Act, the Holding Company files annual, quarterly and current reports with the Securities and Exchange Commission. In addition, the Holding Company and its directors, executive officers and 5% shareholders will be subject to certain additional reporting requirements, including requirements governing the submission of proxy statements and reports of beneficial ownership of the Holding Company's securities (just as Southside currently is).

                      REGULATION FOR FEDERAL SAVINGS BANKS

     Newnan Savings is a savings bank organized under the laws of the United States subject to examination by the OTS. The OTS regulates all areas of the Bank's banking operations including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

     Newnan Savings is also insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured thrift institutions include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors and preventing the continuance or development of unsound and unsafe banking practices.

     Subsidiary institutions of a savings and loan holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extension of credit to the holding company or any of its subsidiaries, on investment in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

                           REGULATION FOR STATE BANKS

     Citizens Bank operates as a bank organized under the laws of the State of Georgia subject to examination by the Georgia Department. The Georgia Department regulates all areas of Citizens Bank's commercial banking operations including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

     Citizens Bank is also insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured banks which are not members of the Federal Reserve to determine the condition of such banks for insurance purposes. The FDIC also approves conversions, mergers, consolidations and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assumed bank is an insured nonmember state bank.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Bank Holding Company Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

     Under Georgia law, a bank must obtain the approval of the Georgia Department before cash dividends may be paid if (1) the total classified assets at the most recent examination of such bank exceeded 80% of the equity capital,
(2) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year or (3) the ratio of equity capital to adjusted assets is less than 6%.

     Citizens Bank is also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate Federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the communities served by the bank, including low- and moderate-income neighborhoods.


                              CAPITAL REQUIREMENTS

CAPITAL REQUIREMENTS FOR FEDERAL SAVINGS BANKS AND THEIR HOLDING COMPANIES

     The FDIC has adopted or currently proposes to adopt other rules pursuant to the FDIC Act that include: (1) real estate lending standards for banks, which would provide guidelines concerning loan-to-value ratios for various types of real estate loans; (2) revision to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks proposed by "non-traditional activities"; (3) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks; (4) a rule restricting the ability of depository institutions that are not well capitalized from accepting brokered deposits; (5) rules addressing various "safety and soundness" issues, including operations and managerial standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal shareholders of the depository institutions; (6) rules mandating enhanced financial reporting and audit requirements; and (7) rules restricting the ability of a state bank, or a subsidiary thereof, to engage as principal in activities not permissible for a national bank or make any investment not permissible for a national bank.

     Pursuant to 12 C.F.R. Part 567, there are three measures of capital adequacy for federal institutions: the tangible ratio, the core ratio, and the risk-based capital requirements. Tangible and core capital consist of Tier 1 capital, while Tier 2 is included in the risk-based requirement. Savings and loan holding companies and their subsidiary institutions must maintain a minimum Tier 1 leverage ratio of 4%. However, consistent with an agreement among the various Federal banking agencies to lower the leverage ratio requirement once the risk-based capital framework is modified to address interest rate risk, the leverage ratio requirement applicable to savings associations is 3%. These are minimum requirements, however, and institutions experiencing internal growth or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels. The OTS does not impose any capital requirements on savings and loan holding companies. However, the Georgia Department requires savings and loan holding companies to maintain a 5% Tier 1 leverage ratio on a consolidated basis.

CAPITAL REQUIREMENTS FOR BANKS

     Regulatory agencies measure capital adequacy within a framework that makes capital requirements sensitive to the risk profile of the individual banking institutions. The guidelines define capital as either Tier 1 capital (primarily shareholders' equity) or Tier 2 capital (certain debt instruments and a portion of the reserve for loan losses). There are two measures of capital adequacy for bank holding companies and their subsidiary banks: the Tier 1 leverage ratio and the risk-based capital requirements. Bank holding companies and their subsidiary banks must maintain a minimum Tier 1 leverage ratio of 4%. In addition, Tier 1 capital must equal 4% of risk-weighted assets, and total capital (Tier 1 plus Tier 2) must equal 8% of risk-weighted assets. These are minimum requirements, however, and institutions experiencing internal growth or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels.

PROMPT CORRECTIVE ACTION

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") imposes a regulatory matrix which requires the Federal banking agencies to take prompt corrective action to deal with depository institutions that fail to meet their minimum capital requirements or are otherwise in a troubled condition. The prompt corrective action provisions require undercapitalized institutions to become subject to an increasingly stringent array of restrictions, requirements and prohibitions, as their capital levels deteriorate and supervisory problems mount. Should these corrective measures prove unsuccessful in recapitalizing the institution and correcting its problems, the FDIC Act mandates that the institution be placed in receivership.

     Pursuant to regulations promulgated under the FDIC Act, the corrective actions that the banking agencies either must or may take are tied primarily to an institution's capital levels. In accordance with the framework adopted by the FDIC Act, the banking agencies have developed a classification system, pursuant to which all banks and thrifts will be placed into one of five categories: well-capitalized institutions, adequately capitalized institutions, undercapitalized institutions, significantly undercapitalized institutions and critically undercapitalized institutions. The capital thresholds established for each of the categories are as follows:

                                             RISK-BASED    TIER 1 RISK-
CAPITAL CATEGORY       TIER 1 CAPITAL          CAPITAL     BASED CAPITAL       OTHER
- -----------------------------------------------------------------------------------------
Well-Capitalized          5% or more         10% or more     6% or more    Not subject to
                                                                             a capital
                                                                             directive
- -----------------------------------------------------------------------------------------
Adequately Capitalized    4% or more         8% or more      4% or more         ---
- -----------------------------------------------------------------------------------------
Undercapitalized          less than 4%       less than 8%    less than 4%       ---
- -----------------------------------------------------------------------------------------
Significantly
Undercapitalized          less than 3%       less than 6%    less than 3%       ---
- -----------------------------------------------------------------------------------------
Critically                2% or less
Undercapitalized          tangible equity        ---             ---            ---
- -----------------------------------------------------------------------------------------

     The undercapitalized, significantly undercapitalized and critically undercapitalized categories overlap; therefore, a critically undercapitalized institution would also be an undercapitalized institution and a significantly undercapitalized institution. This overlap ensures that the remedies and restrictions prescribed for undercapitalized institutions will also apply to institutions in the lowest two categories.

     The down-grading of an institution's category is automatic in two situations: (1) whenever an otherwise well-capitalized institution is subject to any written capital order or directive, and (2) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The Federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

     All insured institutions regardless of their level of capitalization are prohibited by the FDIC Act from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

     At March 31, 1996, Newnan Savings and Citizens Bank had the requisite capital levels to qualify as well-capitalized.

     The FDIC has adopted or currently proposes to adopt other rules pursuant to the FDIC Act that include: (1) real estate lending standards for banks, which would provide guidelines concerning loan-to-value ratios for various types of real estate loans; (2) revision to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks proposed by "non-traditional activities"; (3) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks; (4) a rule restricting the ability of depository institutions that are not well capitalized from accepting brokered deposits; (5) rules addressing various "safety and soundness" issues, including operations and managerial standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal shareholders of the depository institutions; (6) rules mandating enhanced financial reporting and audit requirements; and (7) rules restricting the ability of a state bank, or a subsidiary thereof, to engage as principal in activities not permissible for a national bank or make any investment not permissible for a national bank.

                          FDIC INSURANCE ASSESSMENTS

     In July 1993, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, and replaced a transitional system that the FDIC had used for the 1993 calendar year, assigns an institution to one of three capital categories: (1) well-capitalized; (2) adequately capitalized; and (3) undercapitalized.
These three categories are substantially similar to the prompt corrective action categories described above, with the undercapitalized category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") for the first half of 1995, as they had during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

     Once the designated ratio for the BIF was reached, which appears to have occurred some time during May 1995, the FDIC was authorized to reduce the minimum assessment rate below 23 basis points and to set future assessment rates at such levels that would maintain a fund's reserve ratio at the designated level. In August 1995, the FDIC adopted final regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-member banks, starting with the second half of 1995, will now pay assessments ranging from 4 basis points to 31 basis points, with an average assessment rate of 4.5 basis points. Refunds, with interest, were paid for assessments for the month(s) after the month in which the designated reserve ratio for the BIF was reached, as well as for the quarterly payment made on September 30, 1995, assuming that the designated reserve ratio was achieved prior to June 30, 1995. At the same time, the FDIC elected to retain the existing assessment rate of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund. More recently, on November 14, 1995, the FDIC announced that, beginning in 1996, it would further reduce the deposit insurance premiums for 92% of all BIF members that are in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size.

     On July 28, 1995, the FDIC, the Treasury Department, and the OTS released statements outlining a proposed plan to recapitalize the SAIF, certain features of which were subsequently agreed upon by members of the Banking Committees of the U.S. House of Representatives and the Senate on November 7, 1995 in negotiations to reconcile differences in bills on the issue that had been introduced or partially adopted by each body. Under the agreement, all SAIF-member institutions would pay a special assessment to the SAIF of approximately 80 basis points, the amount that would enable the SAIF to attain its designated reserve ratio of 1.25%. The special assessment would be payable on January 1, 1996, based on the amount of deposits held as of March 31, 1995. BIF-insured institutions holding SAIF-assessed deposits would receive a 20% reduction in the assessment rate and would pay a one-time assessment of 64 basis points. The agreement also provides that the assessment base for the bonds issued in the late 1980s by the Financing Corporation to recapitalize the now defunct Federal Savings and Loan Insurance Corporation would be expanded to include deposits of both BIF- and SAIF-insured institutions, with BIF members paying approximately 75% of the interest on such obligations. The committee members further agreed that the BIF and SAIF should be merged on January 1, 1998, with such merger being conditioned upon the prior elimination of the thrift charter. At this time, the Holding Company is not able to predict if the recapitalization will take place, the timing or exact amount of any SAIF special assessment that might be required.

     Under the Federal Deposit Insurance Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

                                     CRA

     On April 19, 1995, the Federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulation contains three evaluation tests: (1) a lending test which will compare the institutions's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals, (2) a services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas, and (3) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion.

                                    FAIR LENDING

     Congress and various Federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

     On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exits, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (1) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (2) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (3) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

                            FUTURE REQUIREMENTS

     Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the Holding Company, Newnan Savings, Southside and Citizens Bank may be affected by such statute or regulation.

                              MONETARY POLICY

     The earnings of the Holding Company will be affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States government and its agencies.

     The Federal Reserve has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The Federal Reserve also conducts open market transactions in United States government securities.

                 OTHER REGULATIONS APPLICABLE FOR FEDERAL SAVINGS BANKS

QUALIFIED THRIFT LENDER TEST

     On March 13, 1993, the OTS amended its qualified thrift lender ("QTL") regulations to implement revisions made to the QTL test by Subtitle G of Title IV of the FDIC Act, known as the "QTL Reform Act." The QTL Reform Act provides that savings associations which fail to satisfy the QTL test are subject to various penalties, including limitations on the types of activities they may conduct, restrictions on their Federal Home Loan Bank advances, and loss of the savings association's holding company of the activities flexibility it enjoyed as a thrift holding company. The QTL Reform Act amended the QTL test by (1) lowering the actual thrift investment percentage of housing-related investments a thrift must hold in its investment portfolio from 70% to 65%; (2) changing the computation period from weekly to monthly; (3) increasing the amount of regulatory liquidity excludable from portfolio assets; (4) authorizing certain shares of stock of certain government-sponsored enterprises to be included in the computation of qualified thrift investments; and (5) increasing certain percentages in the computation of qualified thrift investments. In general, these changes will reduce the regulatory burden on savings associations. The OTS' amendments were made effective retroactively to January 1, 1992.

EQUITY INVESTMENTS

     The OTS has revised its risk-based capital regulation to modify the treatment of certain equity investments and to clarify the treatment of other equity investments. Equity investments that are permissible for both savings banks and national banks will no longer be deducted from savings associations' calculations of total capital over a five-year period.
Instead, permissible equity investments will be placed in the 100% risk-weight category, mirroring the capital treatment prescribed for those investments when made by national banks under the regulations of the OCC. Equity investments held by savings associations that are not permissible for national banks must still be deducted from assets and total capital. The revisions became effective April 19, 1993.

INTEREST RATE RISK

     On August 31, 1993, the OTS issued its final rule adding an interest rate risk ("IRR") component to its risk-based capital rule (however, implementation of this regulation has been delayed indefinitely). Under this rule, savings associations with a greater than "normal" level of interest rate exposure will be subject to a deduction from total capital for purposes of calculating their risk-based capital requirement. Specifically, interest rate exposure will be measured as the decline in net portfolio value due to a 200 basis point shock in market interest rates. The IRR component to be deducted from total capital is equal to one-half the difference between an institution's measured exposure and the "normal" level of exposure which is defined as 2% of the estimated economic value of its assets.

     The rule also adjusts the risk-weighting for certain mortgage derivative securities. Mortgage pass-through securities that are issued or guaranteed by government-sponsored agencies are currently placed in the 20% risk-weight category under the OTS risk-based capital rule, while stripped mortgage-backed securities and mortgage derivatives with "residual characteristics" that are created from these securities are placed in the 100% risk-weight category even though they have the same degree of credit risk as the securities from which they are derived. The addition of an IRR component to the OTS' risk-based capital framework removes the need for this risk-weighting disparity. Accordingly, the final rule amends the risk-based capital rule to place all high-quality mortgage-derivatives, except for collateralized mortgage obligations and real estate mortgage investment conduit residuals, in the 20% risk-weight category.

     Consistent with an agreement among the various Federal banking agencies to lower the leverage ratio requirement once the risk-based capital framework is modified to address IRR, the OTS lowered the leverage ratio requirement applicable to savings associations to 3%, from the earlier level of 4%, effective July 1, 1994.

CAPITAL TREATMENT OF INTANGIBLE ASSETS

     On February 2, 1994, the OTS issued its final regulation making its capital treatment of intangible assets consistent with rules previously adopted by the other federal banking agencies. As a result of the new rule, purchased mortgage servicing rights and purchased credit card relationships can be included in a thrift's Tier 1 or Core capital. The rule limits the aggregate of these rights and relationships that can be included to 50% of Core capital. Purchased credit card relationships alone may not exceed 25% of Core capital. A grandfather clause, however, allows core deposit intangibles that are firmly contracted by the effective date of the rule (March 5, 1994) to be counted as Core capital. The new rule also implements a statutory requirement on the valuation of purchased mortgage servicing rights mandated by the FDIC Act.

ACQUISITION OF CONTROL

     The Acquisition of Control Regulations found at 12 C.F.R. Part 574 govern the outright acquisition of ownership of a specified percentage of securities of a savings institution or a holding company thereof, and also any arrangements or events that, although not characterized as outright transfers, may serve to vest a party with the attributes of ownership or control of securities and thereby enable that party to control a savings institution. The control regulations provide that no company (or any director or officer of a savings and loan holding company or any individual who owns, controls or holds with power to vote more than 25% of the voting stock of a savings and loan holding company) may acquire control of a savings association except upon the receipt of written approval of the OTS. The regulations further provide that no person shall acquire control of a savings association until written notice has been provided to the OTS and the OTS indicates in writing its intent not to disapprove the notice or 60 days (or such longer period of time if the OTS may specify if the review period had been extended) have passed since OTS' receipt of a notice deemed sufficient under the regulations.

MERGERS AND CHARTER CONVERSIONS

     The OTS issued a final rule, effective September 29, 1994, that clarifies how thrifts can merge or change charters. The rule (1) streamlines and simplifies conversion of federal savings institutions to national or state banks; (2) permits commercial banks or other stock-form depository institutions that are members of (or qualify for membership in) the Federal Home Loan Bank to convert to federal stock savings institutions; (3) allows federal mutual associations to combine with FDIC-insured stock depository institutions, but only if the surviving entity remains a mutual savings association (otherwise, the mutual must first convert to a stock institution); (4) allows federal savings institutions to merge with depository institutions not insured by the FDIC, including credit unions; (5) establishes procedures to expedite the processing of such merger or charter change transactions; (6) outlines the steps a non-thrift must take to become a federal savings institution via merger or charter change; and (6) permits well-capitalized thrifts to change charters by prior notice to the OTS, rather than requiring a detailed application.

                                MISCELLANEOUS

                            AVAILABLE INFORMATION

     The Holding Company has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to Newnan Savings, Southside and the Holding Company, and the Holding Company Stock offered hereby, reference is made to the Registration Statement including the exhibits thereto. The Registration Statement can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648; and copies of such materials can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additional copies of this Joint Proxy Statement/Prospectus may be obtained from the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552.

                                 LEGAL MATTERS

     Certain federal income tax consequences of the Newnan Savings Reorganization and the Southside Acquisition and the legality of the authorization and issuance under Georgia law of the Holding Company Stock to be issued in the Newnan Savings Reorganization and the Southside Acquisition will be passed upon by special counsel to the Holding Company and Newnan Savings, Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303. A representative of Powell, Goldstein, Frazer & Murphy is expected to be present at the Newnan Savings and Southside meetings to respond to appropriate questions and to make a statement if the representative desires to do so.

                                  EXPERTS

     The consolidated financial statements of Newnan Savings and subsidiaries as of March 31, 1996 and 1995, and for each of the years in the three-year period ended March 31, 1996, included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


     The report of KPMG Peat Marwick, LLP refers to a change in the method of accounting for investment securities on April 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and a change in the method of accounting for income taxes on April 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


     The consolidated financial statements of Southside as of December 31, 1995 and 1994 included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been included herein and elsewhere in the Registration Statement in reliance upon the report of Mauldin & Jenkins, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                              OTHER MATTERS

     The Boards of Directors of Newnan Savings and Southside do not know of any other matters to be presented for action at the Shareholders Meetings. However, if any other matter requiring a vote of the shareholders is properly presented at either meeting or any adjournment thereof, it is intended that votes will be cast pursuant to proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                                EXPENSES

     Newnan Savings and Southside will each bear its own expenses in connection with the Newnan Savings Reorganization and the Southside Acquisition, whether or not such transactions are consummated. Each will also pay the cost of soliciting proxies from its own shareholders.

                                     PART 2

                             FINANCIAL INFORMATION

The following financial information is an integral part of the Joint Proxy Statement/Prospectus.

                            NEWNAN SAVINGS BANK, FSB

Management's Discussion and Analysis of Financial Condition
  and Results of Operations for the Three Year Period Ended
  March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


                         SOUTHSIDE FINANCIAL GROUP, INC.

Management's Discussion and Analysis of Financial Condition
  and Results of Operations for the Two Year Period Ended
  December 31, 1995 and for the Quarter Ended March 31, 1996 . . . . . . . F-31


                         PRO FORMA FINANCIAL INFORMATION
                            FOR NEWNAN HOLDINGS, INC.

Pro Forma Condensed Combined Balance Sheet . . . . . . . . . . . . . . . . F-57

Pro Forma Condensed Combined Statement of Income . . . . . . . . . . . . . F-60

Notes to Unaudited Pro Forma Condensed Combined Balance
  Sheet and Statements of Income . . . . . . . . . . . . . . . . . . . . . F-61


                              FINANCIAL STATEMENTS

                            NEWNAN SAVINGS BANK, FSB

Consolidated Statements of Financial Condition as of March 31, 1996
  and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-64

Consolidated Statements of Earnings for the Years Ended
  March 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . F-66

Consolidated Statements of Stockholders' Equity for the Years Ended
  March 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . F-67

Consolidated Statements of Cash Flows for the Years Ended
  March 31, 1996, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . F-68

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . F-70

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . F-87


                         SOUTHSIDE FINANCIAL GROUP, INC.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . F-91

Consolidated Balance Sheets as of December 31, 1995 and 1994 . . . . . . . F-92

Consolidated Statements of Income for the Years Ended
  December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . F-93

Consolidated Statements of Stockholders' Equity for the Years Ended
  December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . F-94

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . F-95

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . F-96

Consolidated Balance Sheet as of March 31, 1996  . . . . . . . . . . . . . F-119

Consolidated Statement of Income for the Three Months Ended
  March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-120

Consolidated Statements of Cash Flows for the Three Months Ended
  March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-122

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . F-124

                            NEWNAN SAVINGS BANK, FSB

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 FOR THE THREE YEAR PERIOD ENDED MARCH 31, 1996

                            NEWNAN SAVINGS BANK, FSB

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following is a discussion of Newnan Savings' financial condition at March 31, 1996 and 1995 and the results of operations for the three year period ended March 31, 1996. The purpose of this discussion is to focus on information about Newnan Savings' financial condition and results of operations which are not otherwise apparent from the audited financial statements included in the Registration Statement. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

BALANCE SHEET REVIEW

1996 COMPARED TO 1995. Total assets increased $12,533,000 or 7.48% to $182,010,300. Investment securities increased $12,976,555 to $22,794,000. Net loans receivable declined $1,577,152 to $123,072,970 due primarily to a $1.1 million reduction in student loans, the result of the sale in fiscal 1996 of the Bank's portfolio of such loans. Real estate held for development and sale declined $1,330,839 or 26.25% to $3,739,572 due to sales at White Oak (see "Real Estate Activities" on page F-11). Real estate acquired in settlement of loans ("REO") declined $13,335 or 10.71% to $111,150. At March 31, 1996 REO
consisted of four residential building lots and one single family dwelling.

Deposit accounts increased $12,816,894 or 10.88% to $130,635,333. Interest bearing checking accounts increased $2.40 million while noninterest bearing checking accounts (which includes commercial accounts, loan servicing custodial accounts, and the Bank's outstanding official checks) increased $2.51 million. Certificates of deposit increased $9.5 million while money market and passbook accounts declined $0.77 million and $0.83 million, respectively. The increase in certificates of deposit was mainly attributable to an increase in one year certificates, which grew $10.8 million as a result of a marketing effort conducted during the fiscal year in which the Bank offered a premium rate of 6.00% to attract new accounts. Federal Home Loan Bank advances declined $4,023,686 or 12.03% to $29,433,626. At March 31, 1996, $8.1 million of these advances had original maturities of more than a year while $21.3 million had original maturities of less than a year.

Stockholders' equity increased $3,663,333 to $20,265,997 as a result of net earnings retained.

1995 COMPARED TO 1994. Total assets increased $25,177,132 or 17.45% to $169,477,300. Net loans receivable grew $27,056,102, or 27.72%, to $124,650,122, the result of an increase of $5,462,823 in construction loans (net of undisbursed proceeds) and $21,812,753 in permanent adjustable rate mortgage loans. As interest rates rose in 1995, borrowers chose adjustable rate mortgages, which the Bank traditionally holds in portfolio, over fixed rate mortgages, which the Bank typically sells due to the interest rate risk exposure of holding long-term fixed rate mortgages. Real estate acquired in settlement of loans ("REO") declined $283,897 or 69.52% to $124,485. At March 31, 1995,
REO consisted of nine residential building lots. Real estate held for development and sale declined $955,752 or 15.86% due to sales at White Oak (see "Real Estate Sales").

Investment securities increased $4,462,953 or 83.35% to $9,817,445 while mortgage-backed securities increased $1,222,115 or 14.52% to $9,638,640. Stock in Federal Home Loan Bank increased $802,800 or 92.27% to $1,672,900 which was necessitated due to increased borrowing. The Federal Home Loan Bank requires minimum stock ownership of 5% of outstanding advances.

FHLB advances grew $22,896,760 or 216.81% to $33,457,312. These advances are used on both a short-term basis for loan funding needs and a long-term basis as a means of managing fixed rate mortgages. At March 31, 1995, $24.0 million had original maturities of less than a year while $9.4 million had maturities in excess of a year.

Deposit accounts increased $619,702 or 0.53% to $117,818,439. Interest bearing checking accounts increased $3.64 million, noninterest bearing checking accounts (including commercial accounts and the Bank's outstanding official checks) declined $113,000 due to a decline of $1.39 million in official checks outstanding. Money market accounts declined $2.18 million.

LIQUIDITY AND CAPITAL RESOURCES

Newnan Savings Bank has traditionally maintained levels of liquidity in excess of levels required by regulatory authorities. As a member of the Federal Home Loan Bank system, the Bank is required to maintain a daily average balance of cash and eligible liquidity investments in an amount equal to a monthly average of 5% of withdrawable savings and short-term borrowings. Newnan Savings Bank's liquidity level was 25.22% and 14.11% at March 31, 1996 and 1995, respectively.

The Bank's operational needs, demand for loan disbursements, and savings withdrawals can be met by loan principal and interest payments, the sale of fixed-rate long-term mortgages in the secondary market, new deposits, and excess liquid assets. While significant loan demand and deposit withdrawal could alter this condition, the Bank has sufficient borrowings capacity through Federal Home Loan Bank advances and other short-term borrowing to manage such an occurrence. At March 31, 1996, the Bank's remaining borrowing capacity with the Federal Home Loan Bank totaled $15.6 million.

Newnan Savings Bank is subject to OTS regulations that impose certain minimum regulatory capital requirements. As of March 31,1996, the standards were:
(1) tangible capital composed of stockholders' equity less certain intangible assets and investments in "nonincludable" subsidiaries of 1.5% of total assets; (2) core capital representing tangible capital plus supervisory goodwill and other intangible assets of 3.0% of total assets; and
(3) risk-based capital composed of tangible capital plus general loan loss reserves of 8.0% of the value of risk-weighted assets. In calculating its regulatory capital, the Bank must deduct from its capital certain intangible assets plus its investment (which includes contributed capital and any loans, extensions of credit, or guarantees) in its real estate subsidiary, Jefferson Ventures, Inc. This investment is subject to a transition rule whereby the deduction of the investment is phased-in over a period of time. At March 31, 1996, 60% of this investment is deducted. After July 1, 1996, the entire amount is deducted at which time the regulatory requirement is said to be "fully phased-in." As a result of land sales at Jefferson Ventures, Inc., the Bank has reduced its investment in real estate subsidiaries from $2,991,000 at March 31,

1995 to $150,000 at March 31, 1996, and as such, the required capital amounts under the current regulatory requirements are not significantly different from the required amounts under the fully phased-in requirements.

The following is a reconciliation (dollars in thousands) at March 31, 1996 and 1995 of the Bank's equity capital under generally accepted accounting principles to regulatory capital (fully phased-in requirements are on a pro forma basis using rules effective July 1, 1996).


          RECONCILIATION OF STOCKHOLDERS' EQUITY TO  REGULATORY CAPITAL

                                                             1996                  1995
                                                      -------------------   -------------------
                                                                  Fully                 Fully
                                                      Current   Phased-in   Current   Phased-in
                                                      -----------------------------------------
Stockholders' equity per consolidated statements of
   financial condition                                $20,266    $20,266    $16,603   $16,603
Less:
   Investments in and advances to subsidiaries             90        150      1,196     2,991
   Goodwill and other intangible assets                   117        117        143       143
                                                      -----------------------------------------
Tangible and core capital                              20,059     19,999     15,264    13,469
Plus: General allowance for loan losses                 1,151      1,151      1,162     1,162
                                                      -----------------------------------------
Risk-based capital                                    $21,210    $21,150    $16,426   $14,631
                                                      -----------------------------------------
                                                      -----------------------------------------
Percentage of subsidiary investment deducted               60%       100%        40%      100%
                                                      -----------------------------------------
                                                      -----------------------------------------

     The following Table sets forth the Bank's capital levels at March 31,1996 relative to the regulatory minimums under the fully phased-in requirements.

                       FULLY PHASED-IN REGULATORY CAPITAL

                              As of March 31, 1996


                                                      Tangible    Core    Risk-Based
                                                      ------------------------------
                                                         (Dollars in Thousands)
Bank Capital                                          $19,999    $19,999    $21,150
Regulatory requirement                                  2,672      5,345      8,255
                                                      ------------------------------
Excess Amount                                         $17,327    $14,654    $12,895
                                                      ------------------------------
                                                      ------------------------------
Required Ratio                                            1.5%       3.0%       8.0%
                                                      ------------------------------
                                                      ------------------------------
Actual Ratios                                            11.2%      11.2%      20.5%
                                                      ------------------------------
                                                      ------------------------------
Proforma ratios after payment of special dividend to
  Newnan Holdings (see below)                             5.9%       5.9%      11.2%
                                                      ------------------------------
                                                      ------------------------------

As of March 31, 1996 the Bank exceeds all current and fully phased-in regulatory capital requirements as set forth by the Office of Thrift Supervision.

In conjunction with the proposed merger with Southside, Newnan Savings will pay a special dividend to Newnan Holdings. These funds will be used to purchase shares of Southside acquired with cash. After payment of such dividend, Newnan Savings will meet all regulatory capital requirements. Proforma regulatory capital ratios are shown in the above table.

The OTS has delayed indefinitely the implementation of an interest rate risk component of the risk-based capital standard which was scheduled to be effective September 30, 1994. If implemented, the Bank does not expect that it would have any additional capital requirement under this rule. The OTS has also proposed a rule to revise the core capital standard to three percent for institutions having the strongest financial and managerial condition. All other institutions would be required to maintain a core capital of four or five percent. The level of additional capital required will be determined based on the OTS's supervisory judgment of an institution's capital adequacy and their assessment of relevant factors present in each institution.

Management is not aware of any other current recommendations by the regulatory authorities, events, or trends, which, if they were to be implemented, would have a material effect on the Bank's liquidity, capital resources or operations.

EFFECTS OF INFLATION

Newnan Savings Bank's consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measure of financial position and operational results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. The yield and maturity structure of the institution's assets and liabilities is critical to the maintenance of acceptable performance levels.


                   RESULTS OF OPERATIONS FOR THE YEARS ENDED
                          MARCH 31, 1996, 1995 AND 1994

NET EARNINGS

1996 COMPARED TO 1995. For 1996, Newnan Savings Bank earned record net profits of $4,049,955, or $2.71 per share compared to $1,620,064 or $1.14 per share for 1995, an increase of 150%. The most significant item contributing to the improvement was a pretax increase of $2,451,601 in gain on sale of real estate held for development and sale, resulting from the sale of commercial tracts of land through Jefferson Ventures, Inc., the Bank's real estate subsidiary. Additionally, net interest income increased $561,764, the result of an increase in the Bank's interest earning assets; gain on sale of loans increased $348,716 due to an increase in the volume of loans sold of $6.4 million and to higher profit margins on loans sold; a decline of $181,111 in compensation costs resulted from closing of several of its mortgage origination offices in the latter part of fiscal 1995; and other operating expenses declined $88,053.

1995 COMPARED TO 1994. For 1995, the Bank recorded net earnings of $1,620,064, an increase of $532,606 over the previous year. The most significant contribution to the increase in earnings was a $1,024,055 increase in net interest income, the result of an increase in the balance of the Bank's earning assets. In addition, earnings increased due to a decline in the provision for loan losses of $167,000, due to management's assessment of the adequacy of its reserves; an increase of $233,484 in loan servicing and other loan fees, the result of a decline of $299,146 in amortization of excess servicing fees receivable; and a decline of $250,811 in the writedown of premises and equipment recorded in 1994 in connection with the closing of a branch facility. These items were offset by a $440,191 decline in the gain on sale of loans, the result of a decline in the volume of loans sold and tighter margins received on such loans due to the rising interest rate environment which existed during the fiscal year; and a $250,000 extraordinary item recorded in 1994 as a credit to earnings, representing the cumulative effect of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 109 which changed the method of accounting for income taxes.

NET INTEREST INCOME

1996 COMPARED TO 1995. Net interest income increased $561,764 or 10.52%, from $5,338,225 for 1995 to $5,899,989 for 1996. Table 1 analyzes the Bank's average balance sheet along with average yields and rates for the pertinent categories of interest earning assets and interest bearing liabilities. As shown in the table, the average balance of interest earning assets increased by $7.6 million. While average interest earning assets increased by $7.6 million, virtually all of the increase came in the Bank's loan portfolio, which normally earns higher rates of interest than do investments and interest bearing deposits. Average balances, interest income and average yields for mortgage backed securities, investment securities and Federal Home Loan Bank stock did not vary materially from 1995 to 1996. A decline in average balance of interest bearing deposits was offset by an increase in average rate, such that interest income amounts did not vary significantly.

The $7.6 million increase in earning assets was primarily funded by growth in noninterest bearing deposits, whose average balance increased $2.5 million, and certificates of deposit, whose average balance increased $7.1 million. While the average yield on interest earning assets increased 67 basis points to 8.32%, the average rate on interest bearing liabilities increased 72 basis points to 5.00%. The interest rate spread for 1996 was consistent with that for 1995, declining slightly from 3.37% to 3.32%. However, the growth in noninterest bearing deposits enabled the net interest margin to increase from 3.77% in 1995 to 3.95% in 1996.

The average balance of certificates of deposit increased $7.06 million as a result of a marketing effort by the Bank to gather new deposits. The focus of the marketing program was a one year certificate bearing an interest rate of 6.00%. As a result of this, average rates on certificates increased from 4.74% in 1995 to 5.90% in 1996. Due to the growth in certificates, the Bank was able to reduce the level of its FHLB advances, which declined from an average balance of $20.3 million in 1995 to $16.7 million in 1996.

Table 2 on page F-22 analyzes the changes in interest income and expense to provide an estimate of the amount of such changes resulting from changes in volume (average balance) of interest earning assets and interest bearing liabilities, and the amount resulting from changes in the average yields earned and rates paid on those amounts. As shown in the table, the growth in the average balances resulted in an increase of $575,000 in net interest income while changes in yields and rates resulted in a decline of $14,000. Interest income on loans increased $1.6 million of which $761,000 was attributable to increases in volume and $871,000 was due to increases in yield. All other items of interest income did not vary materially. Interest expense on certificates of deposit increased $1.20 million of which $361,000 was due to increase in volume while $837,000 was due to increase in rates. Interest on FHLB advances declined $181,000. The reduction in volume resulted in a decline of $212,000 in interest paid on these funds, while an increase in the average rate resulted in an increase in interest of $31,000.

1995 COMPARED TO 1994. Net interest income increased $1,024,055, or 23.74%, to $5,338,225. During the year, the average balance of the Bank's interest earning assets increased by $22.0 million, or 18.39%, to $141.6 million. Within the portfolio of average interest earning assets, loans receivable increased $30.6 million while interest bearing deposits, investments, and mortgage backed securities declined by $8.6 million. The growth in average loans outstanding consisted mainly of an $8 million increase in construction loans and an $18 million increase in adjustable rate mortgages ("ARMs"). The ARMs were originated in 1994 and have interest rates which adjust annually based upon one-year Treasury securities. The annual and lifetime interest rate adjustment limitations associated with these are either 2% and 6%, or 1% and 4%, respectively. In addition to its volume growth, the average yield on loans receivable increased from 7.77% in 1994 to 7.95% in 1995. The increase in yields was the result of increased construction lending, whose rates are based on prime, and the increased portfolio of ARMs. The starting rates for the ARMs at the time of origination varied from approximately 5.00 - 6.25% compared to existing fully indexed rates of 6.25 - 8.60%. These rates were in excess of the Bank's cost of funds which approximated 4.00 - 4.25%. All subsequent interest rate adjustments are subject to limitations noted immediately above. During fiscal 1995, the rates for these loans began to adjust upward. These loans were primarily obtained by individuals purchasing homes.

Average mortgage backed securities declined $5.7 million resulting in a decline in income from $972,000 in 1994 to $516,000 in 1995. During 1994, mortgage backed securities (primarily Collateralized Mortgage Obligations ("CMOs") purchased in 1991 at yields of 6.00% - 6.50% were repaid, and a portion of the funds were reinvested in 1994 and 1995 at lower rates. This resulted in a reduction of yield on such securities from 6.23% in 1994 to 5.24% in 1995. All other components of interest income did not vary materially from 1994 to 1995.

The growth in the loan portfolio was funded primarily by an increase in FHLB advances, whose average balances grew from $5.9 million in 1994 to $20.3 million in 1995. Interest paid on these advances grew from $318,000 in 1994 to $1,166,000 in 1995, while the average rate paid increased from 5.40% to 5.74%. Average balance of passbook accounts increased from $16.8 million to $19.1 million. Average balances, interest expense, and average rates paid on other interest bearing deposits did not vary materially from 1994 to 1995. Average balances on noninterest bearing deposits and stockholders' equity increased by $5.06 million and $1.05 million, respectively. Use of these noninterest bearing deposits enabled net interest margin to increase from 3.61% in 1994 to 3.77%
in 1995. The Bank's interest rate spread increased slightly from 3.34% in 1994 to 3.37% in 1995. Net interest income increased $1.02 million due almost entirely to the growth in the Bank's average interest earning assets. Interest income from loans increased $2,598,000 of which $2,427,000 was due to increases in volume of loans while $171,000 was due to increases in yields. Income from mortgage backed securities declined $456,000 of which $319,000 was due to the decline in volume of these securities while $137,000 was due to declines in yields. Interest on investment securities and Federal Home Loan Bank stock declined $102,000 due almost entirely to declines in average balances due to maturities.

Interest paid on FHLB advances increased $848,000 of which $827,000 was due to increases in the average amounts outstanding. Interest on certificates of deposit increased $122,000 of which $101,000 was due to growth in such deposits. All other items of interest bearing liabilities did not differ materially from 1994 to 1995.

PROVISION FOR LOAN LOSSES

The provision for loan losses is based on management's evaluation of economic conditions, size and composition of the loan portfolio, the historical charge off experience, the level of nonperforming and past due loans and other indicators derived from reviewing the loan portfolio. Management performs such reviews quarterly and determines the level of loan loss allowances needed. At March 31, 1996 management believes that its allowance for loan losses was adequate to provide for inherent losses.

Generally, asset quality has improved since 1993. Nonaccruing loans as a percentage of total loans declined from 2.01% in 1993 to 0.54% in 1996, and declined as a percentage of total assets from 1.33% to 0.39% during the same period. Total nonperforming assets have declined as a percentage of total assets from 2.05% in 1993 to 0.45% in 1996 due to declines in nonaccruing loans and increases in total assets. The ratio of the Allowance for Loan Losses to nonaccruing loans has increased from 67.19% in 1993 to 192.29% in 1996, due to declines in past due loans and an increase in the level of reserves. The ratio of the allowance to total loans and REO has declined from 1.37% in 1993 to 1.05% in 1996 due to the growth in the loan portfolio.

At March 31, 1996 and March 31, 1995, nonperforming assets were as follows:


                                                           March 31,  March 31,
                                                             1996       1995
Nonaccruing and past due loans
   Real estate
     Construction                                          $     --   $ 210,200
     First mortgage                                         543,120     472,324
     Second mortgage                                         26,976       2,967
   Consumer                                                 142,869     186,976
                                                           --------   ---------
Total nonaccruing and past due loans                       $712,965   $ 872,467
                                                           --------   ---------
                                                           --------   ---------
Percentage of total loans                                      0.54%       0.67%
                                                               ----        ----
                                                               ----        ----
Percentage of total assets                                     0.39%       0.52%
                                                               ----        ----
                                                               ----        ----
Real estate acquired through foreclosure and repossessed
assets                                                     $113,268   $ 124,485
                                                           --------   ---------
                                                           --------   ---------
Total nonperforming assets                                 $826,233   $ 996,952
                                                           --------   ---------
                                                           --------   ---------
Percentage of total assets                                     0.45%       0.59%
                                                               ----        ----
                                                               ----        ----
Potential problem loans                                    $982,383   $1,982,955
                                                           --------   ---------
                                                           --------   ---------


1996 COMPARED TO 1995. Provision for loan losses was $10,000 compared to $108,000 for 1995. For 1996, net chargeoffs were $73,277 compared to a net recovery of $12,119 in 1995. At March 31, 1996, the allowance for loan losses was $1,371,416, or 192.35% of nonaccruing loans compared to 164.44% at March 31, 1995. Nonaccruing loans declined from $872,462 at March 31, 1995 to $712,965 at March 31, 1996 while potential problem loans declined from $1,982,955 to $982,383 for the same period.

At March 31, 1996, past due and nonaccruing loans included six mortgage loans totaling $543,120 secured by single family dwellings, three second mortgage loans totaling $26,976, and 37 consumer loans totaling $142,869. The largest single loan past due is a mortgage loan in the amount of $161,697.

Potential problem loans were $982,383 at March 31, 1996 and consisted mainly of three loans outstanding to a single group of borrowers totaling $895,079. These loans are secured by various rental properties and tracts of commercial and farm land, and were classified as potential problem loans at March 31, 1995. The value of these properties exceeds the balances of the respective loans.


1995 COMPARED TO 1994. Provision for loan losses was $108,000 compared to $275,000 for 1994.

The Bank had improvement in the quality of its loan portfolio during 1995 which led to a lesser provision for loan losses than in 1994. Furthermore, of the $108,000 provided in fiscal 1995, $103,000 was provided in the first six months of the year.


For the year, the Bank's recoveries exceeded loans charged off by $12,119, compared to a net chargeoff level of $105,715 for 1994. At March 31, 1995 the allowance for loan losses was $1,434,693, or 164.44% of past due and nonaccruing loans compared to 92.09% at March 31, 1994. Management believes that the year-end allowance was adequate in light of the collateral position of past due and nonaccruing loans and potential problem loans.

At March 31, 1995, nonaccruing loans included three loans to one borrower totaling $225,766, or 26% of nonaccruing loans, secured by one triplex and two duplexes used for rental property whose value management believed was sufficient to cover the outstanding loan balance. Other nonaccruing loans consisted of seven loans totaling $431,721 secured by 1-4 family dwellings and 28 consumer and second mortgage loans totaling $189,943.

Potential problem loans were $1,982,985 at March 31, 1995, the largest of which was a single first mortgage loan in the amount of $1,078,164 net of capitalized interest of $191,873 which was classified as nonaccrual in 1994. This loan was restructured in February 1995 such that all previous unpaid interest was capitalized as a part of the outstanding principal balance of the new note and reserved as a component of deferred income. This was secured by a single family dwelling on Sea Island, Georgia whose value exceeds the balance of the loan. The remaining potential problem loans consisted of three loans outstanding to a single group of borrowers totaling $904,791 which were classified as potential problem loans at March 31, 1994. These loans were secured by various rental properties and tracts of commercial and farm land. The value of these properties exceeds the balances of the loans.

OTHER INCOME

1996 COMPARED TO 1995. Other income increased $2,891,235, or 122.69%, to $5,247,826. The significant component was a $2,451,601 increase in the gain on sale of real estate held for development and sale (see "Real Estate Activities" below). Gain on sale of loans increased $348,716, or 123.67% to $630,684. The volume of loan sales increased from $37.7 million in fiscal 1995 to $44.2 million in 1996. In addition to the volume growth, profit margins received on loans sold increased due to a falling interest rate environment which existed throughout the year. Furthermore, during fiscal 1995 the Bank began to broker its originations to other investors under which it receives a service release premium at the time of sale. Since this strategy was in place during the entirety of fiscal 1996 versus a portion of fiscal 1995, resulting gains were higher in 1996.

1995 COMPARED TO 1994. Other income declined $190,574, or 7.48% to $2,356,591. The primary reason for the decline was a $440,191 reduction in gain on sale of loans. For fiscal 1995, the volume of loans sold declined $29.5 million, from $67.2 million in 1994 to $37.7 million in 1995. In fiscal 1995, a higher interest rate environment brought about reduced originations of long-term fixed-rate mortgages (which the bank has traditionally sold in the secondary market) and much of the refinance market ended and customers purchasing homes opted for ARMs due to their low introductory rates. Additionally, as the refinance market ended, the large number of mortgage brokers remaining brought increased competition for originations. In response to this, in fiscal 1995 the Bank began to broker its originations to other investors, using service release premiums received on the sale of these loans to offset lower gains on sale of these loans due to lower interest rates offered to the customer so that the Bank's rates would be competitive in the marketplace. Gain on sale of real estate held for development and sale declined $65,870 or 7.94%, to $763,403. For a discussion of this, see "Real Estate Activities" below.

These declines were offset by a $233,484 increase in loan servicing and other loan fees. This increase was caused by a decline of $299,146 in the amortization of excess servicing fees receivable from 1994 to 1995. The excess servicing fees receivable related to loans sold before 1991 (with servicing retained) in which the servicing fee spread (the difference between the rate paid by the borrower to the Bank and the rate at which the bank in turn paid interest to the investor in the loans) exceeded the normal servicing fee rate of 0.25%. During 1994, the remaining balance of the excess servicing fees receivable was fully amortized.

REAL ESTATE ACTIVITIES

The Bank engages in real estate development through its second tier subsidiary, Jefferson Ventures, Inc. which owns the White Oak residential development. The table below summarizes real estate sales for the periods in review.

                          SUMMARY OF REAL ESTATE SALES

                          For The Years Ended March 31,

                                         1996        1995        1994
Number of lots sold                            40         21          60
Acres of land sold                             71        165         143
Net sales proceeds                     $4,496,834 $1,715,503  $2,413,214
Less: Basis of land sold                1,336,081    972,909   1,593,887
Less: Gains deferred                       13,241     71,445     173,702
Add: Recognition of gains previously
deferred                                   67,492     92,254     183,648
                                       ---------------------------------
                                       ---------------------------------
Gain on sale of real estate            $3,215,004  $ 763,403   $ 829,273
                                       ---------------------------------
                                       ---------------------------------

NOTE: The above table represents gains from real estate sales. Condensed consolidated financial statements for Jefferson Ventures, Inc. and its parent company, Newnan Financial Services, Inc., can be found in Note 16 of the Notes to Consolidated Financial Statements.

     The White Oak development was pruchased in 1984. The Bank, through its subsidiary, began to develop the property into residential building lots shortly thereafter. Total purchase price of the property was allocated to specific parcels according to their proportional estimated market value. As specific parcels were developed, construction costs were capitalized directly to the parcel's basis as were interest costs related to the construction costs. Upon completion, the basis of the developed parcel was allocated to the resulting lots based on the relative sales price of the lots. In 1991, due to regulatory restrictions on investing in real estate development activities, the Bank ceased development activity and has followed a strategy of selling off in an orderly manner remaining developed lots to builders and undeveloped parcels to other developers. As a result, only minimal costs have been added to the basis of the property since 1991.


1996 COMPARED TO 1995. For 1996, the net gain on sale of real estate held for development and sale increased $2,451,601 to $3,215,004. This increase is due to 1996 sales including tracts of undeveloped commercial property which carries a higher sales price than land sold for residential development. The number of lots sold increased from 21 in 1995 to 40 in 1996 due to a bulk sale of lots occurring in 1996.

At March 31, 1996, the White Oak development consisted of 15 residential building lots and approximately 1,660 acres of open land. The estimated market value of the property exceeds its carrying value of $3.7 million. At March 31, 1996, deferred income from real estate gains totalled $21,315.


1995 COMPARED TO 1994. The net gain on sale of real estate held for development and sale declined $65,870 to $763,403 due to a decline in lot sales. During the year, the number of lots sold declined from 60 in 1994 to 21 in 1995. Since 1991, rather than developing open land into buildable lots, the Bank (through its subsidiary) has emphasized liquidating its remaining lot inventory while selling open tracts of land to other developers.


At March 31, 1995 White Oak consisted of 55 developed lots and approximately 1,731 acres of open land. The estimated market value of the property exceeds its carrying value of $5.1 million. At March 31, 1995, deferred income from real estate gains totalled $81,567.


GENERAL AND ADMINISTRATIVE EXPENSES

1996 COMPARED TO 1995. General and administrative expenses declined $425,283 or 8.39% to $4,645,964. Compensation costs declined $181,111 or 7.98% due to a reduction of $299,031 in loan origination commissions and salaries associated with Citizens Mortgage Group, Inc., the Bank's mortgage origination subsidiary. This decline is attributable to the closing of several mortgage origination offices in the fourth quarter of fiscal 1995. This decline was offset in part by an increase of $115,005 in compensation costs in connection with Bank operations. Of this increase, $42,570 was due to an increase in accrued incentive compensation expense while $47,209 was due to an increase in loan origination commissions, the result of increased loan originations.

Office properties and equipment costs declined $76,224 or 8.61% to $809,277 primarily due to a reduction of $124,039 of such costs for Citizens Mortgage Group, Inc as a result of the closing of several of its mortgage origination offices. This reduction was offset by a $55,216 increase in costs associated with Bank operations, primarily the result of depreciation expense incurred as a result of computer equipment purchased in fiscal 1996. Data processing charges declined $63,798 or 22.30% to $222,285 due to reduced fees negotiated as a part of the Bank's contract renewal with its data processing provider. Other operating expenses declined $88,053 or 6.57% to $1,251,800. The majority of the reduction results from a reduction in administrative costs associated with Citizens Mortgage Group, Inc

1995 COMPARED TO 1994. General and administrative expenses declined $186,630, or 3.55% to $5,071,247. The most significant reason for this decline relates to a $250,811 adjustment made in 1994 to write down to its net realizable value the cost basis of a branch office closed in that year. Premises and equipment costs declined $28,388 or 3.11% due to a reduction of $77,458 in property costs at White Oak which relates specifically to declines in property taxes and homeowner assessments caused by a reduction in the inventory of developed lots and the remaining acreage of open land. This decrease was partially offset by approximately $50,000 in increased costs for repairs at branch facilities and maintenance of computer equipment used in the Bank's check processing activities.

Compensation, payroll taxes and fringe benefits increased $31,329 or 1.40% to $2,269,250. Contributing to this increase for 1995 was a $63,168 decline in the amount of direct loan origination costs deferred and matched with loan fees, the result of reduced loan origination volume. Under Statement of Financial Accounting Standards No. 91 ("SFAS 91"), banks are required to net loan origination fees collected against direct loan costs (primarily compensation costs) and amortize such amount over the life of the loans as an interest component. As loan origination volume declines, the amount of such offsets will also decline, causing reported compensation costs to increase. Salary expense increased $101,109 of which $19,000 relates to an increase in accrued incentive compensation expense while approximately $50,000 relates to cost of living increases over the previous year. These increases were offset by a $145,847 decline in commissions paid to loan originators, the result of reduced loan volume. Other operating expenses increased $56,132 or 4.37% as a result of a $16,979 increase in general expenses of the mortgage subsidiary; and a $42,500 increase in legal and accounting costs.

FOURTH QUARTER RESULTS

Earnings for the fourth quarter of the year ended March 31, 1996 totaled $ 1,731,916. During the quarter, the Bank recognized $ 1,918,428 in gains from sales of real estate of which $1,835,668 related to previously deferred gains from sales which took place in the first quarter of the year. As required under SFAS 66, gains from these sales were deferred as the Bank financed the sales without obtaining the minimum down payment required under SFAS 66. During the fourth quarter, these loans were paid in full by the purchasers of the properties, enabling the Bank to recognize in its earnings the previously deferred gains from these sales.

SAIF ASSESSMENT

Legislation is currently being proposed in the United States Congress, which among other things, would require members of the Savings Association Insurance Fund (SAIF) to pay a special assessment to recapitalize the fund and thereafter merge the SAIF into the Bank Insurance Fund (BIF). While negotiation of specific provisions of the proposed legislation is ongoing between the House and Senate Banking Committees, it is anticipated that the SAIF recapitalization will occur in 1996. Under the proposed legislation, SAIF members will pay the special assessment to recapitalize their fund based on their insured deposits held on March 31, 1995. The amount of the assessment is to be determined by the Federal Deposit Insurance Corporation and is expected to be approximately 85 basis points per $100 of SAIF insured deposits. Based on the proposed legislation and the Bank's level of insured deposits held on March 31, 1995, the Bank anticipates that its potential liability under this proposed legislation could result in a pretax charge to earnings of approximately $998,000. Such charge will be determined by the final legislation.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of," (SFAS 121). The provisions of SFAS 121 require that long-lived assets be reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. In performing the review of long-lived assets that will be held and used by the Bank, recoverability is based on the future cash flows expected from the use of the asset and its eventual disposition. If the asset is impaired, an impairment loss equal to the excess of the carrying value of the asset over its fair value must be recorded. SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995. The Bank does not believe the provisions of SFAS 121 will have a material impact on the consolidated financial statements.

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights" (SFAS 122). SFAS 122 requires that the Bank recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 also requires that the Bank assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS 122 is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Bank does not believe the provisions of SFAS 122 will have a material impact on the consolidated financial statements.

In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

A new method of accounting for stock-based compensation arrangements with employees is established by SFAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, SFAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the SFAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions.

SFAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Bank has not determined the impact of adopting SFAS 123.

                           ASSET/LIABILITY MANAGEMENT

It is the Bank's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix.

The Bank's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate sensitive assets and interest rate sensitive liabilities being prepared and presented to the Board of Directors and management's Asset/Liability Committee on a quarterly basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the Bank's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the Bank also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest rate increase.

                        ANALYSIS OF INTEREST SENSITIVITY
                              As of March 31, 1996
                             (Dollars in Thousands)

                                               0 - 3      3- 12    1 - 3      3 - 5    Over
                                              Months     Months    Years      Years   5 Years    Total
Interest Bearing Deposits                    $    524   $    --   $    --   $    --   $    --   $    524
Investment Securities                          20,491     2,004       299        --        --     22,794
Mortgage Backed Securities                        499     4,243     3,516       400       474      9,132
Loans receivable, net of deferred income (1)   26,634    51,193    28,464     8,080    17,953    132,324
                                              -------   -------   -------   ------    -------   --------
Total Interest Earning Assets                 $48,148   $57,440   $32,279   $ 8,480   $18,427   $164,774
                                              -------   -------   -------   ------    -------   --------
                                              -------   -------   -------   ------    -------   --------
Interest Bearing Liabilities
NOW Accounts                                  $ 1,884   $ 4,558   $ 5,917   $ 1,583   $ 3,506   $ 17,448
Money Market Accounts                           5,981        --        --        --        --      5,981
Passbook Savings                                  764     2,073     4,300     2,803     6,719     16,659
Certificates of Deposit                        19,512    30,786    22,364     4,699        --     77,361
Federal Home Loan Bank Advances                21,317     1,229     2,534     2,534     1,820     29,434
Notes Payable                                      17        --        37        --        --         54
                                              -------   -------   -------   ------    -------   --------
Total Interest Bearing Liabilities            $49,475   $38,646   $35,152   $11,619   $12,045   $146,937
                                              -------   -------   -------   ------    -------   --------
Interest Rate Sensitivity Gap                 $(1,327)  $18,794   $(2,873)  $(3,139)  $ 6,382   $ 17,837
                                              -------   -------   -------   ------    -------   --------
                                              -------   -------   -------   ------    -------   --------
Cumulative Interest Rate Sensitivity Gap      $(1,327)  $17,467   $14,594   $11,455   $17,837
                                              -------   -------   -------   ------    -------
                                              -------   -------   -------   ------    -------
Cumulative Interest Rate Sensitivity Gap /
   Total Interest Earning Assets                (0.81)    10.60      8.86      6.95     10.83
                                              -------   -------   -------   ------    -------
                                              -------   -------   -------   ------    -------

- ------------------------

(1) Includes loans held for sale and nonaccrual loans.

     The above table summarizes interest-sensitive assets and liabilities for the Bank as of March 31, 1996. Adjustable rate loans are included in the period In which their interest rates are scheduled to adjust. Fixed rate loans are included in the periods in which they are anticipated to be repaid based on scheduled maturities and anticipated prepayments. Investment securities are included in their period of maturity while mortgage backed securities are included according to expected repayment. Certificates of deposit, Federal Home Loan Bank advances, and notes payable are presented according to contractual maturity. Money market accounts are considered to reprice in 0-3 months. NOW accounts and passbook accounts are presented using estimated decay rates similar to those used by the Office of Thrift Supervision. These assumed rates are as follows (in percentages):

                                               NOW     Passbook
                          0-3 Months          10.91      4.55
                          3-12 Months         26.09     12.45
                          1-3 Years           33.87     25.82
                          3-5 Years            9.06     16.83
                          Over 5 Years        20.07     40.35
                                             ----------------
                                             100.00    100.00

Newnan Savings' cumulative one year interest rate sensitivity gap ratio was
10.60 at March 31, 1996. This indicates that for the one year period following this date, the Bank's interest-earning assets would reprice at a rate faster than its interest-bearing liabilities. The Bank's positive gap position is attributable to its portfolio of construction loans, which normally mature in six months, and adjustable rate mortgage loans, whose rates reprice annually. A positve interest rate sensitivity ratio indicates that a rising interest rate environment would have a positive impact on earnings of the Bank, while a declining interest rate environment could have a negative impact on earnings. The Bank has sought to limit its exposure to changes in interest rates by originating short-term or adjustable rate mortgages and construction loans to be held in portfolio while originating fixed-rate mortgages underwritten to specifications such that they can be sold in the secondary market or to private investors; and to maintain an investment portfolio of bonds and mortgage backed securities having maturities and average lives of less than five years.

On November 3, 1995, the Bank announced the signing of a definitive agreement to merge with Southside Financial Group, Inc. ("Southside"), the parent of Citizens Bank & Trust of Fayette County. In conjunction with the proposed business combination, the Bank filed on May 3, 1996 an application with the Office of Thrift Supervision for the purpose of effecting a Plan of Reorganization (the
Plan) such that a new entity, Newnan Holdings, Inc. would acquire all outstanding shares of the Bank whereby each shareholder of the Bank receives one
share of Newnan Holdings, Inc. stock for each share of Bank stock.    The plan
is subject to and conditioned upon the simultaneous consummation of the agreement with Southside. Under the terms of the definitive agreement, each shareholder of Southside will receive $41.00 in cash for each share of Southside common stock. Any shareholder owning 5,000 or more common shares may elect to receive up to, but not more than, fifty percent of their consideration in the form of shares of Newnan Holdings, Inc. The aggregate number of common shares of Newnan Holdings, Inc. which will be available for issuance to Southside shareholders shall not exceed 145,000 shares. An oversubscription will result in a pro rata reduction of the requested shares issued to Southside's electing shareholders. The acquisition is subject to approval from various regulatory authorities and Southside's shareholders. As of December 31, 1995 total assets of Southside approximated $82,000,000 and stockholders' equity approximated $9,800,000.

                         Newnan Savings Bank, FSB

            Selected Financial Information and Statistical Data

           SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

The tables and schedules on the following pages set forth certain significant financial information and statistical data of Newnan Savings Bank with respect to : the distribution of assets, liabilities and shareholders' equity, the interest rates and interest differentials; the investment portfolio; the loan portfolio, including types of loans, maturities and sensitivity to changes in interest rates and information on nonperforming loans; summary of the loan loss experience and reserves for loan losses; types of deposits; and the return on equity and assets.

        DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS' EQUITY:
                INTEREST RATES AND INTEREST DIFFERENTIALS

TABLE 1:  AVERAGE BALANCES, INTEREST INCOME AND INTEREST EXPENSE

The following table contains condensed average balance sheets for the periods indicated. In addition, the amount of Newnan Savings' interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities and the related average interest rates, net interest spread and net yield on average interest earning assets are included

Table 1.

                   ANALYSIS OF NET INTEREST INCOME
                    For The Years Ended March 31,
                            (In Thousands)

                                                   1996                           1995                            1994
                                                             Average                        Average                         Average
                                       Average    Income /   Yield /  Average    Income /   Yield /   Average    Income /   Yield /
                                       Balance    Expense     Rate    Balance    Expense     Rate     Balance    Expense     Rate
Interest Earning Assets:
Loans (1)(2)(7)                        $132,641   $11,449     8.63%   $123,420   $ 9,817     7.95%    $ 92,855    $7,219     7.77%
Mortgage-backed securities (2)            9,479       505     5.33%      9,856       516     5.24%      15,605       972     6.23%
Interest bearing deposits (2)             1,821        96     5.27%      2,814       115     4.09%       4,064       123     3.03%
Investment securities and Federal
  Home Loan Bank Stock (2)(8)             5,296       362     6.84%      5,508       382     6.94%       7,082       484     6.83%
                                       --------   --------   -------  --------   --------   -------   --------   --------   -------
Total interest earning assets          $149,237   $12,412     8.32%   $141,598   $10,830     7.65%    $119,606    $8,798     7.36%
                                                  --------   -------             --------   -------              --------   -------
Cash and due from banks (3)               3,404                          1,365                           1,335
Real estate held for development
  and sale (3)                            4,249                          5,661                           6,899
Premises and equipment (3)                2,791                          2,866                           3,153
Other assets (3)                          1,610                          1,573                           2,674
                                       --------                       --------                        --------
Total assets                           $161,291                       $153,063                        $133,667
                                       --------                       --------                        --------
                                       --------                       --------                        --------

Interest Bearing Liabilities
NOW accounts (2)                       $ 15,629   $   433     2.77%   $ 14,328   $   375     2.62%    $ 15,856    $  354      2.23%
Money Market Accounts (2)                 7,454       248     3.33%      8,121       235     2.89%       8,796       257      2.92%
Passbook accounts (2)                    16,811       493     2.93%     19,079       565     2.96%      16,805       505      3.01%
Certificates of deposit (2)              73,459     4,343     5.91%     66,399     3,145     4.74%      63,871     3,023      4.73%
Federal Home Loan Bank advances (2)      16,685       985     5.90%     20,307     1,166     5.74%       5,888       318      5.40%
Notes payable (3)                           170        11     6.47%         73         6     8.22%         228        27     11.84%
                                       --------   --------   -------  --------   --------   -------   --------   --------   -------
Total interest bearing liabilities     $130,208   $ 6,513     5.00%   $128,307   $ 5,492     4.28%    $111,444    $4,484      4.02%
                                                  --------   -------             --------   -------              --------   -------
Noninterest-bearing deposits (2)(6)      10,052                          7,516                           2,460
                                       --------                       --------                        --------
Total deposits and other borrowings    $140,260                       $135,823                        $113,904
Other liabilities (3)                     2,826                          1,497                           5,071
Stockholders equity (3)                  18,205                         15,743                          14,692
                                       --------                       --------                        --------
Total liabilities and stockholders'
equity                                 $161,291                       $153,063                        $133,667
                                       --------                       --------                        --------
                                       --------                       --------                        --------
Interest rate spread (4)                                      3.32%                          3.37%                            3.34%
                                                             -------                        -------                           ------
                                                             -------                        -------                           ------
Net interest income / margin (5)                  $ 5,899     3.95%              $ 5,338     3.77%                $4,314      3.61%
                                                  --------   -------             --------   -------              --------   -------
                                                  --------   -------             --------   -------              --------   -------

Note: The above information is prepared on a consolidated basis in which all loans and accounts with subsidiaries have been eliminated.

- ----------------------
(1) Includes loans held for sale and nonaccrual loans.
(2) Daily average.
(3) Quarterly average.
(4) Interest rate spread is the weighted average yield on interest earning assets minus weighted average rate on interest bearing liabilities.
(5) Net interest margin is net interest income divided by interest earning assets.
(6) Noninterest bearing deposits include official checks outstanding.
(7) Interest income from loans includes amortization of deferred loan fees totaling $549,000, $449,000, and $359,000 for the years ended March 31, 1996, 1995, and 1994, respectively.
(8) All income on investment securities is taxable.

TABLE 2:  RATE AND VOLUME ANALYSIS

The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Newnan Savings interest income and expense during the year indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

TABLE 2.

                   ANALYSIS OF CHANGES IN NET INTEREST INCOME
                          FOR THE YEARS ENDED MARCH 31,
                                 (In Thousands)



                                                   1996 Compared to 1995

                                                      Increase (Decrease) Due To
                                                            Changes In (1)
                                             Increase
                                          1996      1995     (Decrease)    Volume    Yield/Rate
Interest Income
Loans                                   $11,449    $9,817      $1,632       $ 761       $871
Mortgage-backed securities                  505       516         (11)        (20)         9
Interest bearing deposits                    96       115         (19)        (47)        28
Investment securities and Federal Home
   Loan Bank Stock                          362       382         (20)        (14)        (6)
                                        -------------------------------------------------------
Total interest income                   $12,412   $10,830      $1,582       $ 680       $902
                                        -------------------------------------------------------
Interest Expense
NOW accounts                            $   433   $   375      $   58       $  36       $ 22
Money Market Accounts                       248       235          13         (20)        33
Passbook accounts                           493       565         (72)        (66)        (6)
Certificates of deposit                   4,343     3,145       1,198         361        837
Federal Home Loan Bank advances             985     1,166        (181)       (212)        31
Notes payable                                11         6           5           6         (1)
                                        -------------------------------------------------------
Total interest expense                   $6,513   $ 5,492      $1,021       $ 105       $916
                                        -------------------------------------------------------
Net interest income                      $5,899   $ 5,338      $  561       $ 575       $(14)
                                        -------------------------------------------------------
                                        -------------------------------------------------------

                                                   1995 Compared to 1994

                                                      Increase (Decrease) Due To
                                                            Changes In (1)
                                             Increase
                                          1995      1994     (Decrease)    Volume    Yield/Rate

Interest Income
Loans                                   $9,817     $7,219      $2,598       $2,427     $ 171
Mortgage-backed securities                 516        972        (456)        (319)     (137)
Interest bearing deposits                  115        123          (8)         (44)       36
Investment securities and Federal Home
   Loan Bank Stock                         382        484        (102)        (110)        8
                                        -------------------------------------------------------
Total interest income                  $10,830     $8,798      $2,032       $1,954     $  78
                                        -------------------------------------------------------
Interest Expense
NOW accounts                               375        354          21          (36)       57
Money Market Accounts                      235        257         (22)         (19)       (3)
Passbook accounts                          565        505          60           68        (8)
Certificates of deposit                  3,145      3,023         122          101        21
Federal Home Loan Bank advances          1,166        318         848          827        21
Notes payable                                6         27         (21)         (15)       (6)
                                        -------------------------------------------------------
Total interest expense                 $ 5,492     $4,484      $1,008       $  926     $  82
                                        -------------------------------------------------------
Net interest income                     $5,338     $4,314      $1,024       $ 1,028    $  (4)
                                        -------------------------------------------------------
                                        -------------------------------------------------------

- ------------------------

(1) The rate volume variance has been allocated between rate and volume variances in proportion to their percentage of the total volume and rate change.

                              INVESTMENT PORTFOLIO

TYPES OF INVESTMENTS

The carrying value of investment securities at the dates indicated are summarized as follows

                                                 March 31,
                                             1996         1995
                                           (Dollars in Thousands)

U. S. Government and agency obligations    $22,794       $ 9,817
Mortgage backed securities
   and Collateralized Mortgage
   Obligations                               9,133         9,639
                                           -------       -------
Total                                      $31,927       $19,456
                                           -------       -------
                                           -------       -------

MATURITIES

The amounts of investment securities in each category as of March 31, 1996 are shown in the following table according to contractual maturity classification (U. S. Government agency bonds) and anticipated cash flow (mortgage backed securities and collateralized mortgage obligations):


                                           After One Year       After Five Years
                      One Year Or Less    Through Five Years    Through Ten Years         Total

                      Amount     Yield    Amount       Yield    Amount      Yield    Amount     Yield
                      ------    ------    ------      ------    ------     ------    ------    ------
                                        (Dollars in Thousands)
U.S. Government
   Agency             $22,495   5.25%     $  299      5.40%     $ --          --%    $22,794   5.25%
Mortgage Backed
   Securities and
   Collateralized
   Mortgage
      Obligations       4,743   5.41%      3,917      5.18%      473        5.31%      9,133   5.31%
                      -------   ----      ------      ----       ---        ----     -------   ----
                      $27,238   5.28%     $4,216      5.20%     $473        5.31%    $31,927   5.27%
                      -------   ----      ------      ----       ---        ----     -------   ----
                      -------   ----      ------      ----       ---        ----     -------   ----

All securities are subject to taxation. Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the carrying value of each security in that range.

                                 LOAN PORTFOLIO

TYPES OF LOANS

The amount of loans outstanding, including held for sale, at the indicated dates are shown in the following table according to the type of loan.

                                                               At March 31,
                                                            1996          1995
                                                          --------      --------
                               (Dollars in Thousands)
Real estate construction loans                            $ 35,652      $ 28,218
Permanent mortgage loans                                   103,490       103,091
Consumer and installment loans                              10,404        10,824
Less:
Loans in process                                            16,179         9,235
Allowance for Loan Losses                                    1,371         1,435
Deferred Income                                              1,044         1,342
                                                          --------      --------
Total                                                     $130,952      $130,121
                                                          --------      --------
                                                          --------      --------

             MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES

Total loans as of the indicated dates are shown in the following table according to maturity classifications (1) one year or less, (2) after one year through five years and (3) after five years (dollars in thousands).

                                                       At March 31,
                                                           1996
Maturity:
One year or less
   Real estate construction, net of loans in process     $19,473
   Permanent real estate                                  59,970
   Consumer and installment                                5,100
                                                         -------
                                                          84,543
                                                         -------
After one year through five years
   Real estate construction, net                              --
   Permanent real estate                                   4,869
   Consumer and installment                                4,668
                                                         -------
                                                           9,537
                                                         -------
After five years
   Real estate construction, net                              --
   Permanent real estate                                  38,859
   Consumer and installment                                  428
                                                         -------
                                                          39,287
                                                         -------

Total                                                    133,367
Less: Allowance for loan losses                            1,371
Less: Deferred income                                      1,044
                                                         -------
                                                        $130,952
                                                         -------
                                                         -------

The following table summarizes loans at the indicated dates with the due dates after one year which have predetermined and floating or adjustable interest rates (dollars in thousands).

                                                       At March 31,
                                                           1996
                                                         -------
Predetermined interest rate                              $46,153
Floating or adjustable interest rate                       2,671
                                                         -------
                                                         $48,824
                                                         -------
                                                         -------

NONPERFORMING LOANS

Information with respect to nonaccrual past due and restructured loans at the indicated dates is as follows:

                                                    At and For The Year Ended
                                                             March 31
                                                         1996         1995
                                                        ------       ------
                                                      (Dollars in Thousands)
Nonaccrual Loans                                       $712,695      $872,467
Loans contractually past due 90 days or
   more and still accruing                                   --            --
Restructured loans                                           --            --
Interest income that would have been
   recorded on nonaccrual and
   restructured loans under original
   terms                                                 30,000        34,000


It is the policy of the Bank to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due.

Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

COMMITMENTS AND LINES OF CREDIT

The Bank will, in the normal course of business, commit to extend credit in the form of letters of credit or lines of credit. At March 31, 1996, the amount of outstanding loan commitments totaled $5,480,000 while the amount of outstanding lines of credit totaled $3,160,000.

                         SUMMARY OF LOAN LOSS EXPERIENCE

The following table summarizes average loan balances for each year determined using the daily average balances during the year, changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off, additions to the allowance which have been charged to operating expense, and the ratio of net charge-offs during the period to average loans.

                                                          Years Ended March 31,
                                                          1996           1995
                                                         --------      --------
                                                         (Dollars in Thousands)

Average amount of loans outstanding                      $132,641      $123,420
                                                         --------      --------
                                                         --------      --------
Beginning balance                                          $1,435        $1,315
                                                         --------      --------

Loans charged off
  Real estate loans                                            54            --
  Consumer loans                                               38            37
                                                         --------      --------
Total charge-offs                                              92            37
                                                         --------      --------
Recoveries
  Real estate loans                                             4            --
  Consumer loans                                               14            49
                                                         --------      --------
Total recoveries                                               18            49
                                                         --------      --------
Net loans charged-off (recovered)                              74           (12)
                                                         --------      --------
Provision for loan losses                                      10           108
                                                         --------      --------
Ending balance                                             $1,371        $1,435
                                                         --------      --------
                                                         --------      --------
Ratio of net loans charged-off
  (recovered) during the period to
  average loans outstanding                                 0.06%          .01%
                                                         --------      --------
                                                         --------      --------

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a continuing review of loan loss experience, current economic conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans.

The following table summarizes the allocation of the allowance for loan losses to types of loans as of the indicated dates.

                                                  Years Ended March 31,
                                                 1996              1995
                                               --------           ------
                                                     (Dollars in Thousands)
                                               Dollars   Pct(a)  Dollars  Pct(a)
Real estate loans - construction
and permanent                                    $547      93%      $597    92%
Consumer and installment loans                    824       7%       838     8%
                                               ------     ----    ------    ----
Total                                          $1,371     100%    $1,435    100%
                                               ------     ----    ------    ----
                                               ------     ----    ------    ----
(a) Percent of total loan balances outstanding.

                                DEPOSITS

Average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the years indicated are presented below. (Average balances were determined using the daily average balances during the year for each category).


                                         1996                 1995
                                       Amount    Rate    Amount    Rate
                                       ------    ----    ------    ----
                                             (Dollars in Thousands)
Noninterest bearing demand deposit    $10,052     --%    $7,516      --%
Interest bearing demand deposit        15,629   2.77%    14,328    2.62%
Money market accounts                   7,454   3.33%     8,121    2.89%
Passbook savings                       16,811   2.93%    19,079    2.96%
Certificates of deposit                73,459   5.91%    66,399    4.74%
                                      -------   -----  --------    -----
Total                                $123,405   4.47%  $115,443    3.74%
                                     --------   -----  --------    -----
                                     --------   -----  --------    -----


The amounts of time certificates of deposit issued in amounts of $100,000 or more as of March 31, 1996 are shown below by category, which is based on time remaining until maturity (dollars in thousands).


                Three months or less               $ --
                Three to six months                  --
                Six to twelve months                403
                Over twelve months                   --
                                                   ----
                Total                              $403
                                                   ----
                                                   ----


                   RETURN ON ASSETS AND STOCKHOLDERS' EQUITY

The following rate of return information for the years indicated is presented below.

                                        1996              1995
    Return on assets (1)                2.51%             1.06%
    Return on equity (2)                22.25%            10.29%
    Dividend payout ratio (3)           12.55%            20.18%
    Equity to assets ratio (4)          11.29%            10.29%

(1)  Net income divided by average total assets.

(2)  Net income divided by average equity.
(3)  Dividends declared per share divided by net income per share.
(4)  Average equity divided by average total assets.

                                SHORT TERM BORROWINGS

The following information is presented with respect to the Bank's short term borrowings of the Bank at or for the years ended March 31, 1996 and 1995:
                                           (Dollars in Thousands)


                                                  March 31,
                                             1996             1995
                                           -------           ------
Ending balance
  weighted average rate                    $21,279          $24,046
                                             5.60%            6.19%
Average amount outstanding
  weighted average rate                     $7,779          $10,266
                                             6.04%            5.87%
Maximum outstanding during period          $21,279          $24,046


                               SELECTED FINANCIAL DATA

The following selected financial data is derived from the consolidated financial statements of Newnan Savings Bank and subsidiaries, and should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere in this Registration Statement.

                         SELECTED FINANCIAL DATA
             (Dollars in Thousands Except Per Share Amounts)

                                  1996     1995       1994     1993     1992
BALANCE SHEET:
Total Assets                    $182,010  $169,477  $144,300  $128,598  $138,931
Loans, net (1)                   130,952   130,121   102,864    84,820    90,815
Investments (2)                   32,451    23,508    29,144    28,368    29,824
Real estate held for
  development and sale             3,740     5,070     6,026     7,420    10,275
Deposit accounts (3)             130,635   117,818   117,199   108,621   116,903
Borrowings (4)                    29,489    33,528    10,646     4,405     7,744
Stockholders' equity              20,266    16,603    15,147    14,052    12,168

OPERATING DATA:
Interest income                   12,412    10,830     8,798     9,459    10,544
Interest expense                   6,512     5,492     4,484     5,232     7,363
Net interest income                5,900     5,338     4,314     4,227     3,181
Provision for loan losses             10       108       275       180       588
Other income                       5,248     2,357     2,547     3,450     1,897
General and administrative
  expenses                         4,646     5,071     5,258     4,664     4,993
Income tax expense                 2,442       896       491       955         1
Earnings (loss) before
  cumulative effect of change
  in accounting principle          4,050     1,620       837     1,878      (504)
Cumulative effect of change in
  accounting for income taxes         --        --       250        --         --
Net earnings (loss)                4,050     1,620     1,087     1,878      (504)
Earnings (loss) per share before
  cumulative effect of change
  in accounting principle           2.71      1.14      0.59      1.32     (0.35)
Cumulative effect per share of
  change in accounting for
  income taxes                        --        --      0.17        --         --
Net earnings (loss) per share       2.71      1.14      0.76      1.32     (0.35)
Cash dividends per share            0.34      0.23        --        --         --
 . .as a percentage of net
   earnings per share              12.55%    20.18%       --        --         --
Net interest margin                 3.95%     3.77%     3.61%     3.68%     2.82%

REGULATORY CAPITAL RATIOS
(CURRENT)
  Tangible                          11.2%     9.1%      9.6%      9.7%       7.1%
  Core                              11.2%     9.1%      9.6%      9.7%       7.1%
  Risk-based                        20.3%    14.4%     15.9%     15.9%       9.6%

SELECTED FINANCIAL RATIOS AND
  OTHER DATA (AS PERCENTAGES)
  Return on average assets          2.51%    1.06%      0.81%     1.42%    -0.38%


  Return on average equity         22.25%   10.29%      7.40%    14.14%    -4.08%
  Average equity to average
    assets                         11.29%   10.29%     10.99%    10.08%     9.25%
  Allowance for loan losses to
    total loans and OREO            1.05%    1.09%      1.26%     1.32%     1.37%
  Nonperforming assets to total
    loans and OREO                  0.63%    0.76%      1.75%     3.04%     1.48%
  Allowance for loan losses to
    nonperforming loans           192.29%  164.44%     92.09%    67.19%   128.22%
  Allowance for loan losses to
    nonperforming assets          165.98%  143.90%     71.60%    43.32%    92.26%

- ------------

(1) Includes loans held for sale.
(2) Includes investment securities, mortgage-backed securities, and interest-bearing deposits in other banks.
(3) Includes official checks outstanding
(4) Includes advances from Federal Home Loan Bank and notes payable.

                        SOUTHSIDE FINANCIAL GROUP, INC.*

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 FOR THE TWO YEAR PERIOD ENDED DECEMBER 31, 1995




             *REFERRED TO AS "REGISTRANT" IN THE FOLLOWING DOCUMENT.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


The following is a discussion and analysis of the Registrant's financial condition at December 31, 1995 and the results of operations for the two year period ended December 31, 1995. The purpose of this discussion is to focus on information about the Registrant's financial condition and results of operations which are not otherwise apparent from the audited consolidated financial statements included in this Annual Report. This discussion and analysis should be read in conjunction with the consolidated financial statements and related notes and the selected financial information and statistical data presented elsewhere in this Annual Report. All financial information and statistical data for the year ended December 31, 1994 have been restated to include the business combination of Southside Financial Group, Inc., ("Southside") and Citizens Bank & Trust of Fayette County ("Bank"), which was accounted for as a pooling-of-interest.

BALANCE SHEET REVIEW

In 1995, the Registrant continued to show strong growth in total assets. This is evident by the growth in total assets of 16.28% during 1995. Total loans increased 14.02% or $6.3 million at December 31,1995 over December 31, 1994.

The Registrant's total assets increased from $70.6 million at December 31, 1994 to $82.1 million at December 31, 1995. Earning assets, which are comprised of investment securities, loans, Federal funds sold and interest-bearing deposits in banks, increased approximately $11.0 million or 16.81% at December 31, 1995. Average total assets increased by 9.26% in 1995 when compared to 1994. The growth in 1995 is significantly less than the 40.66% growth in 1994; however, the growth in 1995 was consistent with management's expectations. In prior years, the growth was spurred by marketing programs which included slightly higher than market deposit rates.

As shown in Table 6, the loan growth during 1995 was in real estate mortgage loans which increased by $4.9 million or 46% and in real estate-construction and consumer loans which increased by $1.8 million and $1.4 million, respectively, over 1994. The growth experienced over the past two years is due to a strong local and national economy. The increases in 1995 were partially offset by a decrease in commercial loans of $2.0 million.

Deposits increased 15.27% or approximately $9.3 million as of December 31, 1995 over year end 1994. The growth is the result of marketing efforts which continue in the bank's market area. The growth realized by the Registrant in non-interest bearing and lower yielding deposits was approximately 76% of the total growth, enabling the Registrant to minimize interest expense, therefore having a positive effect on income. Noninterest-bearing deposits increased 35.85% or $3.8 million as of December 31, 1995 as compared to year end 1994. As of December 31, 1995, interest-bearing demand and savings deposits increased 18.68% or $3.6 million over December 31, 1994. The significant increases in these short-term lower yielding deposits are partially due to the declining interest rates paid on longer maturing time deposits. During a period of declining interest rates, depositors chose to invest funds in more liquid accounts in order to take advantage of the anticipated increase in yields. The Registrant realized growth in the longer-maturing deposits during 1995 as rates reached the highest point in the past decade. Time deposits increased 6.78% or $2.2 million at December 31, 1995 as compared to December 31, 1994. The Registrant continues to be successful in maintaining this steady growth by offering competitive rates in its market area and through various marketing campaigns. The growth in deposits has provided the Registrant with available fund for investing in loans with similar repricing characteristics.

Average total deposits increased by 8.39% or $5.0 million in 1995 when compared to 1994. Average noninterest-bearing demand deposits accounted for $1.9 million and average time deposits accounted for $3.3 million, or 66.9% of the total increase in average deposits. The increase in time deposits is due to the increase in rates paid on time deposits which averaged 5.57% for the year ended December 31, 1995. The average rates in 1994 reflect marketing programs which have gradually phased out over the past couple of years. These programs were offered in prior years as a means of meeting the loan demands of their customers, which have positively affected net income over the same period.

The investment portfolio at December 31, 1995 consisted of $180,000 of securities held to maturity and $22.2 million of securities available for sale. Securities available for sale, which are carried at fair value, resulted in an unrealized gain of $119,000 at December 31, 1995. The unrealized gain was recognized in stockholders' equity, net of taxes. Table 4 of the selected statistical information provides a summary of these securities by type. The securities portfolio increased during 1995 over 1994 by $4.4 million, with the most significant increase being in U.S. Treasury and other U.S. Government agencies and corporations, which accounted for $3.5 million or 78% of the increase. The registrant attempts to maintain certain levels of loans to deposits foremost, and invests in securities as a secondary source of income and liquidity. The registrant classifies substantially all securities as available for sale due to expected needs for loan growth, liquidity and ability to reposition selected securities in a rising interest rate environment.

The decrease in stockholders' equity in 1994 related to the adoption of Financial Accounting Standards Board Number 115, has more than recovered in 1995, resulting in an unrealized gain of $119,000. This recovery is directly related to the stabilization of interest rates and repricing of selected securities.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. The Bank seeks to meet liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the continuous maturing of other earning assets. The deposit base provides sources of liquidity through deposit growth and accessibility to market sources of funds. Also, the Bank maintains relationships with correspondent banks and the Federal Home Loan Bank, which could provide funds on short notice, if needed. During 1995, the Registrant was able to match borrowings from the Federal

Home Loan Bank with specific earning assets, without giving up liquidity, and positively impacting income.

The liquidity and capital resources of the Bank are monitored on a periodic basis by State and Federal regulatory authorities. As determined under guidelines established by those regulatory authorities, the Bank's liquidity ratios at December 31, 1995 were considered satisfactory. At that date, the Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds.

At December 31, 1995, the Bank's capital to asset ratios were considered adequate based on guidelines established by the regulatory authorities. During 1995, the Bank increased its capital by retaining net earnings of $1,105,000. Capital was also increased by the recovery of unrealized gains on securities available for sale of $490,000. At December 31, 1995, total capital of the Company amounted to $9,814,000. As of December 31, 1995, there were no outstanding commitments for any major capital expenditures.

CAPITAL REQUIREMENTS

The regulatory agencies have minimum capital requirements for banks based in part on the degrees of risk to which the institution's assets are subject.
Under these rules, the Bank is required to maintain a specified minimum ratio of "qualifying" capital to risk-weighted assets. The ratio is calculated by dividing adjusted qualifying capital by a weighted risk asset base. At least 50% of the institution's qualifying capital must be "Core" or "Tier 1" capital. The balance may be "Supplementary" or "Tier 2" capital. For purposes of the rules, a bank's Tier 1 capital is essentially equal to common stock surplus and retained earnings, plus a certain amount of perpetual preferred stock, less intangible assets and the unrealized gains or losses; Tier 2 capital includes the excess of any perpetual preferred stock not included in Tier 1 capital, mandatory convertible securities, subordinated debt, and general reserves for loan and lease losses limited to 1.25% of total risk-weighted assets. The weighted risk asset base is equal to the sum of the aggregate dollar value of assets, adding back any unrealized losses or subtracting any unrealized gains on securities available for sale, and certain off-balance-sheet items (such as currency or interest rate swaps and certain loan commitments) in each of five separate risk categories, multiplied by a weight assigned to each specific asset category. After the items in each category have been totaled and multiplied by the category's risk factor, the total of the adjusted qualifying capital base is divided by the weighted risk assets to derive a ratio. A minimum ratio of 4.0% of Tier 1 or Core Capital is required and a minimum ratio of 8.0% of total risk-based capital is required. The capital regulations also require the Bank to maintain a minimum leverage ratio of 4.0%. Leverage ratio is calculated by dividing core capital by average quarterly total assets less intangible assets. The Bank meets all regulatory capital requirements at December 31, 1995.

The following table reflects the Bank's compliance with regulatory capital requirements at December 31, 1995:

                               Actual                 Required             Excess
                          Amount      Percent     Amount    Percent   Amount     Percent
                                               (Dollars  in Thousands)
Leverage capital         $ 9,436      11.53%      $3,277     4.00%    $6,159      7.53%
Risk based capital:
   Core capital            9,436      16.70        2,223     4.00      7,213     12.70
   Total capital          10,124      17.92        4,447     8.00      5,677      7.71

In connection with the business combination with Newnan Holdings, Inc., Southside Financial Group, Inc. anticipates paying a special dividend to Newnan Holdings, Inc. of approximately $4,500,000 to fund the purchase of shares of Southside acquired for cash. Subsequent to the dividend, Southside Financial Group will continue to meet all required capital requirements.

Management is not aware of any other current recommendations by the regulatory authorities, events or trends, which, if they were to be implemented, would have a material effect on the Bank's liquidity, capital resources or operations.

RESULTS OF OPERATIONS

The Bank's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control operating expenses. Since interest rates are determined by market forces and economic conditions beyond the control of the Bank, the Bank's ability to generate net interest income is dependent upon its ability to obtain an adequate net interest spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets. For the year ended December 31, 1995 the net interest income increased $963,000 as explained in the following paragraphs.

Interest income increased for the year ended December 31, 1995 as compared to the same period in 1994 by $1,408,000. The single most contribution to the increase was a $1,195,000 increase in interest income from interest and fees on loans, followed by an increase of $238,000 in interest on taxable securities. Interest income on nontaxable securities increased by $46,000 while interest on deposits in other banks and Federal funds decreased by a combined $71,000.
These changes in interest income is consistent with the increases in average loans and taxable securities during the year ended December 31, 1995 of $6.3 million and $2.4 million. During the same period nontaxable securities increased $800,000 while interest-bearing deposits and Federal funds decreased by $3.1 million. As shown in Table 2, the average rate earned on loan during 1995 was 11.17% as compared to 10.02% in 1994. The combined increase in average volume of loans coupled with the increase in average rate greatly contributed to the increase in total interest for the year ended December 31, 1995.

Interest expense increased for the year ended December 31, 1995 as compared to the same period in 1994 by $445,000. The significant portion of the increase was the interest expense related to deposits, or $432,000. The remaining increase in interest expense of $13,000 was the increase related to other borrowings. The increase in average interest bearing deposits for the year ended December 31, 1995 was $3,174,000. During this same period the average time deposits increased $3,362,000 while the average interest-bearing demand and savings decreased by $188,000. As shown in Table 2, the average rate paid on time deposits was 5.57% as compared to 4.93% in 1994. The combination of an increase in volume and rate represents the increase in total interest expense for fiscal 1995.

The net yield on average interest-earning assets (net interest margin) increased in 1995 to 5.85% as compared to 4.94% in 1994. The increase in the net yield on average interest-earning assets was attributable to the increase in loans during 1995, which are higher yielding assets, compared to a smaller increase in time deposits which favorably affects the net interest margin. See Table 3 for a summary of the changes in rate and volume which resulted in the increase in net
interest income.   The ratio of average loans to average deposits at December
31, 1995 was 75.77% as compared to 71.67% at December 31, 1994, which is within the Bank's target ratio. As assets and liabilities matured and repriced, the rate on interest-bearing liabilities increased to 4.69% in 1995 as compared to 4.13% in 1994. The yield on earning assets increased to 9.40% in 1995 as compared to 8.16% in 1994 or 124 basis points. These increases are consistent with the rise in interest rates in 1995.

The provision for possible loan losses is the charge to operations which management feels is necessary to fund the allowance for possible loan losses. This provision is based on the growth of the loan portfolio, the amount of net loan losses incurred, peer group averages and management's evaluation of potential loan losses in the loan portfolio. The Bank's allowance for loan losses amounted to $840,000 or 1.65% of total loans outstanding at December 31, 1995 as compared to $599,000 or 1.34% of total loans outstanding at December 31, 1994. Based on management's evaluations, the allowance is adequate to absorb possible losses on existing loans that may become uncollectible. The provision for loan losses increased for the year ended December 31, 1995 by $33,000, or 14.54%. The increase was necessary because of the increase in total loans for the same period. The increase for the year represents .53% of increases in total loans, which exceeds the Registrant's and peer group net charge off percentage. The allowance for loan losses as a percentage of nonaccrual loans decreased to 95.89% as compared to 503.36% at December 31, 1994. The ratio of nonperforming loans to total loans at December 31, 1995 was 1.72% as compared to
 .27% in 1994. The change in coverage ratios is due to three credit lines which have been identified by management as having characteristics which question the collection of interest. These loans have also been identified as impaired loans in accordance with Financial Accounting Standards Board Number 114 and 118 and a reserve of approximately $188,000 has been allocated to these lines. Management is not aware of any trends related to these loans which is expected to materially effect the loan portfolio or operations in the near term.

Net charge-offs for the year ended December 31, 1995 decreased to .04% of average loans as compared to .13% for the previous year.

Other operating income increased from $608,000 in 1994 to $1,029,000 in 1995 or by 69.3%. The most significant increases in other operating income were in service charges on deposit accounts, other service charges, commissions and fees, and mortgage origination fees. Service charges on deposit accounts increased $14,000 or 4.4% in 1995. In 1992, the Bank implemented a new business manager program. During 1995, this program has continued to provide additional income for the Bank as indicated by the increase of $28,000 in business manager fees as compared to 1994. The increase in mortgage origination fees is attributable to the stabilization of interest rates during 1995 which resulted in an increase in origination fees of $447,000. The activity in the refinance and new mortgage loan market is expected to be strong again in 1996. The business manager fees accounts for the increases in other commissions and fees. The Bank also realized $46,000 in losses on sales of securities during 1995. The sale of the available for sale securities was part of a restructuring of the Bank's investment portfolio.

The Bank's noninterest expense increased $346,000 or 12.62% for the year ended December 31, 1995 as compared to $794,000 or 40.76% for the same period in 1994. Salaries and benefits represented 59.73% and 54.51% of the noninterest expense for the two years ended December 31, 1995. Increases in the number of employees has continued due to the growth of the Bank, the start up of a mortgage loan department in 1994 and the marketing of new products and services. The other single most significant item in noninterest expense is deposit premiums which decreased by $53,000 in 1995 due to the adjustment of Federal Deposit Insurance Corporation assessment rates. All other increases were attributable to the Bank's growth in loans, deposits and marketing of its services.

The Bank's tax expense increased from $276,000 in 1994 to $638,000 in 1995 representing an increase of $362,000 or 131%. The increase in taxes is consistent with the growth in net income as presented below. The Registrant's effective tax rate increased slightly from 32% to 34% in 1995. This increase is primarily due to the increase in state income taxes.

Net income for the year ended December 31, 1995 was $1,219,000 as compared to net income of $576,000 or 111.6% as of December 31, 1994.

ASSET/LIABILITY MANAGEMENT

It is the Registrant's objective to manage assets and liabilities to provide a satisfactory and consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of the bank are charged with the responsibility for monitoring policies and procedures that are designed to ensure an acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories made by local individuals, partnerships and corporations.

The Registrant's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate sensitive assets and interest rate sensitive liabilities being prepared and presented to the Board of Directors on a monthly basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the Registrant's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the Registrant also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or period of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates. Also, prepayments and early withdrawal levels could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts may decrease in the event of an interest rate increase. Changes in interest rates also affect the Registrant's liquidity position. If deposits are not priced in response to market rates, a loss of deposits could occur which would negatively affect the Registrant's liquidity position.

It is management's intention to continue to attract deposits by offering competitive market rates for deposits in the respective market areas. Management continually monitors the profitability associated with the mix of earning assets and interest bearing liabilities by analyzing the GAP ratios of the bank.

The following table sets forth the distribution of the repricing of the Bank's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative interest rate sensitivity gap ratio. The table also sets forth the time periods in which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of the Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact, reprice at different times within such period and at different rates.

                                                  After        After
                                                  Three      One Year
                                                 Months         But
                                    Within         But        Within        After
                                     Three       Within        Five         Five
                                    Months      One Year       Years        Years        Total
                                    ------      --------       -----        -----        -----
                                                      (Dollars in Thousands)
Interest-earnings assets:
    Interest-bearing
        deposits in banks          $    100     $     --     $     --     $     --     $    100
    Federal funds sold                2,760           --           --           --        2,760
    Investment securities             3,236        6,545        7,966        4,667       22,414
    Loans                            28,480        8,865       12,306        1,388       51,039
                                     ------       ------       ------       ------       ------

                                   $ 34,576     $ 15,410     $ 20,272     $  6,055     $ 76,313
                                     ------       ------       ------       ------       ------

Interest-bearing liabilities:
    Interest-bearing demand
        deposits                   $ 18,335     $     --     $     --     $     --     $ 18,335
    Savings                           3,010           --           --           --        3,010
    Certificates, less than
        $100,000                      4,781       18,342        2,027           --       25,150
    Certificates, $100,000
        and over                      1,837        7,513          422           --        9,772
    Other borrowings                     10           59          208          613          890
                                     ------       ------       ------       ------       ------
                                   $ 27,973     $ 25,914     $  2,657     $    613     $ 57,157
                                     ------       ------       ------       ------       ------

Interest rate sensitivity
    gap                            $  6,603     $(10,504)    $ 17,615        5,442     $ 19,156
                                     ------       ------       ------       ------       ------
                                     ------       ------       ------       ------       ------

Cumulative interest rate
    sensitivity gap                $  6,603     $ (3,901)    $ 13,714     $ 19,156
                                     ------       ------       ------       ------
                                     ------       ------       ------       ------

Interest rate sensitivity
    gap ratio                          1.24          0.59         7.63        9.88
                                     ------       ------       ------       ------
                                     ------       ------       ------       ------

Cumulative interest rate
    sensitivity gap ratio              1.24          0.93         1.24        1.34
                                     ------       ------       ------       ------
                                     ------       ------       ------       ------

At December 31, 1995, the Registrant's cumulative three months or less and one year interest rate sensitivity gap ratio was 1.24% and .93%, respectively. The Registrant's targeted ratio is 80% to 120% for all time horizons. The above target ratio for the three month or less period is due to the volume of real estate construction loans of which, most have maturities of six to nine months. The above target ratios are monitored periodically to take necessary actions to make whatever adjustments are required to minimize market risk exposure. In the current situation, a rising interest rate environment would result in increased earnings, whereas a declining interest rate environment would negatively impact the earnings of the Registrant. The rate sensitivity analysis is affected also by the higher loan to deposit ratio in 1995. Management, through borrowing arrangements with the Federal Home Loan Bank has the ability to match loans with specific borrowings which will be beneficial in obtaining their target ratios.

                         SOUTHSIDE FINANCIAL GROUP, INC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      FOR THE QUARTER ENDED MARCH 31, 1996

ITEM 2.              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   (UNAUDITED)

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY


The following is management's discussion and analysis of certain significant factors which have affected the Company's financial position and operating results during the periods included in the accompanying consolidated financial statements.

FINANCIAL CONDITION

As of March 31, 1996, the Company experienced a moderate increase in total assets of 6.62% as compared to December 31, 1995. Total loans increased $5,333,000 during this period or approximately 10.45% while all other interest-bearing assets increased by a combined 2.66%. Total deposits increased $5,546,000 or approximately 7.86%; therefore, the growth in loans was funded primarily from the increase in deposit accounts. The growth experienced by the Bank is consistent with management's expectations.

LIQUIDITY

As of March 31, 1996, the liquidity ratio was 36.85%, which is above the Bank's target ratio of 30%. The Bank has available $5,000,000 in lines of credit to meet any unexpected liquidity needs. Liquidity is measured by the ratio of net cash, short-term and marketable securities to net deposits and short-term liabilities.

CAPITAL

Banking regulations require the Bank to maintain minimum capital levels in relation to Bank assets. At March 31, 1996, the Bank's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Bank at March 31, 1996 are as follows:

                                                                   REGULATORY
                                                     ACTUAL       REQUIREMENTS
                                                   ----------    --------------

     Leverage capital ratio                           11.65%          4.00%
     Risk-based capital ratios:
        Core capital                                  15.71%          4.00%
        Total capital                                 16.96%          8.00%


In connection with the business combination with Newnan Holdings, Inc., Southside Financial Group, Inc. anticipates paying a special dividend to Newnan Holdings, Inc. of approximately $4,500,000 to fund the purchase of shares of Southside acquired for cash. Subsequent to the dividend, Southside Financial Group will continue to meet all required capital requirements.

Management is not aware of any other current recommendations by the regulatory authorities, events or trends, which, if they were to be implemented, would have a material effect on the Bank's liquidity, capital resources or operations.

RESULTS OF OPERATIONS

Net interest income for the three months ended March 31, 1996 increased 13.79% to $1,056,000 over the $928,000 for the same period in 1995. Interest income for the three month period ended March 31, 1996 increased 16.80% from $1,494,000 to $1,745,000 while interest expense increased 21.73% from $566,000 to $689,000 as compared to the same period in 1995. The increase in interest income is attributable to the increase in earning assets of $15,121,000 or 22.50% at March 31, 1996 as compared to March 31, 1995. The most significant growth in earning assets came in loans and securities which grew by $8,298,000 and $4,711,000, respectively. This growth was funded by a 22.64% or $14,048,000 increase in deposits as compared to March 31, 1995. Of this growth, 68.57% or $9,633,000 occurred in interest-bearing deposits.

The provision for loan loss increased for the three months ended March 31, 1996 by $55,000 as compared to the same period in 1995. The increase in the provision for the three months ended March 31, 1996 as compared to 1995 is attributable to three loans which were identified in the fourth quarter of 1995. These loans have characteristics which question the collectibility of principal and interest, and specific allowances have been identified for these loans. Management continually evaluates these loans and provides additional allowances as changes occur in the financial position of the borrowers and changes occur in the value of the underlying collateral values. The allowance for loan losses as a percentage of total loans was 1.65% at March 31, 1996 and December 31, 1995. The allowance for loan losses as a percentage of nonperforming loans and the ratio of nonperforming loans as a percentage of total loans as of March 31, 1996 was 107.88% and 1.53%, respectively. These ratios are consistent with December 31, 1995.
Management believes that the allowance for loan losses is adequate to absorb anticipated loan losses.

Information with respect to nonaccrual, past due and restructured loans at March 31, 1996 and 1995 is as follows:

                                                              MARCH 31,
                                                      ------------------------
                                                        1996            1995
                                                      --------        --------
                                                       (DOLLARS IN THOUSANDS)

     Nonaccrual loans                                  $ 863          $ 340
     Loans contractually past due ninety days or
       more as to interest or principal payments
       and still accruing                                 --             13
     Restructured loans                                   87            297
     Loans, now current about which there are
       serious doubts as to the ability of the
       borrower to comply with loan repayment
       terms                                              --             --

The increase in nonaccrual loans is due primarily to one customer line which was included in a bankruptcy petition in January 1996. Management believes that the Bank's collateral position in this customer line will be adequate to prevent any significant losses.

It is the policy of the Company to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes possible.

Loans classified for regulatory purposes as loss, doubtful, substandard or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                    -----------------------
                                                      1996           1995
                                                    --------       --------
                                                    (DOLLARS IN THOUSANDS)
                                                    -----------------------

     Average amount of loans outstanding            $ 51,240       $ 47,012
                                                    --------       --------
                                                    --------       --------

     Balance of allowance for loan losses
       at beginning of period                            840            599
                                                    --------       --------

     Loan recoveries                                      --             --
       Commercial and financial                            5             --
                                                    --------       --------

     Additions to allowance charged to
       operating expense during period                    86             31
                                                    --------       --------

     Balance of allowance for loan losses
       at end of period                                  931            630
                                                    --------       --------
                                                    --------       --------

     Ratio of net loans charged off during
       the period to average loans outstanding         (.01%)            --
                                                    --------       --------
                                                    --------       --------

Other operating income increased by 31.54% or $55,000 during the three month period ended March 31, 1996 as compared to the same period in 1995. The increase is primarily due to an increase in mortgage origination fees of $42,000 or 52.61% from 1995 to 1996.

Other operating expenses increased by 6.93% or $49,000 for the three month period ended March 31, 1996 as compared to the same period in 1995. The most significant change occurred in personnel expenses which increased from $412,000 as of March 31, 1995 to $422,000 for the same period in 1996. The number of full-time employees increased from 41 as of March 31, 1995 to 46 as of March 31, 1996. Other operating expenses increased overall by 9.67% or $20,000. The change is attributable primarily to increases in legal and accounting fees, director's fees and miscellaneous charge-offs of $10,000, $6,500 and $13,500, respectively. These increases were partially offset by a decrease in deposit insurance premiums of $34,000 from 1995 to 1996.

Net income for the three months ended March 31, 1996 increased by $53,000 as compared to the same period in 1995. Income tax expense increased by $27,000 for the three months ended March 31, 1996, resulting in a decrease in the effective tax rate of 35.04% at March 31, 1995 to 34.85% at March 31, 1996.

                        SOUTHSIDE FINANCIAL GROUP, INC.*

               SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA





             *REFERRED TO AS "REGISTRANT" IN THE FOLLOWING DOCUMENT.

               SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

The tables and schedules on the following pages set forth certain selected financial information and statistical data with respect to: the distribution of assets, liabilities and stockholders' equity, the interest rates and interest differentials; the investment portfolio; the loan portfolio, including types of loans, maturities and sensitivities to changes in interest rates and information on nonperforming loans; summary of the loan loss experience and reserves for loan losses; types of deposits and the return on equity and assets.

          DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY:
                    INTEREST RATES AND INTEREST DIFFERENTIALS

TABLE 1   AVERAGE BALANCES

The condensed average balance sheets for the periods indicated are presented below (1).

                                                      Year Ended December 31,
                                                        1995        1994
                                                        ----        ----
              ASSETS                                  (Dollars in Thousands)

   Cash and due from banks                             $ 2,345     $ 2,215
   Interest-bearing deposits in banks                      493       1,183
   Taxable investment securities                        16,586      14,186
   Nontaxable investment securities                      2,418       1,619
   Unrealized losses on securities
      available for sale                                  (249)       (278)
   Federal funds sold                                    2,682       5,102
   Loans (2)                                            49,255      42,986
   Reserve for loan losses                                (682)       (533)
   Other assets                                          2,763       2,720
                                                       -------     -------
                                                       $75,611     $69,200
                                                       -------     -------
                                                       -------     -------

   Total  interest-earning assets                      $71,434     $65,076
                                                       -------     -------
                                                       -------     -------

      LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits:
      Noninterest-bearing demand                       $11,962     $10,107
      Interest-bearing demand & savings                 18,738      18,926
      Time                                              34,303      30,941
                                                       -------     -------
         Total deposits                                $65,003     $59,974
   Other borrowings                                      1,095         895
   Other liabilities                                       726         393
                                                       -------     -------
         Total liabilities                             $66,824     $61,262
                                                       -------     -------
   Stockholders' equity (3)                            $ 8,787     $ 7,938
                                                       -------     -------
                                                       $75,611     $69,200
                                                       -------     -------
                                                       -------     -------

   Total interest-bearing liabilities                  $54,136     $50,762
                                                       -------     -------
                                                       -------     -------

(1) Average balances were determined using the daily average balances during the year for each category.

(2) The average balance of loans is stated net of average deferred loan fees and includes nonaccrual loans.

(3) In accordance with SFAS 115, unrealized losses on securities available for sale have been included in stockholders' equity at $154,000 and $181,000 for 1995 and 1994, respectively, which are the average balances for the years, net of average deferred taxes.

TABLE 2   INTEREST INCOME AND INTEREST EXPENSE

The following tables set forth the amount of the Registrant's interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

                                                                    Year Ended December 31,
                                                               1995                          1994
                                                               ----                          ----
                                                                      Average                       Average
                                                     Interest          Rate        Interest          Rate
                                                     --------          ----        --------          ----
                                                                    (Dollars in Thousands)
   INTEREST INCOME:
      Interest and fees on loans (1)                  $5,502          11.17%        $4,308          10.02
      Interest on deposits in banks                       31           6.29             52           4.40
      Interest on taxable securities                     914           5.51            675           4.76
      Interest on nontaxable securities (2)              120           4.96             74           4.57
      Interest on Federal funds sold                     150           5.59            200           3.92
                                                      ------                        ------
         Total interest income                        $6,717           9.40%        $5,309           8.16%
                                                      ------                        ------

   INTEREST EXPENSE:
      Interest on interest-bearing
         demand and savings deposits                 $   551           2.94%       $   505           2.67%
      Interest on time deposits                        1,909           5.57          1,524           4.93
      Interest on other borrowings                        78           7.12             65           7.26
                                                      ------                        ------
         Total interest expense                       $2,538           4.69%        $2,094           4.13%
                                                      ------                        ------

   NET INTEREST INCOME                                $4,179                        $3,215
                                                      ------                        ------
                                                      ------                        ------

      Net interest spread                                              4.71%                         4.03%
                                                                     ------                        ------
                                                                     ------                        ------
      Net yield on average interest-earning assets                     5.85%                         4.94%
                                                                     ------                        ------
                                                                     ------                        ------


(1) Interest and fees on loans include $566,208 and $556,118 of loan fee income for the years ended December 31, 1995 and 1994, respectively. Interest and fees on loans includes $91,000 of interest on nonaccrual loans for 1995. There was no interest recorded on nonaccrual loans during 1994.

(2) Yields on nontaxable securities have not been computed on a tax equivalent basis.

TABLE 3   RATE AND VOLUME ANALYSIS

The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Registrant's interest income and expense during the year indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                             Year Ended December 31,
                                                                  1995 vs. 1994
                                                      Increase          Changes Due To
                                                     (Decrease)       Rate         Volume
                                                     ----------       ----         ------
   Increase (decrease) in:
      Income from interest-earning assets:
      Interest and fees on loans                       $ 1,194      $   668       $   526
      Interest on deposits in banks                        (21)          17           (38)
      Interest on taxable securities                       239          115           124
      Interest on nontaxable securities                     46            7            39
      Interest on Federal funds sold                       (50)          66          (116)
                                                       -------      -------       -------
         Total interest income                         $ 1,408      $   873       $   535
                                                       -------      -------       -------

      Expense from interest-bearing liabilities:
      Interest on interest-bearing
         demand and savings deposits                   $   (46)     $   (51)      $    (5)
      Interest on time deposits                            385          210           175
      Interest on borrowed money                            13           (1)           14
                                                       -------      -------       -------
         Total interest expense                        $   444      $   260       $   184
                                                       -------      -------       -------

         Net interest income                           $   964      $   613       $   351
                                                       -------      -------       -------
                                                       -------      -------       -------

INVESTMENT PORTFOLIO

TABLE 4 TYPES OF INVESTMENTS

The carrying amounts of investment securities at the dates indicated are summarized as follows (1):

                                                              December 31,
                                                            1995         1994
                                                            ----         ----
                                                         (Dollars in Thousands)
U.S. Treasury and U.S. Government
   agencies and corporations                              $ 19,021     $ 15,550
State and municipal securities                               3,393        2,426
                                                          --------     --------
                                                          $ 22,414     $ 17,976
                                                          --------     --------
                                                          --------     --------


(1) Investment securities include "held to maturity" securities carried at amortized cost and "available for sale" securities carried at fair value.

TABLE 5 MATURITIES

The amounts of investment securities as of December 31, 1995 are shown in the following table according to maturity classifications (1) one year or less, (2) after one year through five years, (3) after five years through ten years and
(4) after 10 years.

                                U.S. Treasury and
                            U.S. Government Agencies State and Municipal
                                and Corporations         Securities
                               Amount      Yield     Amount       Yield
                               ------      -----     ------       -----
                                            (1)                  (1) (2)
                                        (Dollars in Thousands)
One year or less               $ 5,481     5.03%     $   360      2.94%
After one year
   through five years           10,054     5.70          469      3.72
After five years
   through ten years             2,103     7.16          820      5.92
After ten years                  1,383     6.89        1,744      4.78
                               -------               -------
      Total                    $19,021     5.75%     $ 3,393      4.71%
                               -------               -------
                               -------               -------

(1) Yields were computed using carrying value, coupon interest, including discount accretion and premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the carrying value of each security in that range.

2) Yields on securities of state and municipalities are not computed on a tax equivalent basis.

LOAN PORTFOLIO

TABLE 6 TYPES OF LOANS

The amount of loans outstanding at the dates indicated are shown in the following table according to the type of loan.

                                                          December 31,
                                                       1995          1994
                                                       ----          ----
                                                     (Dollars in Thousands)

     Commercial and financial                        $ 14,236      $ 16,275
     Real estate - construction                        16,245        14,476
     Real estate - mortgage                            15,579        10,670
     Consumer                                           4,077         2,670
     Other                                                902           673
                                                     --------      --------
                                                     $ 51,039      $ 44,764
     Less allowance for loan losses                       840           599
                                                     --------      --------

          Net loans                                  $ 50,199      $ 44,165
                                                     --------      --------
                                                     --------      --------

(1) Real estate - mortgage loans are net of $167,000 and $136,000 of deferred loan fees in 1995 and 1994, respectively.

TABLE 7 MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

Total loans as of December 31, 1995 are shown in the following table according to maturity classifications (1) one year or less, (2) after one year through five years and (3) after five years. (1)

                                                         (Dollars in Thousands)

     Maturity:
        One year or less                                           $ 37,345
        After one year through five years                            12,306
        After five years                                              1,388
                                                                   --------
                                                                   $ 51,039
                                                                   --------
                                                                   --------

The following table summarizes loans at December 31, 1995 with the due dates after one year which (1) have predetermined interest rates and (2) have floating or adjustable interest rates. (1)

                                                         (Dollars in Thousands)

     Predetermined interest rates                                  $  8,570
     Floating or adjustable interest rates                            5,124
                                                                   --------
                                                                   $ 13,694
                                                                   --------
                                                                   --------

(1) Records were not available to present the above information in each category listed above and could not be reconstructed without undue burden and expense to the Registrant. In addition, the due dates for variable rate loans with due dates after one year are presented based on repricing dates. Records were not available to present this information based on contractual maturities without undue burden and expense to the Registrant. The Registrant has initiated plans to be able to provide this information in the near future.

TABLE 8 - RISK ELEMENTS

The following table presents, at the dates indicated, the aggregate of nonaccrual, past due and restructured loans:


                                                               December 31,
                                                             1995         1994
                                                             ----         ----
                                                          (Dollars in Thousands)

     Loans accounted for on a nonaccrual basis              $ 876        $ 119

     Installment loans and term loans contractually
        past due ninety days or more as to interest
        or principal payments and still accruing               --          152

     Loans, the terms of which have been renegotiated
        to provide a reduction or deferral of interest
        or principal because of deterioration in the
        financial position of the borrower                     --          286

     Loans now current about which there are serious
        doubts as to the ability of the borrower to comply
        with present loan repayment terms                      --           --

The reduction in interest income associated with nonaccrual and renegotiated loans as of December 31, 1995 is as follows:

                                                  (Dollars in Thousands)

Interest income that would have been
   recorded on nonaccrual and restructured
   loans under original terms                               122
                                                            ---
                                                            ---
Interest income that was recorded on
   nonaccrual and restructured loans                         91
                                                            ---
                                                            ---


At December 31, 1995, the Registrant had identified $2,067,000 of impaired loans in accordance with SFAS 114 and 118. Management has determined that an allowance of $188,000 is required on $863,000 of those impaired loans, the majority of which are included in nonaccrual loans. Included in the $2,067,000 of impaired loans are six loans to two separate borrowers totaling $1,564,780, which is discussed below. Of the $867,000 nonaccrual loans and $188,000 of specific reserves on impaired loans, $601,111 and $130,000, respectively, pertains to the following loans.


At December 31, 1995 one borrower was indebted to the Bank for $361,103 consisting of one loan in the amount of $210,174 and one loan in the amount of $155,916. One loan is secured by real estate with an appraised fair market value of $204,000. At December 31, 1995, the borrower had a contract for the sale of the real estate for $200,000, contingent on a clean environmental inspection. Management has determined that the risk of loss on this particular loan is approximately $70,000 as of December 31, 1995, including any clean-up costs, therefore specifically reserving $70,000.


The second loan is secured by a second mortgage on real estate with an appraised fair market value of $1,900,000. The first lien is approximately $1,000,134. In addition, the loan is secured by all inventory, equipment and accounts receivable that was last appraised in October of 1995 at a value of approximately $238,000. The financial condition of the corporation reported a significant net loss for the year ended December 31, 1994. Due to the financial condition of the corporation, management has specifically reserved $60,000 as of December 31, 1995 for this second loan.


A separate borrower was indebted to the Bank for $1,203,677 at December 31, 1995, consisting of four loans. The first loan in the amount of $240,008 is secured by a second mortgage on real estate with an appraised fair market value of $1,030,000 with a first lien outstanding for approximately $355,000 at December 31, 1995. In addition, the loan is securied by all inventory, equipment and accounts receivable of the corporation. Two other loans in the amount of $104,204 and $15,413 are secured by real estate with an appraised fair market value of $155,000 and equipment valued at approximately $25,000. The fourth loan is an asset based loan secured by all accounts receivable, equipment and inventory of the corporation in the amount of $844,051. As of December 31, 1995, the accounts receivable outstanding consisted of $639,023 of current receivables, $203,095 of receivables less than 30 days old and $1,933 of receivables outstanding over 30 days. In the first quarter of 1996, the Corporation filed bankruptcy under Chapter 11. The Bank has been awarded continuing security interest in pre-petition assets and post-petition assets by the bankruptcy court. The Corporation continues to be a viable business and through monitoring procedures performed by the Bank, the sales volume is consistent with prior years. Based on all available information and updated appraisals, management of the Bank determined that the risk of loss in this particular customer line was minimal, even after discounting the various collateral.


The interest income information on nonaccrual and restructured loans in the above table is not comparable with the interest income information on impaired loans as disclosed in Note 3 of the financial statements. The above table includes interest income information only on nonaccrual and restructured loans that were outstanding at the end of the year. The financial statements include interest income information on impaired loans that were outstanding throughout the year. Also, the interest income information in the above table represents the interest that could have been earned during the entire year. The interest income information on impaired loans in the financial statements represents the interest that was recognized only during the period of impairment.

It is the policy of the Registrant to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which management is aware of which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

COMMITMENTS AND LINES OF CREDIT

The Bank will, in the normal course of business, commit to extend credit in the form of letters of credit or lines of credit. The amount of outstanding loan commitments and letters of credit at December 31, 1995 and 1994 were $16,125,000 and $8,672,000, respectively. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Bank uses the same credit and collateral policies for these off balance sheet commitments as it does for financial instruments that are recorded in the financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

                         SUMMARY OF LOAN LOSS EXPERIENCE

TABLE 9

The following table summarizes average loan balances for each year determined using the daily average balances during the year; changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off; additions to the allowance which have been charged to operating expense; and the ratio of net charge-offs during the year to average loans.

                                                     Years Ended December 31,
                                                         1995         1994
                                                         ----         ----
                                                      (Dollars in Thousands)

Average amount of loans outstanding                    $ 49,255     $ 42,986
                                                       --------     --------
                                                       --------     --------
Balance of allowance for loan losses
     at beginning of year                              $    599     $    430
                                                       --------     --------

Charge-offs:
     Installment loans                                     (33)          (2)
     Commercial loans                                      (18)         (58)
                                                       --------     --------
                                                           (51)         (60)
                                                       --------     --------
Recoveries:
     Installment loans                                       26            2
     Commercial loans                                         6           --
                                                       --------     --------
                                                             32            2
                                                       --------     --------

     Net charge-offs                                       (19)         (58)
                                                       --------     --------

Additions to allowance charged to operating
     expense during year                                    260          227
                                                       --------     --------

Balance of allowance for loan losses
     at end of year                                    $    840     $    599
                                                       --------     --------
                                                       --------     --------

Ratio of net loans charged off during the
     year to average loans outstanding                     0.04%        0.13%
                                                       --------     --------
                                                       --------     --------

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a continuing review of loan loss experience, current economic conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans.

Management has not formally allocated the Registrant's allowance for loan losses to specific categories of loans, other than discussed in Table 8. However, based on management's best estimate and historical experience, the allocation of the allowance for loan losses for December 31, 1995 and 1994 is summarized below:


                                       December 31, 1995           December 31, 1994
                                      Percent of loans in         Percent of loans in
                                         each category               each category
                              Amount    to total loans    Amount    to total loans
                              ------    --------------    ------    --------------
                                             (Dollars in Thousands)
Commercial and financial      $ 420          27.89%       $ 300          36.36%
Real estate                     210          62.35          150          56.17
Consumer installment
  loans and other               210           9.76          149           7.47
                              -----         ------        -----         ------
                              $ 840         100.00%       $ 599         100.00%
                              -----         ------        -----         ------
                              -----         ------        -----         ------

                                    DEPOSITS

TABLE 10

Average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the years indicated are presented below. (1)

                                        Year Ended December 31,
                                       1995                 1994
                                       ----                 ----
                                  Amount     Rate      Amount    Rate
                                  -------    ----      -------   ----
                                        (Dollars in Thousands)
Noninterest-bearing
     demand deposits              $11,962     --%      $10,107    --%
Interest-bearing demand
     and savings deposits          18,738    2.94       18,926   2.67
Time deposits                      34,303    5.57       30,941   4.93
                                  -------              -------
     Total deposits               $65,003              $59,974
                                  -------              -------
                                  -------              -------

     (1) Average balances were determined using the daily average balances during the year for each category.

The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995 are shown below by category, which is based on time remaining until maturity of (1) three months or less, (2) over three through six months (3) over six through twelve months and (4) over twelve months.

                                                    (Dollars in Thousands)

Three months or less                                         $1,837
Over three through six months                                 1,288
Over six through twelve months                                6,225
Over twelve months                                              422
                                                             ------
     Total                                                   $9,772
                                                             ------
                                                             ------


                          RETURN ON EQUITY AND ASSETS

TABLE 11

The following rate of return information for the years indicated is presented below:

                                         Year Ended December 31,
                                          1995            1994
                                         ------          ------
Return on assets (1)                      1.61%            .83%
Return on equity (2)                     13.88            7.26
Dividend payout ratio (3)                 9.42             --
Equity to assets ratio (4)               11.62           11.47

(1)  Net income divided by average total assets.
(2)  Net  income divided by average equity.
(3)  Dividends declared per share divided by net income per share.
(4)  Average equity divided by average total assets.

                        Pro Forma Financial Information

                           for Newnan Holdings, Inc.

Newnan Holdings, Inc., Newnan Savings Bank, and Southside Financial Group, Inc.
               Pro Forma Condensed Combined Financial Statements
                  As of and For the Year Ended March 31, 1996
                                  (Unaudited)

The following pro forma condensed combined balance sheet of Newnan Holdings, Inc. and subsidiaries as of March 31, 1996 and the related pro forma condensed combined statement of income for the year then ended gives effect, to the proposed acquisition by Newnan Holdings, Inc. of 100% of the issued and outstanding shares of common stock of Newnan Savings Bank in the Newnan Savings Reorganization through a one for one exchange of shares, in a manner similar to a pooling of interests, and 100% of the issued and outstanding shares of common stock of Southside Financial Group, Inc., using the purchase method of accounting for a combination of cash and Newnan Holdings, Inc. common stock totaling $16,456,662. The historical condensed statement of income for Newnan Holdings represents the results of operations for Newnan Savings Bank for its year ended March 31, 1996. The historical condensed statement of income presented for Southside Financial Group, Inc. represents its results of operations for the twelve month period ended March 31, 1996 and has been derived from its financial statements for the year ended December 31, 1995 and the quarters ended March 31, 1995 and 1996. The pro forma condensed combined balance sheet and statement of income should be read in conjunction with the notes to the pro forma financial statements and the separate financial statements and related notes of the respective entities appearing elsewhere in this Joint Proxy Statement/Prospectus.

NEWNAN HOLDINGS, INC., NEWNAN SAVINGS BANK, AND SOUTHSIDE FINANCIAL GROUP, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                                     NEWNAN                     PRO FORMA ADJUSTMENTS     PRO FORMA
                                                                    HOLDINGS     SOUTHSIDE      DEBIT          CREDIT      COMBINED
                                                                  -----------------------------------------------------------------
                                                                                    (Amounts in Thousands)
Cash and due from banks                                           $    9,215      $ 3,405           424 A                $    9,377
                                                                                                 10,000 B
                                                                                                               13,617 D
                                                                                                                   50 G
Interest bearing deposits in other banks                                 524          115                                       639
Federal funds sold                                                         0        4,050                       2,000 B       2,050
Investment securities                                                 31,927       21,789                       1,500 B      52,216

Loans, net                                                           130,952       55,441                          54 F     186,339
Real estate held for development and sale                              3,740            0                                     3,740
Premises and equipment, net                                            2,746        1,783           150 F                     4,679
Other assets                                                           2,789          978                                     3,767
Investment in Southside                                                    0            0           157 C                         0
                                                                                                 13,617 D
                                                                                                  2,683 E

                                                                                                               16,457 H
Organization Cost                                                          0            0            50 G                        50
Goodwill                                                                 117            0         6,225 F                     6,342
                                                                  -----------------------       -------       ---------------------
Total assets                                                      $  182,010      $87,561       $33,321       $33,693    $  269,199
                                                                  -----------------------       -------       ---------------------
                                                                  -----------------------       -------       ---------------------
Deposit accounts                                                  $  130,635      $76,089                         302 F  $  207,026
Other borrowings                                                      29,488          880                       6,500 B      36,868
Other liabilities                                                      1,621          578                         157 C       2,356
                                                                  -----------------------       -------       ---------------------
Total liabilities                                                    161,744       77,547             0         6,959       246,250
                                                                  -----------------------       -------       ---------------------
Common stock                                                           1,458        3,822                         192 A       1,603
                                                                                                                  145 E
                                                                                                  4,014 H
Additinal paid-in capital                                              5,854        4,002                         232 H       8,392
                                                                                                                2,538 E
                                                                                                                6,049 F
                                                                                                 10,253 H
Retained earnings                                                     12,954        2,205         2,205 H                    12,954
Unrealized losses on securities available for sale, net of tax
                                                                           0          (15)                         15 H           0
                                                                  -----------------------       -------       ---------------------
Total stockholders' equity                                            20,266       10,014        16,472         9,141        22,949
                                                                  -----------------------       -------       ---------------------
Total liabilities and stockholders' equity
                                                                  $  182,010      $87,561       $16,472       $16,100    $  269,199
                                                                  -----------------------       -------       ---------------------
                                                                  -----------------------       -------       ---------------------

NEWNAN HOLDINGS, INC., NEWNAN SAVINGS BANK, AND SOUTHSIDE FINANCIAL GROUP, INC.
               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                                                                YEAR ENDED MARCH 31, 1996
                                                           -----------------------------------------------------------------
                                                              NEWNAN                     PRO FORMA ADJUSTMENTS     PRO FORMA
                                                             HOLDINGS     SOUTHSIDE      DEBIT          CREDIT      COMBINED
                                                           -----------------------------------------------------------------
                                                                             (Amounts in Thousands)
Interest income                                            $   12,412      $ 6,969        $  276 I                $   19,033
                                                                                              83 J
                                                                                                            11 O
Interest expense                                                6,512        2,661           423 K                     9,536
                                                                                                            60 P
                                                           -----------------------       -------       ---------------------
 Net interest income                                            5,900        4,308           782            71         9,497
Provision for loan losses                                          10          315                                       325
                                                           -----------------------       -------       ---------------------
 Net interest income after provisions for loan losses           5,890        3,993           782            71         9,172
Other income                                                    5,248        1,084                                     6,332
Other expense                                                   4,646        3,139             8 L                     8,115
                                                                                             312 M
                                                                                              10 N
                                                           -----------------------       -------       ---------------------
Earnings before income taxes                                    6,492        1,938         1,112            71         7,389
Income tax expense                                              2,442          665                         276 Q       2,831
                                                           -----------------------       -------       ---------------------
Net earnings                                               $    4,050      $ 1,273       $ 1,112           347         4,558
                                                           -----------------------       -------       ---------------------
                                                           -----------------------       -------       ---------------------
Earnings per share of common stock                         $     2.71                                             $     2.78
                                                           ----------                                             ----------
                                                           ----------                                             ----------
Weighted average common and common
    equivalent shares outstanding                           1,495,737                                              1,640,737
                                                           ----------                                              ---------
                                                           ----------                                              ---------

NEWNAN HOLDINGS, INC., NEWNAN SAVINGS BANK, AND SOUTHSIDE FINANCIAL GROUP, INC.,
                     NOTES TO  PRO FORMA CONDENSED COMBINED
                     BALANCE SHEET AND STATEMENT OF INCOME
                                  (UNAUDITED)

(A) Reflects the exercise of 19,150 options for common stock of Southside for approximately $424,000.

(B) Reflects projected liquidation of $2,000,000 of federal funds sold and $1,500,000 of investment securities, and proceeds of $6,500,000 from other borrowings. These funds and $3,260,000 existing cash of the subsidiary banks will be used by them to pay a special dividend to Newnan Holdings, Inc. to provide cash for purchase of Southside shares and to provide working capital for Newnan Holdings. The borrowings will be obtained by subsidiary banks from the Federal Home Loan Bank of Atlanta and are anticipated to be borrowed for a term of two years. Sufficient borrowing capacity at the Federal Home Loan Bank is available to enable such borrowing.

(C) Reflects establishment of Special Reserve Account for a portion of the purchase price. This amount is to be held in escrow until the resolution of certain outstanding loans of Citizens Bank. The amount of the special reserve was determined as of May 31, 1996 based on the maximum amount of $558,000 less certain specific and general reserve amounts.

(D) Reflects the payment of cash used to acquire 335,955 shares of the common stock of Southside at $41.00 per share less cash held in the Special Reserve Account.

(E) Reflects the issuance of 145,000 shares of common stock of Newnan Holdings, Inc. stock to acquire 65,427 shares of the common stock of Southside. For purposes of determining the number of shares of common stock of Southside to be acquired through the issuance of Newnan Holdings, Inc. common stock, a market value of $18.50 per share has been assumed for Newnan Holdings, Inc. common stock.

(F) Reflects the allocation of the purchase price in excess of the book value of Southside. The estimated fair market value of the shares of Southside being acquired in this transaction was determined to be $41 per share as specified in the purchase agreement. The allocation of the excess purchase price over the net book values of Southside's assets and liabilities is estimated to be as follows:

Number of shares of Southside after exercise of options             401,382
Purchase price per share                                             $41.00
                                                                   --------
Total purchase price (thousands)                                   $ 16,457
                                                                   --------
                                                                   --------
Southside stockholders' equity                                     $ 10,014
Add: Proceeds from exercise of options                                  424
                                                                   --------
Southside stockholders' equity after exercise of options           $ 10,438
                                                                   --------
                                                                   --------
Excess of purchase price over stockholders' equity                 $  6,019
                                                                   --------
                                                                   --------

ALLOCATION OF EXCESS OF PURCHASE PRICE OVER STOCKHOLDERS' EQUITY:
Fixed Assets                                                            150
Loans                                                                   (54)
Deposits                                                               (302)
Goodwill                                                              6,225
                                                                   --------
Total                                                              $  6,019
                                                                   --------
                                                                   --------

    The allocation of the excess purchase price to Southside's premises and equipment represents the write-up to estimated fair value. Adjustments to loans and deposits are estimates based on fair value disclosures of those items at December 31, 1995. The remainder of the purchase price in excess of stockholders' equity of Southside has been allocated to goodwill.

(G) Reflects the payment of estimated organizational costs associated with the formation of the holding company.

(H) Reflects the elimination of the equity accounts of Southside and the elimination of the valuation allowance for unrealized losses on investment securities available for sale.

(I) Reflects the elimination of interest income on Federal Funds sold of $2,000,000 and other cash deposits of $3,260,000 used to fund the purchase of Southside, based on an average yield for such investments of 5.27% for the year ended March 31, 1996.

(J) Reflects the elimination of interest income on Investment Securities of $1,500,000 used to fund the purchase based on an average yield of 5.51% for the year ended March 31, 1996.

(K) Reflects the interest expense on other borrowings incurred to fund the purchase at an assumed rate of 6.50%. This approximates the FHLB fixed-rate advance for a term of two years.

(L) Reflects the depreciation expense on the write-up of the depreciable premises and equipment of Southside which will be expensed using the straight line method over the estimated remaining useful life of twenty years.

(M) Reflects the amortization of goodwill which will be expensed over a period of twenty years. For purposes of these pro forma financial statements, effect of the Special Reserve Account on amortization expense has not been considered due to immateriality.


(N) Reflects the amortization of holding company organization costs which will be expensed over a period of five years.


(O) Reflects the accretion of the fair market value adjustment to loans receivable over a period of five years using the straight line method.

(P) Reflects the amortization of the fair market value adjustment to deposits over a period of five years using the straight line method.

(Q) Reflects the income tax benefit due to reduced net interest income, additional depreciation expense and amortization of market value adjustment to loans and deposits. An effective Federal and state tax rate of 38% was used.

                              Financial Statements

                            Newnan Savings Bank, FSB


                                              NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES
                                           Consolidated Statements of Financial Condition
                                                       March 31, 1996 and 1995

                                                                                                  1996           1995
ASSETS
Cash and due from banks                                                                      $  9,214,902   $  4,546,433
Interest-bearing deposits in other banks                                                          524,372      4,051,819
Loans held for sale                                                                             7,878,878      5,470,954
Investment securities available for sale (notes 2 and 10)                                      22,794,000      9,817,445
Mortgage-backed securities at amortized cost, fair value of $9,086,437 and
    $9,288,110 at March 31, 1996 and 1995, respectively (notes 2 and 10)                        9,132,552      9,638,640
Loans receivable, net (notes 3 and 10)                                                        123,072,970    124,650,122
Accrued interest receivable (note 4)                                                              939,088        972,253
Real estate acquired in settlement of loans                                                       111,150        124,485
Real estate held for development and sale (notes 5 and 9)                                       3,739,572      5,070,411
Federal Home Loan Bank stock, at cost (note 6)                                                  1,471,700      1,672,900
Premises and equipment, net (note 7)                                                            2,746,486      2,730,206
Income taxes receivable (note 14)                                                                  62,268        - -
Deferred income taxes (note 14)                                                                    40,000         14,000
Other assets                                                                                      282,362        717,632
                                                                                            -----------------------------
                                                                                             $182,010,300   $169,477,300
                                                                                            -----------------------------
                                                                                            -----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts (note 8)                                                                    $130,635,333   $117,818,439
Advances from the Federal Home Loan Bank (note 10)                                             29,433,626     33,457,312
Notes payable (note 9)                                                                             54,839         70,480
Accrued interest payable                                                                          118,913         79,782
Advance payments by borrowers for property taxes and insurance                                    384,828        489,582
Income taxes payable (note 14)                                                                    - -             82,563
Accrued expenses and other liabilities                                                          1,116,764         876,478
                                                                                            -----------------------------
          Total liabilities                                                                   161,744,303    152,874,636
                                                                                            -----------------------------

Commitments and Contingencies (notes 3 and 11)

Stockholders' equity (notes 12 and 13):
Common stock, $1.00 par value, 8,000,000 shares authorized; 1,458,307 and
    1,443,116 shares issued and outstanding for 1996 and 1995, respectively                     1,458,307      1,443,116
Additional paid-in capital                                                                      5,853,830      5,762,429
Retained earnings, substantially restricted                                                    12,954,052      9,396,869
Net unrealized holding gains (losses) on investment securities available for sale                    (192)           250
                                                                                            -----------------------------
    Total stockholders' equity                                                                 20,265,997     16,602,664
                                                                                            -----------------------------

                                                                                             $182,010,300   $169,477,300
                                                                                            -----------------------------
                                                                                            -----------------------------


See accompanying notes to consolidated financial statements.


                                              NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES
                                                 Consolidated Statements of Earnings
                                         For the Years Ended March 31, 1996, 1995, and 1994

                                                                                   1996           1995           1994
Interest and dividend income:
   Loans                                                                       $11,448,987    $ 9,816,727    $ 7,218,949
   Interest-bearing deposits                                                        95,908        115,841        123,000
   Investment securities                                                           274,784        299,827        437,640
   Mortgage-backed securities                                                      505,328        515,704        971,944
   Dividends on Federal Home Loan Bank stock                                        87,374         82,414         46,721
                                                                              --------------------------------------------
         Total interest and dividend income                                     12,412,381     10,830,513      8,798,254
                                                                              --------------------------------------------

Interest expense:
   Interest on deposits (note 8)                                                 5,517,083      4,319,730      4,138,889
   Interest on Federal Home Loan Bank advances                                     984,624      1,165,841        318,277
   Interest on notes payable                                                        10,685          6,717         26,918
                                                                              --------------------------------------------
         Total interest expense                                                  6,512,392      5,492,288      4,484,084
                                                                              --------------------------------------------
         Net interest income                                                     5,899,989      5,338,225      4,314,170
Provision for loan losses (note 3)                                                  10,000        108,000        275,000
                                                                              --------------------------------------------
         Net interest income after provision for loan losses                     5,889,989      5,230,225      4,039,170
                                                                              --------------------------------------------
Other income (losses):
   Loan servicing and other loan fees, net                                         570,977        528,438        294,954
   Deposit and other service charge income                                         640,555        593,979        577,803
   Gain on sale of loans                                                           630,684        281,968        722,159
   Gain (loss) on sale of real estate acquired in settlement of loans               21,846         45,139       (34,991)
   Gain on sale of real estate held for development and sale                     3,215,004        763,403        829,273
   Other operating income                                                          168,760        143,664        157,967
                                                                              --------------------------------------------
        Total other income                                                       5,247,826      2,356,591      2,547,165
                                                                              --------------------------------------------

General and administrative expenses:
   Compensation, payroll taxes, and fringe benefits (note 15)                    2,088,139      2,269,250      2,237,921
   Office properties and equipment                                                 809,277        885,501        913,889
   Write-down of premises and equipment                                            - -            - -            250,811
   Federal insurance premiums                                                      274,463        290,560        296,590
   Data processing costs                                                           222,285        286,083        274,945
   Other operating expenses                                                      1,251,800      1,339,853      1,283,721
                                                                              --------------------------------------------
        Total general and administrative expenses                                4,645,964      5,071,247      5,257,877
                                                                              --------------------------------------------
        Earnings before income taxes and cumulative effect of change in
          accounting principle                                                   6,491,851      2,515,569      1,328,458
                                                                              --------------------------------------------
Income tax expense (benefit) - (note 14):
    Current                                                                      2,467,896        839,505        810,000
    Deferred                                                                      (26,000)         56,000      (319,000)
                                                                              --------------------------------------------
        Total income tax expense                                                 2,441,896        895,505        491,000
                                                                              --------------------------------------------
Earnings before cumulative effect of change in  accounting principle             4,049,955      1,620,064        837,458
Cumulative effect of change in accounting for income taxes (note 14)               - -            - -            250,000
                                                                              --------------------------------------------
Net earnings                                                                   $ 4,049,955    $ 1,620,064    $ 1,087,458
                                                                              --------------------------------------------
                                                                              --------------------------------------------
Earnings before cumulative effect of change in  accounting principle per
        share                                                                  $      2.71    $      1.14     $     0.59
Cumulative effect of change in accounting for income taxes                           - -              - -           0.17
                                                                              --------------------------------------------
Net earnings per share                                                         $      2.71    $      1.14     $     0.76
                                                                              --------------------------------------------
                                                                              --------------------------------------------
Weighted average common and common equivalent shares outstanding                 1,495,737      1,425,553      1,422,359

                                                                              --------------------------------------------
                                                                              --------------------------------------------


See accompanying notes to consolidated financial statements.


                                              NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES
                                           Consolidated Statements of Stockholders' Equity
                                         For the Years Ended March 31, 1996, 1995, and 1994

                                                                                                              Net
                                                                                                          unrealized
                                                                                                         holding gains
                                                                                                          (losses) on
                                                                                                          investment       Total
                                                                           Additional                     securities   stockholders
                                                              Common         Paid-in       Retained      available for    equity
                                                               Stock         capital       earnings1         sale

Balance at March 31, 1993                                  $ 1,291,590    $ 4,655,312    $ 8,105,287 $        - -      $14,052,189
Net earnings for year ended March 31, 1994                       - -            - -        1,087,458          - -        1,087,458
Exercise of stock options                                        1,516          5,924          - -            - -            7,440
10% stock dividend                                             129,253        957,765     (1,087,018)         - -          - -
                                                         ---------------------------------------------------------------------------
Balance at March 31, 1994                                    1,422,359      5,619,001      8,105,727          - -       15,147,087
Cumulative effect of change in accounting for
  investment securities (Note 1)                                 - -            - -            - -          104,000        104,000
Net earnings for year ended March 31,1995                        - -            - -        1,620,064          - -        1,620,064
Exercise of stock options                                       20,757        143,428          - -            - -          164,185
Change in net unrealized holding gains on
  investment securities available for sale                       - -            - -            - -         (103,750)      (103,750)
Dividends, $.23 per share                                        - -            - -         (328,922)         - -         (328,922)
                                                         ---------------------------------------------------------------------------
Balance at March 31, 1995                                    1,443,116      5,762,429      9,396,869            250     16,602,664
Net earnings for year ended March 31,1996                        - -            - -        4,049,955          - -        4,049,955
Exercise of stock options                                       15,191         91,401          - -            - -          106,592
Change in net unrealized holding gains on
  investment securities available for sale                       - -            - -            - -             (442)          (442)
Dividends, $.34 per share                                      - -              - -         (492,772)         - -         (492,772)
                                                         ---------------------------------------------------------------------------
Balance at March 31, 1996                                  $ 1,458,307    $ 5,853,830    $12,954,052     $     (192)   $20,265,997
                                                         ---------------------------------------------------------------------------
                                                         ---------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.


                                              NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES
                                                Consolidated Statements of Cash Flows
                                         For the Years Ended March 31, 1996, 1995, and 1994

                                                                                             1996           1995           1994
Cash flows from operating activities:
   Net earnings                                                                         $  4,049,955   $  1,620,064   $  1,087,458
   Adjustments to reconcile net earnings to net cash (used in)
       provided by operating activities:
       Cumulative effect of change in accounting for income taxes                              - -            - -         (250,000)
       Provision for loan losses                                                              10,000        108,000        275,000
       Depreciation                                                                          314,471        265,531        305,262
       Write-down of premises and equipment                                                    - -            - -          250,811
       Net (gain) loss on sale of premises and equipment                                       - -              (80)         6,765
       Amortization of excess servicing fees                                                   - -            - -          299,146
       Other amortization and (accretion), net                                                49,775         82,608        174,372
       Net gain on sale of loans                                                            (630,684)      (281,968)      (722,159)
       Origination of loans held for sale                                                (45,930,746)   (37,647,466)   (65,985,849)
       Proceeds from sale of loans                                                        44,153,506     37,728,466     67,210,710
       Net gain on sale of real estate                                                    (3,454,514)      (884,975)      (879,701)
       Deferred income tax (benefit) expense                                                 (26,000)        56,000       (319,000)
       Stock dividends on FHLB stock                                                           - -            - -          (46,500)
       (Increase) decrease in accrued interest receivable                                     33,165       (234,704)        34,169
       (Increase) decrease in other assets                                                   410,269       (494,117)       119,140
       Increase (decrease) in accrued interest payable                                        39,131         25,536        (53,169)
       Increase (decrease) in current income taxes payable                                  (123,673)        24,244         92,319
       (Decrease) increase in accrued expenses and other liabilities                         206,772        (85,276)     1,612,504
                                                                                      ----------------------------------------------
              Net cash (used in) provided by operating activities                           (898,573)       281,863      3,211,278
                                                                                      ----------------------------------------------
Cash flows from investing activities:
  Proceeds from maturities of investment securities available for sale                     8,500,000      2,999,061         - -
  Purchases of investment and mortgage-backed securities held to
     maturity                                                                                  - -       (3,937,188)    (6,260,762)
  Proceeds from maturities of investment and mortgage-backed
     securities held to maturity                                                               - -        2,543,330      8,861,786
  Purchases of investment securities available for sale                                  (21,491,442)    (7,503,351)         - -
  Principal payments received on mortgage-backed securities held to
     maturity                                                                                495,759        157,723      9,594,000
  Loan originations, net of principal collections                                          4,604,002    (26,948,146)   (18,614,921)
  Additions to real estate                                                                    (5,244)       (17,157)         - -
  Proceeds from sales of real estate                                                       1,767,082      1,925,825      2,597,209
  Purchase of FHLB stock                                                                    (502,600)      (802,800)         - -
  Purchase of premises and equipment                                                        (330,751)       (90,202)      (446,588)
  Proceeds from redemption of FHLB stock                                                     703,800          - -            - -
  Proceeds from sales of premises and equipment                                                - -            3,403        207,020
                                                                                      ----------------------------------------------
Net cash used in  investing activities                                                    (6,259,394)   (31,669,502)    (4,062,256)
                                                                                      ----------------------------------------------




                                              NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES
                                                Consolidated Statements of Cash Flows
                                         For the Years Ended March 31, 1996, 1995, and 1994

                                                                                             1996           1995           1994
 Cash flows from financing activities:
   Net increase in deposit accounts                                                    $  12,816,894  $     619,702   $  7,135,227
   Repayment of notes payable                                                                (15,641)       (14,481)      (190,271)
   Advances from Federal Home Loan Bank                                                  452,254,000    444,846,000     50,439,000
   Repayments of advances from Federal Home Loan Bank                                   (456,277,686)  (421,949,240)   (44,008,448)
   Increase (decrease)  in advance payments by borrowers for
       property taxes and insurance                                                         (104,754)       206,982         78,770
   Dividends                                                                                (447,959)      (228,134)       - -
   Stock options exercised                                                                    74,135        111,485          7,440
                                                                                      ----------------------------------------------
         Net cash provided by  financing activities                                        8,298,989     23,592,314     13,461,718
                                                                                      ----------------------------------------------
         Net increase (decrease) in cash and cash equivalents                              1,141,022     (7,795,325)    12,610,740
Cash and cash equivalents at beginning of year                                             8,598,252     16,393,577      3,782,837
                                                                                      ----------------------------------------------
Cash and cash equivalents at end of year                                               $   9,739,274  $   8,598,252   $ 16,393,577
                                                                                      ----------------------------------------------
                                                                                      ----------------------------------------------

Supplemental disclosures of cash paid during the year for:
   Interest                                                                            $   6,473,261  $   5,466,752   $  4,537,253
                                                                                      ----------------------------------------------
                                                                                      ----------------------------------------------
   Income taxes                                                                        $   2,612,727  $     816,355   $    475,000
                                                                                      ----------------------------------------------
                                                                                      ----------------------------------------------



Supplemental disclosures of noncash investing activities:
Sales of real estate totaling $3,400,133, $268,829, and $1,412,389, for the years ended March 31, 1996, 1995, and 1994, respectively, were financed by loans from the Bank
Loans receivable of $347,057, $67,026 and $468,998 were transferred to real estate acquired in settlement of loans during the years ended  March 31, 1996, 1995, and 1994, respectively



See accompanying notes to consolidated financial statements.

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a description of the more significant accounting and reporting policies which Newnan Savings Bank, FSB and subsidiaries (the Bank) follow in preparing and presenting their consolidated financial statements.

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Newnan Savings Bank, FSB, its wholly-owned subsidiaries, Newnan Financial Services, Inc. and Citizens Mortgage Group, and Jefferson Ventures, Inc., a wholly-owned subsidiary of Newnan Financial Services, Inc. All significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

(b) Loans Receivable

Loans receivable held for investment are stated at their unpaid principal balances less, where applicable, unearned income, deferred loan fees, and allowance for loan losses. First mortgage loans held for sale are carried at the lower of cost or estimated market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis.

Interest accrual is generally discontinued when a loan becomes 90 days delinquent. At that time, all accrued but unpaid interest is reserved.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 114, "Accounting by Creditors for Impairment of a Loan." SFAS 114 requires impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in fiscal 1996. In October 1994, the FASB issued SFAS 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," which amends the requirements of SFAS 114 regarding interest income recognition and
related disclosure requirements.   Initial adoption of SFAS 114 and SFAS 118
must be reflected prospectively. Under the provisions of SFAS 114 and SFAS 118, a loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. The provisions of SFAS 114 do not apply to large pools of smaller balance homogeneous loans, such as consumer and installment loans, which are collectively evaluated for impairment. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Cash receipts on impaired loans which are accruing interest are applied to principal and interest under the contractual terms of the loan agreement. Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter. The Bank adopted SFAS 114 and SFAS 118 on April 1, 1995, and the impact to the consolidated financial statements was not material.

(c) Allowances for Loan and Real Estate Losses

The Bank provides for loan and real estate losses on the allowance method. Accordingly, all loan and real estate losses are charged to related allowances and all recoveries are credited to them. Additions to the allowances for loan and real estate losses are provided by charges to operations based on various factors which, in management's judgement, deserve current recognition in estimating possible losses. Such factors considered by management include the market value of the underlying collateral,

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

growth and composition of the loan and real estate portfolios, the relationship of the allowance for loan losses to outstanding loans, delinquency trends, and economic conditions. Management evaluates the carrying value of loans and real estate periodically and the allowances are adjusted accordingly. Management believes that the allowance for possible loan losses is adequate and the valuation of real estate acquired in settlement of loans is appropriate. While management uses the best information available to make evaluations, future adjustments to the allowances may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate acquired in settlement of loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgements of information available to them at the time of their examination.

A substantial portion of the Bank's loans is secured by real estate in the Georgia counties of Coweta, Fayette, and Troup. In addition, all of the real estate acquired in settlement of loans is located in that same territory. Accordingly, the ultimate collectibility of a substantial portion of the Bank's portfolio and the recovery of the carrying values of real estate acquired in settlement of loans are susceptible to changes in market conditions in this market area.

(d) Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the declining-balance or straight-line methods over the estimated useful lives of the related assets.

(e) Real Estate

Real estate acquired in settlement of loans represents real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure and is initially recorded at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or fair value less estimated selling costs. Any necessary write-downs of the loan balance to the fair value of the real estate at foreclosure is recorded as a charge to the allowance for loan losses. A provision for estimated losses is charged to earnings when a subsequent decline in value reduces the fair value less selling costs to less than carrying value.

Real estate held for development and sale is carried at the lower of cost or net realizable value. Interest and other carrying charges related to properties under development are capitalized as construction costs during the construction period.

Sales of real estate are recognized upon closing. The recognition of gains and losses is dependent upon and determined by the terms and conditions of the sale and whether the bank has provided financing to facilitate such sales. If the transaction does not meet the initial investment requirements of SFAS No. 66, "Accounting for Sales of Real Estate", income recognition is deferred until such requirements are met. Gains recognized or deferred are based on the proceeds from sale, less selling costs, and the carrying value of the real estate, including capitalized interest and carrying costs. Any losses are recognized at time of sale.

(f) Investment and Mortgage-Backed Securities

The Bank adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on April 1, 1994. Under SFAS 115, the Bank has classified its investment securities in two categories: available for sale or held to maturity. Held to maturity securities are those securities for which the Bank has the ability and intent to hold the security until maturity. All other securities are classified as available for sale. As a result of the adoption of SFAS 115 on April 1, 1994, the Bank reclassified $5,354,492 from held to maturity securities to available for sale securities and recorded an unrealized gain on investment securities available for sale of $167,000 with a corresponding increase in stockholders' equity of $104,000, net of deferred income taxes of $63,000.

Held to maturity securities are recorded at amortized cost adjusted for the amortization or accretion of premiums or discounts. Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related income tax effects, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders'

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

equity until realized.

Available for sale securities transferred into the held to maturity category are recorded at fair value at date of transfer. The related unrealized holding gain or loss at date of transfer reported as a component of stockholders' equity is amortized over the remaining life of the security as an adjustment of yield.

Mortgage-backed securities held to maturity are stated at their unpaid principal balances, adjusted for unamortized premiums and unaccreted discounts.

A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security. At March 31, 1996, the Bank did not have any securities with other than temporary impairment for which a new cost basis had been established.

Premiums and discounts are amortized or accreted over the life of the related investment security as an adjustment to yield using a method which approximates the effective interest method and takes into consideration prepayment assumptions. Dividends and interest income are recognized when earned. Realized gains and losses for investment securities sold are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

(g) Intangible Assets

Intangible assets included in other assets relate to certain branch acquisitions in 1988 and consist of goodwill and deposit base premiums. Goodwill is being amortized on a straight-line method over 20 years. The deposit base premium is being amortized using an accelerated method over 10 years.

(h) Loan Origination and Commitment Fees

Loan origination fees, net of certain direct origination costs, are deferred and amortized as a yield adjustment over the contractual lives of the underlying loans. If a loan is subsequently sold, the remaining unamortized fees are recognized as a component of the gain or loss. In addition, fees for a commitment to originate or purchase loans are deferred and, if the commitment is exercised, recognized over the life of the related loan as a yield adjustment or, if the commitment expires unexercised, recognized as income upon expiration of the commitment.

(i) Loan Sales

Gains and losses are realized at the time of sale of loans as determined by the difference between the selling price and carrying amount of the loans sold (principal amounts less deferred fees). This amount is adjusted by the present value of the excess or deficiency, if any, of the estimated future servicing revenues over normal servicing fees. Any resulting discount or premium is amortized using a level yield method over the estimated remaining life of such loans. The carrying value of the excess servicing fee receivable is evaluated and adjusted periodically when the Bank experiences unanticipated principal prepayments and the net present value of estimated future servicing revenue in excess of a normal fee is less than its carrying value.

(j)  Unearned Income

Unearned income arising from the origination of short-term second mortgage and consumer loans is accreted into income over the lives of the loans by use of a method that approximates a level yield.

(k) Earnings Per Share

Earnings per share are computed on the weighted average number of shares outstanding, including the dilutive effect of

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

unexercised stock options in 1996. The effect of stock options in 1995 and 1994 was insignificant to earnings per share computations.

(l) Income Taxes

The Bank files a consolidated Federal income tax return.   In February 1992, the
FASB issued SFAS 109, "Accounting for Income Taxes." SFAS 109 required a change from the deferred method of accounting for income taxes of Accounting
Principles Board (APB) Opinion 11.   Under the asset and liability method of
SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective April 1, 1993, the Bank adopted SFAS 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the fiscal 1994 statement of earnings.

(m) Reclassifications

Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the classifications adopted in 1996.

(n) Cash Equivalents

For purposes of the statement of cash flows, the Bank considers interest-bearing deposits in other banks to be cash equivalents.

(o) Recent Accounting Pronouncements

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of," (SFAS 121). The provisions of SFAS 121 require that long-lived assets be reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. In performing the review of long-lived assets that will be held and used by the Bank, recoverability is based on the future cash flows expected from the use of the asset and its eventual disposition. If the asset is impaired, an impairment loss equal to the excess of the carrying value of the asset over its fair value must be recorded. SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995. The Bank does not believe the provisions of SFAS 121 will have a material impact on the consolidated financial statements.

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights" (SFAS 122). SFAS 122 requires that the Bank recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 also requires that the Bank assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS 122 is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Bank does not believe the provisions of SFAS 122 will have a material impact on the consolidated financial statements.

In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

A new method of accounting for stock-based compensation arrangements with employees is established by SFAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, SFAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the SFAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions.

SFAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Bank has not determined the impact of adopting SFAS 123.

(2) INVESTMENT AND MORTGAGE-BACKED SECURITIES

 A summary of investment and mortgage-backed securities as of March 31, 1996 and 1995 is as follows:


                                                            Amortized     Unrealized     Unrealized     Approixmate
                                                              Cost           gains         losses       fair value
                                                          ------------    -----------    -----------    ----------
SECURITIES AVAILABLE FOR SALE AT MARCH 31, 1996
   Investment Securities:
       United States government and agency obligations     $22,794,309   $     13,732   $     14,041    $22,794,000
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------

SECURITIES HELD TO MATURITY AT MARCH 31, 1996
   Mortgage-backed securities:
       FHLMC collateralized mortgage obligations           $ 5,982,151   $     13,849   $     54,820    $ 5,941,180
       FNMA collateralized mortgage obligations              1,745,183         26,591           --        1,771,774
       FNMA mortgage-backed securities                       1,405,218           --           31,735      1,373,483
                                                         ------------------------------------------------------------
                                                           $ 9,132,552   $     40,440        $86,555    $ 9,086,437
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE AT MARCH 31, 1995
   Investment securities:
       United States government and agency obligations     $ 9,817,195   $     13,122   $     12,872    $ 9,817,445
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------

SECURITIES HELD TO MATURITY AT MARCH 31, 1995
   Mortgage-backed securities:
       FHLMC collateralized mortgage obligations           $ 5,983,491   $       --     $    234,911    $ 5,748,580
       FNMA collateralized mortgage obligations              1,959,188           --           21,688      1,937,500
       FNMA mortgage-backed securities                       1,695,961           --           93,931      1,602,030
                                                         ------------------------------------------------------------
                                                           $ 9,638,640   $       --     $    350,530    $ 9,288,110
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------


                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

A summary of investment (by maturity) and mortgage-backed (by anticipated cash flow) securities as of March 31, 1996 follows:


                                                                   Held to maturity           Available for sale
                                                            -------------------------------------------------------
                                                             Amortized       Approximate   Amortized    Approximate
                                                               cost          fair value      cost       fair value
                                                            -----------      -----------  -----------  ------------

Investment securities:
   Within one year                                         $      --        $      --    $22,495,458    $22,495,500
   After one year through five years                              --               --        298,851        298,500
                                                         ------------------------------------------------------------
                                                           $      --        $      --    $22,794,309    $22,794,000
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------

Mortgage-backed securities:
   Within one year                                         $ 4,742,857      $ 4,771,088  $      --      $      --
   After one year through five years                         3,916,448        3,852,758         --             --
   After five years through ten years                          473,247          462,591         --             --
                                                         ------------------------------------------------------------
                                                             9,132,552        9,086,437         --             --
                                                         ------------------------------------------------------------
                                                           $ 9,132,552      $ 9,086,437  $22,794,309    $22,794,000
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------



There were no sales of investment or mortgage-backed securities during 1996, 1995 or 1994.

The approximate carrying value of investment and mortgage-backed securities at March 31, 1996 and 1995, which were pledged as collateral for certain deposits and borrowings of the Bank are as follows:

Pledged for:                                    1996                1995
                                              --------            --------
Deposits                                   $  3,100,000        $  1,100,000
FHLB Advances                                25,500,000           7,500,000
Other                                         1,300,000             300,000
                                         ------------------------------------
                                           $ 29,900,000        $  8,900,000
                                         ------------------------------------
                                         ------------------------------------
(3) LOANS RECEIVABLE

Loans receivable at March 31, 1996 and 1995 are summarized as follows:

                                                1996                1995
                                              --------            --------
First mortgage loans                       $ 95,611,541        $ 97,619,949
Real estate construction loans               35,651,688          28,217,741
Consumer and other installment loans         10,404,452          10,825,603
                                         ------------------------------------
                                            141,667,681         136,663,293
                                         ------------------------------------
Less:
Undisbursed proceeds on loans in process     16,178,914           9,234,721
Deferred loan fees                            1,044,381           1,342,220
Unearned interest on installment loans             --                 1,537
Allowance for loan losses                     1,371,416           1,434,693
                                         ------------------------------------
                                             18,594,711          12,013,171
                                         ------------------------------------
                                           $123,072,970        $124,650,122
                                         ------------------------------------
                                         ------------------------------------


At March 31, 1996, the Bank had commitments to originate loans, exclusive of the undisbursed portion of loans in process, of approximately $5,480,000. These commitments to originate loans consisted of fixed rate commitments with terms of up to 30 years and rates ranging from 6.75% to 8.63%. In addition, the Bank is committed to loan funds on unused variable rate lines of

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

credit of approximately $3,160,000 at March 31, 1996. In making such commitments the Bank applies the same credit standards used in the lending process and periodically reassesses creditworthiness through ongoing credit review.

As of March 31, 1996 and 1995, the Bank had commitments to sell loans of $8,508,000 and $4,776,000, respectively. At March 31, 1996 and 1995, no valuation allowance was required in connection with loans held for sale or commitments to originate loans.

As of March 31, 1996, 1995, and 1994, the Bank was servicing loans for others with approximate aggregate balances of $124,983,000, $137,365,000, and $133,713,000, respectively.

At March 31, 1996, 1995, and 1994, the Bank had nonaccrual loans aggregating approximately $713,000, $872,000, and $1,427,000, respectively. During the years ended March 31, 1996, 1995, and 1994, respectively, additional interest of $30,000, $34,000, and $111,000, would have been recorded on these loans if the loans had been accruing interest for the entire period.

At March 31, 1996, pursuant to the definition within SFAS 114 the Bank had one impaired loan with an outstanding balance of $1,131,000 and a related valuation allowance of $5,655.


The following is a summary of the activity in the allowance for loan losses for the years ended March 31, 1996, 1995, and 1994:

                                   1996           1995              1994
                                 --------       --------          --------
Balance at beginning of year  $  1,434,693   $  1,314,574      $  1,145,289
Provision for loan losses           10,000        108,000           275,000
Less loan losses                    92,210         36,717           110,947
Add recoveries                      18,933         48,836             5,232
                            -------------------------------------------------
Balance at end of year        $  1,371,416   $  1,434,693      $  1,314,574
                            -------------------------------------------------
                            -------------------------------------------------

In the ordinary course of business, the Bank has direct and indirect loans outstanding to certain executive officers, directors, and principal holders of equity securities (including their associates). Management believes such loans are made substantially on the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other customers.

The following is a summary of the activity in loans outstanding to officers, directors, and their associates for the years ended March 31, 1996 and 1995:

                                                  1996              1995
                                                --------          --------

Balance at beginning of year                 $    404,325      $    515,560
New loans                                         679,032           201,500
Principal repayments                             (196,882)         (312,735)
                                           ----------------------------------
Balance at end of year                       $    886,475      $    404,325
                                           ----------------------------------
                                           ----------------------------------

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

(4) ACCRUED INTEREST RECEIVABLE

Accrued interest receivable at March 31, 1996 and 1995 consisted of the following:

                                                  1996              1995
                                                --------          --------
Loans receivable                             $    817,107      $    856,996
Mortgage-backed securities                         41,607            44,023
Investment securities and other
  earning assets                                   80,374            71,234
                                           ----------------------------------
                                             $    939,088      $    972,253
                                           ----------------------------------
                                           ----------------------------------

(5) REAL ESTATE HELD FOR DEVELOPMENT AND SALE

Real estate held for development and sale at March 31, 1996 and 1995 is summarized as follows:

                                                  1996              1995
                                                --------          --------
White Oak                                      $3,381,677        $4,712,516
Other land                                        357,895           357,895
                                           ----------------------------------
                                               $3,739,572        $5,070,411
                                           ----------------------------------
                                           ----------------------------------

White Oak, acquired in July 1984, is a development in Coweta County, Georgia consisting of approximately 1,660 acres which currently includes 15 developed lots and certain amenities.

(6) INVESTMENTS REQUIRED BY LAW

Investment in stock of a Federal Home Loan Bank is required of federally insured savings banks who utilize their services. No ready market exists for the stock and it has no quoted market value.

(7) PREMISES AND EQUIPMENT

Premises and equipment at March 31, 1996 and 1995 are summarized as follows:

                                                  1996              1995
                                                --------          --------
Land                                         $    802,028      $    802,028
Buildings and building improvements             3,020,021         3,020,021
Furniture, fixtures, and equipment              2,429,430         2,396,706
Computer equipment                                298,027              --
                                           ----------------------------------
                                                6,549,506         6,218,755
Less accumulated depreciation                   3,803,020         3,488,549
                                           ----------------------------------
     Premises and equipment, net             $  2,746,486      $  2,730,206
                                           ----------------------------------
                                           ----------------------------------

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

(8) DEPOSIT ACCOUNTS

Deposit accounts at March 31, 1996 and 1995 are summarized as follows:


                                                        1996                         1995
                                                             Weighted                     Weighted
                                                              average                      average
                                                             interest                     interest
                                              Amount           rate         Amount          rate
                                            ----------      ----------    ----------     ----------
Noninterest bearing demand deposits       $  10,955,609          --     $   8,443,351           --
Interest bearing demand deposits             19,066,541         2.77%      16,664,624          2.59%
Money market demand accounts                  6,594,488         3.31%       7,366,070          3.00%
Passbook accounts                            16,658,718         2.99%      17,491,690          3.01%
Certificate accounts:
     All other                               76,956,625         5.94%      67,652,704          4.81%
     Jumbo                                      403,352         5.58%         200,000          4.51%
                                        ---------------               ---------------
          Total deposit accounts          $ 130,635,333         4.60%   $ 117,818,439          4.15%
                                        ---------------               ---------------
                                        ---------------               ---------------


Interest expense on deposit accounts is summarized as follows:


                                                       Years ended March 31,
                                                1996            1995          1994
                                             ----------      ----------    ----------
NOW accounts                                $   432,615    $    374,854   $   353,960
Money market demand accounts                    248,097         235,254       257,279
Passbook accounts                               492,653         565,059       505,479
Certificate accounts                          4,369,023       3,192,807     3,044,572
Less early withdrawal penalties                 (25,305)        (48,244)      (22,401)
                                          ---------------------------------------------
                                            $ 5,517,083     $ 4,319,730   $ 4,138,889
                                          ---------------------------------------------
                                          ---------------------------------------------


The Bank credited interest to deposit accounts totaling approximately $4,482,000, $3,462,000, and $3,434,000, during the years ended
March 31, 1996, 1995, and 1994, respectively.

A summary of certificate accounts by maturity and rate as of March 31, 1996 follows:


                            April 1, 1996  April 1, 1997   April 1, 1998
                            to March 31,   to March 31,    to March 31,
                                1997           1998            1999       Thereafter        Total
                             -----------    -----------     -----------   -----------    -----------
3-4%                         $ 4,738,131    $   349,797     $    16,547   $      --      $ 5,104,475
4-6                           29,000,265      5,210,538       7,438,524     1,408,666     43,057,993
6-7                           15,153,241      5,381,578       3,639,094     3,289,039     27,462,952
7-9                            1,405,965        328,592            --            --        1,734,557
                           ---------------------------------------------------------------------------
                             $50,297,602    $11,270,505     $11,094,165    $4,697,705    $77,359,977
                           ---------------------------------------------------------------------------
                           ---------------------------------------------------------------------------



At March 31, 1996, the Bank has pledged approximately $3,100,000 of mortgage-backed securities as collateral for deposits held by local government units.

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

(9) NOTES PAYABLE

Notes payable at March 31, 1996 and 1995 are summarized as follows:


                                                                                     1996             1995
                                                                                  ----------       ----------
8% purchase money promissory note payable by subsidiary in annual installments of $21,279, including interest beginning April 21, 1991 through
April 21, 1998; secured by certain real estate held for development and sale    $       54,839   $       70,480
                                                                              -----------------------------------
                                                                              -----------------------------------


The aggregate maturities of notes payable at March 31, 1996 are as follows:


12 months or less                                                                                 $      16,892
12 months to 24 months                                                                                   18,243
24 months to 36 months                                                                                   19,704
                                                                                                -----------------
                                                                                                  $      54,839
                                                                                                -----------------
                                                                                                -----------------

(10) ADVANCES FROM THE FEDERAL HOME LOAN BANK


Advances from the Federal Home Loan Bank at March 31, 1996 and 1995 are summarized by maturity in the table below:

                                                      Interest Rates                          Amounts
                                                    1996           1995                1996            1995
                                                 ----------     ----------          ----------      ----------
Maturing in
12 months or less                                 5.60-5.87%     5.75-6.88%         $22,545,893     $25,312,666
After one year through five years                      5.71%     5.41-5.85%           1,655,173       5,066,672
After five years                                  5.41-5.85%     5.41-5.85%           5,232,560       3,077,974
                                                                                  --------------- --------------
                                                                                    $29,433,626     $33,457,312
                                                                                  --------------- --------------
                                                                                  --------------- --------------


At March 31, 1996 the Bank had established with the Federal Home Loan Bank a line of credit totaling $45,000,000 with the remaining available credit totaling $15,566,374.

The weighted average interest rate on Federal Home Loan Bank advances was 5.65% and 5.74% at March 31, 1996 and 1995, respectively.

At March 31, 1996, the Bank has pledged, under a blanket floating lien, first mortgage loans with unpaid balances which, when discounted at 75% of such unpaid principal balances, equals or exceeds the advances outstanding. The Bank has also pledged $25,500,000 in investment and mortgage-backed securities as collateral for short term advances.

(11) LEASE COMMITMENTS

The Bank is committed under two operating leases for office space. One lease is month-to-month, and the other lease will expire during 1997. For the years ended March 31, 1996, 1995, and 1994, lease expense was $92,242, $99,261, and
$107,082, respectively.

(12) STOCKHOLDERS' EQUITY AND DIVIDEND RESTRICTIONS

On March 19, 1986, the Bank completed its conversion from a federally chartered mutual institution to a Federal capital stock institution. As required by Federal regulations, eligible deposit account holders, at the conversion date, were granted priority in the event of future liquidation by the establishment of a liquidation account equal to net worth at June 30, 1985. In the event of a complete liquidation (and only in such an event), each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposits then held, before any liquidation distribution may be made with respect to stockholders. Except for the repurchase of stock and payment of dividends

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

by the Bank, the existence of the liquidation account will not restrict the use or application of net worth.

Federal regulations do not permit the Bank to pay dividends on common stock if the effect of the payment of a dividend would cause regulatory capital to be reduced below either the amount required for the aforementioned liquidation account or the stated regulatory capital requirements.

At March 31, 1996, approximately $ 2,472,000 of the Bank's retained earnings represent allocations of income to bad debt deductions for income tax purposes only. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, Federal income taxes will be imposed at the then applicable rates.

The Bank adopted a Stock Option and Incentive Plan in 1986 (the "PLAN") which provides that stock options may be awarded to officers and key employees with an exercise price representing the fair market value of the common stock at date of grant. Information relating to stock options for the years ended March 31, 1996, 1995, and 1994 is summarized as follows:


                                                            1996                1995                1994
                                                         ----------          ----------          ----------
Options outstanding at beginning of period                      83,909              95,965              62,538
Options granted                                                 25,000                --                28,810
Options canceled                                                  (220)             (1,584)               --
Options exercised                                               (8,976)            (10,472)             (1,516)
Additional options resulting from stock dividend                  --                  --                 6,133
                                                     ----------------------------------------------------------
Options outstanding at end of period                            99,713              83,909              95,965
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------

Option price per share:
   Options granted during the period                   $         16.38     $           --       $         8.50
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
   Options canceled                                    $          3.98     $         10.00      $         --
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
   Options exercised                                   $  3.98 - 10.23     $  3.98 - 10.00      $  4.14 - 4.56
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
   Options outstanding at end of period                $  3.98 - 16.38     $  3.98 - 10.23      $ 3.98 - 10.23
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------

At March 31, 1996, no more stock options may be granted pursuant to the Plan. Substantially all options outstanding may be exercised immediately.

During fiscal 1994, the stockholders of the Bank approved a Directors' Nonincentive Stock Option Plan (the "Directors' Plan") which provided that a maximum of 110,000 shares would be reserved for future issuance by the Bank to be granted to directors of the Bank as an alternative to the payment of directors' retainer fees. During fiscal 1995, the stockholders approved an amendment to the Directors' Plan to increase the number of shares of Common Stock reserved for issuance pursuant to the Directors' Plan to a total of 200,000.

Pursuant to the Directors' Plan, the option exercise price for each option granted shall be $2.00 below the fair market value of shares of the Bank's stock on the date the option is granted. For their compensation, Directors may elect to receive options in lieu of cash, with the number of options granted equal to the amount of cash compensation the Director would have received divided by the $2.00 per share discount. The compensation expense recorded during the years ended March 31, 1996, 1995, and 1994 relating to these options was $104,600, $101,400, and $81,600, respectively.

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------


Information related to the Directors' Plan is summarized as follows:


                                                            1996                1995                1994
                                                         ----------          ----------          ----------
Options outstanding at beginning of period                     118,335              77,920              31,100
Options granted                                                 50,550              50,700              40,800
Options exercised                                               (6,215)            (10,285)               --
Additional options resulting from stock dividend                  --                  --                 6,020
                                                     ----------------------------------------------------------
Options outstanding at end of period                           162,670             118,335              77,920
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------

Option prices per share:
   Options granted during the period                   $ 11.25 - 15.13      $  7.25 - 9.50      $  6.38 - 7.05
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
   Options exercised                                   $   3.30 - 7.05      $  3.30 - 7.05      $         --
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
   Options outstanding at end of period                $  3.30 - 15.13      $  3.30 - 9.50      $  3.30 - 7.05
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------


At March 31, 1996, an additional 19,730 stock options may be granted pursuant to the Directors' Plan. All options under the Directors' Plan are exercisable at the date of grant.

(13) FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT ("FIRREA") OF 1989

Under provisions of the Financial Institutions Reform, Recovery, and Enforcement Act ("FIRREA") of 1989, the Bank is required to meet certain tangible, core, and risk-based capital ratios. The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of total assets, a minimum of 3% core capital ratio, and a minimum 8.0% risk-based capital ratio. The OTS has published a notice of a proposed amendment to the core capital requirement, whereby a 3% core ratio would be required for institutions with a MACRO rating of 1. All other institutions would be required to maintain core ratios of 4% to 5%. The Bank is in compliance with such minimum capital requirements at March 31, 1996.

In addition to the capital requirements, FIRREA includes, among other matters, provisions for changes in the Federal regulatory structure for institutions, including a new deposit insurance system, increased deposit insurance premiums, more restrictive loans to one borrower requirements, and restricted investment activities with respect to real estate held for development and sale, noninvestment grade corporate debt, and certain other investments.

(14) INCOME TAXES

As discussed in note 1, the Bank adopted SFAS 109 as of April 1, 1993. The cumulative effect of this change in accounting for income taxes of $250,000 has been determined as of April 1, 1993 and reported separately in the statement of earnings for the year ended March 31, 1994.

Income tax expense (benefit) attributable to income from continuing operations for the years ended March 31, 1996, 1995, and 1994 consists of:

                                      1996           1995           1994
                                   ----------     ----------     ----------
Federal: Current                  $ 2,151,938    $   779,655    $   810,000
         Deferred                     (26,000)        56,000       (319,000)
                                ---------------------------------------------
                                    2,125,938        835,655        491,000
State: Current                        315,958         59,850           --
                                ---------------------------------------------
                                  $ 2,441,896    $   895,505    $   491,000
                                ---------------------------------------------
                                ---------------------------------------------


Income tax expense attributable to income from continuing operations of $2,441,896, $895,505, and $491,000, for the years

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

ended March 31, 1996, 1995, and 1994, differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to earnings before income tax expense and cumulative effect of change in accounting principle as follows:


                                                                        1996           1995           1994
                                                                     ----------     ----------     ----------
Computed "expected" tax expense                                     $  2,207,229   $    855,293   $    451,676
Increase (decrease) in tax expense resulting from:
   Loss on sale of real estate acquired in settlement of loans           --             --              11,897
   State taxes, net of federal tax benefit                               208,532         39,501          --
   Other, net                                                             26,135            711         27,427
                                                                  ----------------------------------------------
                                                                    $  2,441,896   $    895,505   $    491,000
                                                                  ----------------------------------------------
                                                                  ----------------------------------------------


The Bank is subject to state income taxation. However, because of state net operating loss carryforwards and certain credit carryforwards, the Bank incurred no Georgia state income tax expense in 1994.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of March 31, 1996 and 1995 are presented below:

                                                1996                1995
                                             ----------          ----------
Deferred tax assets:
   Allowance for loan losses                 $  286,378          $  414,063
   Deferred gain on sale of real estate          10,176              30,388
   Write-down of premises and equipment          93,439              93,439
    Deferred compensation                       117,838              83,079
                                           ----------------------------------
       Total gross deferred tax assets          507,831             620,969
       Less valuation allowance                  --                   --
                                           ----------------------------------
       Net deferred tax assets                  507,831             620,969
                                           ----------------------------------
Deferred tax liabilities:
   Deferred loan fees                           289,553             313,294
   FHLB stock dividends                         138,428             238,930
   Depreciation                                  22,625              31,323
   Core deposit intangible amortization          17,225              23,422
                                           ----------------------------------
       Total deferred tax liabilities           467,831             606,969
                                           ----------------------------------
       Net deferred tax assets               $   40,000          $   14,000
                                           ----------------------------------
                                           ----------------------------------


In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary defferences resulting in the deferred tax assets become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making the assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the related temporary differences are deductible, management believes it is more likely than not the Bank will realize the benefits of these deductible differences.

(15) RETIREMENT PLANS AND EMPLOYEE BENEFITS

The Bank had a defined benefit pension plan covering substantially all employees which was terminated during 1993 and replaced with a 401(k) plan.

The 401(k) plan went into effect January 1, 1993 and permits eligible employees to make discretionary contributions to the plan of up to 15 percent of total compensation. The Bank matches the employee's contributions 100 percent up to 2 percent, not to exceed $2,750 per year, of the employee's base annual salary. The Bank recognized $27,290, $25,038 and $25,000 in

                    NEWNAN SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements
- --------------------------------------------------------------------------------

expense related to its obligation under the plan for the years ended March 31, 1996, 1995 and 1994, respectively. In addition, upon approval of the Board of Directors, the Bank may make an annual discretionary profit sharing contribution to all eligible plan participants. There was no such discretionary contribution made by the Bank for the years ended March 31, 1996, 1995, or 1994.

In addition, the Bank instituted an Incentive Compensation Plan for all employees during 1993 that provides for annual cash awards, if any, based on certain achievement standards and earnings performance. The awards, if any, are based on earnings performance in relation to earnings goals as proposed by executive officers and ratified by the Board of Directors. The Bank's expense under this plan, classified as compensation, was $128,563, $85,993, and $75,000 for 1996, 1995, and 1994, respectively.

(16) WHOLLY-OWNED SUBSIDIARIES

Condensed consolidated financial statements of Newnan Financial Services, Inc.
(NFS) and its subsidiary, Jefferson Ventures, Inc. (Jefferson), are presented below. NFS has been involved primarily in the acquisition and development of real estate and in providing real estate appraisal services.

                NEWNAN FINANCIAL SERVICES, INC. AND SUBSIDIARY
            Condensed Consolidated Statements of Financial Condition
                             March 31, 1996 and 1995

                                                1996                1995
                                             ----------          ----------
ASSETS
Cash                                         $  366,153          $   95,553
Notes Receivable                                194,101             194,101
Real estate held for development and sale     3,381,677           4,712,516
Other                                             7,696              14,767
                                           ----------------------------------
                                             $3,949,627          $5,016,937
                                           ----------------------------------
                                           ----------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable to Parent Company              $     --            $1,541,899
Other notes payable                              54,839              70,480
Accounts payable                                 89,316              55,905
Income taxes payable to Parent                   70,606             267,723
Other liabilities                                52,933             107,221
Common stock                                     75,000              75,000
Additional paid-in capital                       75,000           1,225,000
Retained earnings                             3,531,933           1,673,709
                                           ----------------------------------
                                             $3,949,627          $5,016,937
                                           ----------------------------------
                                           ----------------------------------

NEWNAN FINANCIAL SERVICES, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Earnings and Retained Earnings For the Years Ended March 31, 1996, 1995, and 1994

                                                                              1996           1995           1994
                                                                           ----------     ----------     ----------
Revenues:
   Income from Parent Company -appraisal fees                             $   102,607    $    77,595    $   125,291
   Gain on sale of real estate                                              3,215,004        763,403        829,273
   Other income                                                                21,325         25,171         29,160
                                                                        ---------------------------------------------
       Total revenue                                                        3,338,936        866,169        983,724
                                                                        ---------------------------------------------
Expenses:
   Salaries related benefits                                                   48,000         48,000         48,000
   Management fees, paid to Parent Company                                     66,300         66,300             --
   Depreciation                                                                    --          1,683         22,789
   Interest expense, paid to Parent Company                                    70,171        192,576        295,690
   Other interest expense                                                      10,685          6,717         26,866
   Other operating expenses                                                   146,644        158,212        228,387
                                                                        ---------------------------------------------
     Total expenses                                                           341,800        473,488        621,732
                                                                        ---------------------------------------------
     Earnings before allocation of income taxes from Parent Company         2,997,136        392,681        361,992
Allocation of income tax expense from Parent Company                        1,138,912        149,218        137,557
                                                                        ---------------------------------------------
       Net earnings                                                         1,858,224        243,463        224,435
Retained earnings, beginning of year                                        1,673,709      1,430,246      1,205,811
                                                                        ---------------------------------------------
Retained earnings, end of year                                            $ 3,531,933    $ 1,673,709    $ 1,430,246
                                                                        ---------------------------------------------
                                                                        ---------------------------------------------


(17) FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the statement of financial condition, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. The assumptions used in the estimation of the fair value of the Bank's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Bank's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Bank. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

(a)  Cash and Due from Banks and Interest-Bearing Deposits in Other Banks

     Fair value equals the carrying value of such assets due to their nature.

(b)  Investment Securities and Mortgage-Backed Securities

     The fair value of investment and mortgage-backed securities is based on quoted market prices.

(c)  Loans Receivable and Held for Sale

     The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Bank's historical experience with repayments adjusted to estimate the effect of current market conditions. Fair values of loans held for sale are determined using outstanding commitments from investors and other similar information. The carrying amount of related accrued interest receivable approximates its fair value.

(d)  Deposits

     The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to the carrying value due to their short-term nature. Fair values for certificates of deposit have been determined using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amount of related accrued interest payable approximates its fair value.

(e)  Advances from the Federal Home Loan Bank

     The fair value of advances from the FHLB approximates the carrying value as the weighted average rate on such advances approximates the current market rates and the majority of the advances mature in 12 months or less. The carrying amount of related accrued interest payable approximates its fair value.

The carrying values and estimated fair values of the Bank's financial instruments at March 31, 1996 are as follows:
                                                   Carrying    Estimated Fair
                                                     Amount         Value
                                                  ------------  ------------

Financial assets:
  Cash and due from banks                         $    9,215     $    9,215
                                                -----------------------------
                                                -----------------------------
  Interest-bearing deposits in other banks        $      524     $      524
                                                -----------------------------
                                                -----------------------------
  Investment and mortgage-backed securities       $   31,927     $   31,880
                                                -----------------------------
                                                -----------------------------
  Loans, net                                      $  130,952     $  131,512
                                                -----------------------------
                                                -----------------------------
Financial liabilities:
  Deposits                                        $  130,635     $  131,039
                                                -----------------------------
                                                -----------------------------
  FHLB Advances                                   $   29,434     $   29,434
                                                -----------------------------
                                                -----------------------------

(18) PROPOSED BUSINESS COMBINATION

On November 3, 1995, the Bank announced the signing of a definitive agreement to merge with Southside Financial Group, Inc. ("Southside"), the parent of Citizens Bank & Trust of Fayette County. In conjunction with the proposed business combination, the Bank filed on May 3, 1996 an application with the Office of Thrift Supervision for the purpose of effecting a Plan of Reorganization (the
Plan) such that a new entity, Newnan Holdings, Inc. would acquire all outstanding shares of the Bank whereby each shareholder of the Bank receives one
share of Newnan Holdings, Inc. stock for each share of Bank stock.    The plan
is subject to and conditioned upon the simultaneous consummation of the agreement with Southside. Under the terms of the definitive agreement, each shareholder of Southside will receive $41.00 in cash for each share of Southside common stock. Any shareholder owning 5,000 or more common shares may elect to receive up to, but not more than, fifty percent of their consideration in the form of shares of Newnan Holdings, Inc. The aggregate number of common shares of Newnan Holdings, Inc. which will be available for issuance to Southside shareholders shall not exceed 145,000 shares. An oversubscription will result in a pro rata reduction of the requested shares issued to Southside's electing shareholders. The acquisition is subject to approval from various regulatory authorities and Southside's shareholders. As of December 31, 1995 total assets of Southside approximated $82,000,000 and stockholders' equity approximated $9,800,000.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Newnan Savings Bank, FSB

We have audited the accompanying consolidated statements of financial condition of Newnan Savings Bank, FSB and subsidiaries (the Bank) as of March 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Newnan Savings Bank, FSB and subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the Bank changed its method of accounting for investment securities on April 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." As discussed in notes 1 and 14 to the consolidated financial statements, the Bank changed its method of accounting for income taxes on April 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

KPMG Peat Marwick LLP
Atlanta, Georgia
May 3, 1996

                            Financial Statements

                      Southside Financial Group, Inc.

- -------------------------------------------------------------------------------
                       SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                       SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL REPORT
                               DECEMBER 31, 1995

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . 1

FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS. . . . . . . . . . . . . . . . . . . . 2
  CONSOLIDATED STATEMENTS OF INCOME. . . . . . . . . . . . . . . . . 3
  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY. . . . . . . . . . 4
  CONSOLIDATED STATEMENTS OF CASH FLOWS. . . . . . . . . . . . 5 AND 6
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . .7-28

                        INDEPENDENT AUDITOR'S REPORT
- --------------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS
SOUTHSIDE FINANCIAL GROUP, INC.
    AND SUBSIDIARY
FAYETTEVILLE, GEORGIA


          We have audited the accompanying consolidated balance sheets of SOUTHSIDE FINANCIAL GROUP, INC. AND SUBSIDIARY as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southside Financial Group, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


          As discussed in Note 2, the Company changed its method of accounting for investments to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", at January 1, 1994.

                                                      [Signature]

Atlanta, Georgia
February 9, 1996

                       SOUTHSIDE FINANCIAL GROUP, INC.
                               AND SUBSIDIARY

                         CONSOLIDATED BALANCE SHEETS
                         DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------


ASSETS                                                              1995          1994
                                                                -----------    -----------
Cash and due from banks                                         $ 3,811,989    $ 2,712,938
Interest-bearing deposits in banks                                  100,000        991,272
Federal funds sold                                                2,760,000      1,600,000
Securities available for sale, at fair value                     22,233,819     15,794,899
Securities held to maturity, at cost (fair value
  $181,049 and $2,166,272)                                          180,209      2,180,627

Loans                                                            51,038,724     44,763,978
Less allowance for loan losses                                      840,000        598,749
                                                                -----------    -----------
          Loans, net                                             50,198,724     44,165,229
                                                                -----------    -----------
Premises and equipment, net                                       1,809,541      1,907,873

Other assets                                                      1,032,198      1,277,773
                                                                -----------    -----------
                                                                $82,126,480    $70,630,611
                                                                -----------    -----------
                                                                -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Noninterest-bearing demand                                    $14,276,436    $10,509,336
  Interest-bearing demand                                        18,334,800     14,463,431
  Savings                                                         3,009,571      3,521,152
  Time, $100,000 and over                                         9,772,088      9,511,753
  Other time                                                     25,150,378     23,192,593
                                                                -----------    -----------
          Total deposits                                         70,543,273     61,198,265
Other borrowings                                                    890,476      1,219,048
Other liabilities                                                   878,374        270,573
                                                                -----------    -----------
          Total liabilities                                      72,312,123     62,687,886
                                                                -----------    -----------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Common stock, par value $10; 5,000,000 shares
    authorized, 382,232 and 369,607 issued and outstanding        3,822,320    3,696,070
  Capital  surplus                                                4,002,039    3,851,190
  Retained earnings                                               1,916,096      811,220
  Unrealized gains (losses) on securities available
  for sale, net of taxes                                             73,902     (415,755)
                                                                -----------  -----------
          Total stockholders' equity                              9,814,357    7,942,725
                                                                -----------  -----------
                                                                $82,126,480  $70,630,611
                                                                -----------  -----------
                                                                -----------  -----------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------


                                                                   1995          1994
                                                                 ----------    ----------
INTEREST INCOME
  Interest and fees on  loans                                    $5,502,992    $4,308,071
  Interest on taxable securities                                    913,699       675,361
  Interest on nontaxable securities                                 119,738        74,226
  Interest on deposits in other banks                                31,287        51,694
  Interest on Federal funds sold                                    149,616       199,981
                                                                 ----------    ----------
                                                                  6,717,332     5,309,333
                                                                 ----------    ----------
INTEREST EXPENSE
  Interest on deposits                                            2,460,129     2,028,570
  Interest on other borrowings                                       78,199        65,068
                                                                 ----------    ----------
                                                                  2,538,328     2,093,638
                                                                 ----------    ----------
          Net interest income                                     4,179,004     3,215,695
PROVISION FOR LOAN LOSSES                                           259,969       227,468
                                                                 ----------    ----------
          Net interest income after provision for loan losses     3,919,035     2,988,227
                                                                 ----------    ----------
OTHER INCOME
  Service charges on deposit accounts                               327,206       313,416
  Other service charges, commissions and fees                         1,931        19,882
  Mortgage origination fees                                         686,787       239,599
  Security transactions, net                                        (45,818)           -
  Other                                                              58,743        34,701
                                                                 ----------    ----------
                                                                  1,028,849       607,598
                                                                 ----------    ----------
OTHER EXPENSE
  Salaries and employee benefits                                  1,845,621     1,495,721
  Equipment expense                                                 200,861       182,951
  Occupancy expense                                                 170,551       135,774
  Data processing                                                    99,264        94,765
  Advertising and promotion                                          41,128        68,608
  Stationery and supplies                                            86,271        87,302
  Deposit insurance                                                  71,321       124,247
  Donations                                                          12,049        69,626
  Other operating expenses                                          563,008       484,833
                                                                 ----------    ----------
                                                                  3,090,074     2,743,827
                                                                 ----------    ----------
          Income before income taxes                              1,857,810       851,998
APPLICABLE INCOME TAXES                                             638,356       275,952
                                                                 ----------    ----------
          Net income                                             $1,219,454    $  576,046
                                                                 ----------    ----------
                                                                 ----------    ----------
EARNINGS PER SHARE BASED ON WEIGHTED AVERAGE
OUTSTANDING SHARES OF 370,679 IN 1995; 367,834 IN 1994           $     3.29    $     1.56
                                                                 ----------    ----------
                                                                 ----------    ----------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                      UNREALIZED
                                                                                        GAINS
                                                                                     (LOSSES) ON
                                                                                      SECURITIES
                                          COMMON STOCK                                AVAILABLE        TOTAL
                                      ---------------------   CAPITAL     RETAINED    FOR SALE,    STOCKHOLDERS'
                                       SHARES    PAR VALUE    SURPLUS     EARNINGS   NET OF TAXES     EQUITY
                                      ---------  ----------  ----------  ----------  ------------  -------------
BALANCE, DECEMBER 31, 1993              352,225  $3,522,250  $3,590,460  $  675,455   $       --    $ 7,788,165
  Cumulative effect of a change in
   method of accounting for
   investments in debt and equity
   securities                                --          --          --          --      (16,346)       (16,346)
  Net income                                 --          --          --     576,046           --        576,046
  5% stock dividend                      17,382     173,820     260,730    (434,550)          --             --
  Cash paid in lieu of fractional
   shares                                    --          --          --      (5,731)          --         (5,731)
  Net change in unrealized losses on
   securities available for sale,
   net of taxes                              --          --          --          --     (399,409)      (399,409)
                                      ---------  ----------  ----------  ----------  ------------  -------------
BALANCE, DECEMBER 31, 1994              369,607   3,696,070   3,851,190     811,220     (415,755)     7,942,725
  Net income                                 --          --          --   1,219,454           --      1,219,454
  Cash dividend, $.31 per share              --          --          --    (114,578)          --       (114,578)
  Issuance of common stock               12,625     126,250     150,849          --           --        277,099
  Net change in unrealized gains on
   securities available for sale,
   net of taxes                              --          --          --          --      489,657        489,657
                                      ---------  ----------  ----------  ----------  ------------  -------------
BALANCE, DECEMBER 31, 1995              382,232  $3,822,320  $4,002,039  $1,916,096   $   73,902    $ 9,814,357
                                      ---------  ----------  ----------  ----------  ------------  -------------
                                      ---------  ----------  ----------  ----------  ------------  -------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                      1995           1994
                                                                  -------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $  1,219,454  $   576,046
                                                                  -------------  -----------

  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization                                                         12,122       13,260
    Depreciation                                                        176,227      166,497
    Provision for loan losses                                           259,969      227,468
    Provision for deferred income taxes                                 (48,984)     (25,248)
    Net realized losses on securities available for sale                 45,818           --
    Increase in interest receivable                                     (18,317)    (170,460)
    Increase in interest payable                                        110,780       39,473
    Increase (decrease) in taxes payable                                387,910     (111,966)
    Other assets and liabilities, net                                   109,753      (21,286)
                                                                   ------------  -----------
      Total adjustments                                               1,035,278      117,738
                                                                   ------------  -----------
      Net cash provided by operating activities                       2,254,732      693,784
                                                                   ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of securities available for sale                        (11,141,342)  (9,905,326)
  Proceeds from sale of securities available for sale                 5,092,708           --
  Proceeds from maturities of securities available for sale           2,353,665    4,432,738
  Purchases of securities held to maturity                                   --   (2,180,871)
  Proceeds from maturities of securities held to maturity                   418          244
  Decrease in interest-bearing deposits in banks, net                   891,272      198,728
  (Increase) decrease in Federal funds sold, net                     (1,160,000)   4,383,000
  Increase in loans, net                                             (6,293,464)  (4,911,186)
  Purchase of premises and equipment                                    (77,895)    (185,527)
                                                                   ------------  -----------
    Net cash used in investing activities                           (10,334,638)  (8,168,200)
                                                                   ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits, net                                           9,345,008    6,673,513
  (Decrease) increase in other borrowings, net                         (328,572)   1,219,048
  Exercise of stock options                                             277,099           --
  Payment for fractional shares                                              --       (5,731)
  Dividends paid                                                       (114,578)          --
                                                                   ------------  -----------
      Net cash provided by financing activities                       9,178,957    7,886,830
                                                                   ------------  -----------

                        SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                     1995           1994
                                                                  ------------   -----------
Net increase in cash and due from banks                           $  1,099,051   $   412,414
Cash and due from banks at beginning of year                         2,712,938     2,300,524
                                                                  ------------   -----------
Cash and due from banks at end of year                            $  3,811,989   $ 2,712,938
                                                                  ------------   -----------
                                                                  ------------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                                      $  2,427,548   $ 2,054,165
    Income taxes                                                  $    299,430   $   413,166
NONCASH TRANSACTIONS
  Unrealized (gains) losses on securities available for sale      $   (789,769)  $   670,572
  Principal balances on loans transferred to other real estate    $    279,430   $   141,000
  Securities held to maturity transferred to securities
   available for sale                                             $  2,000,000   $10,992,883

SEE  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Southside Financial Group, Inc. is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Citizens Bank & Trust of Fayette County. Citizens Bank & Trust (the
         Bank) is a commercial bank with operations in Fayette County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Fayette County. The Bank is subject to the regulations of certain Federal and state agencies. The Bank is periodically examined by certain regulatory authorities.

         The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

         The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

         The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below:

          Cash and Cash Equivalents

           For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, interest-bearing deposits, other borrowings and Federal funds sold are reported net.

           The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          SECURITIES AVAILABLE FOR SALE

           Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

          SECURITIES HELD TO MATURITY

           Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

           A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          LOANS AND INTEREST INCOME

           Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income on a daily basis, based upon the principal amount outstanding at the respective rate of interest.

           Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

           The net of loan fees and the related costs on real estate loans is deferred and recognized over the life of the loan computed on the straight-line method. Fees and costs incurred in origination of most other loans are recognized at the time the loan is placed on the books. The results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

           The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          LOANS AND INTEREST INCOME (CONTINUED)

           conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

           As prescribed by Statement of Financial Accounting Standards No. 114, impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. The method of recognition of interest income on impaired loans is determined by management on a loan by loan basis. Generally, cash collections on impaired loans which are adequately collateralized are credited to income. Other cash collections are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

           The Bank considers the following type loans to be impaired:

            (1) all nonaccrual loans, (2) loans that have been restructured in a troubled debt restructuring provided that the restructured loan agreement specifies an interest rate that is less than the Bank would be willing to accept at the time of the restructuring for a new loan with comparable risk or the loan becomes impaired based on the terms specified by the restructured loan agreement, and (3) any other loan in which management does not expect to collect all contractual principal and interest payments in accordance with the terms of the loan agreement. Insignificant delays or shortfalls in the amount of loan payments contractually due do not affect the determination of when a loan is impaired.

          The Bank has not identified large groups of smaller-balance homogeneous loans which are collectively evaluated for impairment. Any loan that meets the characteristics as described above are considered to be impaired regardless of loan type or balance.

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          OTHER REAL ESTATE OWNED

           Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the carrying amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's consolidated financial statements.

          PREMISES AND EQUIPMENT

           Premises and equipment are stated at cost less accumulated depreciation, computed principally on the straight-line method over the following estimated useful lives:


                                                                YEARS
                                                               -------

           Buildings and improvements                            5-40
           Furniture and equipment                               3-20

          INCOME TAXES

           The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

           Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

                        NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          EARNINGS PER SHARE

           Net income per common and common equivalent share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during each year. Common stock equivalents consist of stock options.

          PROFIT-SHARING PLAN

           Profit-sharing plan costs are funded as accrued and are based on a percentage of individual employee's salary, not to exceed the amount that can be deducted for Federal income tax purposes.

          Current Accounting Developments

           The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", No. 122, "Accounting for Mortgage Servicing Rights" and No. 123, "Accounting for Stock-Based Compensation", all of which are effective for financial statements for years beginning after December 31, 1995 and for transactions after December 31, 1995.

           SFAS 121 requires that long-lived assets and certain identifiable intangibles, including goodwill, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the sum of the expected future cash flows is less than the carrying amount of an impaired long-lived asset, an impairment loss should be recognized. The adoption of this Statement is not expected to have a material effect on the earnings or financial condition of the Company.

           SFAS 122 requires mortgage banking enterprises to recognize as a separate asset the rights retained to service mortgage loans for third parties. These assets are to be based on the fair value of the mortgage servicing rights and mortgage loans, if practicable to estimate. Otherwise, the entire cost of purchasing or originating these loans should be allocated to mortgage loans. The adoption of this Statement is not expected to have a material effect on the earnings or financial condition of the Company.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CURRENT ACCOUNTING DEVELOPMENTS (CONTINUED)

          SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement defines a fair value based method of accounting for employee compensation plans and encourages the adoption for all plans. However, the statement allows previous methods of accounting for compensation plans to be utilized with additional disclosures required. The adoption of this Statement is not expected to have a material effect on the earnings or financial condition of the Company.

NOTE 2.  INVESTMENT SECURITIES

          The carrying amounts of investment securities and their approximate fair value were as follows:

                                                                GROSS       GROSS
                                                  AMORTIZED   UNREALIZED  UNREALIZED    FAIR
                                                     COST       GAINS       LOSSES      VALUE
                                                 -----------  ----------  ----------  ----------
SECURITIES AVAILABLE FOR SALE
  DECEMBER 31, 1995:
    U. S. GOVERNMENT AND AGENCY SECURITIES       $17,496,198    $107,990  $ (77,532)  $17,526,656
    STATE AND MUNICIPAL SECURITIES                 3,138,597      79,165     (4,600)    3,213,162
    MORTGAGE-BACKED SECURITIES                     1,479,827      14,683       (509)    1,494,001
                                                 -----------    --------  ---------   -----------
                                                 $22,114,622    $201,838  $ (82,641)  $22,233,819
                                                 -----------    --------  ---------   -----------
                                                 -----------    --------  ---------   -----------
  DECEMBER 31, 1994:
    U. S. GOVERNMENT AND AGENCY SECURITIES       $13,973,961    $     --   (535,873)  $13,438,088
    STATE AND MUNICIPAL SECURITIES                 2,377,637         503   (133,287)    2,244,853
    MORTGAGE-BACKED SECURITIES                       113,873          --     (1,915)      111,958
                                                 -----------    --------  ---------   -----------
                                                 $16,465,471    $    503  $(671,075)  $15,794,899
                                                 -----------    --------  ---------   -----------
                                                 -----------    --------  ---------   -----------
SECURITIES HELD TO MATURITY
  DECEMBER 31, 1995:
    STATE AND MUNICIPAL SECURITIES               $   180,209    $    840  $      --   $   181,049
                                                 -----------    --------  ---------   -----------
                                                 -----------    --------  ---------   -----------
  DECEMBER 31, 1994:
    U. S. GOVERNMENT AND AGENCY SECURITIES       $ 2,000,000    $  3,125  $ (17,031)  $ 1,986,094
    STATE AND MUNICIPAL SECURITIES                   180,627          --       (449)      180,178
                                                 -----------    --------  ---------   -----------
                                                 $ 2,180,627    $  3,125  $ (17,480)  $ 2,166,272
                                                 -----------    --------  ---------   -----------
                                                 -----------    --------  ---------   -----------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
NOTE 2.  INVESTMENT SECURITIES (CONTINUED)

          Gross realized gains and losses on sales of securities available for sale were as follows:

                                                  DECEMBER 31,
                                                ----------------
                                                 1995      1994
                                                -------   ------
GROSS REALIZED GAINS:
  U. S. Government and agency securities        $   271    $ --
                                                -------    ----
                                                -------    ----
GROSS REALIZED LOSSES:
  U. S. Government and agency securities        $46,089    $ --
                                                -------    ----
                                                -------    ----


          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.


                                      SECURITIES AVAILABLE       SECURITIES HELD
                                             FOR SALE              TO MATURITY
                                    ------------------------  --------------------
                                     AMORTIZED      FAIR      AMORTIZED    FAIR
                                        COST        VALUE       COST       VALUE
                                    -----------  -----------  ---------  ---------
Due in one year or less             $ 5,679,010  $ 5,660,569  $180,209   $181,049
Due from one year to five years      10,401,042   10,412,280        --         --
Due from five to ten years            2,845,033    2,922,642        --         --
Due after ten years                   1,709,710    1,744,327        --         --
Mortgage-backed securities            1,479,827    1,494,001        --         --
                                    -----------  -----------  --------   --------
                                    $22,114,622  $22,233,819  $180,209   $181,049
                                    -----------  -----------  --------   --------
                                    -----------  -----------  --------   --------


          Securities with a carrying value of $1,299,936 and $1,264,598 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

          On April 30, 1995, four securities were identified by the Company as being erroneously classified by its safekeeping agent as held to maturity rather than available for sale. The securities, which amounted to $2,000,000, were transferred to available for sale and marked to fair value resulting in a net unrealized loss of $15,938. The unrealized loss was included in stockholders' equity at $9,882, net of related taxes of $6,056.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------
NOTE 2.  INVESTMENT SECURITIES (CONTINUED)

          Effective January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity
          Securities". Upon adoption, the Company transferred $10,992,883 from securities held for investment to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized loss of $24,766 which was included in stockholders' equity at $16,346 net of deferred taxes of $8,420.

NOTE 3.  LOANS AND ALLOWANCE FOR LOAN LOSSES

          The composition of loans is summarized as follows:

                                         DECEMBER 31,
                                  --------------------------
                                     1995           1994
                                  -----------    -----------
Commercial and financial          $14,236,000    $16,275,000
Real estate - construction         16,245,000     14,476,000
Real estate - mortgage             15,746,000     10,806,000
Consumer                            4,077,000      2,670,000
Other                                 901,279        672,721
                                  -----------    -----------
                                   51,205,279     44,899,721
Deferred loan fees, net              (166,555)      (135,743)
Allowance for loan losses            (840,000)      (598,749)
                                  -----------    -----------
Loans, net                        $50,198,724    $44,165,229
                                  -----------    -----------
                                  -----------    -----------

          Changes in the allowance for loan losses are as follows:

                                         DECEMBER 31,
                                  --------------------------
                                     1995           1994
                                  -----------    -----------

BALANCE, BEGINNING OF YEAR        $   598,749    $   430,000
Provision charged to operations       259,969        227,468
Loans charged off                     (51,405)       (60,220)
Recoveries                             32,687          1,500
                                  -----------    -----------
BALANCE, END OF YEAR              $   840,000    $   598,748
                                  -----------    -----------
                                  -----------    -----------

          Loans on which the accrual of interest had been discontinued or reduced amounted to $876,390 and $118,706 at December 31, 1995 and 1994, respectively. There was no significant reduction in interest income associated with nonaccrual loans.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------
NOTE 3.  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

          Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:


          Impaired loans for which there is a related allowance for
            credit losses determined in accordance with SFAS No. 114          $  863,066

          Impaired loans for which there is no related allowance for
            credit losses determined in accordance with SFAS No. 114           1,203,677
                                                                              ----------
                Total impaired loans                                          $2,066,743
                                                                              ----------
                                                                              ----------
          Allowance for loan losses related to impaired loans
            determined in accordance with SFAS No. 114                        $  188,422
                                                                              ----------
                                                                              ----------
          Average balance of impaired loans                                   $2,377,348
                                                                              ----------
                                                                              ----------
          Interest income recognized on impaired loans on an accrual basis    $  102,222
                                                                              ----------
                                                                              ----------
          Interest income recognized on impaired loans on a cash basis        $       --
                                                                              ----------
                                                                              ----------

          At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate amount of $4,526,478. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:


                                                                 DECEMBER 31,
                                                          --------------------------
                                                              1995          1994
                                                          -----------    -----------
             BALANCE, BEGINNING OF YEAR                   $ 3,865,401    $ 2,347,902
               Advances                                     2,148,250      3,482,070
               Repayments                                  (1,459,009)    (2,140,405)
               Transactions due to change in directors            --         175,834
                                                          -----------    -----------
             BALANCE, END OF YEAR                         $ 4,554,642    $ 3,865,401
                                                          -----------    -----------
                                                          -----------    -----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------
NOTE 4.  PREMISES AND EQUIPMENT, NET

          Major classifications of these assets are summarized as follows:

                                                 DECEMBER 31,
                                           ----------------------
                                               1995        1994
                                            ----------  ----------
          Land                              $  307,500  $  307,500
          Buildings and improvements         1,188,976   1,178,043
          Equipment                            971,139     904,229
                                            ----------  ----------
                                             2,467,615   2,389,772
          Accumulated depreciation            (658,074)   (481,899)
                                            ----------  ----------
                                            $1,809,541  $1,907,873
                                            ----------  ----------
                                            ----------  ----------


          Depreciation expense for the years ended December 31, 1995 and 1994 was $176,227 and $166,497, respectively.

NOTE 5.   OTHER BORROWINGS

          Other borrowings consisted of Federal Home Loan Bank advances as follow:

                                                                    DECEMBER 31,
                                                               ----------------------
                                                                 1995         1994
                                                               --------    ----------
          7.80% interest only, payable monthly, principal
            due in 2004.                                       $600,000    $  600,000
          6.34%, payable in monthly instalments of $3,333.      133,333       173,333
          6.89%, payable in semi-annual instalments
            of $14,286.                                         157,143       185,715
          7.20%, interest only, payable monthly, principal
            due in 1999. Advance paid out in July 1995.              --       260,000
                                                               --------    ----------
                                                               $890,476    $1,219,048
                                                               --------    ----------
                                                               --------    ----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------
NOTE 5.   OTHER BORROWINGS (CONTINUED)

          Aggregate maturities required on other borrowings at December 31, 1995 are as follows:

              1996                        $ 68,572
              1997                          68,572
              1998                          68,572
              1999                          41,905
              2000                          28,572
              Later years                  614,283
                                          --------
                                          $890,476
                                          --------
                                          --------
          The borrowings are secured by real estate loans with a balance of approximately $3,974,000 as of December 31, 1995.

NOTE 6.   EMPLOYEE BENEFIT PLANS

          The Company has a noncontributory profit-sharing plan covering all employees, subject to certain minimum age and service requirements. Contributions to the plan charged to expenses during 1995 and 1994 amounted to $20,579 and $12,759, respectively.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 6.   EMPLOYEE BENEFIT PLANS (CONTINUED)

     STOCK OPTIONS

      On March 19, 1991, the Board of Directors adopted an Employee Stock Option Plan with 10,500 shares of common stock reserved for the grant of options to senior officers of the Bank. The purchase price of a share of stock shall be not less than the greater of the fair market value of the stock on the date of grant or the par value of the stock. Any options granted under this Plan shall be granted within ten (10) years of the date of the adoption of this Plan by the Board of Directors of the Bank.

      On May 16, 1995, the Board of Directors adopted an Incentive Stock Option Plan with 25,000 shares of common stock reserved for the grant of options to key employees of the Company. The options originally had a three-year vesting period; however, due to the signing of an agreement of merger on November 3, 1995, all options granted in 1995 under the Plan became immediately exercisable. The purchase price of a share of stock shall be equal to or greater than the fair market value of such shares as of the grant date. Any options granted under this Plan must be exercised by May 16, 2005.

      Additionally, during 1995, 1,000 shares of common stock reserved for the grant of options to senior officers of the Bank were granted under the March 19, 1991 plan as described above.

      As of December 31, 1995, options had been granted as follows:


                                 NUMBER    OPTIONS
                                   OF     EXERCISED
      GRANTED       PRICE        SHARES    TO DATE    CANCELED   UNEXERCISED
      -------   --------------   ------   ---------   --------   -----------
        1991    $        20.00    4,725       --         --          4,725
        1992          --           --         --         --          4,725
        1993          --           --         --         --          4,725
        1994             22.21    1,050       --         --          5,775
        1995     22.41 - 24.00   26,000     12,625       --         19,150

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7.   INCOME TAXES

     The total income taxes in the consolidated statements of income are as follows:




                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------
                                                        1995        1994
                                                     ---------   ---------
     Current                                         $ 687,340   $ 301,200
     Deferred                                          (48,984)    (25,248)
                                                     ---------   ---------
                                                     $ 638,356   $ 275,952
                                                     ---------   ---------
                                                     ---------   ---------


     The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:



                                                DECEMBER 31,
                                   ---------------------------------------
                                          1995                 1994
                                   ------------------   ------------------
                                    AMOUNT    PERCENT    AMOUNT    PERCENT
                                   --------   -------   --------   -------
     Tax provision at statutory
      rate                         $631,672      34%    $289,679      34%
     Increase (decrease)
      resulting from:
        Tax-exempt interest         (46,715)     (2)     (28,370)     (3)
        Disallowed interest
         expense                      6,242      --        3,682      --
        State taxes                  25,781       1         --        --
        Other items, net             21,376       1       10,961       1
                                   --------   -------   --------   -------
     Provision for  income taxes   $638,356      34%    $275,952      32%
                                   --------   -------   --------   -------
                                   --------   -------   --------   -------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7.   INCOME TAXES (CONTINUED)

     Net deferred income tax assets of $120,604 and $371,733 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes are as follows:


                                                           DECEMBER 31,
                                                       --------------------
                                                         1995        1994
                                                       --------    --------
     DEFERRED TAX ASSETS:
        Loan loss reserves                             $269,714    $213,917
        Preopening expenses                               --          9,693
        Securities available for sale                     --        254,818
                                                       --------    --------
                                                        269,714     478,428
                                                       --------    --------

     DEFERRED TAX LIABILITIES:
        Depreciation                                    103,815     106,695
        Securities available for sale                    45,295       --
                                                       --------    --------
                                                        149,110     106,695
                                                       --------    --------

     NET DEFERRED TAX ASSETS                           $120,604    $371,733
                                                       --------    --------
                                                       --------    --------

NOTE 8.   COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business, the Bank has entered into off-balance-sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 8.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Bank's commitments is as follows:

                                                           DECEMBER 31,
                                                    -------------------------
                                                        1995          1994
                                                    -----------    ----------
       Commitments to extend credit                 $15,719,337    $8,395,599
       Standby letters of credit                        405,695       276,847
                                                    -----------    ----------
                                                    $16,125,032    $8,672,446
                                                    -----------    ----------
                                                    -----------    ----------


     Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
     Collateral held varies as specified above and is required in instances which the Bank deems necessary.

     In the normal course of business, the Company and the Bank are involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 9.   CONCENTRATIONS OF CREDIT

     The Bank originates primarily commercial, residential and consumer loans to customers in Fayette County, and surrounding counties. The ability of the majority of the Bank's customers to honor their contractual loan obligations is dependent on the local and metro Atlanta economies.

     Sixty-three (63%) of the Company's loan portfolio is concentrated in real estate loans. A substantial portion of these loans are secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the Company's loan portfolio are susceptible to changes in market conditions in the Company's primary market area.

     The other significant concentrations of credit by type of loan are set forth in Note 3. The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $1,778,000.

NOTE 10.  STOCKHOLDERS' EQUITY

     The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $617,000 are available to be paid as dividends by the Bank subsidiary at December 31, 1995.

     Banking regulations also require the Bank to maintain minimum capital levels in relation to Bank assets. At December 31, 1995, the Bank's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:




                                                                  REGULATORY
                                                     ACTUAL      REQUIREMENT
                                                    --------   ---------------
     Leverage capital ratio                          11.53%          4.00%
     Risk based capital ratios:
        Core capital                                 16.70           4.00
        Total capital                                17.92           8.00

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     Many of the Company's assets and liabilities are short-term financial instruments whose carrying amounts reported in the balance sheet approximate fair value. These items include cash and due from banks, interest-bearing deposits in banks, Federal funds sold and financial instruments included in other assets and liabilities. The following methods and assumptions were used in estimating the fair value of the Company's remaining financial instruments:

          INVESTMENT SECURITIES:

           Fair values for investment securities are based on quoted market prices.

          LOANS:

           For equity lines and other loans with short-term or variable rate characteristics, the carrying value is a reasonable estimate of fair value. The fair value of all other loans is estimated by discounting their future cash flows using interest rates currently being offered for loans with similar terms.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 11.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          DEPOSITS:

          The fair values for demand deposits (e.g., interest- and noninterest-bearing demand and savings) approximate the amounts payable on demand at the reporting date (i.e., their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits.

          OTHER BORROWINGS:

          Fair value of fixed rate other borrowings are estimated using a discounted cash flow calculation that applies interest rates currently offered for similar types of instruments.

          OFF-BALANCE-SHEET INSTRUMENTS:

          Fair values of the Company's off-balance-sheet financial instruments (commitments to extend credit and standby letters of credit) are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

          The carrying value and estimated fair values of the Company's remaining financial instruments at December 31, 1995 are as follows:





                                        CARRYING           ESTIMATED
                                          VALUE             FAIR VALUE
                                       ------------        ------------
FINANCIAL ASSETS:
 Investment securities                  $22,414,028        $22,414,868
                                        -----------        -----------
                                        -----------        -----------
 Loans                                  $51,038,724        $50,984,651
 Less allowance for loan losses            (840,000)                 -
                                        -----------        -----------
                                        $50,198,724        $50,984,651
                                        -----------        -----------
                                        -----------        -----------
FINANCIAL LIABILITIES,
 Time deposits                          $34,922,466        $35,224,455
                                        -----------        -----------
                                        -----------        -----------
 Other borrowings                       $   890,476        $   951,459
                                        -----------        -----------
                                        -----------        -----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------



NOTE 12.  BUSINESS COMBINATIONS

          On August 31, 1994, Southside Financial Group, Inc. acquired all of the outstanding stock of Citizens Bank & Trust of Fayette County in exchange for 352,225 shares of $10 par value common stock.

          The acquisition was accounted for as a pooling of interests and, accordingly, all prior financial statements were restated to reflect the combination.

          Income of the subsidiary prior to acquisition on August 31, 1994 was $357,329, which is included in the consolidated statements of income.

          On November 3, 1995, the Company announced the signing of a definitive agreement to merge with Newnan Savings Bank, F.S.B.

          Each shareholder of the Company will receive $41.00 in cash for each share of common stock. Any shareholder currently owning 5,000 or more common shares may elect to receive up to, but not more than, fifty percent of their consideration in the form of shares of holding company common stock. The aggregate number of common shares of the newly formed holding company (Newnan Holdings, Inc.) which will be available for issuance to Southside shareholders shall not exceed 145,000 shares. An oversubscription will result in a pro rata reduction of the requested shares issued to Southside's electing shareholders.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 13. CONDENSED FINANCIAL INFORMATION ON SOUTHSIDE FINANCIAL GROUP, INC. (PARENT COMPANY ONLY)


                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994



                                                  1995        1994
                                              ----------    ----------
ASSETS
  Cash                                        $  263,393    $    3,793
  Investment in subsidiary                     9,519,860     7,910,885
  Other assets                                    31,104        28,047
                                              ----------    ----------
      Total assets                            $9,814,357    $7,942,725
                                              ----------    ----------
                                              ----------    ----------
STOCKHOLDERS' EQUITY                          $9,814,357    $7,942,725
                                              ----------    ----------
                                              ----------    ----------


                           CONDENSED STATEMENTS OF INCOME
                       YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                  1995        1994
                                              ----------    ----------
INCOME, dividends from subsidiary             $  114,578    $   40,000
                                              ----------    ----------
EXPENSE
  Amortization expense                             5,795         2,414
  Other expense                                   17,499         1,503
                                              ----------    ----------
                                                  23,294         3,917
                                              ----------    ----------
      Income before income tax benefits
        and equity in undistributed earnings
        of subsidiary                             91,284        36,083

INCOME TAX BENEFITS                                8,852         1,488
                                              ----------    ----------
      Income before equity in undistributed
         earnings of subsidiary                  100,136        37,571

EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARY                                   1,119,318       181,146
                                              ----------    ----------
Net income                                    $1,219,454    $  218,717
                                              ----------    ----------
                                              ----------    ----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 13. CONDENSED FINANCIAL INFORMATION ON SOUTHSIDE FINANCIAL GROUP, INC. (PARENT COMPANY ONLY) (CONTINUED)


                        CONDENSED STATEMENTS OF CASH FLOWS
                      YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                       1995           1994
                                                   -----------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $ 1,219,454      $ 218,717
                                                   -----------      ---------
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Undistributed earnings of subsidiary              (1,119,318)      (181,146)
  Increase in other assets                              (3,057)       (28,047)
                                                   -----------      ---------
      Total adjustments                             (1,122,375)      (209,193)
                                                   -----------      ---------
      Net cash provided by operating activities         97,079          9,524
                                                   -----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                      (114,578)        (5,731)
  Exercise of stock options                           (277,099)             -
                                                   -----------      ---------
      Net cash provided by (used in)
        financing activities                           162,521         (5,731)
                                                   -----------      ---------
Net increase in cash                                   259,600          3,793

Cash at beginning of year                                3,793              -
                                                   -----------      ---------
Cash at end of year                                $   263,393      $   3,793
                                                   -----------      ---------
                                                   -----------      ---------

                         PART I - FINANCIAL INFORMATION

ITEM 1.   FINANCIAL STATEMENTS

                        SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996
                                  (UNAUDITED)

ASSETS
- ------
Cash and due from banks                                              $3,405,012
Interest-bearing deposits in banks                                      114,663
Federal funds sold                                                    4,050,000
Securities available for sale, at fair value                         21,608,904
Securities held to maturity, at cost (fair value $180,587)              180,105

Loans                                                                56,371,916
Less allowance for loan losses                                          931,000
                                                                    -----------
         Loans, net                                                  55,440,916
                                                                    -----------
Premises and equipment, net                                           1,782,566
Other assets                                                            978,865
                                                                    -----------
                                                                    $87,561,031
                                                                    -----------
                                                                    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand                                                            $14,918,151
  Interest-bearing demand                                            21,048,160
  Savings                                                             3,200,409
  Certificates of deposit                                            36,922,758
                                                                    -----------
          Total deposits                                             76,089,478
Other liabilities                                                       577,210
Other borrowings                                                        880,476
                                                                    -----------
          Total liabilities                                          77,547,164
                                                                    -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY

  Common stock $10 par value, 5,000,000 shares authorized;
   382,232 shares issued and outstanding                              3,822,320
  Surplus                                                             4,002,039
  Retained earnings                                                   2,204,691
  Unrealized loss on securities available for sale, net of tax           15,183
                                                                    -----------
          Total stockholders' equity                                 10,013,867
                                                                    -----------
                                                                    $87,561,031
                                                                    -----------
                                                                    -----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
FINANCIAL STATEMENTS.

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


                                                             1996         1995
                                                          ----------   ----------
INTEREST INCOME
   Interest and fees on loans                             $1,388,360   $1,238,369
   Interest on Federal funds sold                             42,215       12,150
   Interest on interest-bearing deposits                       1,481       11,857
   Interest on taxable securities                            273,389      202,833
   Interest on nontaxable securities                          39,566       28,613
                                                          ----------   ----------
                                                           1,745,011    1,493,822
                                                          ----------   ----------
INTEREST EXPENSE
   Interest on deposits                                      672,765      543,664
   Interest on borrowed funds                                 16,284       22,343
                                                          ----------   ----------
                                                             689,049      566,007
                                                          ----------   ----------
      Net interest income                                  1,055,962      927,815
PROVISION FOR LOAN LOSSES                                     86,000       31,251
                                                          ----------   ----------
      Net interest income after provision for loan
       losses                                                969,962      896,564
                                                          ----------   ----------

OTHER OPERATING INCOME                                       230,947      175,573
                                                          ----------   ----------

OTHER OPERATING EXPENSES
   Salaries and other employee benefits                      442,109      411,946
   Occupancy and equipment expenses                           89,452       90,463
   Other operating expense                                   226,392      206,433
                                                          ----------   ----------
                                                             757,953      708,842
                                                          ----------   ----------

      Income before income taxes                             442,956      363,295

APPLICABLE INCOME TAXES                                      154,362      127,282
                                                          ----------   ----------
      Net income                                          $  288,594   $  236,013
                                                          ----------   ----------
                                                          ----------   ----------

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


                                                             1996         1995
                                                          ----------   ----------
PER SHARE OF COMMON STOCK BASED ON AVERAGE NUMBER
 OF SHARES OUTSTANDING DURING PERIOD
      Net income                                          $     0.76   $      .64
                                                          ----------   ----------
                                                          ----------   ----------

AVERAGE SHARES OUTSTANDING                                   382,232      369,607
                                                          ----------   ----------
                                                          ----------   ----------

CASH DIVIDENDS PER SHARE OF COMMON STOCK                  $    --      $    --
                                                          ----------   ----------
                                                          ----------   ----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                         SOUTHSIDE FINANCIAL GROUP, INC.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


                                                           1996         1995
                                                        ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $  288,594   $  236,013
                                                        ----------   ----------
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Amortization                                             1,449        4,161
    Depreciation                                            39,612       45,115
    Provision for loan losses                               86,000       31,251
    Increase in interest receivable                        (81,697)      (4,067)
    Increase in interest payable                            24,623       45,424
    Increase (decrease) in taxes payable                  (200,356)     108,927
    Other assets and liabilities, net                     (149,048)     207,801
                                                        ----------   ----------
       Total adjustments                                  (297,417)     438,612
                                                        ----------   ----------
       Net cash provided by operating activities             9,177      674,625
                                                        ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of securities available for sale               (34,500)         -
  Proceeds from maturities of securities
   available for sale                                      727,633    1,112,715
  (Increase) decrease in interest-bearing
   deposits in banks, net                                   (7,760)     179,656
  (Increase) decrease in Federal funds sold, net        (1,290,000)     360,000
  Increase in loans, net                                (5,328,192)  (3,310,110)
  Purchase of premises and equipment                       (12,637)     (22,267)
                                                        ----------   ----------
       Net cash used in investing activities            (5,945,456)  (1,680,006)
                                                        ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits, net                              5,546,205      843,359
  Decrease in other borrowings, net                        (10,000)     (10,000)
                                                        ----------   ----------
       Net cash provided by financing activities         5,536,205      833,359
                                                        ----------   ----------
Net decrease in cash and due from banks                   (400,074)    (172,022)

Cash and due from banks at beginning of period           3,805,086    2,712,938
                                                        ----------   ----------
Cash and due from banks at end of period                $3,405,012   $2,540,916
                                                        ----------   ----------
                                                        ----------   ----------

                        SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (UNAUDITED)



                                                           1996         1995
                                                        ----------   ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the period for:
    Interest                                              $664,426     $520,583

    Income taxes                                          $403,702      $18,355

NONCASH TRANSACTION
  Unrealized losses on securities available for sale      $143,686     $215,580


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
FINANCIAL STATEMENTS.

                        SOUTHSIDE FINANCIAL GROUP, INC.
                                 AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.     BASIS OF PRESENTATION

            The consolidated financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results in the interim periods.

            The results of operations for the three month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.     BUSINESS COMBINATION

            On November 3, 1995, Southside Financial Group, Inc.
            ("Registrant"), the holding company parent of Citizens Bank and Trust of Fayette County, announced the signing of a definitive agreement to merge with Newnan Savings Bank, F.S.B.

            Each shareholder of Southside will receive $41.00 in cash for each share of Southside common stock. Any Southside shareholder currently owning 5,000 or more Southside common shares may elect to receive up to, but not more than fifty percent of his or her consideration in the form of shares of the new holding company's common stock. The aggregate number of common shares of the new holding company which will be available for issuance to Southside shareholders shall not exceed 145,000 shares. An oversubscription will result in a pro rata reduction of the requested shares issued to Southside's electing shareholders.

            Newnan Savings Bank operates seven banking offices in Coweta, Fayette and Troup Counties, Georgia. As of September 30, 1995, Newnan Savings Bank had total assets of $172.1 million, loans of $135.6 million and deposits of $119.6 million.

                                   APPENDIX A

                             PLAN OF REORGANIZATION

                             PLAN OF REORGANIZATION


     THIS PLAN OF REORGANIZATION (the "Plan"), made and entered into as of the 14th day of December, 1995, among NEWNAN SAVINGS BANK, FSB (the "Bank"), a bank organized under the laws of the United States of America, NEWNAN HOLDINGS, INC. (the "Holding Company"), a Georgia corporation, and INTERIM NEWNAN FSB ("Interim"), an interim savings bank organized under the laws of the United States of America and wholly owned subsidiary of the Holding Company;


                                   WITNESSETH


     WHEREAS, the principal offices of the Bank, the Holding Company and Interim are located at 19 Jefferson Street, Newnan, Georgia 30263;

     WHEREAS, the authorized capital stock of the Bank consists of 8,000,000 shares of common stock ("Bank Stock"), $1.00 par value, of which 1,443,116 shares are issued and outstanding;

     WHEREAS, the authorized capital stock of the Holding Company consists of 8,000,000 shares of common stock ("Holding Company Stock"), $1.00 par value, of which one share is issued and outstanding;

     WHEREAS, the authorized capital stock of Interim consists of 8,000,000 shares of common stock ("Interim Stock"), $1.00 par value, of which one share is issued and outstanding;

     WHEREAS, the respective Boards of Directors of the Bank and Interim deem it advisable and in the best interests of the Bank and Interim and their respective shareholders that Interim be merged with and into the Bank and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the respective shareholders of the Bank and Interim for their approval; and

     WHEREAS, the Board of Directors of the Holding Company has approved and adopted this Plan, and the Holding Company has agreed to join in and be bound hereby and to issue the shares of Holding Company Stock which shareholders of the Bank will receive upon consummation of the Reorganization and merger as herein provided;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Bank Stock and Interim Stock as hereinafter provided, and such other provisions relating to the merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                    SECTION 1

                                 REORGANIZATION

     Pursuant to the provisions of the Rules and Regulations of the Office of Thrift Supervision ("OTS Regulations") and other applicable provisions of federal law, Interim shall be merged with and into the Bank. The Bank shall be the survivor of the merger (the "Resulting Bank") continuing under the charter of the Bank and with the name "Newnan Savings Bank, FSB."


                                    SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION

     The merger of Interim with and into the Bank and the reorganization of the Bank into a holding company structure shall be effective as of the date (the "Effective Date of the Reorganization") specified in the Articles of Combination to be issued by the Office of Thrift Supervision in accordance with the applicable provisions of 12 C.F.R. Section 552.13(j).

     Since the merger of Interim with and into the Bank will effect the reorganization of the Bank into a holding company structure, such merger and reorganization, collectively, shall hereinafter be referred to as the "Reorganization."


                                    SECTION 3

                    LOCATION, CHARTER AND BYLAWS, MANAGEMENT
                   AND CAPITAL STRUCTURE OF THE RESULTING BANK

     On the Effective Date of the Reorganization:

     (a) The principal office of the Resulting Bank shall be located at 19 Jefferson Street, Newnan, Georgia 30263, or such other location where the Bank is located immediately prior to the Effective Date of the Reorganization.

     (b) The Charter and Bylaws of the Resulting Bank shall be the same as the Charter and Bylaws of the Bank as in effect immediately prior to the Effective Date of the Reorganization.

     (c) The directors and officers of the Resulting Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Resulting Bank shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Resulting Bank.

     (d) The Resulting Bank will distribute to the Holding Company all of the capital and surplus of Interim, so that the resulting capital structure of the Resulting Bank shall be identical to the capital structure of the Bank immediately prior to the Effective Date of the Reorganization.

The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect as that of the Resulting Bank.

                                    SECTION 4

                        EXISTENCE, RIGHTS, DUTIES, ASSETS
                      AND LIABILITIES OF THE RESULTING BANK

     (a) As of the Effective Date of the Reorganization, the existence of Interim as a separate entity shall cease, but its existence shall continue in the Resulting Bank.

     (b) As of the Effective Date of the Reorganization, the Resulting Bank shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of the Bank and Interim.

     (c) As of the Effective Date of the Reorganization, the Resulting Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible for federal savings banks under the OTS Regulations and as are provided for in the Federal Stock Charter of the Resulting Bank, and the Resulting Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Resulting Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (d) No liability of the Bank or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Resulting Bank may be substituted in place of the Bank or Interim.


                                    SECTION 5

             MANNER AND BASIS OF CONVERTING SHARES OF INTERIM STOCK

     The manner and basis of converting and exchanging the shares of Interim Stock into shares of Resulting Bank Stock shall be as follows:

     As soon as practicable after the Effective Date of the Reorganization, the Holding Company shall, upon presentation and surrender of a certificate representing all of the issued and outstanding shares of Interim Stock to the Bank, as exchange agent, be entitled to receive in exchange therefor a certificate or certificates representing all of the then outstanding shares of Resulting Bank Stock.

                                    SECTION 6

               MANNER AND BASIS OF CONVERTING SHARES OF BANK STOCK

     The manner and basis of converting shares of Bank Stock into shares of Holding Company Stock, excluding those shares of Bank Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the OTS Regulations (the "Dissenters' Rights Provisions"), shall be as follows:

     (a) EXCHANGE RATIO. Each share of Bank Stock outstanding immediately prior to the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into the right to receive one share of Holding Company Stock.

     (b) RIGHTS OF FORMER BANK SHAREHOLDERS. As of the Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of Bank Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing shares of Holding Company Stock in accordance with this Plan.

     (c) LETTER OF TRANSMITTAL. As soon as practicable after approval of the Reorganization by the Bank's shareholders, a letter of transmittal shall be mailed to each Bank shareholder as of the close of business on the date immediately preceding the Effective Date of the Reorganization. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Stock shall surrender such certificates to Newnan Savings Bank, FSB, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor a certificate representing an equivalent number of shares of Holding Company Stock, subject to the restrictions and conditions of this Plan.

     (d) FAILURE TO SURRENDER BANK STOCK CERTIFICATES. Until the former Bank shareholder surrenders his or her Bank Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank's usual procedures), the shareholder:

          (i) shall not be issued a certificate representing the shares of Holding Company Stock or the cash which such Bank Stock certificate may entitle the shareholder to receive;

          (ii) shall not have any voting rights in respect of the shares of Holding Company Stock which such Bank Stock certificate may entitle the shareholder to receive; and

          (iii) shall not be paid dividends or other distributions in respect of the shares of Holding Company Stock which such Bank Stock certificate may entitle the shareholder to receive; instead such dividends or distributions shall be retained, without interest, for the shareholder's account until surrender of such Bank Stock certificate.

     (e) CONVERSION OF STOCK OPTIONS. At the Effective Date of the Reorganization, all rights with respect to Bank Stock pursuant to stock options ("Bank Options") granted by the Bank, which are outstanding at the Effective Date of the Reorganization, whether or not exercisable, shall be converted into and become rights with respect to Holding Company Stock, and the Holding Company shall assume each Bank Option, in accordance with the terms of the stock option agreement by which it is evidenced. From and after the Effective Date of the Reorganization, (i) each Bank Option assumed by the Holding Company may be exercised solely for shares of Holding Company Stock, (ii) the number of shares of Holding Company Stock subject to such Bank Option shall be equal to the number of shares of Bank Stock subject to such Bank Option immediately prior to the Effective Date of the Reorganization, and (iii) the per share exercise price under each such Bank Option shall not be changed. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option."


                                    SECTION 7

                      ACQUISITION OF DISSENTERS' BANK STOCK

     Any shareholder of the Bank who fully complies with the Dissenters' Rights Provisions shall be paid an amount of cash (as determined under such Provisions) for his or her shares of Bank Stock by the Bank. Immediately upon the Bank's acquisition of any of Bank Stock from its shareholders pursuant to the Dissenters' Rights Provisions, the Holding Company shall acquire such shares from the Bank for the same price as shall have been paid by the Bank to the dissenting shareholders. The shares of Bank Stock so acquired by the Holding Company shall be cancelled.


                                    SECTION 8

                       REDEMPTION OF HOLDING COMPANY STOCK

     As soon as practicable after the Effective Date of the Reorganization, the Holding Company shall redeem any shares of Holding Company Stock which may have been issued prior to the Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Holding Company Stock shall consist solely of the shares to be issued by the Holding Company upon the conversion of shares of Bank Stock as provided herein.


                                    SECTION 9

                                 FURTHER ACTIONS

     From time to time, as and when requested by the Resulting Bank, or by its successors or assigns, Interim shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Resulting Bank, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Resulting Bank, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 4 hereof and otherwise to carry out the intent and purposes of this Plan.


                                   SECTION 10

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION

     This Plan is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan by the affirmative vote of the holders of at least a majority of the outstanding voting shares of the Bank and Interim;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan inadvisable and, in any event, shall not exceed 10% of the Bank's outstanding shares (or 144,312 as of the date of this Agreement);

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Resulting Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization;

     (d) The receipt by the Bank of a written opinion of special counsel to the Bank that for federal income tax purposes no gain or loss will be recognized by a Bank shareholder who exchanges his or her Bank Stock for Holding Company Stock, as provided by this Plan; and

     (e) At the time of mailing the proxy statement of the Bank to its shareholders in connection with the meeting at which the Reorganization is considered and thereafter through the Effective Date of the Reorganization, the Holding Company Stock to be received by Bank shareholders upon the conversion of their Bank Stock shall be the subject of an effective registration statement under the Securities Act of 1933, as amended.

     (f) Approval for the listing on the Nasdaq NMS of the shares of Holding Company Stock issuable pursuant to Section 6 of this Plan shall have been obtained.

                                   SECTION 11

                 ACQUISITION OF SOUTHSIDE FINANCIAL GROUP, INC.

     This Plan is subject to, and consummation of the reorganization herein provided for is conditioned upon, the simultaneous consummation of the transaction described in the Agreement and Plan of Merger dated November 2, 1995, by and among the Bank, the Holding Company, Southside Financial Group, Inc. ("Southside"), Citizens Bank & Trust of Fayette County and Interim Citizens Corporation (the "Acquisition").

     Upon consummation of the Acquisition, the Holding Company Articles of Incorporation will be amended to change its corporate title to "Southside Financial Group, Inc."

     The parties intend and shall use their reasonable best efforts to insure that the Reorganization and the Acquisition will be simultaneous transactions that together qualify for non-recognition treatment as transfers to a controlled corporation within the meaning of Section 351 of the Internal Revenue Code. To that end, the parties have agreed that neither one of the transactions shall be consummated until such time as all approvals required to consummate both transactions have been obtained. When such approvals have been obtained or when the Plan of Merger of Interim Citizens with and into Southside has been abandoned, the Certificates of Merger and other documents required to effectuate the merger of Interim Citizens with and into Southside (if such Plan of Merger has not been abandoned) and the Articles of Combination and such other documents required to effectuate the merger of Interim with and into the Bank shall be filed on the same day or as near in time so as to be considered simultaneous with the appropriate governmental and/or regulatory authorities.


                                   SECTION 12

                                   TERMINATION

     In the event that:

     (a) The number of shares of Bank Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

     (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

     (c) Any action, consent, approval, opinion, or ruling required to be provided by Section 10 of this Plan shall not have been obtained; or

     (d) The Acquisition as described in Section 11 of this Plan shall not be consummated; or

     (e) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Holding Company;

then this Plan may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other parties. Upon termination by written notice as provided by this Section 12, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, Interim, the Holding Company or their directors, officers, employees, agents or shareholders.


                                   SECTION 13

                                AMENDMENT; WAIVER

     (a) At any time before or after approval and adoption hereof by the respective shareholders of the Bank, Interim and the Holding Company, this Plan may be amended by agreement among the Bank, Interim and the Holding Company; provided, however, that after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to Section 6(a) and (b) hereof shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.


                                   SECTION 14

              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW

     This Plan is binding upon the parties hereto and upon their successors and assigns. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

     WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their bank and corporate seals to be affixed hereto all as of the day and year first above written.


                                        NEWNAN SAVINGS BANK, FSB


[BANK SEAL]                             By:  /s/ Tom Moat
                                             -------------------------------
                                             Tom Moat
                                             President
ATTEST:


/s/ Pauline S. Duncan
- -------------------------------
Pauline S. Duncan
Secretary

                                        INTERIM NEWNAN FSB


[INTERIM SEAL]                          By:  /s/ Tom Moat
                                             -------------------------------
                                             Tom Moat
                                             President

ATTEST:


/s/ Ellis A. Mansour
- -------------------------------
Ellis A. Mansour
Secretary

                                        NEWNAN HOLDINGS, INC.


[CORPORATE SEAL]                        By:  /s/ Tom Moat
                                             -------------------------------
                                             Tom Moat
                                             President

ATTEST:


/s/ Ellis A. Mansour
- -------------------------------
Ellis A. Mansour
Secretary

                                   APPENDIX B

                              ACQUISITION AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            NEWNAN SAVINGS BANK, FSB,

                             NEWNAN HOLDINGS, INC.,

                        SOUTHSIDE FINANCIAL GROUP, INC.,

                   CITIZENS BANK AND TRUST OF FAYETTE COUNTY,

                                       AND

                          INTERIM CITIZENS CORPORATION


                          DATED AS OF NOVEMBER 2, 1995

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Time and Place of Closing. . . . . . . . . . . . . . . . . . . . .   2
     1.3  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2
TERMS OF MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1  Articles of Incorporation. . . . . . . . . . . . . . . . . . . . .   2
     2.2  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Directors and Officers . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 3
MANNER OF CONVERTING SHARES. . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . .   3
     3.2  Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . .   4
     3.3  Shares Held by Southside or Holdings . . . . . . . . . . . . . . .   4
     3.4  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.5  Southside Stock Options. . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 4
EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.1  Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . . .   4
     4.2  Rights of Former Southside Shareholders. . . . . . . . . . . . . .   5

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE. . . . . . . . . . . . . . . . .   6
     5.1  Organization, Standing, and Power. . . . . . . . . . . . . . . . .   6
     5.2  Authority; No Breach by Agreement. . . . . . . . . . . . . . . . .   6
     5.3  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.4  Southside Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   8
     5.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   8
     5.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . .   9
     5.7  Absence of Certain Changes or Events . . . . . . . . . . . . . . .   9
     5.8  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.9  Allowance for Possible Loan Losses . . . . . . . . . . . . . . . .  10
     5.10 Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.11 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  11

                                                                            Page
                                                                            ----

     5.12 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  12
     5.13 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     5.14 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .  13
     5.15 Material Contracts . . . . . . . . . . . . . . . . . . . . . . . .  14
     5.16 Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .  15
     5.17 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     5.18 Statements True and Correct. . . . . . . . . . . . . . . . . . . .  15
     5.19 Accounting Tax and Regulatory Matters. . . . . . . . . . . . . . .  16
     5.20 Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . .  16
     5.21 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .  16
     5.22 Registration Obligations . . . . . . . . . . . . . . . . . . . . .  16
     5.23 Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND NEWNAN. . . . . . . . . . . .  17
     6.1  Organization, Standing, and Power. . . . . . . . . . . . . . . . .  18
     6.2  Authority; No Breach by Agreement. . . . . . . . . . . . . . . . .  18
     6.3  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     6.4  Newnan Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  20
     6.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  20
     6.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . .  21
     6.7  Absence of Certain Changes or Events . . . . . . . . . . . . . . .  21
     6.8  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     6.9  Allowance for Possible Loan Losses . . . . . . . . . . . . . . . .  22
     6.10 Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     6.11 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  23
     6.12 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  24
     6.13 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.14 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .  25
     6.15 Material Contracts . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.16 Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.17 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.18 Statements True and Correct. . . . . . . . . . . . . . . . . . . .  27
     6.19 Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . .  28
     6.20 Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . .  28
     7.1  Affirmative Covenants of Southside . . . . . . . . . . . . . . . .  28
     7.2  Negative Covenants of Southside. . . . . . . . . . . . . . . . . .  29
     7.3  Covenants of Holdings and Newnan . . . . . . . . . . . . . . . . .  31
     7.4  Adverse Changes in Condition . . . . . . . . . . . . . . . . . . .  31

                                                                            Page
                                                                            ----

     7.5  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 8
ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.1  Registration Statement; Proxy Statement; Shareholder Approval. . .  31
     8.2  Applications . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.3  Filings with State Offices . . . . . . . . . . . . . . . . . . . .  32
     8.4  Agreement as to Efforts to Consummate. . . . . . . . . . . . . . .  32
     8.5  Investigation and Confidentiality. . . . . . . . . . . . . . . . .  33
     8.6  Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     8.7  Certain Actions. . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.8  Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . .  34
     8.9  Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.10 Agreement of Affiliates. . . . . . . . . . . . . . . . . . . . . .  35
     8.11 Employee Benefits and Contracts. . . . . . . . . . . . . . . . . .  35
     8.12 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.13 Certain Modifications. . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE. . . . . . . . . . . . . .  37
     9.1  Conditions to Obligations of Each Party. . . . . . . . . . . . . .  37
     9.2  Conditions to Obligations of Holdings and Newnan . . . . . . . . .  38
     9.3  Conditions to Obligations of Southside . . . . . . . . . . . . . .  40
     9.4  Holdings Reorganization Agreement. . . . . . . . . . . . . . . . .  40

ARTICLE 10
TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     10.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     10.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .  43
     10.3 Non-Survival of Representations and Covenants. . . . . . . . . . .  43

ARTICLE 11
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     11.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     11.2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     11.3 Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . .  51
     11.4 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  51
     11.5 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     11.6 Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     11.7 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.8 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.9 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                                            Page
                                                                            ----

     11.10 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     11.11 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     11.12 Enforcement of Agreement. . . . . . . . . . . . . . . . . . . . .  53
     11.13 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     11.14 Previously Disclosed. . . . . . . . . . . . . . . . . . . . . . .  54

                                LIST OF EXHIBITS


EXHIBIT NUMBER      DESCRIPTION
- --------------      -----------
     1.             Form of agreement of affiliates of Southside.  (Section
                    8.10).

     2.             Form of Covenant Not to Compete and Indemnification
                    Agreement

     3.             Matters as to which Counsel for Southside will opine.
                    (Section 9.2(d)).

     4. Matters as to which Powell, Goldstein, Frazer & Murphy will opine. (Section 9.3(d)).

               "PREVIOUSLY DISCLOSED" REFERENCES

SECTION NUMBER      DESCRIPTION
- --------------      -----------
     5.3            Capital Stock (Southside)

     5.5            Financial Statements (Southside)

     5.10           Assets (Southside)

     5.14           Employee Benefit Plans (Southside)

     5.15           Material Contracts (Southside)

     6.3(c)         Capital Stock (Newnan)

     6.4            Financial Statements (Newnan)

     6.9            Assets (Newnan)

     6.13           Employee Benefit Plans (Newnan)

     6.14           Material Contracts (Newnan)

     7.2(d)(g)      Negative Covenants of Southside

     8.10           Agreement of Affiliates (Southside)

     8.11           Employee Benefits and Contracts (Newnan)

     11.1           Definitions

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 2nd day of November, 1995, by and among NEWNAN SAVINGS BANK, FSB ("Newnan"), a federal savings bank organized under the laws of the United States of America, NEWNAN HOLDINGS, INC. ("Holdings"), a corporation organized and existing under the laws of the State of Georgia, SOUTHSIDE FINANCIAL GROUP, INC. ("Southside"), a corporation organized and existing under the laws of the State of Georgia, CITIZENS BANK AND TRUST OF FAYETTE COUNTY, a bank organized and existing under the laws of the State of Georgia, and INTERIM CITIZENS CORPORATION ("Interim Citizens"), a corporation organized and existing under the laws of the State of Georgia.


                                    PREAMBLE

     The Boards of Directors of Newnan, Holdings, Southside, Citizens and Interim Citizens are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of Southside with Holdings pursuant to the merger of Southside with and into Interim Citizens. At the effective time of such merger, the outstanding shares of the capital stock of Southside shall be converted into the right to receive either cash or, in limited circumstances as described herein, shares of the common stock of Holdings. Concurrently with the merger of Southside into Holdings, Holdings will acquire Newnan by means of merging Interim Newnan Corporation ("Interim Newnan") with and into Newnan pursuant to a Plan of Reorganization by and among Holdings, Newnan and Interim Newnan (the "Holdings Reorganization Agreement"). The transactions described in this Agreement are subject to the approvals of the shareholders of Newnan and Southside, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the Office of Thrift Supervision, and the satisfaction of certain other conditions described in this Agreement.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Southside shall be merged with and into Interim Citizens in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Interim Citizens shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Newnan, Southside, Interim Citizens and Holdings.

     1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a. m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of Newnan, Holdings, Interim Citizens and Southside approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officers of each Party.


                                    ARTICLE 2
                                 TERMS OF MERGER

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Holdings in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed; provided, that the Articles of Incorporation may be amended at the Effective Time to change the name of Holdings to "Southside Financial Group, Inc."

     2.2 BYLAWS. The Bylaws of Holdings in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3 DIRECTORS AND OFFICERS. The directors of Holdings in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Holdings in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of Holdings from and after the Effective Time in accordance with the Bylaws of Holdings.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

          (a) Except as provided in the Holdings Reorganization Agreement, each share of Holdings Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Southside Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Merger Consideration. The Merger Consideration shall be cash in the amount of $41.00 per share of Southside Common Stock, except that at the election of certain holders of the shares of Southside Common Stock described in Section 3.1(c), the Merger Consideration may also include shares of Holdings Common Stock.

          (c) Any holder of Southside Common Stock who Owns or Controls (as described in Section 11.1 hereof) 5,000 or more shares of said stock may elect (not later than the adjournment of the special meeting referred to in Section
8.1 hereof), to receive up to but not more than fifty percent of his or her Merger Consideration in the form of shares of Holdings Common Stock as provided in Section 3.1(d) hereof.

          (d) At the Effective Time, each share of Southside Common Stock which is to be converted into Holdings Common Stock pursuant to Section 3.1(c) shall be converted into the number of shares, or such fractions of a share (subject to Section 3.4 hereof) of Holdings Common Stock which shall be equal to $41 divided by the Market Value (the "Exchange Ratio"), subject to adjustment as hereinafter provided; however, the aggregate number of shares of Holdings Common Stock that Holdings shall issue in the Merger shall not exceed 145,000 shares. The Market Value shall represent the per share market value of the Newnan Common Stock at the Effective Time and shall be determined by calculating the average of the closing prices (or, if there are no reported trades, the average of the closing bid and asked prices) of the Newnan Common Stock as reported on the Nasdaq NMS on each of the twenty (20) trading days ending on the fifth (5th) trading day immediately preceding the Effective Time, provided that, for purposes of calculating the Exchange Ratio in this Section 3.1(d), the Market Value shall not be less than $15.50 per share nor greater than $20 per share. Thus, as an illustration only, and subject to the maximum number of shares that shall be issued, if the Market Value is

$22, then the Exchange Ratio will be 2.05 and each one share of Southside Common Stock shall be converted into 2.05 shares of Holdings Common Stock (i.e., $41 divided by 20 [the maximum Market Value hereunder]), and a shareholder of Southside converting 100 shares of Southside Common Stock would receive in the aggregate 205 shares of Holdings Common Stock. To the extent that this calculation results in fractional shares, such fractional shares shall be converted into cash equal to $41 multiplied by the fractional share as provided in Section 3.4. The shares of Holdings Common Stock to be issued pursuant to
Section 3.1(c) shall be pro-rated if the total number of shares shall exceed 145,000 shares, with the balance being payable in cash pursuant to Section 3.1(b).

     3.2 ANTI-DILUTION PROVISIONS. In the event Southside changes the number of shares of Southside Common Stock or Holdings Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration per Share shall be proportionately adjusted.

     3.3 SHARES HELD BY SOUTHSIDE OR HOLDINGS. Each of the shares of Southside Common Stock held by any Southside Company or by any Holdings Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Southside Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Holdings Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Holdings Common Stock multiplied by $41 per share. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.5 SOUTHSIDE STOCK OPTIONS. At or prior to the Effective Time, Southside shall cause all options to purchase Southside Common Stock pursuant to stock options ("Southside Options") granted by Southside under the Southside Stock Plans to have been exercised and shares of Southside Common Stock shall have been duly issued.


                                    ARTICLE 4
                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Unless the parties otherwise agree, promptly after the Effective Time, Holdings shall cause the agent selected by it (the "Exchange Agent") to mail to the former shareholders of Southside appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Southside Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of Southside Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Holdings and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Southside Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Holdings Common Stock to which such holder may be otherwise entitled (without interest). The Exchange Agent shall not be obligated to deliver the consideration to which any former holder of Southside Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Southside Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Southside Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, Holdings shall not be liable to a holder of Southside Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER SOUTHSIDE SHAREHOLDERS. At the Effective Time, the stock transfer books of Southside shall be closed as to holders of Southside Common Stock immediately prior to the Effective Time and no transfer of Southside Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Southside Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Southside who receive shares of Holdings Common Stock pursuant to Section 3.1(c) of this Agreement shall be entitled to vote after the Effective Time at any meeting of Holdings shareholders the number of whole shares of Holdings Common Stock into which their respective shares of Southside Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Southside Common Stock for certificates representing Holdings Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Holdings on the Holdings Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Holdings Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Southside Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Southside Common Stock certificate, both the Holdings Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE

     Southside hereby jointly and severally represent and warrant to Holdings, Newnan and Interim Citizens as follows:

     5.1 ORGANIZATION, STANDING, AND POWER. Southside is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Southside is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. Southside is duly registered as a bank holding company with the Federal Reserve Board and the Georgia Department of Banking and Finance.

     5.2  AUTHORITY; NO BREACH BY AGREEMENT.

          (a) Southside has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Southside, subject to the approval of this Agreement by the holders of a majority of the outstanding Southside Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Southside, enforceable against Southside in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Southside, nor the consummation by Southside of the transactions contemplated hereby, nor compliance by Southside with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Southside's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Southside Company under, any Contract or Permit of any Southside Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Southside Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Southside of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.

          (a) The authorized capital stock of Southside consists of 5,000,000 shares of Southside Common Stock, of which 369,607 shares are issued and outstanding as of the date of this Agreement and not more than 401,382 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Southside are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Southside has been issued in violation of any preemptive rights of the current or past shareholders of Southside. Southside has reserved 31,775 shares of Southside Common Stock for issuance under the Southside Stock Plans, pursuant to which options to purchase 31,775 shares of Southside Common Stock are outstanding as of the date of this Agreement. All outstanding Southside Options shall be exercised on or prior to the Effective Time.

          (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of Southside outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Southside or contracts, commitments, understandings, or arrangements by which Southside is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     5.4 SOUTHSIDE SUBSIDIARIES. Citizens Bank & Trust of Fayette County ("Citizens") is the only subsidiary of Southside as of the date of this Agreement and will be the only subsidiary of Southside at the Effective Time. Southside owns all of the issued and outstanding shares of capital stock of Citizens. No equity securities of Citizens are or may become required to be issued (other than to Southside) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Citizens, and there are no Contracts by which Citizens is bound to issue (other than to Southside) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any Southside Company is or may be bound to transfer any shares of the capital stock of Citizens (other than to Southside). There are no Contracts relating to the rights of any Southside Company to vote or to dispose of any shares of the capital stock of Citizens. All of the shares of capital stock of Citizens held by Southside are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which Citizens is organized and are owned by Southside free and clear of any Lien. Citizens is a bank that is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized. Citizens has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted, and Citizens is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. Citizens is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     5.5 FINANCIAL STATEMENTS. Southside has Previously Disclosed, and delivered to Holdings and Newnan prior to the execution of this Agreement copies of all Southside Financial Statements for periods ended prior to the date hereof and will deliver to Holdings copies of all Southside Financial Statements prepared subsequent to the date hereof. The Southside Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Southside Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Southside Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Southside Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Southside Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside except Liabilities which are accrued or reserved against in the consolidated balance sheets of Southside as of December 31, 1994 and September 30, 1995, included in the Southside Financial Statements or reflected in the notes thereto. No Southside Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

     5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1994,
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, and (b) the Southside Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Southside provided in Article Seven of this Agreement.

     5.8  TAX MATTERS.

          (a) All Tax returns required to be filed by or on behalf of any of the Southside Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Southside and all returns filed are complete and accurate to the Knowledge of Southside. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, refund Litigation, or other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Southside, except as reserved against in the Southside Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the Southside Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Southside Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (c) Adequate provision for any Taxes due or to become due for any of the Southside Companies for the period or periods through and including the date of the respective Southside Financial Statements has been made and is reflected on such Southside Financial Statements.

          (d) Deferred Taxes of the Southside Companies have been provided for in accordance with GAAP.

          (e) Each of the Southside Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (f) Effective January 1, 1993, Southside adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Southside included in the most recent Southside Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Southside included in the Southside Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Southside Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Southside Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Southside.

     5.10 ASSETS. Except as Previously Disclosed or as disclosed or reserved against in the Southside Financial Statements, the Southside Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Southside Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Southside's past practices. All Assets which are material to Southside's business on a consolidated basis, held under leases or subleases by any of the Southside Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Southside Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Southside Companies is a named insured are reasonably sufficient. The Assets of the Southside Companies include all assets required to operate the business of the Southside Companies as presently conducted.

     5.11 ENVIRONMENTAL MATTERS.

          (a) To the Knowledge of Southside, each Southside Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (b) There is no Litigation pending or, to the Knowledge of Southside, threatened before any court, governmental agency or authority or other forum in which any Southside Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Southside Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (c) There is no Litigation pending or, to the Knowledge of Southside, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Southside Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (d) To the Knowledge of Southside, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (e) During the period of (i) any Southside Company's ownership or operation of any of their respective current properties, (ii) any Southside Company's participation in the management of any Participation Facility, or
(iii) any Southside Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. Prior to the period of
(i) any Southside Company's ownership or operation of any of their respective current properties, (ii) any Southside Company's participation in the management of any Participation Facility, or (iii) any Southside Company's holding of a security interest in a Loan Property, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

     5.12 COMPLIANCE WITH LAWS. Southside is duly registered as a bank holding company under the BHC Act. Each Southside Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. No Southside Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Southside Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, or (iii) requiring any Southside Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 LABOR RELATIONS. No Southside Company is the subject of any Litigation asserting that it or any other Southside Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Southside Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Southside Company, pending or threatened, or to its Knowledge, is there any activity involving any

Southside Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 EMPLOYEE BENEFIT PLANS.

          (a) Southside has Previously Disclosed, and delivered or made available to Holdings prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Southside Company or Affiliate thereof for the benefit of employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors independent contractors, or other beneficiaries are eligible to participate (collectively, the "Southside Benefit Plans"). Any of the Southside Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Southside Pension Plan." No Southside Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Southside Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. No Southside Company nor, to the Knowledge of Southside, any other party has engaged in a transaction with respect to any Southside Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Southside Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (c) Neither Southside nor any entity which is considered one employer with Southside under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of Southside") maintains or has ever maintained a Southside Pension Plan.

          (d) No Southside Company has any obligations for retiree health and life benefits under any of the Southside Benefit Plans and there are no restrictions on the rights of such Southside Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Southside.

          (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Southside Company from any Southside Company under any Southside Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Southside Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (f) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Southside Company and their respective beneficiaries have been fully reflected on the Southside Financial Statements to the extent required by and in accordance with GAAP.

          (g) Southside and each ERISA Affiliate of Southside has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (h) Neither Southside nor any ERISA Affiliate of Southside is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (i) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Southside Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Southside Benefit Plan or against the assets of any Southside Benefit Plan.

     5.15 MATERIAL CONTRACTS. Except as Previously Disclosed or otherwise reflected in the Southside Financial Statements, none of the Southside Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Southside Company or the guarantee by any Southside Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Southside Companies, or (d) any other material contract. None of the Southside Companies is in Default under any Southside Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside. All of the indebtedness of any

Southside Company for money borrowed is prepayable at any time by such Southside Company without penalty or premium.

     5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Southside, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Southside Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Southside Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

     5.17 REPORTS. Since December 31, 1990, each Southside Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) applicable Regulatory Authorities and (b) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Southside's Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, other writing or other information furnished or to be furnished by any Southside Company or any Affiliate thereof to Holdings or Newnan pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Southside Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Holdings with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Southside Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southside's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Southside Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southside, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Southside Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 ACCOUNTING TAX AND REGULATORY MATTERS. No Southside Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that would prevent the transactions contemplated hereby from qualifying, as to Newnan and Holdings, as a reorganization within the meaning of
Section 368 of the Code, or that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Southside, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition of the type described in the second sentence of such Section 9.1(b).

     5.20 CHARTER PROVISIONS. Each Southside Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Southside Company or restrict or impair the ability of Holdings to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southside Company that may be acquired or controlled by it.

     5.21 INTELLECTUAL PROPERTY. Southside and each of the Southside Subsidiaries own or possess valid and binding license and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Southside nor any Southside Subsidiary has received any notice of conflict with respect thereto that asserts the right of others. Southside and each Southside Subsidiary have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any material contract, agreement, arrangement or commitment relating to any of the foregoing.

     5.22 REGISTRATION OBLIGATIONS. Except as Previously Disclosed to Newnan, neither Southside nor any of its Subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger by reason of any Agreement to register any of its securities under the 1933 Act.

     5.23 LOANS. Southside has Previously Disclosed a true, correct and complete listing, by account or other identifying number, of (i) all loans in excess of $100,000 of Southside or any of the Southside Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Southside or any of the Southside Subsidiaries in excess of $100,000 which have been terminated by Southside or any of the Southside Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $100,000 as to which Southside or any of the Southside Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $100,000, all notification letters and other written communications from Southside or any of the Southside Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Southside or any of the Southside Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults;
(v) each borrower, customer, or other party which has notified Southside or any of the Southside Subsidiaries during the past twelve months of, or has asserted against Southside or any of the Southside Subsidiaries, in writing, any "lender liability" or similar claim, and to the best knowledge of Southside, each borrower, customer or other party which has given Southside or any of the Southside Subsidiaries any oral notification of, or which has orally asserted against Southside or any of the Southside Subsidiaries, any such claim; (vi) all loans in excess of $25,000 (A) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "substandard," "doubtful" or "loss," or the equivalent thereof, by any Regulatory Authority, (D) for which a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than ninety (90) days past due, (F) for which the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (f) where a specific reserve allocation exists in connection thereto; and (vii) all loans or debts payable or owing by any executive officer or director of Southside or any of the Southside Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.


                                    ARTICLE 6
              REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND NEWNAN

     Holdings and Newnan hereby jointly and severally represent and warrant to Southside as follows:

     6.1  ORGANIZATION, STANDING, AND POWER.

          (a) Holdings is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia. Holdings has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Holdings is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings.

          (b) Newnan is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Newnan has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Newnan is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Newnan.

     6.2  AUTHORITY; NO BREACH BY AGREEMENT.

          (a) Holdings and Newnan have the corporate power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger and the Reorganization, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Holdings and Newnan. This Agreement represents a legal, valid and binding obligation of Holdings and Newnan, enforceable against Holdings and Newnan in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Holdings and Newnan, nor the consummation by Holdings and Newnan of the transactions contemplated hereby, nor compliance by Holdings with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Holdings's Articles of Incorporation or Bylaws or Newnan's Charter or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Holdings Company under, any Contract or Permit of any Holdings Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Holdings Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Holdings or Newnan of the Merger, by Newnan of the Reorganization and the other transactions contemplated in this Agreement.

     6.3  CAPITAL STOCK.

          (a) The authorized capital stock of Holdings consists of (i) 8,000,000 shares of Holdings Common Stock. On the date of this Agreement, there was one share of Holdings Common Stock issued and outstanding. All of the issued and outstanding shares of Holdings Capital Stock are, and all of the shares of Holdings Common Stock to be issued in exchange for shares of Southside Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Holdings Capital Stock has been, and none of the shares of Holdings Common Stock to be issued in exchange for shares of Southside Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Holdings.

          (b) The authorized capital stock of Newnan consists of (i) 8,000,000 shares of Newnan Common Stock and (ii) 2,000,000 shares of Newnan Preferred Stock. On the date of this Agreement, there were 1,445,756 shares of Newnan Common Stock (and no shares of Preferred Stock) issued and outstanding. All of the issued and outstanding shares of Newnan Capital Stock are, and all of the shares of Newnan Common Stock to be issued in exchange for shares of Holdings Common Stock upon consummation of the Holdings Reorganization Agreement, when issued in accordance with the terms of Holdings Reorganization Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Newnan Capital Stock has been issued in violation of any preemptive rights of the current or past shareholders of Newnan. Newnan has reserved 326,500 shares of Newnan Common Stock for issuance under the Newnan Stock Plans, pursuant to which options to purchase not more than 218,169 shares of Newnan Common Stock are outstanding as of the date of this Agreement.

          (c) Except as set forth in Sections 6.3(a) and (b) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of Holdings or Newnan outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Holdings or Newnan or contracts, commitments, understandings, or arrangements by which Holdings or Newnan is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

          6.4 NEWNAN SUBSIDIARIES. Except as previously disclosed, Newnan has no Subsidiaries as of the date of this Agreement and at the Effective Time. Newnan owns all of the issued and outstanding shares of capital stock of the Newnan Subsidiaries. No equity securities of any Newnan Subsidiary are or may become required to be issued (other than to Newnan), by reason of any options, warrants, script, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Newnan Subsidiaries, and there are no Contracts by which any Subsidiary is bound to issue (other than to Newnan) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock by which Newnan or any Newnan Subsidiary is or may be bound to transfer any shares of capital stock of such Newnan Subsidiary (other than to Newnan). There are no contracts relating to the rights of any Newnan Subsidiary to vote or dispose of any shares of the capital stock of such Newnan Subsidiary. All of the shares of each Newnan Subsidiary held by Newnan are fully paid and nonassessable under the applicable Corporation Law of the jurisdiction in which such Newnan Subsidiary is organized and are owned by Newnan free and clear of any Lien. Each such Newnan Subsidiary is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets to carry on its business as now conducted, and each Newnan Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Newnan.

     6.5 FINANCIAL STATEMENTS. Newnan has Previously Disclosed and delivered to Southside prior to the execution of this Agreement copies of all Newnan Financial Statements for periods ended prior to the date hereof and will deliver to Southside copies of all Holdings and Newnan Financial Statements prepared subsequent to the date hereof. The Holdings and Newnan Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Holdings Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Holdings Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Holdings Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     6.6  ABSENCE OF UNDISCLOSED LIABILITIES.   No Holdings Company has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Newnan as of September 30, 1995 and March 31, 1995, included in the Newnan Financial Statements or reflected in the notes thereto. No Holdings Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1995, except as disclosed in SEC Documents filed by Newnan prior to the date of this Agreement,
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, and (b) the Holdings Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Holdings or Newnan provided in Article Seven of this Agreement.

     6.8  TAX MATTERS.

          (a) All Tax returns required to be filed by or on behalf of any of the Holdings Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before March 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Holdings or Newnan, and all returns filed are complete and accurate to the Knowledge of Holdings and Newnan. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, refund Litigation, or other matter in controversy with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, except as reserved against in the Newnan Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the Holdings Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Holdings Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (c) Adequate provision for any Taxes due or to become due for any of the Holdings Companies for the period or periods through and including the date of the respective Newnan Financial Statements has been made and is reflected on such Newnan Financial Statements.

          (d) Deferred Taxes of the Holdings Companies have been provided for in accordance with GAAP.

          (e) Effective April 1, 1993, Newnan adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of Newnan included in the most recent Newnan Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Newnan included in the Newnan Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Holdings Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Holdings Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Holdings or Newnan.

     6.10 ASSETS. Except as Previously Disclosed or as disclosed or reserved against in the Newnan Financial Statements, the Holdings Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Holdings Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Newnan's past practices. All Assets which are material to Holdings's or Newnan's business on a consolidated basis, held under leases or subleases by any of the Holdings Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Holdings Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Holdings Companies is a named insured are reasonably sufficient. The Assets of the Holdings Companies include all assets required to operate the business of the Holdings Companies as presently conducted.

     6.11 ENVIRONMENTAL MATTERS.

          (a) To the Knowledge of Holdings and Newnan, each Holdings Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (b) There is no Litigation pending or, to the knowledge of Holdings and Newnan, threatened before any court, governmental agency or authority or other forum in which any Holdings Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant
(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Holdings Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (c) There is no Litigation pending or, to the knowledge of Holdings and Newnan, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Holdings Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (d) To the Knowledge of Holdings or Newnan, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (e) During the period of (i) any Holdings Company's ownership or operation of any of their respective current properties, (ii) any Holdings Company's participation in the management of any Participation Facility, or
(iii) any Holdings Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan. Prior to the period of (i) any Holdings Company's ownership or operation of any of their respective current properties, (ii) any Holdings Company's participation in the management of any Participation Facility, or
(iii) any Holdings Company's holding of a security interest in a Loan Property, to the Knowledge of Holdings or Newnan, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

     6.12 COMPLIANCE WITH LAWS. Each Holdings Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan. No Holdings Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Holdings Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan, or (iii) requiring any Holdings Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.13 LABOR RELATIONS. No Holdings Company is the subject of any Litigation asserting that it or any other Holdings Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Holdings Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Holdings Company, pending or threatened, or to its Knowledge, is there any activity involving any Holdings

Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.14 EMPLOYEE BENEFIT PLANS.

          (a) Holdings and Newnan have Previously Disclosed and delivered or made available to Southside prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Holdings Company or Affiliate thereof for the benefit of employees, retirees, former employees, dependents, spouses, directors., independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses. directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Holdings Benefit Plans"). Any of the Holdings Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Holdings Pension Plan." No Holdings Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Holdings Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan. Each Holdings ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Holdings or Newnan are not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Holdings or Newnan, no Holdings Company nor any other party has engaged in a transaction with respect to any Holdings Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Holdings Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (c) Except as Previously Disclosed, Neither Holdings, Newnan nor any entity which is considered one employer with Holdings or Newnan under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of Holdings or Newnan") maintains or has ever maintained a "defined benefit plan," as defined in Section 414(j) of the Internal Revenue Code.

          (d) Except as Previously Disclosed, (i) no Holdings Company has any obligations for retiree health and life benefits under any of the Holdings Benefit Plans and (ii) there are no restrictions on the rights of such Holdings Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Holdings or Newnan.

          (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Holdings Company from any Holdings Company under any Holdings Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Holdings Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (f) Holdings, Newnan and each ERISA Affiliate of Holdings or Newnan have complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (g) Neither Holdings, Newnan nor any ERISA Affiliate of Holdings or Newnan is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (h) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Holdings Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Holdings Benefit Plan or against the assets of any Holdings Benefit Plan.

     6.15 MATERIAL CONTRACTS. Except as Previously Disclosed or otherwise reflected in the Newnan Financial Statements, none of the Holdings Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Holdings Company or the guarantee by any Holdings Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Holdings Companies, and (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Newnan with the OTS as of the date of this Agreement that has not been filed as an exhibit to Newnan's Form 10-K filed for the fiscal year ended March 31, 1995, or in an SEC Document and identified by Holdings or Newnan (together with all Contracts referred to in Sections 6.9 and 6.13(a) of this Agreement, the "Holdings Contracts"). None of the Holdings Companies is in Default under any Holdings Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan. All of the indebtedness of any Holdings Company for money borrowed is prepayable at any time by such Holdings Company without penalty or premium.

     6.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Holdings or Newnan, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Holdings Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings. nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Holdings Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

     6.17 REPORTS. Since September 30, 1995, each Holdings Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the OTS or the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Holdings's or Newnan's Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, other writing or other information furnished or to be furnished by any Holdings Company or any Affiliate thereof to Southside pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Holdings Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Holdings with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Holdings Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southside's shareholders in connection with the

Shareholders' Meeting, and any other documents to be filed by any Holdings Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southside, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.
All documents that any Holdings Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Holdings Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Holdings or Newnan, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     6.20 CHARTER PROVISIONS. Each Holdings Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Holdings Company or restrict or impair the ability of any Southside shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Holdings Common Stock that may be acquired or controlled by it.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF SOUTHSIDE. Unless the prior written consent of Holdings shall have been obtained, and except as otherwise contemplated herein, Southside shall, and shall cause Citizens: (a) to operate its business in the usual, regular and ordinary course consistent with past practice; (b) to preserve intact its business organization, employees, and advantageous business relationships and to retain the services of its officers and key employees (other than Jack Bowdoin, who has submitted his resignation) and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any

Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF SOUTHSIDE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Southside covenants and agrees that it will not do or agree or commit to do, or permit Citizens to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Holdings, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Southside Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Southside Company to another Southside Company) in excess of an aggregate of $100,000 (for the Southside Companies on a consolidated basis) except in the ordinary course of the business of Citizens consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any Southside Company of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Southside Company, or declare or pay any dividend or make any other distribution in respect of Southside's capital stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereto, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Southside Common Stock or any other capital stock of any Southside Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any Southside Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Southside Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of Citizens (unless any such shares of stock are sold or otherwise transferred to Southside) or
     (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business of Citizens for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or
     (ii) acquisitions of control by Citizens in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Southside Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement as Previously Disclosed; enter into or amend any severance agreements with officers of any Southside Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Southside Company except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between any Southside Company and any Person (unless such amendment is required by Law) that the Southside Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Southside Company or make any material change in or to any existing employee benefit plans of any Southside Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Southside Company for money damages in excess of $50,000 or material restrictions upon the operations of any Southside Company; or

          (l) except in the ordinary course of the business of Citizens, purchase, acquire, lease or agree to purchase, acquire or lease any Asset having a value of more than $25,000 [except for the purchase of a future branch site in Fayette Pavilion for approximately $325,000]; or

          (m) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3 COVENANTS OF HOLDINGS AND NEWNAN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Holdings and Newnan covenant and agree that they shall continue to conduct their business and the business of their Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Holdings Common Stock and the business prospects of the Holdings Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Holdings Companies' core businesses and goodwill with their respective employees and the communities they serve.

     7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, Holdings shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Holdings Common Stock upon consummation of the Reorganization and Merger and upon consummation of the Holdings Reorganization Agreement. Southside shall furnish all information concerning it and the holders of its capital stock as Holdings may reasonably request in connection with such action. Southside shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) Holdings, on behalf of Southside, shall prepare and file with the SEC a Proxy Statement (which shall be included in the Registration Statement) and mail it to Southside's shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of Southside shall recommend (subject to compliance with their fiduciary duties as advised in writing by counsel) to their shareholders the approval of this Agreement, (d) the Board of Directors and officers of Southside shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel), and (e) the members of the Board of Directors of Southside shall vote all of their shares of Southside Common Stock in favor of approval of this Agreement.

     8.2 APPLICATIONS. Holdings shall promptly prepare and file, and Southside shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement and the Holdings Reorganization Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Holdings shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger and the Holdings Reorganization Agreement at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Holdings in connection with the Holdings Common Stock to be issued in the Reorganization and Merger or a resolicitation of proxies as a consequence of an acquisition agreement by Holdings or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.5  INVESTIGATION AND CONFIDENTIALITY.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party. Each Party shall promptly notify the others in writing of any matter which is or has the reasonable potential to be material.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.6 PRESS RELEASES. Prior to the Effective Time, the Parties shall consult with each other and agree as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Southside Company nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any Southside Company shall directly or indirectly (including, without limitation, through its officers, directors, employees or other representatives) solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Southside's Board of Directors as advised by counsel, no Southside Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Southside may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Southside shall promptly notify Holdings orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Southside shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.8 ACCOUNTING AND TAX TREATMENT. The parties intend, and shall use their reasonable best efforts to insure, that the exchanges of Southside Common Stock for cash and Holdings Common Stock in connection with the merger of Interim Citizens with and into Southside and of Newnan Common Stock for Holdings Common Stock in connection with the merger of Interim Newnan with and into Newnan will be simultaneous exchanges that together qualify for non-recognition treatment as transfers to a controlled corporation within the meaning of Section 351 of the Internal Revenue Code. To that end, the parties agree that neither one of the mergers shall be consummated until such time as all approvals required to consummate both mergers have been obtained. When such approvals have been obtained, or when the plan of merger of Interim Citizens with and into Southside has been abandoned, the certificates of merger and other documents required to effectuate the merger of Interim Newnan with and into Newnan and Interim Citizens with and into Southside (if such plan of merger has not been abandoned) shall be filed on the same day, or as near in time so as to be considered simultaneous, with the appropriate governmental and/or regulatory authorities.

     8.9 CHARTER PROVISIONS. Each Southside Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Southside Company or restrict or impair the ability of Holdings to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southside Company that may be acquired or controlled by it. Each Holdings Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Holdings Company or restrict or impair the ability of any Southside shareholder to vote, or otherwise exercise the rights of a shareholder with respect to, shares of Holdings Common Stock that may be acquired or controlled by it.

     8.10 AGREEMENT OF AFFILIATES. Southside has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of Southside for purposes of Rule 145 under the 1933 Act. Southside shall use its best efforts to cause each such Person who will receive shares of Holdings Common Stock pursuant to
Section 3.1(c) hereof to deliver to Holdings not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of EXHIBIT 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Southside Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Holdings Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Holdings shall be entitled to place restrictive legends upon certificates for shares of Holdings Common Stock issued to affiliates of Southside pursuant to this Agreement to enforce the provisions of this Section 8.10). Holdings shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Holdings Common Stock by such affiliates.

     8.11 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Holdings shall provide generally to officers and employees of the Southside Companies who continue employment with the Southside Companies following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Holdings Companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the Southside Companies prior to the Effective Time shall be treated as service with a Holdings Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Southside Benefit Plan of the same type immediately prior to the Effective Time. Holdings also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to Holdings between any Southside Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Southside Benefit Plans.

     8.12 INDEMNIFICATION.

          (a) Holdings shall use reasonable efforts to obtain a directors' and officers' liability insurance policy covering persons who are Directors and officers of Citizens at the date hereof currently covered for a period of three years after the Effective Time on terms no less favorable than those in effect on the date hereof, provided that Holdings shall not be obligated to make annual premium payments in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Southside's directors and officers, 150% of the annual premium payments on Southside's current policy in effect as of the date of this Agreement.

          (b) For a period of six years after the Effective Time, if Holdings fails to maintain the coverage under paragraph (a) of this Section 8.12, Holdings shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Southside Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Southside's Articles of Incorporation and Bylaws as in effect on the date hereof including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Holdings is required to effectuate any indemnification, Holdings shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Holdings and the Indemnified Party.

          (c) Any Indemnified Party wishing to claim indemnification under paragraph (b), upon learning of any such Liability or Litigation, shall promptly notify Holdings thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Holdings shall have the right to assume the defense thereof and Holdings shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Holdings elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Holdings and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Holdings shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Holdings shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) Holdings shall not be liable for any settlement effected without its prior written consent; and provided further that Holdings shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (d) If Holdings or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Holdings shall assume the obligations set forth in this Section 8.12.

     8.13 CERTAIN MODIFICATIONS. Holdings, Southside and Citizens shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Citizens shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Holdings, Southside and Citizens also shall consult with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and the Plan of Merger, and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.13.


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) SHAREHOLDER APPROVAL. The shareholders of Southside and Newnan shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

          (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Holdings Common Stock issuable pursuant to the Merger shall have been received.

          (f) REGISTRATION. The shares of Holdings Common Stock issuable pursuant to Section 3.1(c) of this Agreement shall have been approved for listing on the Nasdaq NMS.


     9.2 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND NEWNAN. The obligations of Holdings and Newnan to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Holdings and Newnan pursuant to
Section 11.6(a) of this Agreement:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Southside set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southside.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Southside to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. Southside shall have delivered to Holdings (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Southside's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Holdings and its counsel shall request.

          (d) OPINION OF COUNSEL. Southside shall have delivered to Holdings an opinion of Murphy & Sams, counsel to Southside, dated as of the Closing Date, in substantially the form of EXHIBIT 3 hereto.

          (e) AFFILIATES AGREEMENTS. Holdings shall have received from each affiliate of Southside the affiliates letter referred to in Section 8.10 hereof.

          (f) DISSENTING SHARES. The aggregate number of shares of Southside Common Stock dissenting to the Merger shall not exceed ten (10%) percent of the outstanding shares of Southside Common Stock unless Holdings, in its sole discretion, shall agree to a larger number.

          (g) COVENANTS NOT TO COMPETE. The members of the Board of Directors of Southside and Gary P. McGaha shall have executed and delivered covenants not to compete in the form attached as Exhibit 2.

          (h) TERMINATION OF OPTIONS. The holders of the Southside Stock Options shall have exercised or terminated such options.

     9.3 CONDITIONS TO OBLIGATIONS OF SOUTHSIDE. The obligations of Southside to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Southside pursuant to Section 11.6(b) of this Agreement:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings and Newnan set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holdings or Newnan.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Holdings or Newnan to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. Holdings and Newnan shall have delivered to Southside (i) a certificate, dated as of the Effective Time and signed on their behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Holdings's and Newnan's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southside and its counsel shall request.

          (d) OPINION OF COUNSEL. Holdings and Newnan shall have delivered to Southside an opinion of Glover & Davis, counsel to Holdings and Newnan, dated as of the Closing Date, in substantially the form of EXHIBIT 3 hereto.

     9.4 HOLDINGS REORGANIZATION AGREEMENT. Contemporaneously with the execution of this Agreement, Holdings, Newnan, and Interim Newnan Corporation will enter into the Holdings Reorganization Agreement pursuant to which Newnan shall become a wholly owned subsidiary of Holdings by virtue of merging Newnan and Interim Newnan.

          (a) OBLIGATION OF NEWNAN. Newnan and the undersigned individual members of the Board of Directors of Newnan hereby agree to use their best efforts to cause the Holdings Reorganization Agreement to be duly approved by the shareholders of Newnan and by all applicable regulatory authorities, and to cause consummation of the transactions contemplated by the Holdings Reorganization Agreement. Upon consummation thereof, contemporaneously with consummation of this Agreement, each outstanding share of Newnan Common Stock shall be converted into one share of Holdings Common Stock.

          (b) ALTERNATE TRANSACTION. Newnan may at any time change the method of effecting the acquisition of Southside if and to the extent it deems such change to be desirable; provided, however, that no such change shall
     (i) alter or change the amount or kind of consideration to be issued to the holders of Southside Common Stock as provided in this Agreement or
     (ii) materially impede or delay receipt of any regulatory approval or the consummation of the transactions contemplated by the Agreement. Specifically, and not in limitation of the foregoing, to the extent that the Board of Directors of Southside or Newnan, acting in reasonable good faith, determines that the formation of Holdings pursuant to the Holdings Reorganization Agreement and the acquisition by Holdings of Southside pursuant hereto cannot be reasonably accomplished on or before June 30, 1996, this transaction shall be restructured so that Newnan shall be merged into and with an Interim Subsidiary of Southside pursuant to a transaction qualifying as a merger within the meaning of Section 368 of the Code in which each outstanding share of Newnan shall be converted into one new share of Southside and each outstanding share of Southside shall be converted into either $41 or, under conditions comparable to those provided in Section 3.1(c), number of shares of Southside stock calculated as provided in Section 3.1(c). Such alternate transaction shall contain representations and warranties, covenants, conditions and other provisions comparable to those contained in this Agreement, to the end that, INTER ALIA, the resulting holding company has as its officers and Board of Directors the officers and members of the Newnan Board of Directors.


                                   ARTICLE 10
                                   TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Southside and Newnan, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Boards of Directors of Holdings, Newnan and Southside; or

          (b) By the Board of Directors of any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in
     Section 9.2(a) of this

     Agreement in the case of Holdings or Newnan and Section 9.3(a) of this Agreement in the case of Southside; or

          (c) By the Board of Directors of any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Southside or Newnan fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC and the Rules and Regulations of the OTS at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (d) By the Board of Directors of any Party in the event that the Merger shall not have been consummated on or before September 30, 1996, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

          (e) By the Board of Directors of any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(d) of this Agreement.

          (f) By the Board of Directors of Newnan, at any time prior to 5:00 p.m. on Tuesday, November 14, 1995, without any Liability if, as a result of its due diligence review of the Southside Companies, it determines that the condition of the Southside Companies is materially less favorable to Newnan and Holdings than as disclosed in the financial statements and other written material furnished to Newnan by Citizens.

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (a) the provisions of this Section 10.2 and Article 11 and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (b) a termination pursuant to Sections 10.1(b) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10 and 8.12 of this Agreement.


                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "BOOK VALUE" shall mean common stock, surplus, undivided profits, current year profits, reserves for organizational expenses and reserves for possible loan losses. Book Value shall not include unrealized gains or losses from securities portfolios or treasury stock.

          "CITIZENS" shall mean Citizens Bank and Trust of Fayette County, a Georgia state chartered bank and the sole subsidiary of Southside.

          "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "CLOSING DATE" shall mean the date on which the Effective Time occurs.

          "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements dated October 27, 1995, between Holdings, Newnan, Southside, and Citizens.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning provided in Section 5.14 of this Agreement.

          "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

          "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of this Agreement.

          "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GEORGIA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Holdings and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "HOLDINGS BENEFIT PLANS" shall have the meaning set forth in Section
     6.14 of this Agreement.

          "HOLDINGS CAPITAL STOCK" shall mean, collectively, the Holdings Common Stock and any other class or series of capital stock of Holdings.

          "HOLDINGS COMMON STOCK" shall mean the $1.00 par value common stock of Holdings.

          "HOLDINGS COMPANIES" shall mean, collectively, Holdings, all Holdings Subsidiaries, Newnan and all Newnan Subsidiaries.

          "HOLDINGS STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Holdings and Newnan.

          "HOLDINGS SUBSIDIARIES" shall mean the Subsidiaries of Holdings.

          "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local Law.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable. (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) as to any Southside Company, the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, including but not limited to a decrease in the Party's Book Value, or (b) as to any Southside Company or any Holdings Company, the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "MERGER" shall mean the merger of Southside with and into Holdings referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the National Market System or the SmallCap System of the National Association of Securities Dealers Automated Quotations System.

          "NEWNAN COMMON STOCK" shall mean the $1.00 par value common stock of Newnan.

          "NEWNAN FINANCIAL STATEMENTS" shall mean (a) the consolidated statements of condition (including related notes and schedules, if any) of Newnan as of September 30, 1995, and as of March 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three years ended March 31, 1995, 1994 and 1993, as filed by Newnan in SEC Documents and (b) the consolidated statements of condition of Newnan (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

          "NEWNAN SUBSIDIARIES" shall mean all Subsidiaries of Newnan.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "OWNS OR CONTROLS" shall refer to all shares of a holder of Southside Common Stock which are owned of record on the date of this Agreement by such Holder, by members of such Holder's family or by any entity controlled by such holders or family members as for their immediate benefit. All matters pertaining to shares which a holder "owns or controls" shall be determined by the Board of Directors of Southside, whose decision absent fraud or malfeasance, shall be final and binding.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Southside, Holdings, Newnan or Interim Citizens, and "Parties" shall mean all said entities.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PREVIOUSLY DISCLOSED" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 11.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this

     Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

          "PROXY STATEMENT" shall mean the proxy statement used by Newnan and Southside to solicit the approval of their shareholders of the transactions contemplated by this Agreement and shall include the prospectus of Holdings relating to shares of Holdings Common Stock to be issued to the shareholders of Newnan and Southside.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Holdings under the 1933 Act in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SOUTHSIDE BENEFIT PLANS" shall have the meaning set forth in Section
     5.14 of this Agreement.

          "SOUTHSIDE COMMON STOCK" shall mean the $10.00 par value common stock of Southside.

          "SOUTHSIDE COMPANIES" shall mean, collectively, Southside and Citizens.

          "SOUTHSIDE FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Southside as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993 and 1992, and (b) the consolidated balance sheets of Southside (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1994. For purposes of this definition, Southside shall refer to Citizens as to periods ended before September 1, 1994.

          "SOUTHSIDE STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Southside.

          "SOUTHSIDE STOCK OPTIONS" shall mean the options to purchase an aggregate of 31,775 shares of Southside Common Stock.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Southside or Newnan to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean Holdings as the surviving corporation resulting from the Merger.

          "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     11.2 EXPENSES. Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the fees and expenses payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Southside, Holdings or Newnan, each of Southside and Holdings, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.12 of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Southside Common Stock, there shall be made no amendment decreasing the consideration to be received by Southside shareholders without the further approval of such shareholders.

     11.6 WAIVERS.

          (a) Prior to or at the Effective Time, Holdings and Newnan, acting through their Boards of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Southside, to waive or extend the time for the compliance or fulfillment by Southside of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Holdings or Newnan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Holdings or Newnan.

          (b) Prior to or at the Effective Time, Southside, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Holdings or Newnan, to waive or extend the time for the compliance or fulfillment by Holdings or Newnan of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Southside under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Southside.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Holdings:                     Newnan Holdings, Inc.
                                   c/o Newnan Savings Bank FSB
                                   19 Jefferson Street
                                   Newnan, Georgia 30263
                                   Attention: Tom Moat

     Newnan:                       Newnan Savings Bank FSB
                                   19 Jefferson Street
                                   Newnan, Georgia 30263
                                   Attention: Tom Moat

     Copy to Counsel:              Glover & Davis
                                   P.O. Box 1038
                                   Newnan, Georgia 30264
                                   Attention: J. L. Glover, Jr.

     Southside and Citizens:       Southside Financial Group, Inc.
                                   675 N. Jeff Davis Drive
                                   Fayetteville, Georgia 30214
                                   Attention:  ___________________

     Copy to Counsel:              Murphy & Sams
                                   370 West Stonewall Avenue
                                   P.O. Box 26
                                   Fayetteville, Georgia 30214
                                   Attention:  B.D. Murphy, III

                                   Powell, Goldstein, Frazer & Murphy
                                   Sixteenth Floor
                                   191 Peachtree Street, N.E.
                                   Atlanta, Georgia 30303
                                   Telecopy Number: (404) 572-6999
                                   Attention: Walter G. Moeling, IV

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 PREVIOUSLY DISCLOSED. Notwithstanding the definition of "Previously Disclosed" contained in Section 11.1 hereof or the other terms and conditions of this Agreement, the Parties hereto agree that materials reflected as having been Previously Disclosed in this Agreement have not yet been distributed by each Party to the other. Each Party shall deliver the appropriate schedule of materials Previously Disclosed not later than 5:00 p.m. on Friday, November 10, 1995. If the materials disclosed by either the Southside Companies or the Holding Companies reveals previously undisclosed matters which, either individually or in the aggregate, would have a Material Adverse Effect, the recipient of such Previously Disclosed materials shall have the right to terminate its obligations under this Agreement on or before 5:00 p.m. on Tuesday, November 14, 1995.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                 NEWNAN SAVINGS BANK, FSB


/s/                                     By: /s/
- -----------------------------------         -----------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                 NEWNAN HOLDINGS, INC.


/s/                                     By: /s/
- -----------------------------------         -----------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                 SOUTHSIDE FINANCIAL GROUP, INC.


/s/                                     By: /s/
- -----------------------------------         -----------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                 INTERIM CITIZENS CORPORATION


/s/                                     By: /s/
- -----------------------------------         -----------------------------------
Secretary                                   President

[CORPORATE SEAL]


                       [SIGNATURES CONTINUED ON NEXT PAGE]

ATTEST:                                 CITIZENS BANK AND TRUST OF FAYETTE
                                        COUNTY


/s/                                     By: /s/
- -----------------------------------         -----------------------------------
Secretary                                   President

[CORPORATE SEAL]

     The undersigned individual directors of Newnan Savings Bank have hereunto set their hand and seal as to their obligations under Sections 8.4, 8.5 and 9.4(a) hereof:


                                             /s/ J. Littleton Glover      (SEAL)
                                             -----------------------------
                                             J. Littleton Glover, Jr.


                                             /s/ Tom Moat                 (SEAL)
                                             -----------------------------
                                             Tom Moat


                                             /s/ Thomas W. Barron         (SEAL)
                                             -----------------------------
                                             Thomas W. Barron


                                             /s/ LouAnne A. Connell       (SEAL)
                                             -----------------------------
                                             LouAnne A. Connell


                                             /s/ Clifford Cranford, M.D.  (SEAL)
                                             -----------------------------
                                             Clifford Cranford, M.D.


                                             /s/ Ellis A. Mansour         (SEAL)
                                             -----------------------------
                                             Ellis A. Mansour


                                             /s/ H. Pickens Parks, Jr.    (SEAL)
                                             -----------------------------
                                             H. Pickens Parks, Jr.


                                             /s/ Jack M. Reeves, D.D.S.   (SEAL)
                                             -----------------------------
                                             Jack M. Reeves, D.D.S.


                                             /s/ Holland M. Ware          (SEAL)
                                             -----------------------------
                                             Holland M. Ware

     The undersigned individual directors of Southside have hereunto set their hand and seal as to their obligations under Sections 8.4, 8.5, 8.7, 8.10, 9.2(g) and 9.4 hereof:


                                             /s/ Jack C. Bowdoin           (SEAL
                                             -----------------------------
                                             Jack C. Bowdoin


                                             /s/ Huie L. Bray              (SEAL
                                             -----------------------------
                                             Huie L. Bray


                                             /s/ Thomas B. Chandler        (SEAL
                                             -----------------------------
                                             Thomas B. Chandler


                                             /s/ R. B. Dixon, Jr.          (SEAL
                                             -----------------------------
                                             R. B. Dixon, Jr.


                                             /s/ Sam Jones                 (SEAL
                                             -----------------------------
                                             Sam Jones


                                             /s/ Jackie L. Mask            (SEAL
                                             -----------------------------
                                             Jackie L. Mask


                                             /s/ B. D. Murphy, III         (SEAL
                                             -----------------------------
                                             B. D. Murphy, III


                                             /s/ H. Wade Pearce            (SEAL
                                             -----------------------------
                                             H. Wade Pearce


                                             /s/ Tom Reese                 (SEAL
                                             -----------------------------
                                             Tom Reese

                                             /s/ D. Michael Reid           (SEAL
                                             -----------------------------
                                             D. Michael Reid


                                             /s/ James C. Sams, M.D.       (SEAL
                                             -----------------------------
                                             James C. Sams, M.D.


                                             /s/ J. M. Snowden             (SEAL
                                             -----------------------------
                                             J. M. Snowden


                                             /s/ M. D. Waldrop, Sr.        (SEAL
                                             -----------------------------
                                             M. D. Waldrop, Sr.


                                             /s/ Barnard W. Walker         (SEAL
                                             -----------------------------
                                             Barnard W. Walker

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            NEWNAN SAVINGS BANK, FSB,
                             NEWNAN HOLDINGS, INC.,
                        SOUTHSIDE FINANCIAL GROUP, INC.,
                   CITIZENS BANK AND TRUST OF FAYETTE COUNTY,
                                       AND
                          INTERIM CITIZENS CORPORATION



     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of this ________ day of February, 1996, by and among NEWNAN SAVINGS BANK, FSB ("Newnan"), NEWNAN HOLDINGS, INC. ("Holdings"), SOUTHSIDE FINANCIAL GROUP, INC. ("Southside"), CITIZENS BANK AND TRUST OF FAYETTE COUNTY ("Citizens"), and INTERIM CITIZENS CORPORATION ("Interim Citizens").

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated November 2, 1995 (the "Merger Agreement") pursuant to which Holdings will acquire Southside and its subsidiary, Citizens; and

     WHEREAS, the parties now desire to amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party hereto, it is agreed by and among the parties that the Merger Agreement shall be modified as follows:

     1. The second sentence of the Preamble is hereby deleted in its entirety and the following sentence is inserted in its place:

          This Agreement provides for the combination of Southside with Holdings pursuant to the merger of Interim Citizens with and into Southside.

     2. Section 1.1 of Article 1 shall be deleted in its entirety and the following Section 1.1 of Article 1 is hereby inserted in its place:

               1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Interim Citizens shall be merged with and into Southside in accordance with Section 14-2-
          1101 of the GBCC and with the effect provided in Section 14-2-
          1106 of the GBCC (the "Merger"). Southside shall be the surviving corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Newnan, Southside, Citizens, Interim Citizens and Holdings.

     3. Section 3.1 of Article 3 is amended by inserting the following paragraphs (e) through (h):

               (e) In the course of conducting its due diligence with respect to the loan portfolio of Citizens, Newnan has questioned the adequacy of the reserves established with respect to the "Ventura" and "Evans Steel" loans (the "Special Loans") described on Exhibit 5 to this Agreement. While Citizens and Southside believe that the existing reserves are adequate, in order to resolve the concerns of Newnan the parties hereto have decided that, at the Closing Date, a portion of the cash purchase price payable to the Southside shareholders (the "Special Reserve") shall be determined and set aside in a Special Reserve as follows:

                    (i) The Special Reserve shall be an amount equal to $558,000, less (x) the amount of any specific reserves with respect to the Special Loans, and
                           (y) the amount by which the general loan loss reserve at Citizens exceeds the amount which would be deemed "adequate" pursuant to Citizens' existing valuation methodology for determination of the adequacy of the loan loss reserve at the Closing Date (the "Excess Loan Loss Reserve").

                           The parties acknowledge that as of December 31, 1995, the loan loss reserve at Citizens contains a specific reserve for the Evans Steel Special Loan in the amount of $130,000, and that the Excess Loan Loss Reserve amount is $111,000.

                           The formula for the determination of the adequacy of the loan loss reserve is attached hereto as part of Exhibit 5.

                    (ii) From the date hereof until the Closing, Citizens shall be authorized to contribute any "Excess Earnings" on a monthly basis to the Citizens loan loss reserve in addition to its normal budgeted loan loss provision accruals. For these purposes, Excess Earnings shall refer to monthly earnings of Citizens in excess of the projected earnings shown on the budget for Citizens mutually agreed to by management of Citizens and Newnan.

                    (iii) At the Closing Date, the parties shall, based upon their assessment of the likelihood of loss in each Special Loan at such date, allocate the Excess Loan Loss Reserve and the Special Reserve between the Ventura and Evans Steel Special Loans.

               (f) Any payments received with respect to either Special Loan following the Closing Date shall be applied first to repayment of all direct, out-of-pocket collection costs and expenses payable to third parties with respect to such Special Loan.

                    The balance of any such payments, regardless of the source of such payments, shall be applied to repay the "Net Book Amount" of each Special Loan in full, and thereafter shall be payable to the Southside shareholders. The Net Book Amount of each Loan shall be the face amount of such Loan at the Closing Date, plus interest thereafter at the non-default rate stated in the respective Special Loan documents (the "Loan Rate"), less (i) the amount of any specific reserves allocated to such Special Loan pursuant to (e)(i)(x) above, (ii) the amount of the Excess Loan Loss Reserve allocated to each Special Loan pursuant to
          (e)(iii) above, and (iii) the amount of the Special Reserve allocated to each Loan pursuant to (e)(iii) above. Notwithstanding the foregoing, the payments to the Southside shareholders with respect to the Special Reserve shall not exceed, in the aggregate, the net amount of the Special Reserve set aside at the Closing Date as provided in paragraph (e) above with respect to such Special Loan, plus interest on such amount at a rate equal to the average rate paid by Citizens on two year certificates of deposit on the last 20 business days prior to the Closing Date. The maximum amount payable to the Southside shareholders pursuant to this Section 3.1 shall not exceed $41.00 plus any interest as described in the preceding sentence.

               (g) During each June and December, management of Newnan shall meet with B. D. Murphy, Buford Chandler and Gary McGaha (or their successors appointed by the Citizens Board of

          Directors) to review the status of the Special Loans and the status of the Special Reserve, and to calculate and authorize payments, if any, to the Southside shareholders; provided that no such calculations or payments shall be finalized or made without the approval of the Newnan Board or its designee. In addition to the foregoing, if, as a result of such review, the Citizens Board, with the approval of Newnan management, determines that the need for maintenance of the Special Reserve has been abated or eliminated with respect to either Special Loan, any amount of the Special Reserve with respect to either Special Loan determined in good faith to be excessive shall be paid to the Southside shareholders. The parties shall make a final settlement as of June 30, 1998, based on the amount and condition of the Special Loans and the Special Reserve at that time.

               (h) Notwithstanding Section 10.3, the provisions of paragraphs 3.1(e)-(g) shall survive the Effective Time.

     4. Section 11.14 of Article 11 is hereby deleted in its entirety and the following Section 11.14 of Article 11 is hereby inserted in its place:

               11.14 PREVIOUSLY DISCLOSED. Notwithstanding the definition of "Previously Disclosed" contained in Section 11.1 hereof or the other terms and conditions of this Agreement, the Parties hereto agree that materials reflected as having been Previously Disclosed in this Agreement have been distributed by each Party to the other. Each Party has determined that no materials disclosed by the other Party revealed previously undisclosed matters which, either individually or in the aggregate, have a Material Adverse Effect.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed this as a document under seal by their duly authorized officers as of the day and year first above written.


ATTEST:             NEWNAN SAVINGS BANK, FSB


/s/                                     By: /s/
- -----------------------------------         ------------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                     NEWNAN HOLDINGS, INC.


/s/                                     By: /s/
- -----------------------------------         ------------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                     SOUTHSIDE FINANCIAL GROUP, INC.


/s/                                     By: /s/
- -----------------------------------         ------------------------------------
Secretary                                   President

[CORPORATE SEAL]


ATTEST:                                     INTERIM CITIZENS CORPORATION


/s/                                     By: /s/
- -----------------------------------         ------------------------------------
Secretary                                   President

[CORPORATE SEAL]



                       [SIGNATURES CONTINUED ON NEXT PAGE]

ATTEST:                                     CITIZENS BANK AND TRUST OF FAYETTE
                                            COUNTY


/s/                                     By: /s/
- -----------------------------------         ------------------------------------
Secretary                                   President

[CORPORATE SEAL]

                                   APPENDIX C


                       DISSENTERS' PROVISIONS PURSUANT TO
                          RULES AND REGULATIONS OF THE
                          OFFICE OF THRIFT SUPERVISION

                                 OTS REGULATIONS
                               DISSENTERS' RIGHTS



Section 552.14   DISSENTER AND APPRAISAL RIGHTS.

       (a) RIGHT TO DEMAND PAYMENT OF FAIR OR APPRAISED VALUE. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with Section 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock:
PROVIDED, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

       (b) EXCEPTIONS. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to Section 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ or any combination of such shares of stock and cash.

       (c)       PROCEDURE.

       (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management's proxy solicitation for such meeting.

       (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

       (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall;

                 (i) Give written notice by mail to stockholders of constituent Federal Stock associations who have complied with the provisions of paragraph
(c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                 (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                 (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

       (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

       (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholders may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

       (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholders who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

       (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

       (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate Staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

       (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

       (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): PROVIDED, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distribution described above.

       (11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                   APPENDIX D


                       DISSENTERS' PROVISIONS PURSUANT TO
                        GEORGIA BUSINESS CORPORATION CODE

                       GEORGIA FINANCIAL INSTITUTIONS CODE
                                 SECTION 7-1-537
                         RIGHT OF SHAREHOLDER TO DISSENT

                                       AND

                        GEORGIA BUSINESS CORPORATION CODE
                                   ARTICLE 13
                               DISSENTERS' RIGHTS

7-1-537.      Right of shareholder to dissent.

       (a) A shareholder of a bank or trust company which is a party to a plan of proposed merger or consolidation under this part who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder as determined under Chapter 2 of Title 14, known as the "Georgia Business Corporation Code."

       [PART (b) OMITTED.]


14-2-1302.    Right to dissent.

       (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

              (1) Consummation of a plan of merger to which the corporation is a party:

                     (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                     (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

              (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

              (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

              (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                     (A) Alters or abolishes a preferential right of the shares;

                     (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                     (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                     (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                     (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                     (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

              (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

       (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

       (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

              (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

              (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303.    Dissent by nominees and beneficial owners.

       A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320.    Notice of dissenters' rights.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

       (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.


14-2-1321.    Notice of intent to demand payment.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

              (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

              (2) Must not vote his or her shares in favor of the proposed action.

       (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322.    Dissenters' notice.

       (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

       (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

              (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

              (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

              (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

              (4)    Be accompanied by a copy of this article.


14-2-1323.    Duty to demand payment.

       (a)    A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

       (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

       (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.    Share restrictions.

       (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

       (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325.    Offer of payment.

       (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

       (b)    The offer of payment must be accompanied by:

              (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

              (2) A statement of the corporation's estimate of the fair value of the shares;

              (3)    An explanation of how the interest was calculated;

              (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

              (5)    A copy of this article.

       (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.    Failure to take action.

       (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

       (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.


14-2-1327.    Procedure if shareholder dissatisfied with payment or offer.

       (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

              (1)    The dissenter believes that the amount offered under Code
       Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

              (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

       (b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

       (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

              (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

              (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.    Court action.

       (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

       (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

       (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other manner permitted by law.

       (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

       (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331.    Court costs and counsel fees.

       (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

       (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

              (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

              (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

       (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

14-2-1332.    Limitation of actions.

       No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II.

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 11 of the Registrant's Articles of Incorporation, filed as Exhibit
3.1 hereto, limits the liability of directors of the Registrant. A description of this provision is included under the heading "Comparative Legal Rights of Shareholders - Limitation of Liability" in the Proxy Statement and Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

     Article 9 of the Registrant's Bylaws, filed as Exhibit 3.2 hereto, provides for indemnification of directors and officers of the Registrant. A description of this provision is included under the heading "Comparative Legal Rights of Shareholders - Indemnification" in the Proxy Statement and Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
  No.                              Description
- -------                            -----------

 2.1 Plan of Reorganization, among the Registrant, Newnan Savings Bank, FSB and Interim Newnan FSB, included as Appendix A to the Proxy Statement and Prospectus set forth in Part I of this Registration Statement.

 2.2 Agreement and Plan of Merger, among the Registrant, Newnan Savings Bank, FSB, Southside Financial Group, Inc., Citizens Bank and Trust of Fayette County and Interim Citizens Corporation, and Amendment No. 1 thereto, included as Appendix B to the Proxy Statement and Prospectus set forth in Part I of this Registration Statement.

 3.1    Articles of Incorporation of the Registrant.

 3.2    Bylaws of the Registrant.

 5.1 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

 8.1 Opinion of Powell, Goldstein, Frazer & Murphy as to certain federal income tax consequences of the Reorganization.

 8.2 Opinion of Powell, Goldstein, Frazer & Murphy as to certain federal income tax consequences of the Southside Acquisition.

Exhibit
  No.                              Description
- -------                            -----------

10.1    1986 Stock Option and Incentive Plan of Newnan Savings Bank, FSB

10.2 Nonqualified Stock Option Plan for Outside Directors of Newnan Savings Bank, FSB

10.3 Form of Non-Competition Covenant to be executed by the Directors of Southside Financial Group, Inc.

21.1    Subsidiaries of the Registrant

23.1 Consents of Powell, Goldstein, Frazer & Murphy are contained in its opinions filed as Exhibits 5 and 8 hereto.

23.2    Consent of KPMG Peat Marwick LLP

23.3    Consent of Mauldin & Jenkins

24.1 A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration Statement.

99.1 Letter to Newnan Savings Bank, FSB Shareholders to accompany Proxy Statement and Prospectus.

99.2 Letter to Southside Financial Group, Inc. Shareholders to accompany Proxy Statement and Prospectus.

99.3    Notice of the Newnan Savings Bank, FSB Shareholders' Meeting.

99.4    Notice of the Southside Financial Group, Inc. Shareholders' Meeting.

99.5 Form of proxy solicited by the Board of Directors of Newnan Savings Bank, FSB.

99.6 Form of proxy solicited by the Board of Directors of Southside Financial Group, Inc.

ITEM 22.  UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

              (5) That every Prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newnan, State of Georgia, on the ______ day of __________, 1996.


                                   NEWNAN HOLDINGS, INC.


                                   By:
                                      ----------------------------------
                                         Tom Moat
                                         President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Littleton Glover, Jr., and Tom Moat, or either of them, as his or her attorneys-in-fact, acting with full power of substitution for him in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratifies and confirms all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                    Date
     ---------                           ------                   -----

- ----------------------------      Chairman of the Board     -----------------
J. Littleton Glover, Jr.


- ----------------------------      President and Director*   ------------------
Tom Moat


- ----------------------------      Director                  ------------------
Ellis A. Mansour



* Principal Executive Officer and Principal Financial Officer

                              NEWNAN HOLDINGS, INC.

                                 EXHIBIT INDEX

                                                                    Sequentially
Exhibit                                                               Numbered
  No.                    Description                                    Page
- -------                  -----------                                ------------
  2.1    Plan of Reorganization, among the Registrant, Newnan
         Savings Bank, FSB and Interim Newnan FSB, included as
         Appendix A to the Proxy Statement and Prospectus set forth in Part I of this Registration Statement.

  2.2 Agreement and Plan of Merger, among the Registrant, Newnan Savings Bank, FSB, Southside Financial Group, Inc., Citizens Bank and Trust of Fayette County and Interim Citizens
         Corporation, and Amendment No. 1 thereto, included as Appendix B to the Proxy Statement and Prospectus set forth in Part I of this Registration Statement.

  3.1    Articles of Incorporation of the Registrant.

  3.2    Bylaws of the Registrant.

  5.1 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

  8.1 Opinion of Powell, Goldstein, Frazer & Murphy as to certain federal income tax consequences of the Reorganization.

  8.2 Opinion of Powell, Goldstein, Frazer & Murphy as to certain federal income tax consequences of the Southside Acquisition.

 10.1    1986 Stock Option and Incentive Plan of Newnan Savings Bank,
         FSB

 10.2    Nonqualified Stock Option Plan for Outside Directors of
         Newnan Savings Bank, FSB

 10.3 Form of Non-Competition Covenant to be executed by the Directors of Southside Financial Group, Inc.

 21.1    Subsidiaries of the Registrant

 23.1 Consents of Powell, Goldstein, Frazer & Murphy are contained in its opinions filed as Exhibits 5 and 8 hereto.

 23.2    Consent of KPMG Peat Marwick LLP

 23.3    Consent of Mauldin & Jenkins

                                                                    Sequentially
Exhibit                                                               Numbered
  No.                    Description                                    Page
- -------                  -----------                                ------------
 24.1 A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration
        Statement.

 99.1 Letter to Newnan Savings Bank, FSB Shareholders to accompany Proxy Statement and Prospectus.

 99.2 Letter to Southside Financial Group, Inc. Shareholders to accompany Proxy Statement and Prospectus.

 99.3   Notice of the Newnan Savings Bank, FSB Shareholders'
        Meeting.

 99.4   Notice of the Southside Financial Group, Inc. Shareholders'
        Meeting.

 99.5 Form of proxy solicited by the Board of Directors of Newnan Savings Bank, FSB.

 99.6 Form of proxy solicited by the Board of Directors of Southside Financial Group, Inc.